================================================================================


                           Axia Federal Savings Bank




                                   Conversion

                                   Valuation

                                   Appraisal




               Date Issued:                         March 16, 1998

               Date of Market Prices:               March 3, 1998


================================================================================

                                Table of Contents
                               Axia Bancorp, Inc.
                               Avenel, New Jersey

INTRODUCTION                                                                   1
--------------------------------------------------------------------------------

1. OVERVIEW AND FINANCIAL ANALYSIS                                             3
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   GENERAL OVERVIEW                                                            3
   HISTORY                                                                     4
   STRATEGIC DIRECTION                                                         5
   BUSINESS STRATEGY                                                           6
   BALANCE SHEET TRENDS                                                        8
   LOAN PORTFOLIO                                                             11
   SECURITIES                                                                 14
   INVESTMENTS AND MORTGAGE-BACKED SECURITIES                                 15
   ASSET QUALITY                                                              16
   FUNDING COMPOSITION                                                        19
   ASSET/LIABILITY MANAGEMENT                                                 21
   NET WORTH AND CAPITAL                                                      22
   INCOME AND EXPENSE TRENDS                                                  23
   SUBSIDIARIES                                                               27
   LEGAL PROCEEDINGS                                                          27


2. MARKET AREA ANALYSIS                                                       28
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   MARKET AREA DEMOGRAPHICS                                                   28
   MARKET AREA DEPOSIT CHARACTERISTICS                                        31


3. COMPARISONS WITH PUBLICLY TRADED THRIFTS                                   33
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   INTRODUCTION                                                               33
   SELECTION SCREENS                                                          33
   SELECTION CRITERIA                                                         34
   COMPARABLE GROUP PROFILES                                                  36
   CORPORATE DATA                                                             41
   KEY FINANCIAL DATA                                                         42
   CAPITAL DATA                                                               43
   ASSET QUALITY DATA                                                         44
   PROFITABILITY DATA                                                         45
   INCOME STATEMENT DATA                                                      46
   GROWTH DATA                                                                47
   MARKET CAPITALIZATION DATA                                                 48

--------------------------------------------------------------------------------


   DIVIDEND DATA                                                              49
   PRICING DATA                                                               50
   EARNINGS DATA                                                              51


4. MARKET VALUE DETERMINATION                                                 52
--------------------------------------------------------------------------------

   INTRODUCTION                                                               52
   BALANCE SHEET                                                              53
   ASSET QUALITY                                                              54
   EARNINGS QUALITY, PREDICTABILITY AND GROWTH                                55
   MARKET AREA                                                                59
   MANAGEMENT                                                                 60
   DIVIDENDS                                                                  61
   LIQUIDITY OF THE ISSUE                                                     62
   SUBSCRIPTION INTEREST                                                      63
   RECENT REGULATORY MATTERS                                                  64
   MARKET FOR SEASONED THRIFT STOCKS                                          65
   MARKET FOR MHCS STOCKS                                                     69
   ACQUISITION MARKET                                                         71
   ADJUSTMENTS TO VALUE                                                       76
   VALUATION APPROACH                                                         77
   VALUATION CONCLUSION                                                       81

--------------------------------------------------------------------------------

                                 List of Figures
                               Axia Bancorp, Inc.
                               Avenel, New Jersey

FIGURE 1 - CURRENT BRANCH LIST                                                 3
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART                                   8
FIGURE 3 - AVERAGE YIELDS AND COSTS                                            9
FIGURE 4 - KEY BALANCE SHEET DATA                                             10
FIGURE 5 - KEY RATIOS                                                         10
FIGURE 6 - LOAN MIX AS OF DECEMBER 31, 1997                                   11
FIGURE 7 - NET LOANS RECEIVABLE CHART                                         12
FIGURE 8 - LOAN MIX                                                           13
FIGURE 9 - SECURITIES CHART                                                   14
FIGURE 10 - INVESTMENT MIX                                                    15
FIGURE 11 - INVESTMENT PORTFOLIO MATURITY                                     15
FIGURE 12 - NON-PERFORMING ASSETS CHART                                       16
FIGURE 13 - NON-PERFORMING LOANS                                              17
FIGURE 14 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART                18
FIGURE 15 - DEPOSIT MIX                                                       19
FIGURE 16 - DEPOSIT AND  BORROWING TREND CHART                                20
FIGURE 17 - NET PORTFOLIO VALUE                                               21
FIGURE 18 - CAPITAL ANALYSIS                                                  22
FIGURE 19 - NET INCOME CHART                                                  23
FIGURE 20 - SPREAD AND MARGIN CHART                                           24
FIGURE 21 - INCOME STATEMENT TRENDS                                           25
FIGURE 22 - PROFITABILITY TREND CHART                                         26
FIGURE 23 - POPULATION DEMOGRAPHICS                                           29
FIGURE 24 - HOUSEHOLD CHARACTERISTICS                                         30
FIGURE 25 - AVENEL BRANCH DEPOSITS                                            31
FIGURE 26 - E. BRUNSWICK BRANCH DEPOSITS                                      31
FIGURE 27 - LINDEN BRANCH DEPOSITS                                            32
FIGURE 28 - RAHWAY BRANCH DEPOSITS                                            32
FIGURE 29 - KEY FINANCIAL INDICATORS                                          39
FIGURE 30 - COMPARABLE CORPORATE DATA                                         41
FIGURE 31 - COMPARABLE KEY FINANCIAL DATA                                     42
FIGURE 32 - COMPARABLE CAPITAL DATA                                           43
FIGURE 33 - COMPARABLE ASSET QUALITY DATA                                     44
FIGURE 34 - COMPARABLE PROFITABILITY DATA                                     45
FIGURE 35 - COMPARABLE INCOME STATEMENT DATA                                  46
FIGURE 36 - COMPARABLE GROWTH DATA                                            47
FIGURE 37 - COMPARABLE MARKET CAPITALIZATION DATA                             48
FIGURE 38 - COMPARABLE DIVIDEND DATA                                          49
FIGURE 39 - COMPARABLE PRICING DATA                                           50
FIGURE 40 - COMPARABLE EARNINGS DATA                                          51
FIGURE 41 - ASSET QUALITY TABLE                                               54
FIGURE 42 - NET INCOME CHART                                                  56
FIGURE 43 - SPREAD AND MARGIN CHART                                           57
FIGURE 44 - SNL THRIFT INDEX CHART                                            65
FIGURE 45 - HISTORICAL SNL INDEX                                              66
FIGURE 46 - EQUITY INDICES                                                    67
FIGURE 47 - HISTORICAL RATES                                                  68

--------------------------------------------------------------------------------

FIGURE 48 - MHC REORGANIZATIONS, SINCE 1/1/96                                 69
FIGURE 49 - MHC STOCK PERFORMANCE                                             69
FIGURE 50 - RECENT SECOND STEP TRADING MULTIPLES, SINCE 1/1/96                70
FIGURE 51 - MHC TRADING DISCOUNT                                              70
FIGURE 52 - DEALS FOR LAST ELEVEN QUARTERS                                    71
FIGURE 53 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO BOOK               72
FIGURE 54 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO TANGIBLE BOOK      73
FIGURE 55 - THRIFT ACQUISITION MULTIPLES, PRICE TO EARNINGS                   73
FIGURE 56 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO ASSETS             74
FIGURE 57 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO DEPOSITS           74
FIGURE 58 - DEAL MULTIPLES                                                    75
FIGURE 59 - ACQUISITION TABLE                                                 75
FIGURE 60 - VALUE RANGE OFFERING DATA                                         78
FIGURE 61 - VALUE RANGE OFFERING DATA                                         78
FIGURE 62 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PROFORMA MIDPOINT
            (FULL CONVERSION)                                                 79
FIGURE 63 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PROFORMA SUPERMAXIMUM
            (FULL CONVERSION)                                                 79
FIGURE 64 - MHC PROFORMA MULTIPLES TO THE BANK'S PROFORMA MIDPOINT            79
FIGURE 65 - MHC PROFORMA MULTIPLES TO THE BANK'S PROFORMA SUPERMAXIMUM        80

--------------------------------------------------------------------------------

                                List of Exhibits
                               Axia Bancorp, Inc.
                               Avenel, New Jersey

EXHIBIT
-------

  1  Consolidated Statements of Financial Condition

  2  Consolidated Statements of Income

  3  Consolidated Statements of Changes in Net Worth

  4  Consolidated Statements of Cash Flows

  5  Selected Data on All Public Thrifts

  6  Industry Multiples

  7  MHC Institutions - Selected Market Data

  8  Proforma December 31, 1997 - 12 Months Data

  9  MHC Proforma December 31, 1997 - 12 Months Data

 10  Profile of FinPro, Inc.

 11  Income Reconciliation to the TFR

--------------------------------------------------------------------------------

Conversion Valuation Appraisal Report                                Page: 1 - 1
================================================================================

Introduction

This report represents FinPro, Inc.'s ("FinPro") independent appraisal of the estimated pro-forma market value of the common stock ( the "Common Stock") of Axia Federal Savings Bank ( the "Bank" or "Axia") in connection with the Plan of Mutual Holding Company Reorganization and Stock Issuance ("Plan") of the Bank. Pursuant to the Plan, the Bank will (i) exchange its mutual savings association charter for a federal stock savings bank charter and (ii) Liberty Bancorp, MHC (the "Holding Company"), a federal mutual holding company, which will own in excess of 50% of the Common Stock of Liberty Bancorp, Inc. (the "Company") with less than 50% of the Common Stock being sold to depositors and the public. Reference herein to the Bank shall refer to Axia Federal Savings Bank (who will change its name to Liberty Bank) in its current mutual form or in its post-reorganization stock form, as indicated by the context.

It is our understanding that the Bank will offer its stock in a subscription and community offering to the Bank's Eligible Account Holders, to the Bank's ESOP, to Supplemental Eligible Account Holders of the Bank, to Other Participants, to the board members, officers and employees of the Bank, and to the community.

This appraisal has been prepared in accordance with Regulation 563b.7 and with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof. Pursuant to the Reorganization, the Bank is filing with the Office of Thrift Supervision ("OTS") a Notice of Mutual Holding Company Reorganization and an Application for approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on Forms MHC-1 and MHC-2 ("Form MHC-1/MHC-2").

In the course of preparing our report, we reviewed the audited financial statements of the Bank's operations for the twelve month period ended December 31, 1997 and the Bank's operations and financials for the prior year period. We have conducted due diligence analysis of the Bank and the Company (hereinafter, collectively referred to as "the Bank") and held due diligence related discussions with the Bank's management and board, Radics & Co., LLP, (the Bank's independent audit firm), Luse Lehman Gorman Pomerenk & Schick P.C. (the Bank's special counsel), and Ryan Beck & Company (the Bank's financial and marketing advisor). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Conversion Valuation Appraisal Report                                Page: 1 - 2
================================================================================

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Reorganization on the Bank, operation and expected financial performance as they related to the Bank's estimated pro-forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

Our valuation is not intended, and must not be construed, to be a recommendation of any kind as the advisability of purchasing shares of Common Stock in the Reorganization. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock in the Reorganization will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro-forma market value thereof. FinPro is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by FinPro shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures, and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro-forma market value of the Bank, appropriate adjustments to the estimated pro-forma market value will be made. The reasons for any such adjustments will be explained at that time.

Conversion Valuation Appraisal Report                                Page: 1 - 3
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1.   Overview and Financial Analysis

     ----------------------
        GENERAL OVERVIEW
     ----------------------

The Bank after the Reorganization, will be a federally chartered mutual holding company. As of December 31, 1997, the Bank had $217.4 million in total assets, $198.4 million in deposits, $152.2 million in net loans and $16.5 million in equity.

The following table shows the Bank's branch network as of December 31, 1997.

                         FIGURE 1 - CURRENT BRANCH LIST

Branch Office                                                          Town
--------------------------------------------------------------------------------
Middlesex County

1410 St. Georges Ave.                                                 Avenel

755 State Highway 18                                              East Brunswick


Union County

1515 Irving St.                                                       Rahway

25 North Wood Ave.                                                    Linden

Conversion Valuation Appraisal Report                                Page: 1 - 4
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     -------------
        HISTORY
     -------------

1927 Axia Federal Savings Bank was incorporated as a Building and Loan and operated out of one office in Rahway, NJ.

1938   Received FSLIC insurance of accounts.

1942   Became chartered as a Federal Savings and Loan.

1974   Opened the first branch in East Brunswick.

1977   Opened Linden branch.

1978   Opened Metuchen branch.

1982   Moved the location of the Linden branch.

1986   Opened the Avenel branch and new headquarters.

1986   Became a Federally Chartered Savings Bank.

1992   Closed our Metuchen location.

1993   Moved the location of the East Brunswick office.

1995   Moved the location of the Rahway office.

1997   Adopted Plan of Conversion to convert to a Mutual Holding Company.

Conversion Valuation Appraisal Report                                Page: 1 - 5
================================================================================

     -------------------------
        STRATEGIC DIRECTION
     -------------------------

It is anticipated, for planning purposes that the reorganization to a mutual holding company with a public offering will raise gross proceeds of $13.9 million, based upon preliminary appraisal data for the midpoint of the value range. Conversion costs are estimated to be approximately $600 thousand.

It is anticipated that the Bank will form an Employee Stock Ownership Plan ("ESOP") and a Management Recognition and Retention Plan ("MRP") as part of the conversion. No option plans or restricted stock plans will be implemented for at least six months after the Conversion and Reorganization.

The Board of Directors of the Bank believes that the formation of a mutual holding company is in the best interests of all parties associated with the bank. The resultant entity will:

     o    be financially stronger, primarily as a result of additional capital;

     o    be better positioned to compete in the markets the Bank serves;

     o    facilitate   possible    acquisition    opportunities   and   possible
          diversification;

     o    provide access to capital markets;

     o    allow for a wider array of products and services; and

     o provide financial capacity to buy or build critical mass in new geographic markets or in the markets it currently serves.

The conversion also provides the Bank and its Mutual Holding Company the corporate flexibility to raise additional capital and further diversify into bank related activities when such opportunities or need arise. The Bank can utilize the Mutual Holding Company structure to:

     o    form new subsidiaries; and

     o purchase branches, acquire or merger with other banks, thrifts, or financial services related company.

Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Mutual Holding Company will be in a position after the conversion (subject to regulatory limitations and the Mutual Holding Company's financial condition) to take advantage of any such opportunity that may arise.

Conversion Valuation Appraisal Report                                Page: 1 - 6
================================================================================

     -----------------------
        BUSINESS STRATEGY
     -----------------------

The Bank has implemented several strategies designed to enhance profitability consistent with safety and soundness. These strategies include: (i) emphasizing one-to four family residential real estate lending; (ii) complementing the Bank's traditional lending by increasing consumer and multi-family loans; (iii) maintaining asset quality; (iv) expanding its deposit products to include checking and other transaction accounts; and (v) growing as market conditions permit and consistent with profitability objectives.

Emphasizing Traditional One-to-Four Family Residential Real Estate Lending. Historically, the Bank has emphasized one-to-four family residential lending within the Bank's primary market area. As of December 31, 1997, approximately 93.9% of the Bank's total loan portfolio consisted of one-to-four family residential real estate loans. During the year ended December 31, 1997, the Bank originated $38.6 million of one-to-four family residential real estate loans, and the Bank's portfolio of such loans totaled $143.6 million at December 31, 1997. Although the yields on residential mortgage loans are often less than the yields on consumer loans and commercial real estate loans, the Bank intends to continue to emphasize one-to-four family lending because of its expertise with such lending, and the relatively low delinquency rates on one-to-four family mortgage loans compares to other loans.

Increasing Consumer and Other Lending. To complement the Bank's traditional emphasis on one-to-four family residential real estate lending, the Bank intends to increase consumer and multi-family real estate lending as market conditions permit, and consistent with safety and soundness. As of December 31, 1997, commercial and multi-family residential real estate loans totaled $3.2 million, or 2.1% of the Bank's gross loan portfolio, and consumer loans totaled $6.2 million, or 4.1 % of the Bank's gross loan portfolio. To accomplish the desired growth in this area, the Bank has evaluated consumer and multi-family loan products offered by competing financial institutions, and intends to improve upon these products and services for its customers. The Bank also will increase it advertising of these loans products to compete more effectively in its marketplace. Although management believes that it can safely originate, service and monitor these loans, such loans generally have greater credit risk than one-to-four family residential real estate loans.

Conversion Valuation Appraisal Report                                Page: 1 - 7
================================================================================

Maintaining Asset Quality While Implementing the Bank's Lending Strategies. As of December 31, 1997, the Bank had $934,000 of loans delinquent 90 days or more, which represented .61% of net loans. The Bank's allowance for loan losses as of December 31, 1997 was $723,000, or .48% of net loans and 77.5% of nonperforming loans. During the years ended December 31, 1997, the Bank charged-off loans totaling $11,500. The Bank had no loan charge-offs in 1996. The Bank's goal is to gradually increase its portfolio of multi-family loans while applying prudent underwriting standards. To accomplish this objective the Bank intends to maintain strict underwriting standards. It also may be necessary to increase the provision for loan losses, which will have an adverse effect on the Bank's net income.

Attracting Checking and Other Transaction Accounts. As of December 31, 1997 the Bank had $15.9 million of checking accounts, which represented 8.0% of total deposits. Of total checking accounts, $3.4 million were non-interest bearing deposits. At December 31, 1997, the Bank had $45.2 million of savings accounts, which represented 22.8% of total deposits. The Bank's goal to continue to increase these type of deposits through advertising The Bank believes that building relationships with core deposits customers is an effective means of marketing and selling other loan products and services.

Sustained Growth and Profitability. Total assets of the Bank have grown by 35.6% during the past five years from $160.3 million at December 31, 1992 to $217.4 million at December 31, 1997. The Bank intends to continue to grow and expand its operations as market conditions permit, and consistent with management's profitability objectives. The Bank may effect such growth through new branches and branch acquisitions.

Conversion Valuation Appraisal Report                                Page: 1 - 8
================================================================================

     --------------------------
        BALANCE SHEET TRENDS
     --------------------------

Since December 31, 1996, the Bank's balance sheet has grown from $201.6 million to $217.4 million. This represents growth of 7.87% since December 31, 1996. Retained earnings has increased $1.7 million from $14.8 million at December 31, 1996 to $16.5 million at December 31, 1997.


                  FIGURE 2 - ASSET AND RETAINED EARNINGS CHART


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                                Page: 1 - 9
================================================================================

Interest rate spread and margin decreased for the twelve months ending December 31, 1997, when compared to the same period ending December 31, 1996. The change is primarily due to an increased cost of funds.


                       FIGURE 3 - AVERAGE YIELDS AND COSTS

                                                                                       Year Ended December 31,
                                                                     -----------------------------------------------------------
                                              At December 31, 1997               1997                           1996
                                              --------------------   ----------------------------    ---------------------------
                                                           Yield/     Average              Yield/    Average              Yield/
                                               Balance      Cost      Balance   Interest    Cost     Balance   Interest    Cost
                                               -------     ------     -------   --------   ------    -------   --------   ------
                                                                            (Dollars in Thousands)
Assets:
Interest-earning assets:
  Loans receivable                            $152,923      7.54%    $144,513    $10,944    7.57%   $117,720    $ 9,067    7.70%
  Mortgage-backed securities                    52,925      6.51%      53,333      3,536    6.63%     61,131      4,037    6.60%
  Investment securities                            992      6.49%       3,126        197    6.30%      3,264        249    7.63%
  Other interest earning assets                  6,543      5.91%       7,086        406    5.73%      6,602        371    5.62%
                                              --------               --------    -------            --------    -------
    Total interest-earning assets              213,383      7.23%     208,058     15,083    7.25%    188,717     13,724    7.27%
Non-interest earning assets                      4,054                  3,572                          3,855
                                              --------               --------                       --------
    Total assets                              $217,437               $211,630                       $192,572
                                              ========               ========                       ========
Liabilities and Retained Earnings:
Interest-bearing liabilities:
  Demand                                        12,505      1.77%      12,358        244    1.97%     12,453        290    2.33%
  Savings and Club                              45,168      3.00%      44,803      1,346    3.00%     44,426      1,312    2.95%
  Certificate of deposit                       137,314      5.52%     132,467      7,318    5.52%    117,347      6,446    5.49%
  Borrowed fund                                     --      0.00%       1,663         96    5.77%         12          1    5.49%
                                              --------               --------    -------            --------    -------
    Total interest-bearing liabilities         194,987      4.62%     191,291      9,004    4.71%    174,238      8,049    4.62%
                                                                                 -------                        -------
Non-interest bearing liabilities                 5,909                  4,734                          3,943
Retained earnings                               16,541                 15,605                         14,391
                                              --------               --------                       --------
    Total liabilities and retained earnings   $217,437               $211,630                       $192,572
                                              ========               ========                       ========
Net interest income                                                              $ 6,079                        $ 5,675
                                                                                 =======                        =======
Interest rate spread                                        2.61%                           2.54%                          2.65%
                                                            ====                            ====                           ====
Net yield on average interest-earning assets                                                2.92%                          3.01%
                                                                                            ====                           ====
Ratio of average interest-earning assets to                             1.09x                          1.08x
  interest-bearing liabilities                                       ========                       ========

Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 10
================================================================================

The following tables set forth certain information concerning the financial position of the Bank along with selected ratios at the dates indicated.


                        FIGURE 4 - KEY BALANCE SHEET DATA

                                              At December 31,    At December 31,
                                                   1997               1996
                                              ---------------    ---------------
                                                       ($ in thousands)
Financial Condition Data:
Total assets                                      $217,437           $201,574
Loans receivable, net                              152,200            130,690
Securities available for sale:
  Investments                                          992              4,064
  Mortgage-backed securities                        52,925             55,525
Deposits                                           198,363            184,709
Retained Earnings-substantially restricted          16,541             14,812

Source: Offering Prospectus


                              FIGURE 5 - KEY RATIOS

                                                        At or For the Year   At or For the Year
                                                         Ended December 31    Ended December 31
                                                               1997                 1996
                                                        ------------------   ------------------
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on assets(ratio of net income to average
  total assets)                                                 0.73%                0.32%
Return on retained earnings (ratio of net income to
  average equity)                                               9.95%                4.23%
Interest rate spread information
    Average during period                                       2.54%                2.65%
    End of period                                               2.61%                2.67%
Net interest margin (net income divided by average
  interest-earning assets)                                      2.92%                3.01%
Ratio of operating expenses to average total assets             1.88%                2.64%
Ratios of average interest-earning assets to  average
  bearing liabilities                                         108.77%              108.31%

Asset Quality Ratios:
Non-performing assets to total assets                           0.49%                0.46%
Allowance for loan losses to non-performing loans              79.57%               59.27%
Allowance for loan losses to loans receivable, net              0.48%                0.41%

Capital Ratios:
Retained earnings to total assets at end of period              7.61%                7.35%
Average retained earning to average assets                      7.37%                7.47%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 11
================================================================================

     --------------------
        LOAN PORTFOLIO
     --------------------

The Bank's loan portfolio is one dimensional. However, the Bank intends to diversify this mix by placing a heavier emphasis on consumer loans.


                   FIGURE 6 - LOAN MIX AS OF DECEMBER 31, 1997


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 12
================================================================================

The Bank increased its lending portfolio by $21.5 million, from $130.7 million at December 31, 1996, to $152.2 million at December 31, 1997. The Bank's net loan to asset ratio was 70.00% at December 31, 1997.


                      FIGURE 7 - NET LOANS RECEIVABLE CHART


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 13
================================================================================

The Bank's loan portfolio is one dimensional. However, the Bank plans to shift the mix toward consumer loans.

                               FIGURE 8 - LOAN MIX

                                                   At December 31,
                                    --------------------------------------------
                                            1997                    1996
                                    --------------------    --------------------
                                     Amount      Percent     Amount      Percent
                                     ------      -------     ------      -------
Real Estate Loans:
  One to four family                $143,623      93.88%    $120,892      92.11%
  Multi-family                         1,258       0.82%       1,875       1.43%
  Commercial                           1,906       1.25%       2,035       1.55%
  Construction Loans                      --         --          237       0.00%
                                    --------     ------     --------     ------
    Total Real Estate Loans          146,787      95.95%     125,039      95.09%

Consumer Loans:
  Home equity                          5,706       3.73%       5,364       4.08%
  Other                                  491       0.32%       1,101       0.84%
    Total Consumer Loans               6,197       4.05%       6,465       4.92%
                                    --------     ------     --------     ------
    Total Loans                      152,984     100.00%     131,504     100.00%

Less:
  Loans in process                        --                       3
  Deferred loan origination fees          61                     277
  Allowance for loan losses              723                     534
                                    --------                --------
Total loans net                     $152,200                $130,690
                                    ========                ========

Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 14
================================================================================

     ----------------
        SECURITIES
     ----------------

The Bank's security portfolio has shrunk from $59.6 million at December 31, 1996, to $53.9 million at December 31, 1997. The portfolio is primarily composed of MBS.

                           FIGURE 9 - SECURITIES CHART


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 15
================================================================================

     ------------------------------------------------
        INVESTMENTS AND MORTGAGE-BACKED SECURITIES
     ------------------------------------------------

The  majority  of  the  Bank's   investment   portfolio  is  MBS  classified  as
available-for-sale.


                           FIGURE 10 - INVESTMENT MIX

                                                            At December 31,
                                                         ---------------------
                                                           1997          1996
                                                         -------       -------
Investments
Federal agency obligations                               $   992       $ 4,001
FHLB Stock                                                 1,804         1,615
Interest bearing deposits in banks                         4,739         4,471
                                                          ------       -------
                                                           7,535        10,087
Mortgage backed securities
GNMA                                                     $ 1,184       $ 1,813
FNMA                                                      19,922        12,300
FHLMC                                                     30,614        40,604
                                                         -------       -------
                                                          51,720        54,717
Net amortized premium, (discount)                            545           487
Unrealized gains                                             660           321
                                                         -------       -------
Total Mortgage backed securities available for sale      $52,925       $55,525

Source: Offering Prospectus


                    FIGURE 11 - INVESTMENT PORTFOLIO MATURITY

                                                                       As of December 31, 1997
                                 ---------------------------------------------------------------------------------------------------
                                  One Year or Less   One and Five Years  Five and Ten Years  More than Ten Years         Total
                                 ------------------  ------------------  ------------------  -------------------  ------------------
                                 Carrying   Average  Carrying   Average  Carrying   Average  Carrying   Average   Carrying   Average
                                   Value     Yield     Value     Yield     Value     Yield     Value     Yield      Value     Yield
                                 --------   -------  --------   -------  --------   -------  --------   -------   --------   -------
                                                                            (in Thousands)
Securities available for sale:
  United States government agency
    securities                     $ --      0.00%    $   --     0.00%    $   --     0.00%    $    --    0.00%     $    --    0.00%
  Federal Agency Debentures          --        --         --       --      1,000     6.49%         --      --        1,000    6.49%
  Mortgage-backed securities         71      5.56%     5,113     6.49%        --       --      47,081    6.38%      52,265    6.39%
                                   ----               ------              ------              -------              -------
                                     71                5,113               1,000               47,081               53,265

Weighted Average Rate              5.50%                6.55%               6.49%                6.49%                6.50%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 16
================================================================================

     -------------------
        ASSET QUALITY
     -------------------

The Bank has a modest level of non-performing loans. As a percentage of assets, total non-performing assets have increased from 0.46% at December 31, 1996, to 0.49% at December 31, 1997.


                     FIGURE 12 - NON-PERFORMING ASSETS CHART


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 17
================================================================================


                        FIGURE 13 - NON-PERFORMING LOANS

--------------------------------------------------------------------------------
                                                          At December 31, 1997
                                                            ($ in thousands)
--------------------------------------------------------------------------------
Non-performing loans                                             $  934
--------------------------------------------------------------------------------
Real estate owned, net                                           $  121
--------------------------------------------------------------------------------
       Total non-performing assets                               $1,055
--------------------------------------------------------------------------------
Non-performing loans as a percentage of net loans                  0.69%
--------------------------------------------------------------------------------
Non-performing assets as a percent of total assets                 0.49%
--------------------------------------------------------------------------------
Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 18
================================================================================

The Bank has grown its allowance for loan and lease losses from $534 million at December 31, 1996 to $723 million at December 31, 1997. As a percentage of loans, ALLL grew from 0.41% at December 31, 1996 to 0.48% at December 31, 1997. ALLL to non-performing assets was 68.53% as of December 31, 1997.


         FIGURE 14 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 19
================================================================================

     -------------------------
        FUNDING COMPOSITION
     -------------------------

The Bank's deposit mix as of December 31, 1997, is presented below. Time deposits composed 69.22% of the deposit mix at December 31, 1997. The Bank has grown all deposit types with the exception of money market accounts.


                             FIGURE 15 - DEPOSIT MIX

                                      December 31, 1997                        December 31, 1996
                                 ---------------------------              ---------------------------
                                           Weighted            Increase             Weighted
                                            Average    % of   (Decrease)             Average    % of
Category                          Amount     Rate     Total    in Amount   Amount     Rate     Total
--------                         --------  --------  -------  ----------  --------  --------  -------
Non-interest Accounts            $  3,376      --%     1.70%       959    $  2,417      --%     1.31%
Money market accounts               2,809    2.69%     1.42%      (351)      3,160    2.75%     1.71%
Now                                 9,696    1.50%     4.89%       880       8,816    2.25%     4.77%
Passport and Statement Savings     45,168    3.00%    22.77%     1,048      44,120    2.99%    23.89%

Certificates of deposits with
  remaining maturities:
    6 months or less               62,587    5.30%    31.55%     9,613      52,974    5.05%    28.68%
    Over 6 months or less          27,714    5.37%    13.97%    (4,188)     31,902    5.50%    17.27%
    Over 12 months                 47,013    5.89%    23.70%     5,693      41,320    5.75%    22.37%
                                 --------            ------     ------    --------            ------
      Total certificate           137,314    5.52%    69.22%    11,118     126,196    5.39%    68.32%
                                 --------            ------     ------    --------            ------
      Total deposits              198,363    4.62%   100.00%    13,654     184,709    4.55%   100.00%
                                 ========            ======     ======    ========            ======

Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 20
================================================================================

Deposits have grown $13.7 million from $184.7 at December 31, 1996 to $198.4 million at December 31, 1997, or 7.39%. The Bank had no borrowings as of December 31, 1997.


                  FIGURE 16 - DEPOSIT AND BORROWING TREND CHART


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 21
================================================================================

     --------------------------------
        ASSET/LIABILITY MANAGEMENT
     --------------------------------

The Bank manages its interest rate risk through normal balance sheet activities and does not utilize any hedging techniques. The following chart illustrates the Bank's net portfolio value at December 31, 1997, as calculated by the OTS.


                         FIGURE 17 - NET PORTFOLIO VALUE


                                [GRAPHIC OMITTED]


Source: OTS at December 31, 1997

Conversion Valuation Appraisal Report                               Page: 1 - 22
================================================================================

     ---------------------------
        NET WORTH AND CAPITAL
     ---------------------------

At December 31, 1997, the Bank had capital in excess of the minimum requirements for all three measures.


                          FIGURE 18 - CAPITAL ANALYSIS

                                                December 31, 1997
                                              ---------------------
                                               Amount      Percent
             Regulatory Capital Position      (000's)     of Assets
             ---------------------------      -------     ---------

             GAAP capital                     $16,541        7.61%

             Tangible capital:
             Capital level                    $16,123        7.43%
             Requirement                        3,255        1.50%
                                              -------       -----
             Excess                           $12,868        5.93%
                                              =======       =====
             Core Capital:
             Capital level                    $16,123        7.43%
             Requirement                        6,511        3.00%
                                              -------       -----
             Excess                           $ 9,612        4.43%
                                              =======       =====
             Risk-based capital
             Capital level                    $16,834       17.69%
             Requirement                        7,614        8.00%
                                              -------       -----
             Excess                           $ 9,220        9.69%
                                              =======       =====

Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 23
================================================================================

     -------------------------------
        INCOME AND EXPENSE TRENDS
     -------------------------------

The Bank's income increased for the period ended December 31, 1997. However, the December 31, 1996 figure is skewed due to the one-time SAIF assessment of approximately $1.0 million on a pre-tax basis (or approximately $684,000, on an after-tax basis).


                          FIGURE 19 - NET INCOME CHART


                               [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 24
================================================================================

Both spread and margin declined for the year ended December 31, 1997, when compared to the year ended December 31, 1996.


                       FIGURE 20 - SPREAD AND MARGIN CHART


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 25
================================================================================

A summary of the Bank's income statement is presented below. The December 31, 1997 net income is higher than that for the same period ended December 31, 1996. The December 31, 1996 income is due to the one-time SAIF assessment.


                       FIGURE 21 - INCOME STATEMENT TRENDS

                                                       Year Ended     Year Ended
                                                      December 31    December 31
                                                          1997           1996
                                                      -----------    -----------
                                                           ($ in thousands)
Operating Data:
Total interest income                                   $15,083        $13,723
Total interest expense                                    9,004          8,049
                                                        -------        -------
    Net interest income                                   6,079          5,674
Provision for loan losses                                   200             43
                                                        -------        -------
Net interest income after provision for loan losses       5,879          5,631
Non-interest income:
  Fees and Service charges                                  299            278
  Gains on sales of securities                              129             --
Other non-interest income                                   104             73
                                                        -------        -------
    Total non-interest income                               532            351
Non-interest expense
  Salaries and employee benefits                          1,980          1,967
  Net occupancy expense                                     445            469
  Equipment                                                 416            355
  Advertising                                               184             97
  Federal insurance premium                                 120          1,382
  Miscellaneous                                             836            820
                                                        -------        -------
    Total Non-interest expense                            3,981          5,090
                                                        -------        -------
Income before income taxes                                2,430            892
Income taxes                                                877            283
                                                        -------        -------
Net income                                              $ 1,553        $   609
                                                        =======        =======
Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 26
================================================================================

The ROA and ROE increased since December 31, 1996.


                      FIGURE 22 - PROFITABILITY TREND CHART


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 27
================================================================================

     ------------------
        SUBSIDIARIES
     ------------------

Under OTS regulations, the Bank generally may invest up to 3% of its assets in service corporations, provided that at least one-half of investment in excess of 1% is used primarily for community, inner-city and community development projects. The Bank's investment in its wholly-owned service corporation Axia Financial Corporation which was $19,522 at December 31, 1997, did not exceed these limits. Axia Financial Services is funded but inactive at this time.


     -----------------------
        LEGAL PROCEEDINGS
     -----------------------

Periodically, there have been various claims and lawsuits involving the Bank due to its line of business. The Bank is not party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Bank.

Conversion Valuation Appraisal Report                               Page: 1 - 28
================================================================================

2.   Market Area Analysis

     ------------------------------
        MARKET AREA DEMOGRAPHICS
     ------------------------------

The following tables summarize deposits for the Bank's markets. The markets were defined as the minor civil division in which a branch was located.

Conversion Valuation Appraisal Report                               Page: 1 - 29
================================================================================


                       FIGURE 23 - POPULATION DEMOGRAPHICS

                                                EAST
                                             BRUNSWICK   AVENEL    RAHWAY    LINDEN    NJ Total
                                             ---------   ------    ------    ------    --------
                                                         POPULATION CHARACTERISTICS
LAND AREA (miles)                                3.12      3.12      3.12      3.12    7,407.00
POPULATION
  1980 CENSUS                                  10,643    17,254    20,071    16,593   7,365,011
  1990 CENSUS                                  11,109    17,027    19,102    16,487   7,730,188
  1997 ESTIMATE                                11,783    17,078    19,579    16,688   8,018,326
  2002 PROJECTION                              12,204    17,173    19,841    16,753   8,201,583
  GROWTH 1980 TO 1990                           4.38%    -1.32%    -4.83%    -0.63%       4.96%
  PROJECTED GROWTH 1990 TO 2002                 9.86%     0.86%     3.87%     1.61%       6.10%
  POPULATION DENSITY 1997 (persons/sq mile)   3,778.3   5,476.3   6,277.8   5,350.9     1,082.5

POPULATION BY URBAN VS. RURAL                  11,109    17,065    19,105    16,480   7,730,188
  URBAN                                       100.00%   100.00%   100.00%   100.00%      89.40%
  RURAL                                         0.00%     0.00%     0.00%     0.00%      10.60%

POPULATION BY SEX - 1997 EST                   11,783    17,078    19,579    16,688   8,018,326
  MALE                                         48.86%    52.16%    48.05%    48.16%      48.34%
  FEMALE                                       51.14%    47.84%    51.95%    51.84%      51.66%

MARITAL STATUS                                  8,869    14,287    15,634    13,734   6,223,524
  SINGLE                                       24.83%    29.84%    28.66%    29.12%      29.15%
  MARRIED                                      63.55%    54.19%    51.74%    48.97%      53.81%
  SEPERATED/DIVORCED                            5.70%     9.50%    10.28%    10.63%       9.03%
  WIDOWED                                       5.92%     6.46%     9.31%    11.27%       8.01%

POPULATON BY RACE - 1997 EST                   11,783    17,078    19,579    16,688   8,018,326
  WHITE                                        78.87%    68.69%    60.07%    60.16%      69.75%
  BLACK                                         2.97%    14.20%    25.32%    26.65%      13.23%
  INDIAN                                        0.19%     0.18%     0.18%     0.22%       0.18%
  ASIAN                                        11.93%     7.49%     2.75%     2.04%       4.77%
  OTHER                                         0.14%     0.14%     0.16%     0.06%       0.17%
  HISPANIC                                      5.91%     9.30%    11.52%    10.86%      11.90%

POPULATION BY AGE - 1997 EST                   11,783    17,078    19,579    16,688   8,018,326
  UNDER 5 YEARS                                 6.66%     5.66%     6.68%     5.94%       6.67%
  5 TO 14 YEARS                                13.74%    11.37%    12.57%    11.77%      13.10%
  15 TO 24 YEARS                               10.62%    10.46%    10.09%    10.02%      12.03%
  25 TO 34 YEARS                               13.90%    18.37%    16.45%    16.28%      15.03%
  35 TO 44 YEARS                               17.02%    17.90%    17.57%    16.29%      16.52%
  45 TO 54 YEARS                               15.27%    12.97%    12.36%    12.92%      13.37%
  55 TO 64 YEARS                               10.50%    10.02%     9.11%     9.04%       9.03%
  65 + YEARS                                   12.30%    13.24%    15.16%    17.74%      14.25%
  MEDIAN AGE                                   38.2      38.7      37.3      39.0        36.9
  MEDIAN AGE OF HOUSEHOLDER                    49.5      46.6      48.4      50.2        48.2

POPULATION 25+ BY EDUCATION LEVEL               7,327    12,348    13,192    11,717   5,166,233
  ELEMENTARY                                    8.28%     9.76%     8.99%    13.91%       9.41%
  SOME HIGH SCHOOL                             10.20%    13.68%    14.55%    18.45%      13.92%
  HIGH SCHOOL GRADUATE                         31.42%    38.48%    36.84%    38.43%      31.10%
  SOME COLLEGE                                 15.05%    16.17%    17.60%    13.74%      15.52%
  ASSOCIATES DEGREE ONLY                        5.87%     5.02%     4.92%     3.94%       5.20%
  BACHELORS DEGREE ONLY                        18.35%    12.01%    12.62%     8.01%      16.01%
  GRADUATE DEGREE                              10.83%     4.88%     4.47%     3.51%       8.85%

POPULATION ENROLLED IN SCHOOL                   2,805     3,529     4,159     3,315   1,867,402
  PRE-PRIMARY - PUBLIC                          5.30%     3.57%     4.07%     4.17%       4.20%
  PRE-PRIMARY - PRIVATE                         5.88%     3.15%     4.80%     2.38%       4.07%
  ELEM/HIGH - PUBLIC                           56.08%    55.81%    52.27%    55.85%      54.56%
  ELEM/HIGH - PRIVATE                           6.72%     7.76%     8.85%     8.61%       9.41%
  COLLEGE - PUBLIC                             19.63%    21.36%    22.86%    23.62%      19.07%
  COLLEGE - PRIVATE                             6.39%     8.35%     7.16%     5.38%       8.69%

Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 30
================================================================================


                      FIGURE 24 - HOUSEHOLD CHARACTERISTICS

                                          EAST
                                       BRUNSWICK   AVENEL    RAHWAY    LINDEN    NJ Total
                                       ---------   ------    ------    ------    --------
                                                    HOUSEHOLD CHARACTERISTICS
HOUSEHOLDS
  1980 CENSUS                             3,119     5,741     7,488     6,222   2,548,590
  1990 CENSUS                             3,699     5,843     7,312     6,443   2,794,711
  1997 ESTIMATE                           3,965     5,904     7,383     6,424   2,887,181
  2002 PROJECTION                         4,141     5,968     7,466     6,439   2,959,777
  GROWTH 1980 TO 1990                    18.60%     1.78%    -2.34%     3.55%       9.66%
  PROJECTED GROWTH 1990 TO 2002          11.93%     2.14%     2.10%    -0.05%       5.91%

HOUSEHOLD SIZE
  AVG PERSONS PER HH 1980                  3.41      3.01      2.68      2.67        2.89
  AVG PERSONS PER HH 1990                  3.00      2.91      2.61      2.56        2.77
  AVG PERSONS PER HH 1997 EST              2.97      2.89      2.65      2.60        2.78
  AVG PERSONS PER HH 2002 PROJ             2.95      2.88      2.66      2.60        2.77
  CHANGE 1980 TO 1997                     -0.44     -0.11     -0.03     -0.07       -0.11

POPULATION BY HOUSEHOLD TYPE              3,965     5,904     7,383     6,424   2,887,181
  FAMILY HOUSEHOLDS                      83.32%    74.64%    68.00%    65.85%      71.62%
  NON-FAMILY HOUSEHOLDS                  16.68%     2.96%    29.82%    29.85%      22.72%
  GROUP QUARTERS                          0.00%    22.39%     2.18%     4.30%       5.66%

HOUSEHOLDS BY TYPE                        3,699     5,843     7,312     6,443   2,794,711
  SINGLE MALE                             4.88%     8.72%    10.27%    11.92%       8.98%
  SINGLE FEMALE                           8.32%    11.69%    16.27%    16.19%      14.14%
  MARRIED COUPLE                         72.53%    61.50%    51.86%    48.57%      56.49%
  OTHER FAMILY - MALE HEAD                2.80%     3.56%     4.02%     4.52%       3.73%
  OTHER FAMILY - FEMALE HEAD              8.91%    10.27%    13.14%    13.87%      12.11%
  NON FAMILY - MALE HEAD                  1.57%     2.59%     2.48%     2.96%       2.72%
  NON FAMILY - FEMALE HEAD                0.99%     1.68%     1.96%     1.97%       1.83%

HOUSEHOLDS WITH CHILDREN                  3,723     5,856     7,325     6,522   2,794,316
  MARRIED COUPLE FAMILY                  73.97%    62.37%    52.70%    49.87%      57.70%
  OTHER FAMILY - MALE HEAD                1.92%     2.28%     3.50%     3.98%       3.47%
  OTHER FAMILY - FEMALE HEAD              8.97%    11.09%    13.80%    13.46%      11.75%
  NON FAMILY                             15.15%    24.27%    30.01%    32.69%      27.07%

HOUSEHOLDS BY INCOME - 1997 EST           3,965     5,904     7,383     6,424   2,887,181
  UNDER $5,000                            1.52%     1.37%     2.52%     2.15%       2.51%
  $5,000 TO 10,000                        3.14%     2.95%     6.95%     6.22%       5.47%
  $10,000 TO $15,000                      3.22%     4.06%     5.76%     5.76%       5.35%
  $15,000 TO $25,000                      7.55%     9.86%     9.13%    14.15%      10.51%
  $25,000 TO $35,000                      8.44%    11.88%    11.61%    15.44%      10.99%
  $35,000 TO $50,000                     13.08%    20.35%    18.56%    17.41%      15.72%
  $50,000 TO $75,000                     22.42%    27.05%    24.52%    25.88%      21.95%
  $75,000 TO $100,000                    18.67%    12.17%    11.98%     8.24%      12.70%
  $100,000 OR MORE                       21.97%    10.31%     8.95%     4.75%      14.81%
MEDIAN HOUSEHOLD INCOME - 1997 EST      $67,635   $50,867   $45,854   $43,149     $49,366
MEDIAN FAMILY INCOME - 1997 EST         $73,613   $57,874   $54,427   $51,963     $59,023
PER CAPITA INCOME - 1997 EST            $25,457   $22,451   $19,945   $20,780     $23,684

PUBLIC ASSISTANCE INCOME                  3,723     5,856     7,325     6,522   2,794,316
  WITH PUBLIC ASSISTANCE INCOME           3.06%     3.73%     3.77%     6.06%       5.68%
  NO PUBLIC ASSISTANCE INCOME            96.94%    96.27%    96.23%    93.94%      94.32%

RETIREMENT INCOME                         3,723     5,856     7,325     6,522   2,794,316
  WITH RETIREMENT INCOME                 19.13%    19.78%    19.63%    18.66%      17.42%
  NO RETIREMENT INCOME                   84.03%    84.10%    84.29%    87.78%      88.60%

HOUSEHOLDS BY NUMBER OF VEHICLES          3,699     5,809     7,242     6,531   2,794,711
  NO VEHICLES                             4.11%     7.22%    12.06%    12.27%      12.89%
  1 VEHICLE                              25.27%    34.39%    38.59%    42.86%      34.58%
  2 VEHICLES                             48.08%    42.96%    36.56%    32.61%      36.88%
  3+ VEHICLES                            22.54%    15.44%    12.79%    12.26%      15.65%
  ESTIMATED TOTAL VEHICLES                7,305    10,322    11,490     9,436   4,517,638

Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 31
================================================================================

     ------------------------------------------
         MARKET AREA DEPOSIT CHARACTERISTICS
     ------------------------------------------

The following tables summarize deposits for the Bank's markets. The markets were defined as the minor civil division in which a branch was located.


                       FIGURE 25 - AVENEL BRANCH DEPOSITS

                       AVENEL: Market Share by Institution

                         Total    Mkt Share    $ Growth    % Growth   Avg Branch         Efficiency
Institution              1997        1997     1993-1997   1993-1997      1997     Count     Ratio
---------------------------------------------------------------------------------------------------
Total                  $278,830    100.00%    $ 17,064       6.52%     $ 55,766     5      100.0%
===================================================================================================
CORESTATES             $ 15,260      5.47%    $   (279)     -1.80%     $ 15,260     1       27.4%
PNC BANK NA            $ 44,764     16.05%    $ (1,347)     -2.92%     $ 44,764     1       80.3%
DIME SAVINGS BANK OF   $143,919     51.62%    $ 20,978      17.06%     $143,919     1      258.1%
AXIA FSB               $ 55,537     19.92%    $  7,965      16.74%     $ 55,537     1       99.6%
FIRST UNION NB         $ 19,350      6.94%    $(10,253)    -34.64%     $ 19,350     1       34.7%

Source: FDIC data, FinPro calculations.


                    FIGURE 26 - E. BRUNSWICK BRANCH DEPOSITS

                    E BRUNSWICK: Market Share by Institution

                         Total    Mkt Share    $ Growth    % Growth   Avg Branch         Efficiency
Institution              1997        1997     1993-1997   1993-1997      1997     Count     Ratio
---------------------------------------------------------------------------------------------------
Total                  $237,001    100.00%    $  1,091       0.46%      $47,400     5      100.0%
===================================================================================================
SUMMIT                 $ 34,899     14.73%    $ 20,928     149.80%      $34,899     1       73.6%
CORESTATES             $ 51,641     21.79%    $(15,657)    -23.27%      $51,641     1      108.9%
SOUTHERN MIDDLESEX T   $ 11,973      5.05%    $  4,875      68.68%      $11,973     1       25.3%
AXIA FSB               $ 57,860     24.41%    $ 18,911      48.55%      $57,860     1      122.1%
FLEET BK NA            $ 80,628     34.02%    $(27,966)    -25.75%      $80,628     1      170.1%
PULSE                  $      0      0.00%    $      0       0.00%      $     0     0        0.0%

Source: FDIC data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 32
================================================================================


                       FIGURE 27 - LINDEN BRANCH DEPOSITS

                       LINDEN: Market Share by Institution

                         Total    Mkt Share    $ Growth    % Growth   Avg Branch         Efficiency
Institution              1997        1997     1993-1997   1993-1997      1997     Count     Ratio
---------------------------------------------------------------------------------------------------
Total                  $414,718    100.00%    $(41,146)     -9.03%      $51,840     8      100.0%
===================================================================================================
SUMMIT                 $ 77,396     18.66%    $ (9,528)    -10.96%      $77,396     1      149.3%
CORESTATES             $ 63,627     15.34%    $(36,196)    -36.26%      $63,627     1      122.7%
FIRST UNION NB         $ 74,744     18.02%    $(15,862)    -17.51%      $74,744     1      144.2%
EXXON 53 FCU           $ 38,462      9.27%    $ (4,690)    -10.87%      $38,462     1       74.2%
LINDEN ASSEMBLERS FC   $ 38,627      9.31%    $  6,725      21.08%      $38,627     1       74.5%
UNITED INVESTORS FCU   $  5,171      1.25%    $    303       6.22%      $ 5,171     1       10.0%
AXIA FSB               $ 38,829      9.36%    $  8,264      27.04%      $38,829     1       74.9%
COLUMBIA SAVINGS       $ 77,862     18.77%    $  9,838      14.46%      $77,862     1      150.2%
FIRST COMMUNITY        $      0      0.00%    $      0       0.00%      $     0     0        0.0%

Source: FDIC data, FinPro calculations.


                       FIGURE 28 - RAHWAY BRANCH DEPOSITS

                       RAHWAY: Market Share by Institution

                         Total    Mkt Share    $ Growth    % Growth   Avg Branch         Efficiency
Institution              1997        1997     1993-1997   1993-1997      1997     Count     Ratio
---------------------------------------------------------------------------------------------------
Total                  $909,497    100.00%    $139,620      18.14%     $129,928     7      100.0%
===================================================================================================
SUMMIT                 $ 98,450     10.82%    $ 43,447      78.99%     $ 98,450     1       75.8%
CORESTATES             $ 25,392      2.79%    $(12,090)    -32.26%     $ 25,392     1       19.5%
RAHWAY SVGS            $321,986     35.40%    $ 63,165      24.40%     $321,986     1      247.8%
HUDSON UNITED BK       $ 15,894      1.75%    $ 15,894       0.00%     $ 15,894     1       12.2%
MERCK EMPLOYEES FCU    $405,522     44.59%    $ 53,658      15.25%     $405,522     1      312.1%
LOCAL 8 149 OCAW FCU   $    582      0.06%    $     61      11.71%     $    582     1        0.4%
CROSSLAND SAVINGS      $      0      0.00%    $(27,776)   -100.00%     $      0     0        0.0%
AXIA FSB               $ 41,671      4.58%    $  3,261       8.49%     $ 41,671     1       32.1%

Source: FDIC data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 33
================================================================================

3.   Comparisons With Publicly Traded Thrifts

     ------------------
        INTRODUCTION
     ------------------

This chapter presents an analysis of the Bank's operations against a Comparable Group of publicly traded savings institutions. The Comparable Group ("Comparable Group") was selected from a universe of 394 public thrifts as of March 3, 1998. The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the fair market valuation of the Bank. Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, interest rate risk and recent operating results can be measured against the Comparable Group. The Comparable Group current market pricing, coupled with the appropriate adjustments for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro-forma valuation of the Bank to-be-issued common stock.


     -----------------------
        SELECTION SCREENS
     -----------------------

The selection screens utilized to identify possible Comparables from the list of 394 public thrifts at March 3, 1998 included:

1. The IPO date had to be on or before January 1, 1997, eliminating any new conversions.

2.   The conversion type had to be a full standard conversion.

3. The total asset size had to be less than or equal to $500 million, but greater than or equal to $200 million.

4.   The loan to asset ratio had to be greater than or equal to 50.00%

5.   The institution had to be located in the Mid-Atlantic Region.

6. The price to book trading multiple had to be less than or equal to 200% to eliminate those institutions with speculation included in their price.

Conversion Valuation Appraisal Report                               Page: 1 - 34
================================================================================

This resulted in 10 institutions.

                                                                                               Deposit
                                                                           Number             Insurance
                                                                             of                Agency    Conversion
Ticker  Short Name                      Exchange  City             State  Offices  IPO Date  (BIF/SAIF)     Type
--------------------------------------  ---------------------------------------------------------------------------
CNY     Carver Bancorp Inc.             AMSE      New York           NY      7     10/25/94     SAIF       Regular
ESBK    Elmira Savings Bank (The)       NASDAQ    Elmira             NY      6     03/01/85     BIF        Regular
FIBC    Financial Bancorp Inc.          NASDAQ    Long Island City   NY      5     08/17/94     SAIF       Regular
FKFS    First Keystone Financial        NASDAQ    Media              PA      6     01/26/95     SAIF       Regular
HRBF    Harbor Federal Bancorp Inc.     NASDAQ    Baltimore          MD      9     08/12/94     SAIF       Regular
IFSB    Independence Federal Svgs Bank  NASDAQ    Washington         DC      2     06/06/85     SAIF       Regular
PBCI    Pamrapo Bancorp Inc.            NASDAQ    Bayonne            NJ      9     11/14/89     SAIF       Regular
PHFC    Pittsburgh Home Financial Corp  NASDAQ    Pittsburgh         PA      8     04/01/96     SAIF       Regular
SKAN    Skaneateles Bancorp Inc.        NASDAQ    Skaneateles        NY      9     06/02/86     BIF        Regular
WYNE    Wayne Bancorp Inc.              NASDAQ    Wayne              NJ      5     06/27/96     SAIF       Regular


     ------------------------
        SELECTION CRITERIA
     ------------------------

Excluded from the Comparable Group were institutions that were pending mergers or acquisitions along with companies whose prices appear to be distorted by speculative factors or unusual operating conditions. Also, institutions that completed their conversions within the last year were also excluded as the earnings of newly converted institutions do not reflect a full years benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward respectively.

In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. The goal of the selection criteria process is to find those institutions that most closely match those of the Bank. None of the Comparables selected will be exact clones of the Bank.

Conversion Valuation Appraisal Report                               Page: 1 - 35
================================================================================

The members of the Comparable Group were selected based upon the following criteria:

     1.   Asset size

     2.   Profitability

     3.   Capital level

     4.   Asset mix

     5.   Operating strategy

     6.   Date of conversion

1. Asset size The Comparable Group should have a similar asset size to the Bank. Large institutions are not appropriate for the peer group due to a more extensive branch network, greater financial strength, more access to diverse markets and more capacity in terms of infrastructure. The Comparable Group ranged in size from $228.3 million to $415.8 million in total assets with an average of $301.6 million. The Bank's asset size was $217.4 million as of December 31, 1997 and will be $229.0 million on a proforma basis at the midpoint of the valuation range.

2. Profitability The Comparable Group should have similar financial conditions and recent earnings that are comparable to the Bank. They should show a comparable return on equity and return on assets measures. As such, the Comparable Group have ROAAs averaging 0.71% and ROAEs averaging 7.43% for the most recent quarter available. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of (0.11%) to a high of 1.37%, while the ROAE measure ranged from a low of (1.33%) to a high of 11.60%. The Bank had an ROAA of 0.73% and ROAE of 9.95% for the year ending December 31, 1997.

3. Capital level The Comparable Group should have a capital level similar to the Bank's. Capital is important in that it is a determinant of asset size and regulatory rating. Institutions with capital in a similar range as the Bank were selected. The average equity to assets ratio for the Comparable Group was 9.06% with a high of 12.88% and a low of 6.35%. At December 31, 1997, the Bank had an equity to assets ratio of 7.61%. On a proforma basis, at the midpoint the Bank would have an equity to assets ratio of 12.28%.

4. Asset Mix The asset mix is very important in the selection criteria for Comparables. At December 31, 1997, the Bank had a total net loan to asset ratio of 70.00%, but this ratio will be lower after the offering. The average loan to asset ratio for the Comparables was 63.56%, ranging from a low of 51.95% to a high of 83.96%.

Conversion Valuation Appraisal Report                               Page: 1 - 36
================================================================================

5. Operating strategy An institution's operating characteristics are important because they determine future performance. They also affect expected rates of return and investor's general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization, and non-financial factors such as management strategies and lines of business.

6. Date of conversion Recent conversions, those completed after January 1, 1997, were excluded since the earnings of a newly converted institution do not reflect a full year's benefits of reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

     -------------------------------
        COMPARABLE GROUP PROFILES
     -------------------------------

     o Carver Bancorp Inc. CNY is a SAIF insured thrift that operates 7 branches in New York City. CNY is listed on the American Stock Exchange. Carver is the largest thrift in the Comparable Group with $415.8 million in assets. CNY posted a net loss in the most recent quarter, which translated into a ROAA of (0.11%) and an ROAE of (1.33%). Carver did not pay any dividends for the most recent quarter. Carver was select based on asset size, geographic proximity, dependence on net interest income, moderate level of NPLs, and moderate efficiency ratio.

     o Elmira Saving Bank ESBK is a BIF insured institution that operates 6 branches in Elmira, New York. Elmira is the smallest thrift in the Comparable group with $228.3 million in assets. ESBK had the lowest level of borrowings 1.97%, the lowest equity to asset ratio 6.35% and the lowest NPL/loan ratio 0.64%. ESBK was selected to the Group based on asset size, geographic proximity, asset quality, low level of borrowings, low level of noninterest income, modest efficiency ratio, number of branches, loan levels and dependence on net interest income.

     o Financial Bancorp Inc. FIBC is a SAIF insured institution with $308.2 million in assets. Financial Bancorp had 5 branches and is located in Long Island, New York. FIBC had the lowest loan to asset ratio, 51.95%, the second lowest ROAA, 0.93% and the lowest efficiency ratio, 51.62%. FIBC was selected to the Group based on asset size, geographic proximity, comparable profitability, moderate interest rate margin, moderate efficiency ratio, loan to asset ratio, capital level, and dependence on net interest income.

Conversion Valuation Appraisal Report                               Page: 1 - 37
================================================================================

     o First Keystone Financial FKFS is a SAIF insured institution that operates 5 branches and is located in Media, Pennsylvania. First Keystone had $378.5 million in assets. FKFS had the second lowest equity to assets ratio, 6.62%, the highest ROAE 11.60% and the second lowest dividend payout ratio 8.40%. It was selected as a comparable based on its asset size, geographic proximity, dependence on net interest income, low level of non-interest income, moderate efficiency ratio, number of branches, asset quality and solid loan to asset ratio.

     o Harbor Federal Bancorp, Inc. HRBF has 9 branches and is a SAIF insured institution located in Baltimore, Maryland. HRBF had the second highest equity to asset ratio in the Comparable Group, 12.49%, has the lowest level of non-performing assets as a percentage of assets, 0.53% and the second lowest ROAE, 5.77%. Harbor had the second lowest level of net interest income, 2.94%, and the lowest level of noninterest income 0.13%. HRBF was included in the Comparable Group based on its asset size, low level of noninterest income, loan to asset ratio, solid efficiency ratio and loans to assets ratio.

     o Independence Federal Saving Bank IFSB is a SAIF insured institution with 2 branches located in Washington DC. Independence had $251.6 million in assets. IFSB had the lowest margin, 2.62%, due to the second lowest asset yield, 7.22%, combined with the highest interest expense, 4.73%. IFSB is the only Comparable to experience deposit runoff, (2.45%). IFSB was included with the Comparable Group based on its size, loan to asset ratio, deposit to assets ratio and asset quality.

     o Pamrapo Bancorp Inc. PBCI is a SAIF insured institution that operates 9 offices and is located in Bayonne, New Jersey. Pamrapo has $376.7 billion in assets and is listed on NASDAQ. Pamrapo had the highest net interest margin, 4.72%, due to both the second high yield on assets, 7.69%, and the lowest interest expense, 3.21%. PBCI was included in the Comparable Group based on its asset size, geographic proximity, level of loans, modest level of noninterest income and modest level of borrowings.

     o Pittsburgh Home Financial Corp. PHFC is a SAIF insured Pennsylvania institution that operates 8 branches. Pittsburgh Home had total assets of $299.7 million. Pittsburgh Home had the lowest deposit to asset ratio, 47.93%, and the highest borrowing to asset ratio, 42.53% and the second lowest net interest margin, 2.97%, due to the highest level of interest expense, 4.66%. PHFC had the lowest noninterest expense ratio 1.82%. PHFC was included in the Comparable Group based on its asset size, asset composition, dependence on net interest income, low level of non-interest income, and level of capital.

Conversion Valuation Appraisal Report                               Page: 1 - 38
================================================================================

     o Skaneateles Bancorp Inc. SKAN is a BIF insured institution that operates 9 branches and is based in Skaneateles, New York. Skaneateles had $256.1 in assets. SKAN had the highest loan to asset ratio, 83.96%, and the second lowest level of borrowings, 7.05%, in the Comparable Group. It was included in the Comparable Group based on its asset size, geographic proximity, capital levels, moderate profitability and loan to asset ratio.

     o Wayne Bancorp Inc. Wayne is a SAIF insured institution that operates 5 branches and is based in Wayne, New Jersey. Wayne had $267.3 in assets and has been public the shortest period of time. Wayne had the second highest reserves to non-performing loans ratio, 88.41%, the highest deposit growth rate, 9.84%, and the second lowest dividend yield 0.78%. It was included in the Comparable Group based on its asset size, capital levels, geographic proximity, loan to asset ratio, moderate profitability, number of branches, and modest noninterest income.

All data presented in figures 29 through 40 is from SNL Securities utilizing the most recent quarter for balance sheet and income statement related items. All data for the Bank is from the prospectus or the audited financials. The market pricing data for the Comparables is as of March 3, 1997.

Conversion Valuation Appraisal Report                               Page: 1 - 39
================================================================================


                      FIGURE 29 - KEY FINANCIAL INDICATORS

                        The Bank and the Comparable Group
--------------------------------------------------------------------------------
                                                                Comparable Group
                                                                Quarter Average
                                               The Bank at        (Most Recent
                                            December 31, 1997       Quarter)
--------------------------------------------------------------------------------
Balance Sheet Data
--------------------------------------------------------------------------------
Gross Loans to Deposits                           77.09%             89.21%
--------------------------------------------------------------------------------
Total Net Loans to Assets                         70.00%             63.56%
--------------------------------------------------------------------------------
Deposits to Assets                                91.23%             72.80%
--------------------------------------------------------------------------------
Borrowed Funds to Assets                           0.00%             16.50%
--------------------------------------------------------------------------------
Balance Sheet Growth
--------------------------------------------------------------------------------
Asset Growth Rate                                  7.87%             12.23%
--------------------------------------------------------------------------------
Loan Growth Rate                                  16.46%             23.02%
--------------------------------------------------------------------------------
Deposit Growth Rate                                7.39%              4.10%
--------------------------------------------------------------------------------
Capital
--------------------------------------------------------------------------------
Equity to Assets                                   7.61%              9.06%
--------------------------------------------------------------------------------
Tangible Equity to Assets                          7.43%              8.90%
--------------------------------------------------------------------------------
Intangible Assets to Equity                        0.00%              2.23%
--------------------------------------------------------------------------------
Regulatory Core Capital to Assets                  7.43%              9.08%
--------------------------------------------------------------------------------
Equity + Reserves to Assets                        7.94%              9.62%
--------------------------------------------------------------------------------
Total Capital to Risk Adjusted Assets             17.69%             18.17%
--------------------------------------------------------------------------------

Conversion Valuation Appraisal Report                               Page: 1 - 40
================================================================================

                FIGURE 29 - KEY FINANCIAL INDICATORS (Continued)

--------------------------------------------------------------------------------
                                                 The Bank          Comparable
--------------------------------------------------------------------------------
Asset Quality
--------------------------------------------------------------------------------
Non-Performing Loans to Loans                      0.61%              1.49%
--------------------------------------------------------------------------------
Reserves to Non-Performing Loans                  77.41%             69.38%
--------------------------------------------------------------------------------
Non-Performing Assets to Assets                    0.49%              1.27%
--------------------------------------------------------------------------------
Non-Performing Assets to Equity                    6.38%             14.79%
--------------------------------------------------------------------------------
Reserves to Loans                                  0.48%              0.88%
--------------------------------------------------------------------------------
Reserves to Non-Performing Assets + 90 Days Del.  68.53%             49.57%
--------------------------------------------------------------------------------
Profitability
--------------------------------------------------------------------------------
Return on Average Assets                           0.73%              0.71%
--------------------------------------------------------------------------------
Return on Average Equity                           9.95%              7.43%
--------------------------------------------------------------------------------
Income Statement
--------------------------------------------------------------------------------
Net Interest Margin                                2.92%              3.51%
--------------------------------------------------------------------------------
Interest Income to Average Assets                  7.13%              7.37%
--------------------------------------------------------------------------------
Interest Expense to Average Assets                 4.25%              4.01%
--------------------------------------------------------------------------------
Net Interest Income to Average Assets              2.87%              3.36%
--------------------------------------------------------------------------------
Noninterest Income to Average Assets               0.25%              0.43%
--------------------------------------------------------------------------------
Noninterest Expense to Average Assets              1.88%              2.52%
--------------------------------------------------------------------------------
Efficiency Ratio                                  60.22%             65.48%
--------------------------------------------------------------------------------
Overhead Ratio                                    56.74%             61.72%
--------------------------------------------------------------------------------

Source: The Bank Offering Prospectus, FinPro calculations and SNL Securities

Note:   All of the Bank data is for the twelve months ended December 31, 1997.

Note:   All of the Comparable data is as of the most recent quarter.

Conversion Valuation Appraisal Report                               Page: 1 - 41
================================================================================

     --------------------
        CORPORATE DATA
     --------------------


                      FIGURE 30 - COMPARABLE CORPORATE DATA

                                                                                              Deposit
                                                                           Number            Insurance
                                                                             of                Agency     Conversion
Ticker  Short Name                      Exchange  City             State  Offices  IPO Date  (BIF/SAIF)      Type
--------------------------------------  ----------------------------------------------------------------------------
CNY     Carver Bancorp Inc.             AMSE      New York           NY      7     10/25/94     SAIF        Regular
ESBK    Elmira Savings Bank (The)       NASDAQ    Elmira             NY      6     03/01/85     BIF         Regular
FIBC    Financial Bancorp Inc.          NASDAQ    Long Island City   NY      5     08/17/94     SAIF        Regular
FKFS    First Keystone Financial        NASDAQ    Media              PA      6     01/26/95     SAIF        Regular
HRBF    Harbor Federal Bancorp Inc.     NASDAQ    Baltimore          MD      9     08/12/94     SAIF        Regular
IFSB    Independence Federal Svgs Bank  NASDAQ    Washington         DC      2     06/06/85     SAIF        Regular
PBCI    Pamrapo Bancorp Inc.            NASDAQ    Bayonne            NJ      9     11/14/89     SAIF        Regular
PHFC    Pittsburgh Home Financial Corp  NASDAQ    Pittsburgh         PA      8     04/01/96     SAIF        Regular
SKAN    Skaneateles Bancorp Inc.        NASDAQ    Skaneateles        NY      9     06/02/86     BIF         Regular
WYNE    Wayne Bancorp Inc.              NASDAQ    Wayne              NJ      5     06/27/96     SAIF        Regular

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 42
================================================================================

     ------------------------
        KEY FINANCIAL DATA
     ------------------------

Selected balance sheet ratios for the Comparable Group are shown in the following table:


                    FIGURE 31 - COMPARABLE KEY FINANCIAL DATA

                                         Key Financial Data as of The Most Recent Quarter
                                        -------------------------------------------------
                                          Total   Loans/   Loans/  Deposits/  Borrowings/
                                         Assets  Deposits  Assets   Assets      Assets
Ticker  Short Name                       ($000)    (%)      (%)       (%)         (%)
--------------------------------------  -------------------------------------------------
CNY     Carver Bancorp Inc.             415,767    92.08    59.60    64.73       26.37
ESBK    Elmira Savings Bank (The)       228,268    84.47    76.74    90.85        1.97
FIBC    Financial Bancorp Inc.          308,248    72.91    51.95    71.25       18.42
FKFS    First Keystone Financial        378,527    85.84    52.24    60.86       26.62
HRBF    Harbor Federal Bancorp Inc.     233,572    84.08    63.59    75.64       10.74
IFSB    Independence Federal Svgs Bank  251,561    75.18    60.02    79.84       12.00
PBCI    Pamrapo Bancorp Inc.            376,714    69.48    56.71    81.62        3.68
PHFC    Pittsburgh Home Financial Corp  299,669   135.12    63.99    47.36       42.53
SKAN    Skaneateles Bancorp Inc.        256,101    99.34    83.96    84.52        7.05
WYNE    Wayne Bancorp Inc.              267,285    93.56    66.75    71.34       15.61
                                        -------------------------------------------------
        Average                         301,571    89.21    63.56    72.80       16.50
        Median                          283,477    85.16    61.81    73.49       13.81
        Maximum                         415,767   135.12    83.96    90.85       42.53
        Minimum                         228,268    69.48    51.95    47.36        1.97

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 43
================================================================================

     ------------------
        CAPITAL DATA
     ------------------


                       FIGURE 32 - COMPARABLE CAPITAL DATA

                                                         Capital as of The Most Recent Quarter
                                        ----------------------------------------------------------------------
                                                  Tangible   Intangible  Regulatory  Equity +   Total Capital/
                                        Equity     Equity      Assets/    Core Cap/  Reserves/  Risk Adjusted
                                        Assets  Tang Assets    Equity      Assets     Assets        Assets
Ticker  Short Name                       (%)        (%)         (%)         (%)        (%)           (%)
--------------------------------------  ----------------------------------------------------------------------
CNY     Carver Bancorp Inc.               8.48      8.19         3.78        7.63       9.17        18.01
ESBK    Elmira Savings Bank (The)         6.35      6.20         2.62        6.19       7.01        10.23
FIBC    Financial Bancorp Inc.            8.93      8.90         0.44        6.58       9.43        17.93
FKFS    First Keystone Financial          6.62      6.62         0.00        8.42       7.07        20.51
HRBF    Harbor Federal Bancorp Inc.      12.49     12.49         0.00        9.41      12.68        21.79
IFSB    Independence Federal Svgs Bank    7.25      6.50        10.99        6.43       7.46        16.01
PBCI    Pamrapo Bancorp Inc.             12.88     12.81         0.62       11.67      13.54        25.15
PHFC    Pittsburgh Home Financial Corp    8.23      8.14         1.19       17.52       8.71        17.52
SKAN    Skaneateles Bancorp Inc.          6.90      6.73         2.70        6.72       7.90        11.31
WYNE    Wayne Bancorp Inc.               12.43     12.43         0.00       10.18      13.22        23.21
                                        ----------------------------------------------------------------------
        Average                           9.06      8.90         2.23        9.08       9.62        18.17
        Median                            8.36      8.17         0.91        8.03       8.94        17.97
        Maximum                          12.88     12.81        10.99       17.52      13.54        25.15
        Minimum                           6.35      6.20         0.00        6.19       7.01        10.23

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 44
================================================================================

     ------------------------
        ASSET QUALITY DATA
     ------------------------


                    FIGURE 33 - COMPARABLE ASSET QUALITY DATA

                                              Asset Quality as of The Most Recent Quarter
                                        ------------------------------------------------------
                                        NPLs/  Reserves/   NPAs/   NPAs/  Reserves/  Reserves/
                                        Loans    NPLs     Assets  Equity    Loans    NPAs + 90
Ticker  Short Name                       (%)      (%)       (%)     (%)      (%)        (%)
--------------------------------------  ------------------------------------------------------
CNY     Carver Bancorp Inc.              1.73     66.93    1.05    12.36     1.15       41.11
ESBK    Elmira Savings Bank (The)        0.64    133.30    0.63     9.89     0.86      103.23
FIBC    Financial Bancorp Inc.           1.15     83.07    1.89    21.11     0.95       25.52
FKFS    First Keystone Financial         1.29     66.39    1.15    17.38     0.86       38.88
HRBF    Harbor Federal Bancorp Inc.      0.83     37.43    0.53     4.21     0.31       37.43
IFSB    Independence Federal Svgs Bank     NA        NA      NA       NA     0.36          NA
PBCI    Pamrapo Bancorp Inc.             2.36     49.10    1.70    13.18     1.16       29.81
PHFC    Pittsburgh Home Financial Corp   2.23     33.93    1.68    20.40     0.76       28.88
SKAN    Skaneateles Bancorp Inc.         1.81     65.84    1.89    27.38     1.19       52.90
WYNE    Wayne Bancorp Inc.               1.34     88.41    0.89     7.20     1.18       88.41
                                        ------------------------------------------------------
        Average                          1.49     69.38    1.27    14.79     0.88       49.57
        Median                           1.34     66.39    1.15    13.18     0.91       38.88
        Maximum                          2.36    133.30    1.89    27.38     1.19      103.23
        Minimum                          0.64     33.93    0.53     4.21     0.31       25.52

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 45
================================================================================

     ------------------------
        PROFITABILITY DATA
     ------------------------


                    FIGURE 34 - COMPARABLE PROFITABILITY DATA

                                        Profitability as of The
                                          Most Recent Quarter
                                        -----------------------
                                         Return on    Return on
                                        Avg Assets   Avg Equity
Ticker  Short Name                          (%)          (%)
--------------------------------------  -----------------------
CNY     Carver Bancorp Inc.               (0.11)       (1.33)
ESBK    Elmira Savings Bank (The)          0.42         6.67
FIBC    Financial Bancorp Inc.             0.93         9.85
FKFS    First Keystone Financial           0.81        11.60
HRBF    Harbor Federal Bancorp Inc.        0.75         5.77
IFSB    Independence Federal Svgs Bank     0.54         8.03
PBCI    Pamrapo Bancorp Inc.               1.37        10.34
PHFC    Pittsburgh Home Financial Corp     0.82         7.53
SKAN    Skaneateles Bancorp Inc.           0.68         9.78
WYNE    Wayne Bancorp Inc.                 0.86         6.01
                                        -----------------------
        Average                            0.71         7.43
        Median                             0.78         7.78
        Maximum                            1.37        11.60
        Minimum                           (0.11)       (1.33)

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 46
================================================================================

     ---------------------------
        INCOME STATEMENT DATA
     ---------------------------


                  FIGURE 35 - COMPARABLE INCOME STATEMENT DATA

                                                               Income Statement as of The Most Recent Quarter
                                       ---------------------------------------------------------------------------------------------
                                          Net     Interest    Interest  Net Interest  Noninterest  Noninterest
                                       Interest    Income/    Expense/     Income/      Income/      Expense/   Efficiency  Overhead
                                        Margin   Avg Assets  Avg Assets  Avg Assets    Avg Assets   Avg Assets     Ratio      Ratio
Ticker  Short Name                        (%)        (%)         (%)         (%)          (%)          (%)          (%)        (%)
-------------------------------------  ---------------------------------------------------------------------------------------------
CNY     Carver Bancorp Inc.              3.13       6.48        3.52        2.96          0.33         2.45        72.86      69.86
ESBK    Elmira Savings Bank (The)        3.74       7.60        4.04        3.56          0.76         3.49        79.74      75.39
FIBC    Financial Bancorp Inc.           3.80       7.32        3.71        3.61          0.23         1.96        51.62      48.49
FKFS    First Keystone Financial         3.34       7.30        4.08        3.22          0.30         2.24        63.66      60.22
HRBF    Harbor Federal Bancorp Inc.      3.00       7.38        4.44        2.94          0.13         1.87        60.75      58.96
IFSB    Independence Federal Svgs Bank   2.62       7.22        4.73        2.49          1.05         3.05        82.36      74.88
PBCI    Pamrapo Bancorp Inc.             4.72       7.69        3.21        4.48          0.36         2.65        53.02      49.28
PHFC    Pittsburgh Home Financial Corp   2.97       7.53        4.66        2.86          0.20         1.82        58.81      55.92
SKAN    Skaneateles Bancorp Inc.         4.13       7.73        3.84        3.88          0.72         3.38        72.00      66.80
WYNE    Wayne Bancorp Inc.               3.64       7.40        3.83        3.57          0.23         2.25        59.97      57.42
                                       ---------------------------------------------------------------------------------------------
        Average                          3.51       7.37        4.01        3.36          0.43         2.52        65.48      61.72
        Median                           3.49       7.39        3.94        3.39          0.32         2.35        62.21      59.59
        Maximum                          4.72       7.73        4.73        4.48          1.05         3.49        82.36      75.39
        Minimum                          2.62       6.48        3.21        2.49          0.13         1.82        51.62      48.49

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 47
================================================================================

     -----------------
        GROWTH DATA
     -----------------


                       FIGURE 36 - COMPARABLE GROWTH DATA

                                          Balance Sheet Growth as of
                                           The Most Recent Quarter
                                         ---------------------------
                                          Asset     Loan     Deposit
                                         Growth    Growth     Growth
                                          Rate      Rate       Rate
Ticker  Short Name                         (%)       (%)       (%)
--------------------------------------   ---------------------------
CNY     Carver Bancorp Inc.              11.72     136.40      2.18
ESBK    Elmira Savings Bank (The)         3.43       4.49      1.46
FIBC    Financial Bancorp Inc.           18.97       8.82      7.93
FKFS    First Keystone Financial         21.83      10.31      3.68
HRBF    Harbor Federal Bancorp Inc.       6.76       4.32      5.35
IFSB    Independence Federal Svgs Bank    1.48       2.01     (2.45)
PBCI    Pamrapo Bancorp Inc.              3.80       1.63      2.22
PHFC    Pittsburgh Home Financial Corp   37.03      28.29      4.35
SKAN    Skaneateles Bancorp Inc.          5.75       3.90      6.48
WYNE    Wayne Bancorp Inc.               11.55      30.05      9.84
                                         ---------------------------
        Average                          12.23      23.02      4.10
        Median                            9.16       6.66      4.02
        Maximum                          37.03     136.40      9.84
        Minimum                           1.48       1.63     (2.45)

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 48
================================================================================

     --------------------------------
        MARKET CAPITALIZATION DATA
     --------------------------------


                FIGURE 37 - COMPARABLE MARKET CAPITALIZATION DATA

                                                  Market Data as of The Most Recent Quarter
                                        ------------------------------------------------------------
                                          MRQ      MRQ       MRQ     MRQ   MRQ Pubicly  MRQ Tangible
                                        Market    Price     Price   Price    Reported   Publicly Rep
                                         Value  Per Share    High    Low    Book Value   Book Value
Ticker  Short Name                        ($)      ($)       (%)     ($)       ($)          ($)
--------------------------------------  ------------------------------------------------------------
CNY     Carver Bancorp Inc.              34.14    16.250   17.125   8.375     15.23         14.65
ESBK    Elmira Savings Bank (The)        21.60    28.333   28.333  14.048     20.07         19.54
FIBC    Financial Bancorp Inc.           44.45    24.125   25.750  14.875     16.10         16.03
FKFS    First Keystone Financial         41.62    17.875   18.688   9.500     10.38         10.38
HRBF    Harbor Federal Bancorp Inc.      41.49    25.250   25.250  15.375     17.22         17.22
IFSB    Independence Federal Svgs Bank   20.82    14.125   14.750   7.000     14.23         12.67
PBCI    Pamrapo Bancorp Inc.             75.69    27.250   27.250  18.500     17.07         16.96
PHFC    Pittsburgh Home Financial Corp   35.45    18.000   20.813  13.000     12.52         12.37
SKAN    Skaneateles Bancorp Inc.         27.48    22.125   22.125  10.667     12.30         11.97
WYNE    Wayne Bancorp Inc.               51.86    24.500   24.875  13.688     16.49         16.49
                                        ------------------------------------------------------------
        Average                          39.46    21.78    22.50   12.50      15.16         14.83
        Median                           38.47    23.13    23.50   13.34      15.67         15.34
        Maximum                          75.69    28.33    28.33   18.50      20.07         19.54
        Minimum                          20.82    14.13    14.75    7.00      10.38         10.38

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 49
================================================================================

     -------------------
        DIVIDEND DATA
     -------------------


                      FIGURE 38 - COMPARABLE DIVIDEND DATA

                                               Dividends
                                        -----------------------
                                         Current   LTM Dividend
                                        Dividend      Payout
                                          Yield        Ratio
Ticker  Short Name                         ($)          (%)
--------------------------------------  -----------------------
CNY    Carver Bancorp Inc.                0.000           NM
ESBK   Elmira Savings Bank (The)          2.197        46.89
FIBC   Financial Bancorp Inc.             1.923        25.48
FKFS   First Keystone Financial           1.159         8.40
HRBF   Harbor Federal Bancorp Inc.        1.959        44.44
IFSB   Independence Federal Svgs Bank     6.154        20.18
PBCI   Pamrapo Bancorp Inc.               4.207        57.47
PHFC   Pittsburgh Home Financial Corp     1.333       240.35
SKAN   Skaneateles Bancorp Inc.           1.464        23.61
WYNE   Wayne Bancorp Inc.                 0.777        13.89
                                        -----------------------
       Average                            2.12         53.41
       Median                             1.69         25.48
       Maximum                            6.15        240.35
       Minimum                            0.00          8.40

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 50
================================================================================

     ------------------
        PRICING DATA
     ------------------


                       FIGURE 39 - COMPARABLE PRICING DATA

                                                      Current Pricing Data as of 03/03/98
                                        ---------------------------------------------------------------
                                         Price/                                 Price/      Price/Tang
                                          LTM     Price/   Price/    Price/  Publicly Rep  Publicly Rep
                                        Core EPS  Assets  Earnings  LTM EPS   Book Value    Book Value
Ticker  Short Name                        (x)       (%)     (x)       (x)        (%)           (%)
--------------------------------------  ---------------------------------------------------------------
CNY     Carver Bancorp Inc.                  NM     8.21    26.34       NM       96.85        100.68
ESBK    Elmira Savings Bank (The)         22.40     9.46    15.83    22.40      145.12        149.05
FIBC    Financial Bancorp Inc.            16.56    14.42    15.48    16.56      161.49        162.20
FKFS    First Keystone Financial          14.50    11.00    14.87    14.50      166.18        166.18
HRBF    Harbor Federal Bancorp Inc.       24.75    17.76    24.50    24.75      142.28        142.28
IFSB    Independence Federal Svgs Bank    14.91     8.28    25.39    14.91      114.20        128.26
PBCI    Pamrapo Bancorp Inc.              15.30    20.09    15.13    15.30      155.98        156.99
PHFC    Pittsburgh Home Financial Corp    15.79    11.83    14.52    15.79      143.77        145.51
SKAN    Skaneateles Bancorp Inc.          16.92    10.73    18.39    16.92      155.49        159.77
WYNE    Wayne Bancorp Inc.                23.84    19.40    25.75    23.84      156.16        156.16
                                        ---------------------------------------------------------------
        Average                           18.33    13.12    19.62    18.33      143.75        146.71
        Median                            16.56    11.42    17.11    16.56      150.31        152.61
        Maximum                           24.75    20.09    26.34    24.75      166.18        166.18
        Minimum                           14.50     8.21    14.52    14.50       96.85        100.68

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 51
================================================================================

     -------------------
        EARNINGS DATA
     -------------------


                      FIGURE 40 - COMPARABLE EARNINGS DATA

                                                                             Income
                                        ---------------------------------------------------------------------------------
                                        Net Income  Core Income  Core EPS   EPS   Net Income  Core Income  Core EPS   EPS
Ticker  Short Name                          LTM         LTM         LTM     LTM       MRQ         MRQ         MRQ     MRQ
--------------------------------------  ---------------------------------------------------------------------------------
CNY     Carver Bancorp Inc.                (460)          867      0.34    (0.21)     301         179        0.08    0.14
ESBK    Elmira Savings Bank (The)           946         5,832      1.05     1.30      331         174        0.24    0.46
FIBC    Financial Bancorp Inc.            2,611         7,664      1.68     1.57      700         700        0.42    0.42
FKFS    First Keystone Financial          2,694         2,783      1.06     1.19      672         589        0.25    0.29
HRBF    Harbor Federal Bancorp Inc.       1,627         1,594      0.95     0.99      414         352        0.21    0.25
IFSB    Independence Federal Svgs Bank    1,393         8,865      0.46     1.09      211          91        0.07    0.16
PBCI    Pamrapo Bancorp Inc.              5,071        48,253      1.66     1.74    1,233       1,072        0.38    0.44
PHFC    Pittsburgh Home Financial Corp    2,111         4,283      0.99     1.14      571         487        0.26    0.31
SKAN    Skaneateles Bancorp Inc.          1,662         2,258      1.09     1.13      383         378        0.26    0.26
WYNE    Wayne Bancorp Inc.                2,147         1,712      1.08     1.08      483         483        0.25    0.25
                                        ---------------------------------------------------------------------------------
        Average                           1,980         8,411      1.04     1.10      530         451        0.24    0.30
        Median                            1,887         3,533      1.06     1.14      449         431        0.25    0.28
        Maximum                           5,071        48,253      1.68     1.74    1,233       1,072        0.42    0.46
        Minimum                            (460)          867      0.34    (0.21)     211          91        0.07    0.14

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 52
================================================================================

4.   Market Value Determination

     ------------------
        INTRODUCTION
     ------------------

The estimated pro-forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments delineated in this section are made from potential investors' viewpoints. A potential investor includes depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based, but the major ones utilized for purposes of this report include:

     o    Balance Sheet

     o    Asset Quality

     o    Earnings Quality, Predictability and Growth

     o    Market Area

     o    Management

     o    Dividends

     o    Liquidity of the Issue

     o    Subscription Interest

     o    Recent Regulatory Matters

     o    Market for Seasoned Thrift Stocks

     o    Market for MHC Stocks

     o    Acquisition Market

After identifying the adjustments that should be made to market value, the pro-forma market value for the Bank is computed and adjusted. The estimated pro-forma market value for the Bank is then compared with the market valuation ratios of the Comparable Group, MHC public thrifts and the aggregate ratios for all public thrifts.

Conversion Valuation Appraisal Report                               Page: 1 - 53
================================================================================

     -------------------
        BALANCE SHEET
     -------------------

The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as bank liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. Following is a synopsis of the key financial elements of the Bank measured against the Comparable Group. The numbers utilized for the Bank in this comparison were on a pro-forma basis.

     Liquidity - The liquidity of the Bank and the Comparable Group appear similar and were sufficient to meet all regulatory guidelines.

     Capitalization - The Comparable Group's average equity to assets ratio of 9.06% is above the Bank's ratio of 7.61%, but will be below the Bank's pro forma equity to assets ratio of 12.28% at the midpoint of the valuation range.

     Asset Composition - The Bank's net loan to asset ratio of 70.00% is above the average for the Comparable Group of 63.56%. However, the Bank's loan to asset ratio after the conversion will be closer to the Comparable Group.

     Funding Mix - The Bank is funded through deposits and retained earnings. The Comparable Group had 16.50% of its funding base from borrowings while the Bank had no borrowings. The Bank's lack of borrowings leaves room for an additional funding source in the future.

     Intangible Levels - One of the most important factors influencing market values is the level of intangibles that an institution carries on its books. The Comparable Group has a limited level of intangibles averaging 2.23% of equity. Thrifts trade more on tangible book than on book. The Bank had no intangible assets at December 31, 1997.

     Interest Rate Risk - The Bank has a moderate level of interest rate risk, evidenced by a net portfolio value above tangible equity at rate shocks up to and including +100 basis points.

Based on these factors, the Bank's market value should not be adjusted in comparison to the Comparable Group for these measures.

Conversion Valuation Appraisal Report                               Page: 1 - 54
================================================================================

     -------------------
        ASSET QUALITY
     -------------------

The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, REO and levels of ALLL in assessing the attractiveness of investing in the common stock of an institution.


                         FIGURE 41 - ASSET QUALITY TABLE

--------------------------------------------------------------------------------
                             As of December 31, 1997
--------------------------------------------------------------------------------
                                                            Dollars in Thousands
Nonperforming Loans                                                 $934
REO                                                                 $121
ALLL                                                                $723
ALLL to Loans                                                       0.48%
ALLL to Nonperforming Loans                                        79.57%
--------------------------------------------------------------------------------

The Bank has a lower level of non-performing loans to total loans at 0.61% when compared to the Comparable Group at 1.49%, as well as a lower level of non-performing assets to assets of 0.49% as compared to the Comparable Group at 1.27%. The ALLL to loans ratio is 0.48%, which is below the Comparable Group's 0.88%. The Bank's reserves to non-performing loans ratio, 77.41%, is slightly above the Comparable Group's, 69.38%. The Bank's low level of reserves is offset by its high asset quality, as such no adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                               Page: 1 - 55
================================================================================

     -------------------------------
            EARNINGS QUALITY,
        PREDICTABILITY AND GROWTH
     -------------------------------

The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

     o    net interest income

     o    loan loss provision

     o    non-interest income

     o    non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report                               Page: 1 - 56
================================================================================

The Bank's net income for 1997 was solid and represents a substantial increase over the prior year end. The December 31, 1996 year end net income is skewed downward because of the one time SAIF special assessment. The Bank's portion of the SAIF assessment was approximately $1.0 million on a pre-tax basis.


                          FIGURE 42 - NET INCOME CHART


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 57
================================================================================

Spread and margin declined for the year ended December 31, 1997 when compared to the year prior.


                       FIGURE 43 - SPREAD AND MARGIN CHART


                                [GRAPHIC OMITTED]


Source: Offering Prospectus

The Bank's net interest income to average assets figure of 2.87% was below the Comparable Group's 3.36%. This disadvantage is primarily due to a higher interest expense, 4.25%, when compared to the Comparable Group's ratio of 4.01%. This is despite the Bank's lack of borrowings when compared to the Comparable Group's amount of borrowings, 16.50%. Additionally, the Bank had a lower level of interest income, 7.13%, verses 7.37% for the Comparable Group, even though the Bank has a higher loan to asset ratio.

For the twelve months ended December 31, 1997, the Bank had a non-interest expense to average assets ratio of 1.88%, which was lower than the 2.52% average of the Comparable Group. The Bank also had a lower level of non-interest income 0.25% of average assets, when compared to the Comparable Group's non-interest income to average assets ratio of 0.43%. As a result of the lower noninterest expense ratio, the Bank had a better efficiency ratio, 60.22%, as compared to 65.48% for the Comparable Group.

Conversion Valuation Appraisal Report                               Page: 1 - 58
================================================================================

Currently, investors are focusing on earnings sustainability as the interest rate volatility has caused wide variation in income levels. With the intense competition for both assets and deposits, banks can not easily replace lost spread and margin with balance sheet growth.

The Bank's ability to control noninterest expense has offset its net interest income disadvantage. Therefore, no adjustment is warranted to the market value for earnings.

Conversion Valuation Appraisal Report                               Page: 1 - 59
================================================================================

     -----------------
        MARKET AREA
     -----------------

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. Specifics on the Bank's market were delineated in Section 2 - Market Area Analysis.

The Bank's markets are mixed. In terms of projected population growth, only one of the Bank's markets is projected to grow at a rate in excess of the state projected growth rate, while one market is projected to decline. All of the Bank's markets have a high average branch size, indicative of under-banked markets. However, one of the markets has declined in size over the past five years and one of the markets has remained flat over the past five years. New players are expected to enter the Bank's markets in the near future.

The competition for both loans and deposits in New Jersey marketplace continues to grow. This competition is due to the industry's need to grow and leverage capital. This situation will be exacerbated by the increased interest in de-novo institutions and the public offerings of large thrifts in the local area, namely Staten Island, Bayonne Bancshares, First Source Bancorp and Peoples Bancorp. These converting institutions will have to grow at all costs, which will inevitably lead to decreased spreads in the marketplace.

Based on these factors no adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                               Page: 1 - 60
================================================================================

     -----------------
         MANAGEMENT
     -----------------

The  Bank  has  developed  a good  management  team  with  considerable  banking
experience   and  length  of  service   with  the  bank.   The  Bank's   current
organizational structure is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report                               Page: 1 - 61
================================================================================

     ---------------
        DIVIDENDS
     ---------------

Historically, banks have not established dividend policies immediately at or after conversion to stock ownership. Rather, newly converted institutions, in general, have preferred to establish an earnings track record, fully invest the conversion proceeds, and allow for seasoning of the stock before establishing a dividend policy. In the late 1980's and early 1990's however, there has been a tendency toward initiating dividend policies concurrent with the conversion as a means of increasing the attractiveness of the issue and to utilize the proceeds.

The last few years have seen yet another shift away from dividend policies concurrent with conversion. Recent issues have been fully or over subscribing without the need for the additional enticement of dividends. After the conversion is another issue, however. Recent pressures on ROE and on internal rate of returns to investors has prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in this regard.

All of the nine of the ten comparable institutions had declared dividends. The average dividend payout ratio for the Comparable Group was 53.41%, ranging from a high of 240.35% to a low of 8.40%.

Although the Bank will have the capital levels to afford to pay dividends, the regulators recent clamor about dividend waivers may cause newer MHC's to not "waive dividends" but rather pay them to the majority shareholders. This will increase tax expense and will dilute the remaining book value for the minority shareholders. As such, a downward adjustment is indicated for this factor.

Conversion Valuation Appraisal Report                               Page: 1 - 62
================================================================================

     ----------------------------
        LIQUIDITY OF THE ISSUE
     ----------------------------

The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ or AMEX. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

The market capitalization values of the Comparable Group range from a low of $20.8 million to a high of $75.7 million with an average market capitalization of $39.5 million. The Bank expects to have $13.9 million of market capital at the midpoint on a pro forma basis.

Based on the comparison with the Comparable Group and the above data, a slight downward adjustment appears warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 63
================================================================================

     ---------------------------
        SUBSCRIPTION INTEREST
     ---------------------------

The outcome of subscription offerings has been, historically, difficult to predict. Since 1992, however, the conversions have experienced robust subscription interest with the exception of late 1994 when the pricing multiples were high. During late 1994, many subscriptions had the need to resolicit due to lack of professional investor demand. During 1995, the investor demand returned and the subscription interest increased, primarily the result of lower market multiples. The vast majority of recent conversions have oversubscribed and gone off at the maximum or super-maximum.

Of more importance is the general strength of the aftermarket. Thrift stock prices, including MHC's have soared upwards in recent months (see Figure 43) and is showing strength across the board. Additionally, as shown in Exhibit 7, the most recent second step conversions (since January 1, 1996) have demonstrated a strong price appreciation.

Recently, on a national level there were deals which significantly over subscribed, resulting in re-solicitations and an upward adjustment to the valuations.

As such, an upward adjustment for subscription interest is warranted at this time.

Conversion Valuation Appraisal Report                               Page: 1 - 64
================================================================================

     -------------------------------
        RECENT REGULATORY MATTERS
     -------------------------------

As a result of large after-market price increases of conversions during 1993 and early 1994, the regulatory agencies have issued guidelines on appraisals for conversions. The regulators publicly indicated that only modest immediate after-market price increases are appropriate for converting institutions. The guidelines issued November 22, 1994, indicate that the reasonableness and adequacy of an appraisal will be partially judged by the immediate price movement of the conversion stock in the after-market, using a very short time frame of the second day of trading following closing. The guidelines further discuss that the average price appreciation for all IPOs has been between 10% and 15%, which was deemed to be too high.

At around the same time period, IPO pricing was elevated on a book basis and IPOs in late 1994 did not experience much appreciation. In fact, numerous IPOs actually depreciated. 1995 brought back lower premiums to book but they have been rising throughout 1996 to approximately the same levels as late 1994. 1997 has continued the trend with IPOs popping over 40% on average, for the first day of trading.

The recent interest in thrift IPOs has caused large oversubscriptions, which in turn have caused large price appreciations in the aftermarket. Recently, regulators have been indicating the need for increased pricing of new issues in the attempt lessen the aftermarket appreciation. Also, regulators have been concerned with capital redistributions from thrifts which have converted within the past three years. Regulatory agencies are publicly indicating that they will enforce the limits of stock buy backs to: 0% in the first year, 5% in the second year and 5% in the third year.

This threat to newly converted institutions, of not being able to use all of the capital markets tools available, will hurt the stocks attractiveness, as it will put them at a significant competitive disadvantage to the rest of the industry.

As such, a downward adjustment for this measure is warranted based on the uncertainty surrounding the regulatory environment.

Conversion Valuation Appraisal Report                               Page: 1 - 65
================================================================================

     ---------------------------------------
        MARKET FOR SEASONED THRIFT STOCKS
     ---------------------------------------

Data for all public thrifts as of March 3, 1998 is provided in Exhibit 5. A common measure utilized as a proxy for the performance of the thrift industry is the SNL thrift index graphically shown below and tabularly shown on the following page:


                       FIGURE 44 - SNL THRIFT INDEX CHART


                                [GRAPHIC OMITTED]


Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 66
================================================================================


                        FIGURE 45 - HISTORICAL SNL INDEX

                      ------------------------------------
                      SNL THRIFT INDEX MONTHLY PERFORMANCE
                        January 2, 1992 to March 3, 1998
                      ------------------------------------

          SNL   % Change  % Change  % Change  % Change  % Change  % Change  % Change
        Thrift    Since     Since     Since     Since     Since     Since     Since
Date     Index   1/2/92    1/4/93    1/3/94   12/30/94  12/29/95  12/31/96  12/31/97
------  ------  --------  --------  --------  --------  --------  --------  --------
Jan-92   143.9      --        --        --        --        --        --        --
Jul-92   175.1    21.7%       --        --        --        --        --        --
Jan-93   201.1    39.7%       --        --        --        --        --        --
Jul-93   220.5    53.2%      9.6%       --        --        --        --        --
Jan-94   252.5    75.5%     25.6%       --        --        --        --        --
Jul-94   273.8    90.3%     36.2%      8.4%       --        --        --        --
Jan-95   256.1    78.0%     27.3%      1.4%       --        --        --        --
Jul-95   328.2   128.1%     63.2%     30.0%     28.2%       --        --        --
Jan-96   370.7   157.6%     84.3%     46.8%     44.7%       --        --        --
Jul-96   389.9   171.0%     93.9%     54.4%     52.2%      5.2%       --        --
Jan-97   520.1   261.4%    158.6%    106.0%    103.1%     40.3%       --        --
Jul-97   684.5   375.7%    240.4%    171.1%    167.3%     84.7%     31.6%       --
Jan-98   768.3   433.9%    282.0%    204.3%    217.1%    104.1%     58.9%     -5.6%
3-Mar    820.6   470.3%    308.1%    225.0%    238.7%    118.0%     69.7%      0.8%

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 67
================================================================================


                           FIGURE 46 - EQUITY INDICES


                                [GRAPHIC OMITTED]


                                Index Comparisons
                    ----------------------------------------
                                  SNL       S&P        DJIA
                    ----------------------------------------
                     6/30/94     269.6     444.3     3,625.0
                    12/30/94     244.7     459.3     3,834.4
                     6/30/95     313.5     544.8     4,556.1
                    12/29/95     376.5     615.9     5,117.1
                     6/28/96     387.2     670.6     5,654.6
                    12/31/96     483.6     740.7     6,448.3
                     6/30/97     624.5     885.2     7,672.8
                    12/30/97     814.1     970.4     7,903.0
                     3/03/98     820.6   1,052.0     8,584.8
                    ----------------------------------------


As the Figures 43 and 44 illustrate, the performance of the SNL index has been robust through 1992, 1993, 1994 and 1995. The dip in the index, occurring in late 1994, was the product of the interest rate rise during that period along with the overall uneasiness in the stock market in general. The rate scenario covering the same period as the SNL index can be seen in the following chart.

Conversion Valuation Appraisal Report                               Page: 1 - 68
================================================================================


                          FIGURE 47 - HISTORICAL RATES


                                [GRAPHIC OMITTED]


Source: Prudential Bache Securities


As the graph demonstrates, the rate rise in late 1994 correlates closely to the fall in thrift prices. The drop in rates in 1995 was one of the primary drivers of the rapid rise in the SNL index. During 1996, rates increased slightly and then remained stable, fueling the rise in the conversion prices. 1997 has seen a continuation of this trend, with the average IPO pricing at 70.9%, 69.7%, 70.9%, and 73.6% of book value for the first, second, third, and fourth quarters of 1997, respectively.

Thrift pricing in general was robust in 1995 due to the falling interest rates, the industry consolidation and renewed earnings. Contrasting this view, in late 1994 investors faced shrinking spreads and margins due to rising rates and consolidation that was tailing off and slowing down. The blockbuster level of consolidations have led many investors to think that all institutions are fair game for acquisitions and prices have risen accordingly.

As Figure 45 and 46 show, in 1997, the SNL index has continued to increase as a result of the flat interest rate environment. In addition, the market continues to demonstrate evidence of acquisition speculation. For the first two month of 1998, the thrift market appreciation has leveled off.

As such, a slight downward adjustment for this measure is warranted, as newly converted institutions will trade at a discount to the market as newly converted institutions need time to invest the proceeds raised in the offering.

Conversion Valuation Appraisal Report                               Page: 1 - 69
================================================================================

     ---------------------------
        MARKET FOR MHC STOCKS
     ---------------------------

As the Bank is undergoing an MHC reorganization, it should be compared to other publicly traded institutions which have undergone a similar process. MHC's trade at discounts to full converted thrifts due to a number of factors which include: reduced liquidity, insider control and lack of acquisition speculation. However, these negative factors are slightly offset by trading premiums built into MHC's for the possibility for a secondary offering.


                  FIGURE 48 - MHC REORGANIZATIONS, SINCE 1/1/96

                                                                              -----------------
                                                                              Price to Proforma
                                                                              -----------------
                                                                   Gross        Book      LTM
                                                                  Proceeds     Value      EPS
Ticker  Name                               IPO Date      Price     ($000)       (%)       (x)
-----------------------------------------------------------------------------------------------
MRQT    Marquette Savings Bank (MHC)       01/22/98      8.000      8,539      100.6      47.4
ROEB    Roebling Savings Bank (MHC)        10/02/97     10.000      1,960      102.0      26.3
PHSB    Peoples Home Savings Bank (MHC)    07/10/97     10.000     12,420      106.2      30.1
SKBO    First Carnegie Deposit (MHC)       04/04/97     10.000     10,350       98.8     117.3
PLSK    Pulaski Savings Bank (MHC)         04/03/97     10.000      9,522      103.2      18.2
-----------------------------------------------------------------------------------------------
        Average                                                                102.2      47.9
        Median                                                                 102.0      30.1
-----------------------------------------------------------------------------------------------

Source: SNL Securities


                        FIGURE 49 - MHC STOCK PERFORMANCE

                                                           --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                        Current  Current   --------------------------------------------------------------------
                                         Stock    Market                      Price/LTM  Price/               Tangible
                                         Price    Value    Earnings  LTM EPS   Core EPS   Core   Book Value  Book Value  Assets
Ticker  Short Name                        ($)     ($M)       (x)       (x)       (x)      (x)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
        MHCs
CMSV   Community Savings Bnkshrs (MHC)   36.25     184.69    29.23    33.56     36.62     39.40    223.49      223.49     26.04
FFFL   Fidelity Bankshares Inc. (MHC)    32.75     222.21    27.29    34.84     40.94     37.22    258.89      260.54     21.24
SKBO   First Carnegie Deposit (MHC)      18.63      42.84    77.60       NA        NA    116.41    173.42      173.42     29.82
FFSX   First Fed SB of Siouxland (MHC)   35.50     100.62    31.70    29.83     30.87     32.87    247.56      249.47     21.92
FSLA   First Savings Bank (MHC)          45.38     363.74    36.59    39.12     37.19     36.59    357.85      391.84     34.66
GDVS   Greater Delaware Valley (MHC)     31.00     101.45    59.62    50.00     50.00     59.62    347.92      347.92     38.95
HARB   Harbor Florida Bancorp (MHC)      71.75     358.36    22.15    25.18     26.09     24.91    354.50      365.33     31.64
HARS   Harris Financial Inc. (MHC)       20.75     701.15    64.84    39.90     56.08     86.46    392.25      439.62     31.85
JXSB   Jacksonville Savings Bk (MHC)     23.00      43.89    57.50    46.00     57.50     95.83    250.82      250.82     26.12
LFED   Leeds Federal Bankshares (MHC)    22.00     114.01    34.38    33.33     33.33     34.38    235.29      235.29     39.13
NWSB   Northwest Bancorp Inc. (MHC)      15.63     731.21    35.51    37.20     37.20     35.51    351.91      396.57     32.52
PBHC   Pathfinder Bancorp Inc. (MHC)     21.00      60.37    65.63    32.31     37.50    105.00    256.10      302.16     30.72
PBCT   People's Bank (MHC)               38.06   2,328.03    23.21    25.21     43.25     43.25    327.85      329.55     28.45
TSBS   Peoples Bancorp Inc. (MHC)        42.75     386.74    62.87    52.13     70.08     62.87    351.56      389.34     60.39
PHSB   Peoples Home Savings Bk (MHC)     19.00      52.44    26.39       NA        NA     27.94    183.22      183.22     24.08
PERT   Perpetual Bank (MHC)              65.00      98.08    39.63    50.00     43.33     39.63    320.35      320.35     33.58
PFSL   Pocahontas FS&LA (MHC)            44.25      72.23    32.54    30.73     31.16     33.52    291.89      291.89     18.55
PULB   Pulaski Bank, Svgs Bank (MHC)     49.13     103.01    55.82    53.98     61.41     61.41    425.69      425.69     57.08
PLSK   Pulaski Savings Bank (MHC)        18.25      38.47    41.48       NA        NA     41.48    177.36      177.36     21.17
SBFL   SB of the Finger Lakes (MHC)      15.50      55.34    64.58    67.39    103.33     77.50    260.07      260.07     24.27
WAYN   Wayne Savings Bancshares (MHC)    29.50      66.59    36.88    35.54     38.31     40.97    275.19      275.19     26.10
WCFB   Webster City Federal SB (MHC)     20.50      43.24    32.03    31.54     31.54     32.03    193.40      193.40     45.46

       MHC Average                                 284.94    43.52    39.36     45.56     52.95    284.39      294.66     31.99
       MHC Median                                  101.04    36.74    35.54     38.31     40.30    267.63      283.54     30.27

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 70
================================================================================


         FIGURE 50 - RECENT SECOND STEP TRADING MULTIPLES, SINCE 1/1/96

                                                           -------------------------------------------------------------------------
                                                                                       Current Price to
                                                Current    -------------------------------------------------------------------------
                                              Stock Price  Book Value  Tang. Book  LTM Earnings  Earnings  Core EPS  LTM EPS  Assets
Ticker Short Name                    IPO Date    3/3/98        (%)         (%)          (X)         (X)       (X)      (X)      (%)
------------------------------------------------------------------------------------------------------------------------------------
FSNJ   Bayonne Bancshares Inc.       08/22/97    13.875      130.530     130.530          NA      26.680    26.680        NA  20.560
MONT   Montgomery Financial Corp.    07/01/97    12.750      107.230     107.230          NA      24.520    24.520        NA  19.940
BNKU   Bank United Corp.             08/09/96    47.125      243.040     249.340      19.000      18.700    19.000    21.620  11.890
CMSB   Commonwealth Bancorp Inc.     06/17/96    20.375      154.120     195.160      19.980      19.590    29.960    29.110  14.590
JXVL   Jacksonville Bancorp Inc.     04/01/96    20.250      143.720     143.720      14.890      15.820    15.820    14.890  21.020
FFFD   North Central Bancshares Inc. 03/21/96    21.000      136.100     136.100      17.360      15.440    18.100    18.100  30.910
FFOH   Fidelity Financial of Ohio    03/04/96    18.188      158.290     179.550      20.440      19.770    21.650    21.400  19.010
FFBA   First Colorado Bancorp Inc.   01/02/96    27.125      217.870     222.340      22.230      18.840    21.880    23.380  29.310
       -----------------------------------------------------------------------------------------------------------------------------
Q1`98  Average                                   22.586      161.363     170.496      18.983      19.920    22.201    21.417  20.904
       Median                                    20.313      148.920     161.635      19.490      19.215    21.765    21.510  20.250
       -----------------------------------------------------------------------------------------------------------------------------

Source: SNL Securities


                        FIGURE 51 - MHC TRADING DISCOUNT

     ----------------------------------------------------------------------
                              Pricing as of 1/30/98
     ----------------------------------------------------------------------
                                                  Price to         Price to
                                                  LTM EPS            Book
                                                  --------         --------
     Median Trading Value for all thrifts           19.6            154.6

     Median Trading Value for MHCs                  21.6            110.9
     Median Trading Value for MHCs which
       have not announced a second step             21.4            107.0

     MHC (Discount)/Premium                         10.20%          -28.27%
     Adjusted MHC (Discount)/Premium                 9.18%          -30.79%
     ----------------------------------------------------------------------
Source: SNL Securities
Note: the MHC multiples have been adjusted by SNL to provide a reasonable comparison.


As shown in figure 51, MHCs that have not announced a second step are presently trading at a 9.18% premium on an earnings basis and a 30.79% discount on a book basis, when compared to fully converted thrifts. Even the adjusted MHC have the second step speculation built into their pricing. There will be little speculation of the Bank under-going a second step conversion for at least one year. A downward adjustment is warranted for this factor as the Bank will not trade on a fully converted basis, as the Comparables do.

Conversion Valuation Appraisal Report                               Page: 1 - 71
================================================================================

     ------------------------
        ACQUISITION MARKET
     ------------------------


                   FIGURE 52 - DEALS FOR LAST ELEVEN QUARTERS


                                [GRAPHIC OMITTED]


Source: SNL Securities
Note:   Figures for the fourth quarter of 1997 are through December 8, 1997.

Conversion Valuation Appraisal Report                               Page: 1 - 72
================================================================================

From 1994 through March 3, 1998, thrift deal prices remained high.


         FIGURE 53 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO BOOK


                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                               Page: 1 - 73
================================================================================


    FIGURE 54 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO TANGIBLE BOOK


                                [GRAPHIC OMITTED]



           FIGURE 55 - THRIFT ACQUISITION MULTIPLES, PRICE TO EARNINGS


                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                               Page: 1 - 74
================================================================================


        FIGURE 56 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO ASSETS


                                [GRAPHIC OMITTED]



       FIGURE 57 - CURRENT THRIFT ACQUISITION MULTIPLES, PRICE TO DEPOSITS


                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                               Page: 1 - 75
================================================================================


                           FIGURE 58 - DEAL MULTIPLES

Median Price to LTM Earnings              1995      1996      1997      1998 YTD
----------------------------              ----      ----      ----      --------
Thrifts - Nationwide                      18.6      17.7      25.3        23.6
Thrifts - Mid-Atlantic                    17.9      17.0      21.7        23.4
Thrifts - Deal Value $10-$50 Million      17.6      18.7      31.7         NA

Average Price to Book
---------------------
Thrifts - Nationwide                     144.7     149.5     185.7       210.6
Thrifts - Mid-Atlantic                   156.5     156.9     212.2       197.6
Thrifts - Deal Value $10-$50 Million     146.0     141.0     169.9       209.5

Average Price to Tangible Book
------------------------------
Thrifts - Nationwide                     150.0     153.6     192.4       215.7
Thrifts - Mid-Atlantic                   157.6     159.4     228.1       198.4
Thrifts - Deal Value $10-$50 Million     155.8     144.4     171.2       209.5

Average Price to Assets
-----------------------
Thrifts - Nationwide                      14.8      15.0      18.4        16.5
Thrifts - Mid-Atlantic                    15.3      17.7      16.5        19.0
Thrifts - Deal Value $10-$50 Million      15.3      16.7      19.2        12.8

Average Price to Deposits
-------------------------
Thrifts - Nationwide                      19.2      19.9      25.0        23.1
Thrifts - Mid-Atlantic                    20.3      24.5      26.1        26.0
Thrifts - Deal Value $10-$50 Million      20.0      22.1      24.6        16.0


Currently, there is one thrift acquisition pending in New Jersey. First Home Bancorp is being acquired by Sovereign Bancorp for a price to book of 235% and a price to LTM earnings of 18.2. In February 1998 the acquisition of Westwood Financial Corp. by Lakeview Financial Corp., closed. The announced deal multiples were 186% of book value and 26.1X last twelve month's earnings. The acquisition multiples associated with all deals are shown below.


                          FIGURE 59 - ACQUISITION TABLE

                                            At Announcement Offer Divided By
                                            --------------------------------
                                            Book Value               LTM EPS
                                            ----------               -------
Pending Merger Median                          201%                   26.1x
Completed Merger Median                        195%                   19.9x

Source: SNL Securities


No adjustment is warranted for this factor, as the adjustment for the lack of acquisition speculation was already taken in the MHC adjustment section.

Conversion Valuation Appraisal Report                               Page: 1 - 76
================================================================================

     --------------------------
        ADJUSTMENTS TO VALUE
     --------------------------

Overall,  FinPro  believes  that the  Bank  pro-forma  market  value  should  be
discounted   relative  to  the  Comparable   Group,   reflecting  the  following
adjustments.


Key Valuation Parameters                                    Valuation Adjustment
--------------------------------------------------------------------------------
Balance Sheet                                               No Adjustment

Asset Quality                                               No Adjustment

Earnings Quality, Predictability and Growth                 No Adjustment

Market Area                                                 No Adjustment

Management                                                  No Adjustment

Dividends                                                   Downward

Liquidity of the Issue                                      Slight Downward

Subscription Interest                                       Upward

Recent Regulatory Matters                                   Downward

Market for Seasoned Thrift Stocks                           Slight Downward

Market for MHC Stocks                                       Downward

Acquisition Market                                          No Adjustment


As a result of all the factors discussed, a full offering discount of approximately 23.55% on an earnings multiple basis and a 53.18% discount on a price to book basis appears to be reasonable.

Conversion Valuation Appraisal Report                               Page: 1 - 77
================================================================================

     ------------------------
        VALUATION APPROACH
     ------------------------

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro-forma market value approach, four key pricing multiples were considered. The four multiples include:

     Price to earnings ("P/E")

     Price to tangible book value ("P/TB")

     Price to book value ("P/B")

     Price to assets ("P/A")

All of the approaches were calculated on a pro-forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in
Exhibit 8, 9,10 and 11.

To ascertain the pro-forma estimated market value of the Bank, the market multiples for the Comparable Group, all publicly traded thrifts and the recent (1996 to date) second step conversion group were assessed.

Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B approach had gained in importance and was utilized frequently as the benchmark for market value. It is interesting to note that the P/B approach is more of a benchmark than a reliable valuation technique. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Most recently, the P/E approach has regained favor among investors.

The evidence of the movement towards the P/E Multiple can be seen in the acquisition, trading and IPO markets. The P/LTM EPS multiple for the completed mergers is 26.1x, for all public thrifts the trading P/LTM is 23.9x and for recent IPO's it is 19.7x.

As such, in estimating the market value for the Bank, the most emphasis was placed on the P/E approach. The P/B and P/TB were given much less weight and the P/A ratio was not given much weight at all.

In terms of the market multiples, most weight was given to the Comparable Group. Less weight was ascribed to all public thrifts and all New Jersey thrifts. The multiples for the Comparable Group, all publicly traded thrifts, and New Jersey publicly traded thrifts are shown in Exhibit 6.

Conversion Valuation Appraisal Report                               Page: 1 - 78
================================================================================

Based upon the premiums and discounts defined in the section above, the Bank pricing at the midpoint is estimated to be $13,865,000 or 47% of the full offering value of $29,500,000. Based upon a range below and above the midpoint value, the relative values are $11,785,250 at the minimum and $15,944,750 at the maximum respectively. At the supermaximum of the range the offering value would be $18,336,463.

At the various levels of the estimated value range, the offering would result in the following offering data:


                      FIGURE 60 - VALUE RANGE OFFERING DATA

                                           Total       Price per        Total
Conclusion                                Shares         Share          Value
----------                                ------       ---------        -----
Appraised Value - $25,075,000 at 47%     1,178,525        $10        $11,785,250
Appraised Value - $29,500,000 at 47%     1,386,500        $10        $13,865,000
Appraised Value - $33,925,000 at 47%     1,594,475        $10        $15,944,750
Appraised Value - $39,013,750 at 47%     1,833,646        $10        $18,336,463

Source: FinPro Inc. Proforma Model


                      FIGURE 61 - VALUE RANGE OFFERING DATA

                                            Bank     Comparables          State            National
                                           -----   ---------------   ---------------   ---------------
                                                    Mean    Median    Mean    Median    Mean    Median
                                                   ------   ------   ------   ------   ------   ------
                                    Min    11.24
Price-Earnings Ratio P/E            Mid    12.66    18.33    16.56    23.97    18.57    23.93    20.41
------------------------            Max    13.89
                                    Smax   15.15

                                    Min    65.96%
Price-to-Book Ratio P/B             Mid    70.37%  143.75%  150.31%  190.85%  160.59%  176.79%  157.54%
-----------------------             Max    74.07%
                                    Smax   77.58%

                                    Min    65.96%
Price-to-Tangible Book Ratio P/TB   Mid    70.37%  146.71%  152.61%  200.07%  177.36%  184.17%  162.12%
---------------------------------   Max    74.07%
                                    Smax   77.58%

                                    Min    10.50%
Price-to-Assets Ratio P/A           Mid    12.15%   13.12%   11.42%   21.58%   19.49%   20.72%   18.70%
-------------------------           Max    13.75%
                                    Smax   15.53%

Conversion Valuation Appraisal Report                               Page: 1 - 79
================================================================================

This equates to the following multiple comparisons:


    FIGURE 62 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PROFORMA MIDPOINT
                               (FULL CONVERSION)

                                  Comparables

                                            ------------------------------------------------------
                                                               Price Relative to
                                            ------------------------------------------------------
                                            Earnings  Core Earnings   Book   Tangible Book  Assets
--------------------------------------------------------------------------------------------------
The Bank (at midpoint) Full Conversion        12.66       12.66       70.37%     70.37%     12.15%
--------------------------------------------------------------------------------------------------
Comparable Group Average                      16.56       16.56      150.31%    152.61%     11.42%
--------------------------------------------------------------------------------------------------
(Discount) Premium                           -23.55%     -23.55%     -53.18%    -53.89%      6.39%
--------------------------------------------------------------------------------------------------

Source: FinPro Calculations


  FIGURE 63 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PROFORMA SUPERMAXIMUM
                               (FULL CONVERSION)

                                  Comparables

                                            ------------------------------------------------------
                                                               Price Relative to
                                            ------------------------------------------------------
                                            Earnings  Core Earnings   Book   Tangible Book  Assets
--------------------------------------------------------------------------------------------------
The Bank (at the supermax) Full Conversion    15.15       15.15       77.58%     77.58%     15.53%
--------------------------------------------------------------------------------------------------
Comparable Group Average                      16.56       16.56      150.31%    152.61%     11.42%
--------------------------------------------------------------------------------------------------
(Discount) Premium                            -8.51%      -8.51%     -48.39%    -49.16%     35.99%
--------------------------------------------------------------------------------------------------

Source: FinPro Calculations


As the figure 62 demonstrates, the Bank is priced at a discount of 23.55% on an earnings basis. A discount of 53.18% is applied to the Bank relative to the Comparable Group on a price to book basis. When comparing the Bank's EVR at the supermaximum to the Comparable Group, the Bank is priced at a 8.51% discount on an earnings basis and at a 48.39% discount on a book basis.


       FIGURE 64 - MHC PROFORMA MULTIPLES TO THE BANK'S PROFORMA MIDPOINT

                                                     MHC Conversions
                                                   -------------------
                                                    Price Relative to
                                                   -------------------
                                                   Earnings     Book
          ------------------------------------------------------------
          The Bank (at midpoint) MHC                 15.63     104.82%
          ------------------------------------------------------------
          MHC Conversions (1996 & 1997)              30.10     102.00%
          ------------------------------------------------------------
          (Discount) Premium                        -48.07%      2.76%
          ------------------------------------------------------------
Source: FinPro Calculations


Figure 64 illustrates that the Bank is price at a 48.07% discount to earnings and a 2.76% premium to book when compared to the recent proforma MHC closing multiples. However, figure 64 is not a good comparison as recent MHC offerings have closed at the supermaximum. Figure 65 compares recent MHC proforma multiples to the Bank's proforma multiples at the supermaximum and shows that the Bank is priced at a 34.85% discount to earnings and a 19.26% premium to book.

Conversion Valuation Appraisal Report                               Page: 1 - 80
================================================================================


     FIGURE 65 - MHC PROFORMA MULTIPLES TO THE BANK'S PROFORMA SUPERMAXIMUM

                                                     MHC Conversions
                                                   -------------------
                                                    Price Relative to
                                                   -------------------
                                                   Earnings     Book
          ------------------------------------------------------------
          The Bank (at the supermax) MHC             19.61     121.65%
          ------------------------------------------------------------
          MHC Conversions                            30.10     102.00%
          ------------------------------------------------------------
          (Discount) Premium                        -34.85%     19.26%
          ------------------------------------------------------------
Source: FinPro Calculations

Conversion Valuation Appraisal Report                               Page: 1 - 81
================================================================================

     --------------------------
        VALUATION CONCLUSION
     --------------------------

It is, therefore, our opinion that as of March 13, 1998, the estimated pro-forma market value of the Bank in a full offering was $29,500,000 at the midpoint of a range with a minimum of $25,075,000 to a maximum of $33,925,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or supermaximum value in a full offering is $39,013,750. The stock will be issued at $10.00 per share.

Using the proforma market values for a full offering shown above, the amount of stock publicly offered as part of the MHC reorganization issuing 47% will equal 1,178,525 shares, 1,386,500 shares, 1,594,475 shares and 1,833,646 shares at the minimum, midpoint, maximum and supermaximum, respectively. The resulting gross proceeds of the public offering will equal:

                                           Total       Price per        Total
Conclusion                                Shares         Share          Value
----------                                ------       ---------        -----
Appraised Value - $25,075,000 at 47%     1,178,525        $10        $11,785,250
Appraised Value - $29,500,000 at 47%     1,386,500        $10        $13,865,000
Appraised Value - $29,500,000 at 47%     1,386,500        $10        $13,865,000
Appraised Value - $33,925,000 at 47%     1,594,475        $10        $15,944,750
Appraised Value - $39,013,750 at 47%     1,833,646        $10        $18,336,463


Pro-forma comparisons of the Bank's value range with the Comparable Group, all public thrifts, New Jersey public thrifts and the MHC group is shown in Exhibits 9, 10 and 11.

                                    Exhibit 1
                 Consolidated Statements of Financial Condition

--------------------------------------------------------------------------------
                                                     Twelve Months Twelve Months
                      Assets                          December 31,  December 31,
                      ------                         ------------- -------------
                                                          1997          1996
                                                     ------------- -------------
Assets:
-------
Cash and amounts due from depository institutions     $  1,192,270  $  1,303,678
Interest-bearing deposits in other banks                 4,738,621     4,471,105
                                                      ------------  ------------
      Total cash and cash equivalents                    5,930,891     5,774,783

Securities available for sale                           53,917,520    59,589,169
Loans receivable                                       152,199,868   130,689,693
Premises and equipment                                   2,113,904     2,308,323
Foreclosed real estate                                     121,064            --
Federal Home Loan Bank of New York stock                 1,804,100     1,615,400
Interest receivable                                      1,219,978     1,223,487
Other assets                                               129,395       372,903
                                                      ------------  ------------
      Total Assets                                     217,436,720   201,573,758
                                                      ============  ============

        Liabilities and retained earnings
        ---------------------------------
Liabilities:
------------
Deposits                                               198,362,828   184,709,001
Advance payments by borrowers for taxes and insurance    1,659,615     1,484,384
Other liabilities                                          873,434       568,610
                                                      ------------  ------------
      Total liabilities                                200,895,877   186,761,995

Retained Earnings:
------------------
Retained earnings, substantially restricted             16,122,933    14,569,728
Unrealized gain on securities available for sale, net      417,910       242,035
                                                      ------------  ------------
      Total retained earnings                           16,540,843    14,811,763
                                                      ------------  ------------
      Total liabilities and retained earnings         $217,436,720  $201,573,758
                                                      ============  ============
--------------------------------------------------------------------------------
Source: Audited Financial Statements

                                    Exhibit 2
                        Consolidated Statements of Income
                                   $ in 000's

--------------------------------------------------------------------------------
                                                        Year Ended December 31,
                                                      --------------------------
                                                          1997           1996
                                                      -----------    -----------

Interest income:
  Loans                                               $10,942,843    $ 9,067,269
  Mortgage-backed securities available for sale         3,536,358      4,036,856
  Investment securities available for sale:               197,426        248,508
  Other interest-earning assets                           406,373        370,650
                                                      -----------    -----------
      Total interest income                            15,083,000     13,723,283

Interest Expense:
  Deposits                                              8,908,267      8,048,040
  Advances                                                 95,774            645
                                                      -----------    -----------
      Total interest expense                            9,004,041      8,048,685

Net interest income                                     6,078,959      5,674,598
Provision for loan losses                                 200,000         43,056
                                                      -----------    -----------
Net interest income after Provision for loan losses     5,878,959      5,631,542
                                                      -----------    -----------
Noninterest income:
  Fees and service charges on deposits                    178,606        171,440
  Fees and service charges on loans                       120,302        106,866
  Gain on sale of securities available for sale           128,716             --
  Gain on sale of office building                              --         23,372
  Gain on sale of loans                                     4,395             --
  Miscellaneous                                            99,929         49,470
                                                      -----------    -----------
      Total non-interest income:                          531,948        351,148
                                                      -----------    -----------
Noninterest expense:
  Salaries and employee benefits                        1,980,390      1,966,496
  Net occupancy expense of premises                       445,516        468,782
  Equipment                                               415,666        355,226
  Advertising                                             184,000         97,432
  Federal insurance premium                               119,643      1,382,048
  Loss from foreclosed real estate                          3,144          3,945
  Miscellaneous                                           832,393        816,358
                                                      -----------    -----------
      Total non-interest expense                        3,980,752      5,090,287

Income before income taxes                              2,430,155        892,403
Income taxes                                              876,950        283,481
                                                      -----------    -----------
Net income                                              1,553,205        608,922
                                                      ===========    ===========

Source: Audited Financial Statements
--------------------------------------------------------------------------------

                                    Exhibit 3
                 Consolidated Statements of Changes in Net Worth

----------------------------------------------------------------------------------------
                                                             Net Unrealized
                                                             gain/(loss) on
                                                  Retained     Securities
                                                  Earnings      AFS, net        Total
                                                  --------      --------        -----
Balance at December 31, 1995                    $13,960,806     $408,239     $14,369,045

Net income for the year ended December 31,1996      608,922           --         608,922
Change in unrealized gain on securities
  available-for-sale, net                                --     (166,204)       (166,204)
                                                -----------     --------     -----------
Balance at December 31, 1996                    $14,569,728     $242,035     $14,811,763

Net income for the year ended December 31,1997    1,553,205           --       1,553,205

Change in unrealized gain on securities
  available-for-sale, net                                --      175,875         175,875
                                                -----------     --------     -----------
Balance at December 31, 1997                    $16,122,933     $417,910     $16,540,843


Source: Audited Financial Statements
----------------------------------------------------------------------------------------

                                    Exhibit 4
                      Consolidated Statements of Cash Flows

--------------------------------------------------------------------------------
                                                          For the Years Ended
                                                              December 31,
                                                       -------------------------
                                                           1997         1996
                                                       -----------  ------------
Cash flows from operating activities:
  Net earnings                                         $ 1,553,205  $   608,922
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Deferred income taxes                                (24,501)     (21,793)
      Depreciation and amortization of premises
        and equipment                                      218,465      216,424
      Amortization of premiums, net of accretion
        of discounts and deferred loan fees                 60,411      100,565
      Loss on sale of real estate owned                        520           --
      Provision for loan losses                            200,000       43,056
      Gain on sale of securities available for sale       (128,716)          --
      Gain on sale of premises and equipment                    --      (23,372)
      Gain on sale of loans                                 (4,395)          --
      Decrease in accrued interest receivable                3,509       68,844
      Decrease (increase) in other assets                  243,508     (172,067)
      (Decrease) in accrued interest payable                (1,154)        (946)
      Increase (decrease) in other liabilities             230,278     (200,324)
                                                       -----------  -----------
        Net cash provided by operating activities        2,351,130      619,309

Cash flows from investing activities:
  Purchases of securities available for sale           (41,279,181)  (6,280,414)
  Principal repayment on securities available for sale  13,375,397   14,051,794
  Calls of securities available for sale                 2,000,000    1,000,000
  Proceeds from sale of securities available for sale   31,842,498           --
  Net increase in loans receivable                     (22,422,328) (26,144,078)
  Proceeds from sale of loans receivable                   651,014           --
  Net additions to premises and equipment                  (24,046)    (254,510)
  Proceeds from sale of office building                         --       84,000
  Capitalized expense on foreclosed real estate               (675)          --
  Proceeds from sale and recovery from insurance on
    foreclosed real estate                                  20,787      134,068
  Purchase of Federal Home Loan Bank of New York Stock    (188,700)     (78,400)
                                                       -----------  -----------
                                                       (16,025,234) (17,487,540)
Cash flow from financing activities:
  Increase in deposits                                  13,654,981   14,867,718
  Increase in advance payments by borrowers for taxes
    and insurance                                          175,231      295,709
                                                       -----------  -----------
        Net cash provided by financing activities       13,830,212   15,163,427
                                                       -----------  -----------

Net increase (decrease) in cash and cash equivalents       156,108   (1,704,804)
  Cash and cash equivalents - beginning                  5,774,783    7,479,587
                                                       -----------  -----------
  Cash and cash equivalents - ending                     5,930,891    5,774,783
                                                       ===========  ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                             9,005,195    8,049,631
                                                       ===========  ===========

    Income taxes, net of refunds                           455,900      493,017
                                                       ===========  ===========

Supplemental disclosure of noncash activities:             204,696            0
                                                       ===========  ===========

    Loan to facilitate the sale of foreclosed real
      estate                                              (63,000)            0
                                                       ===========  ===========
    Loan made in conjunction with the sale of office
      building                                                  0        75,000
                                                       -----------  -----------
    Inputted interest                                           0       (13,544)
                                                       -----------  -----------
                                                                0        61,456
                                                       ===========  ===========
    Unrealized gain on securities available for sale:
      Unrealized appreciation (depreciation)               274,922     (259,611)
      Deferred income taxes (benefit)                      (99,047)      93,407
                                                       -----------  -----------
                                                           175,875     (166,204)
                                                       ===========  ===========
--------------------------------------------------------------------------------
Source:  Audited Financial Statements

                                    Exhibit 5
                      Selected Data on all Public Thrifts

                                                                         Corporate
                                        --------------------------------------------------------------------------
                                                                                            Deposit
                                                                         Number            Insurance
                                                                           of                Agency    Conversion
Ticker  Short Name                      Exchange City            State  Offices  IPO Date  (BIF/SAIF)     Type
--------------------------------------  --------------------------------------------------------------------------
%CAL    California Federal Bank         Private San Francisco      CA     227          NA     SAIF      Not Avail.
%CCMD   Chevy Chase Bank, FSB           Private Chevy Chase        MD     128          NA     SAIF      Not Avail.
AABC    Access Anytime Bancorp Inc.     NASDAQ  Clovis             NM       3    08/08/86     SAIF      Regular
AADV    Advantage Bancorp Inc.          NASDAQ  Kenosha            WI      15    03/23/92     SAIF      Regular
ABBK    Abington Bancorp Inc.           NASDAQ  Abington           MA       8    06/10/86     BIF       Regular
ABCL    Alliance Bancorp Inc.           NASDAQ  Hinsdale           IL      14    07/07/92     SAIF      Regular
ABCW    Anchor BanCorp Wisconsin        NASDAQ  Madison            WI      35    07/16/92     SAIF      Regular
AFBC    Advance Financial Bancorp       NASDAQ  Wellsburg          WV       2    01/02/97     SAIF      Regular
AFCB    Affiliated Community Bancorp    NASDAQ  Waltham            MA      12    10/19/95     SAIF      Not Avail.
AFED    AFSALA Bancorp Inc.             NASDAQ  Amsterdam          NY       6    10/01/96     SAIF      Regular
AHCI    Ambanc Holding Co.              NASDAQ  Amsterdam          NY      12    12/27/95     BIF       Regular
AHM     H.F. Ahmanson & Co.             NYSE    Irwindale          CA     462    10/25/72     SAIF      Regular
ALBC    Albion Banc Corp.               NASDAQ  Albion             NY       2    07/26/93     SAIF      Regular
ALBK    ALBANK Financial Corp.          NASDAQ  Albany             NY     109    04/01/92     SAIF      Regular
AMFC    AMB Financial Corp.             NASDAQ  Munster            IN       4    04/01/96     SAIF      Regular
ANA     Acadiana Bancshares Inc.        AMSE    Lafayette          LA       5    07/16/96     SAIF      Regular
ANDB    Andover Bancorp Inc.            NASDAQ  Andover            MA      12    05/08/86     BIF       Regular
ANE     Alliance Bncp of New England    AMSE    Vernon             CT       7    12/19/86     BIF       Regular
ASBI    Ameriana Bancorp                NASDAQ  New Castle         IN       9    03/02/87     SAIF      Regular
ASBP    ASB Financial Corp.             NASDAQ  Portsmouth         OH       1    05/11/95     SAIF      Regular
ASFC    Astoria Financial Corp.         NASDAQ  Lake Success       NY      61    11/18/93     SAIF      Regular
ATSB    AmTrust Capital Corp.           NASDAQ  Peru               IN       2    03/28/95     SAIF      Regular
AVND    Avondale Financial Corp.        NASDAQ  Chicago            IL       5    04/07/95     SAIF      Regular
BANC    BankAtlantic Bancorp Inc.       NASDAQ  Fort Lauderdale    FL      65    11/29/83     SAIF      Regular
BDJI    First Federal Bancorp.          NASDAQ  Bemidji            MN       5    04/04/95     SAIF      Regular
BFD     BostonFed Bancorp Inc.          AMSE    Burlington         MA      10    10/24/95     SAIF      Regular
BFFC    Big Foot Financial Corp.        NASDAQ  Long Grove         IL       3    12/20/96     SAIF      Regular
BFSB    Bedford Bancshares Inc.         NASDAQ  Bedford            VA       3    08/22/94     SAIF      Regular
BKC     American Bank of Connecticut    AMSE    Waterbury          CT      14    12/01/81     BIF       Regular
BKCT    Bancorp Connecticut Inc.        NASDAQ  Southington        CT       3    07/03/86     BIF       Regular
BKUNA   BankUnited Financial Corp.      NASDAQ  Coral Gables       FL      18    12/11/85     SAIF      Regular
BNKU    Bank United Corp.               NASDAQ  Houston            TX      80    08/09/96     SAIF      Not Avail.
BPLS    Bank Plus Corp.                 NASDAQ  Los Angeles        CA      38          NA     SAIF      Not Avail.
BTHL    Bethel Bancorp                  NASDAQ  Portland           ME       8    08/19/87     BIF       Regular
BVCC    Bay View Capital Corp.          NASDAQ  San Mateo          CA      63    05/09/86     SAIF      Regular
BWFC    Bank West Financial Corp.       NASDAQ  Grand Rapids       MI       3    03/30/95     SAIF      Regular
BYFC    Broadway Financial Corp.        NASDAQ  Los Angeles        CA       3    01/09/96     SAIF      Regular
CAFI    Camco Financial Corp.           NASDAQ  Cambridge          OH      13          NA     SAIF      Not Avail.
CAPS    Capital Savings Bancorp Inc.    NASDAQ  Jefferson City     MO       8    12/29/93     SAIF      Regular
CASB    Cascade Financial Corp.         NASDAQ  Everett            WA      11    09/16/92     SAIF      Regular
CASH    First Midwest Financial Inc.    NASDAQ  Storm Lake         IA      13    09/20/93     SAIF      Regular
CATB    Catskill Financial Corp.        NASDAQ  Catskill           NY       4    04/18/96     BIF       Regular
CBCI    Calumet Bancorp Inc.            NASDAQ  Dolton             IL       5    02/20/92     SAIF      Regular
CBES    CBES Bancorp Inc.               NASDAQ  Excelsior Springs  MO       2    09/30/96     SAIF      Regular
CBK     Citizens First Financial Corp.  AMSE    Bloomington        IL       6    05/01/96     SAIF      Regular
CBSA    Coastal Bancorp Inc.            NASDAQ  Houston            TX      37          NA     SAIF      Not Avail.
CBSB    Charter Financial Inc.          NASDAQ  Sparta             IL       8    12/29/95     SAIF      Not Avail.
CCFH    CCF Holding Co.                 NASDAQ  Jonesboro          GA       5    07/12/95     SAIF      Regular
CEBK    Central Co-operative Bank       NASDAQ  Somerville         MA       8    10/24/86     BIF       Regular
CENB    Century Bancorp Inc.            NASDAQ  Thomasville        NC       1    12/23/96     SAIF      Regular
CENF    CENFED Financial Corp.          NASDAQ  Pasadena           CA      18    10/25/91     SAIF      Regular
CFB     Commercial Federal Corp.        NYSE    Omaha              NE     164    12/31/84     SAIF      Regular
CFBC    Community First Banking Co.     NASDAQ  Carrollton         GA      12    07/01/97     SAIF      Regular
CFCP    Coastal Financial Corp.         NASDAQ  Myrtle Beach       SC      10    09/26/90     SAIF      Regular
CFFC    Community Financial Corp.       NASDAQ  Staunton           VA       4    03/30/88     SAIF      Regular
CFNC    Carolina Fincorp Inc.           NASDAQ  Rockingham         NC       4    11/25/96     SAIF      Regular
CFSB    CFSB Bancorp Inc.               NASDAQ  Lansing            MI      17    06/22/90     SAIF      Regular
CFTP    Community Federal Bancorp       NASDAQ  Tupelo             MS       2    03/26/96     SAIF      Regular
CFX     CFX Corp.                       AMSE    Keene              NH      43    02/12/87     BIF       Regular
CIBI    Community Investors Bancorp     NASDAQ  Bucyrus            OH       3    02/07/95     SAIF      Regular
CKFB    CKF Bancorp Inc.                NASDAQ  Danville           KY       1    01/04/95     SAIF      Regular
CLAS    Classic Bancshares Inc.         NASDAQ  Ashland            KY       3    12/29/95     SAIF      Regular
CMRN    Cameron Financial Corp          NASDAQ  Cameron            MO       4    04/03/95     SAIF      Regular
CMSB    Commonwealth Bancorp Inc.       NASDAQ  Norristown         PA      56    06/17/96     SAIF      Not Avail.

                                                                         Corporate
                                        --------------------------------------------------------------------------
                                                                                            Deposit
                                                                         Number            Insurance
                                                                           of                Agency    Conversion
Ticker  Short Name                      Exchange City            State  Offices  IPO Date  (BIF/SAIF)     Type
--------------------------------------  --------------------------------------------------------------------------
CMSV    Community Savings Bnkshrs(MHC)  NASDAQ  North Palm Beach   FL      21    10/24/94     SAIF      Mutual HC
CNIT    CENIT Bancorp Inc.              NASDAQ  Norfolk            VA      20    08/06/92     SAIF      Regular
CNSB    CNS Bancorp Inc.                NASDAQ  Jefferson City     MO       5    06/12/96     SAIF      Regular
CNY     Carver Bancorp Inc.             AMSE    New York           NY       7    10/25/94     SAIF      Regular
COFI    Charter One Financial           NASDAQ  Cleveland          OH     220    01/22/88     SAIF      Regular
CONE    Conestoga Bancorp, Inc.         NASDAQ  Roslyn             NY       8    03/30/94     SAIF      Regular
COOP    Cooperative Bankshares Inc.     NASDAQ  Wilmington         NC      16    08/21/91     SAIF      Regular
CRSB    Crusader Holding Corp.          NASDAQ  Philadelphia       PA       2          NA     SAIF      Not Avail.
CRZY    Crazy Woman Creek Bancorp       NASDAQ  Buffalo            WY       1    03/29/96     SAIF      Regular
CSBF    CSB Financial Group Inc.        NASDAQ  Centralia          IL       2    10/09/95     SAIF      Regular
CTZN    CitFed Bancorp Inc.             NASDAQ  Dayton             OH      36    01/23/92     SAIF      Regular
CVAL    Chester Valley Bancorp Inc.     NASDAQ  Downingtown        PA       7    03/27/87     SAIF      Regular
DCBI    Delphos Citizens Bancorp Inc.   NASDAQ  Delphos            OH       1    11/21/96     SAIF      Regular
DIBK    Dime Financial Corp.            NASDAQ  Wallingford        CT      11    07/09/86     BIF       Regular
DIME    Dime Community Bancorp Inc.     NASDAQ  Brooklyn           NY      15    06/26/96     BIF       Regular
DME     Dime Bancorp Inc.               NYSE    New York           NY      91    08/19/86     BIF       Regular
DNFC    D & N Financial Corp.           NASDAQ  Hancock            MI      36    02/13/85     SAIF      Regular
DSL     Downey Financial Corp.          NYSE    Newport Beach      CA      86    01/01/71     SAIF      Not Avail.
EBI     Equality Bancorp Inc.           AMSE    St. Louis          MO       3    12/02/97     SAIF      Mutual HC
EBSI    Eagle Bancshares                NASDAQ  Tucker             GA      14    04/01/86     SAIF      Regular
EFBC    Empire Federal Bancorp Inc.     NASDAQ  Livingston         MT       3    01/27/97     SAIF      Regular
EFBI    Enterprise Federal Bancorp      NASDAQ  West Chester       OH       7    10/17/94     SAIF      Regular
EGFC    Eagle Financial Corp.           NASDAQ  Bristol            CT      30    02/03/87     SAIF      Regular
EGLB    Eagle BancGroup Inc.            NASDAQ  Bloomington        IL       3    07/01/96     SAIF      Regular
EMLD    Emerald Financial Corp.         NASDAQ  Strongsville       OH      14          NA     SAIF      Regular
EQSB    Equitable Federal Savings Bank  NASDAQ  Wheaton            MD       4    09/10/93     SAIF      Supervisory
ESBK    Elmira Savings Bank (The)       NASDAQ  Elmira             NY       6    03/01/85     BIF       Regular
ESX     Essex Bancorp Inc.              AMSE    Norfolk            VA       4    07/18/90     SAIF      Not Avail.
ETFS    East Texas Financial Services   NASDAQ  Tyler              TX       2    01/10/95     SAIF      Regular
FAB     FIRSTFED AMERICA BANCORP INC.   AMSE    Swansea            MA      13    01/15/97     SAIF      Regular
FBBC    First Bell Bancorp Inc.         NASDAQ  Pittsburgh         PA       7    06/29/95     SAIF      Regular
FBCI    Fidelity Bancorp Inc.           NASDAQ  Chicago            IL       5    12/15/93     SAIF      Regular
FBCV    1ST Bancorp                     NASDAQ  Vincennes          IN       2    04/07/87     SAIF      Regular
FBER    1st Bergen Bancorp              NASDAQ  Wood-Ridge         NJ       4    04/01/96     SAIF      Regular
FBHC    Fort Bend Holding Corp.         NASDAQ  Rosenberg          TX       6    06/30/93     SAIF      Regular
FBNW    FirstBank Corp.                 NASDAQ  Lewiston           ID       6    07/02/97     SAIF      Regular
FBSI    First Bancshares Inc.           NASDAQ  Mountain Grove     MO       6    12/22/93     SAIF      Regular
FCB     Falmouth Bancorp Inc.           AMSE    Falmouth           MA       3    03/28/96     BIF       Regular
FCBF    FCB Financial Corp.             NASDAQ  Oshkosh            WI      13    09/24/93     SAIF      Regular
FCME    First Coastal Corp.             NASDAQ  Westbrook          ME       7          NA     BIF       Not Avail.
FDEF    First Defiance Financial        NASDAQ  Defiance           OH      10    10/02/95     SAIF      Not Avail.
FED     FirstFed Financial Corp.        NYSE    Santa Monica       CA      24    12/16/83     SAIF      Regular
FESX    First Essex Bancorp Inc.        NASDAQ  Andover            MA      15    08/04/87     BIF       Regular
FFBA    First Colorado Bancorp Inc.     NASDAQ  Lakewood           CO      27    01/02/96     SAIF      Not Avail.
FFBH    First Federal Bancshares of AR  NASDAQ  Harrison           AR      14    05/03/96     SAIF      Regular
FFBI    First Financial Bancorp Inc.    NASDAQ  Belvidere          IL       2    10/04/93     SAIF      Regular
FFBS    FFBS BanCorp Inc.               NASDAQ  Columbus           MS       3    07/01/93     SAIF      Regular
FFBZ    First Federal Bancorp Inc.      NASDAQ  Zanesville         OH       6    07/13/92     SAIF      Regular
FFCH    First Financial Holdings Inc.   NASDAQ  Charleston         SC      34    11/10/83     SAIF      Regular
FFDB    FirstFed Bancorp Inc.           NASDAQ  Bessemer           AL       8    11/19/91     SAIF      Regular
FFDF    FFD Financial Corp.             NASDAQ  Dover              OH       1    04/03/96     SAIF      Regular
FFED    Fidelity Federal Bancorp        NASDAQ  Evansville         IN       4    08/31/87     SAIF      Regular
FFES    First Federal of East Hartford  NASDAQ  East Hartford      CT      12    06/23/87     SAIF      Regular
FFFC    FFVA Financial Corp.            NASDAQ  Lynchburg          VA      12    10/12/94     SAIF      Regular
FFFD    North Central Bancshares Inc.   NASDAQ  Fort Dodge         IA       7    03/21/96     SAIF      Not Avail.
FFFL    Fidelity Bankshares Inc. (MHC)  NASDAQ  West Palm Beach    FL      21    01/07/94     SAIF      Mutual HC
FFHH    FSF Financial Corp.             NASDAQ  Hutchinson         MN      11    10/07/94     SAIF      Regular
FFHS    First Franklin Corp.            NASDAQ  Cincinnati         OH       7    01/26/88     SAIF      Regular
FFIC    Flushing Financial Corp.        NASDAQ  Flushing           NY       7    11/21/95     BIF       Regular
FFKY    First Federal Financial Corp.   NASDAQ  Elizabethtown      KY       8    07/15/87     SAIF      Regular
FFLC    FFLC Bancorp Inc.               NASDAQ  Leesburg           FL       9    01/04/94     SAIF      Regular
FFOH    Fidelity Financial of Ohio      NASDAQ  Cincinnati         OH      12    03/04/96     SAIF      Not Avail.
FFPB    First Palm Beach Bancorp Inc.   NASDAQ  West Palm Beach    FL      48    09/29/93     SAIF      Regular
FFSL    First Independence Corp.        NASDAQ  Independence       KS       2    10/08/93     SAIF      Regular

                                                                         Corporate
                                        --------------------------------------------------------------------------
                                                                                            Deposit
                                                                         Number            Insurance
                                                                           of                Agency    Conversion
Ticker  Short Name                      Exchange City            State  Offices  IPO Date  (BIF/SAIF)     Type
--------------------------------------  --------------------------------------------------------------------------
FFSX    First Fed SB of Siouxland(MHC)  NASDAQ  Sioux City         IA      13    07/13/92     SAIF      Mutual HC
FFWC    FFW Corp.                       NASDAQ  Wabash             IN       4    04/05/93     SAIF      Regular
FFWD    Wood Bancorp Inc.               NASDAQ  Bowling Green      OH       7    08/31/93     SAIF      Regular
FFYF    FFY Financial Corp.             NASDAQ  Youngstown         OH      10    06/28/93     SAIF      Regular
FGHC    First Georgia Holding Inc.      NASDAQ  Brunswick          GA       7    02/11/87     SAIF      Regular
FIBC    Financial Bancorp Inc.          NASDAQ  Long Island City   NY       5    08/17/94     SAIF      Regular
FISB    First Indiana Corp.             NASDAQ  Indianapolis       IN      26    08/02/83     SAIF      Regular
FKFS    First Keystone Financial        NASDAQ  Media              PA       6    01/26/95     SAIF      Regular
FKKY    Frankfort First Bancorp Inc.    NASDAQ  Frankfort          KY       3    07/10/95     SAIF      Regular
FLAG    FLAG Financial Corp.            NASDAQ  LaGrange           GA       4    12/11/86     SAIF      Regular
FLFC    First Liberty Financial Corp.   NASDAQ  Macon              GA      31    12/06/83     SAIF      Regular
FLGS    Flagstar Bancorp Inc.           NASDAQ  Bloomfield Hills   MI      19          NA     SAIF      Not Avail.
FLKY    First Lancaster Bancshares      NASDAQ  Lancaster          KY       1    07/01/96     SAIF      Regular
FMBD    First Mutual Bancorp Inc.       NASDAQ  Decatur            IL      14    07/05/95     SAIF      Regular
FMCO    FMS Financial Corp.             NASDAQ  Burlington         NJ      20    12/14/88     SAIF      Regular
FMSB    First Mutual Savings Bank       NASDAQ  Bellevue           WA       8    12/17/85     BIF       Regular
FNGB    First Northern Capital Corp.    NASDAQ  Green Bay          WI      19    12/29/83     SAIF      Regular
FOBC    Fed One Bancorp                 NASDAQ  Wheeling           WV      12    01/19/95     SAIF      Not Avail.
FPRY    First Financial Bancorp         NASDAQ  Tallahassee        FL       6    03/29/88     SAIF      Regular
FSBI    Fidelity Bancorp Inc.           NASDAQ  Pittsburgh         PA       8    06/24/88     SAIF      Regular
FSFF    First SecurityFed Financial     NASDAQ  Chicago            IL       5    10/31/97     SAIF      Regular
FSLA    First Savings Bank (MHC)        NASDAQ  Woodbridge         NJ      17    07/10/92     SAIF      Mutual HC
FSNJ    Bayonne Bancshares Inc.         NASDAQ  Bayonne            NJ       4    08/22/97     SAIF      Not Avail.
FSPG    First Home Bancorp Inc.         NASDAQ  Pennsville         NJ      10    04/20/87     SAIF      Regular
FSPT    FirstSpartan Financial Corp.    NASDAQ  Spartanburg        SC       7    07/09/97     SAIF      Regular
FSSB    First FS&LA of San Bernardino   NASDAQ  San Bernardino     CA       4    02/02/93     SAIF      Regular
FSTC    First Citizens Corp.            NASDAQ  Newnan             GA       9    03/01/86     SAIF      Regular
FTF     Texarkana First Financial Corp  AMSE    Texarkana          AR       5    07/07/95     SAIF      Regular
FTFC    First Federal Capital Corp.     NASDAQ  La Crosse          WI      50    11/02/89     SAIF      Regular
FTNB    Fulton Bancorp Inc.             NASDAQ  Fulton             MO       2    10/18/96     SAIF      Regular
FTSB    Fort Thomas Financial Corp.     NASDAQ  Fort Thomas        KY       2    06/28/95     SAIF      Regular
FWWB    First SB of Washington Bancorp  NASDAQ  Walla Walla        WA      20    11/01/95     SAIF      Regular
GAF     GA Financial Inc.               AMSE    Pittsburgh         PA      13    03/26/96     SAIF      Regular
GDVS    Greater Delaware Valley (MHC)   NASDAQ  Broomall           PA       7    03/03/95     SAIF      Mutual HC
GDW     Golden West Financial           NYSE    Oakland            CA     250    05/29/59     SAIF      Not Avail.
GFCO    Glenway Financial Corp.         NASDAQ  Cincinnati         OH       5    11/30/90     SAIF      Regular
GFED    Guaranty Federal Bcshs Inc.     NASDAQ  Springfield        MO       5    12/31/97     SAIF      Mutual HC
GFSB    GFS Bancorp Inc.                NASDAQ  Grinnell           IA       1    01/06/94     SAIF      Regular
GLMR    Gilmer Financial Svcs, Inc.     NASDAQ  Gilmer             TX       1    02/09/95     SAIF      Regular
GOSB    GSB Financial Corp.             NASDAQ  Goshen             NY       2    07/09/97     BIF       Regular
GPT     GreenPoint Financial Corp.      NYSE    New York           NY      74    01/28/94     BIF       Regular
GSB     Golden State Bancorp Inc.       NYSE    Glendale           CA     181    10/01/83     SAIF      Regular
GSBC    Great Southern Bancorp Inc.     NASDAQ  Springfield        MO      25    12/14/89     SAIF      Regular
GSFC    Green Street Financial Corp.    NASDAQ  Fayetteville       NC       3    04/04/96     SAIF      Regular
GSLA    GS Financial Corp.              NASDAQ  Metairie           LA       3    04/01/97     SAIF      Regular
GTPS    Great American Bancorp          NASDAQ  Champaign          IL       3    06/30/95     SAIF      Regular
GUPB    GFSB Bancorp Inc.               NASDAQ  Gallup             NM       1    06/30/95     SAIF      Regular
HALL    Hallmark Capital Corp.          NASDAQ  West Allis         WI       3    01/03/94     SAIF      Regular
HARB    Harbor Florida Bancorp (MHC)    NASDAQ  Fort Pierce        FL      24    01/06/94     SAIF      Mutual HC
HARL    Harleysville Savings Bank       NASDAQ  Harleysville       PA       4    08/04/87     SAIF      Regular
HARS    Harris Financial Inc. (MHC)     NASDAQ  Harrisburg         PA      34    01/25/94     SAIF      Mutual HC
HAVN    Haven Bancorp Inc.              NASDAQ  Woodhaven          NY      40    09/23/93     SAIF      Regular
HBBI    Home Building Bancorp           NASDAQ  Washington         IN       2    02/08/95     SAIF      Regular
HBEI    Home Bancorp of Elgin Inc.      NASDAQ  Elgin              IL       4    09/27/96     SAIF      Regular
HBFW    Home Bancorp                    NASDAQ  Fort Wayne         IN       9    03/30/95     SAIF      Regular
HBNK    Highland Bancorp Inc.           NASDAQ  Burbank            CA       7          NA     SAIF      Not Avail.
HBS     Haywood Bancshares Inc.         AMSE    Waynesville        NC       4    12/18/87     BIF       Not Avail.
HCBB    HCB Bancshares Inc.             NASDAQ  Camden             AR       7    05/07/97     SAIF      Regular
HCBC    High Country Bancorp Inc.       NASDAQ  Salida             CO       3    12/10/97     SAIF      Regular
HCFC    Home City Financial Corp.       NASDAQ  Springfield        OH       1    12/30/96     SAIF      Regular
HEMT    HF Bancorp Inc.                 NASDAQ  Hemet              CA      19    06/30/95     SAIF      Regular
HFBC    HopFed Bancorp Inc.             NASDAQ  Hopkinsville       KY       5    02/09/98     SAIF      Regular
HFFB    Harrodsburg First Fin Bancorp   NASDAQ  Harrodsburg        KY       2    10/04/95     SAIF      Regular
HFFC    HF Financial Corp.              NASDAQ  Sioux Falls        SD      19    04/08/92     SAIF      Regular

                                                                         Corporate
                                        --------------------------------------------------------------------------
                                                                                            Deposit
                                                                         Number            Insurance
                                                                           of                Agency    Conversion
Ticker  Short Name                      Exchange City            State  Offices  IPO Date  (BIF/SAIF)     Type
--------------------------------------  --------------------------------------------------------------------------
HFGI    Harrington Financial Group      NASDAQ  Richmond           IN       5          NA     SAIF      Not Avail.
HFNC    HFNC Financial Corp.            NASDAQ  Charlotte          NC      10    12/29/95     SAIF      Regular
HFSA    Hardin Bancorp Inc.             NASDAQ  Hardin             MO       3    09/29/95     SAIF      Regular
HFWA    Heritage Financial Corp.        NASDAQ  Olympia            WA      10    01/09/98     SAIF      Mutual HC
HHFC    Harvest Home Financial Corp.    NASDAQ  Cheviot            OH       3    10/10/94     SAIF      Regular
HIFS    Hingham Instit. for Savings     NASDAQ  Hingham            MA       5    12/20/88     BIF       Regular
HMLK    Hemlock Federal Financial Corp  NASDAQ  Oak Forest         IL       3    04/02/97     SAIF      Regular
HMNF    HMN Financial Inc.              NASDAQ  Spring Valley      MN      10    06/30/94     SAIF      Regular
HOMF    Home Federal Bancorp            NASDAQ  Seymour            IN      16    01/23/88     SAIF      Regular
HPBC    Home Port Bancorp Inc.          NASDAQ  Nantucket          MA       2    08/25/88     BIF       Regular
HRBF    Harbor Federal Bancorp Inc.     NASDAQ  Baltimore          MD       9    08/12/94     SAIF      Regular
HRZB    Horizon Financial Corp.         NASDAQ  Bellingham         WA      12    08/01/86     BIF       Regular
HTHR    Hawthorne Financial Corp.       NASDAQ  El Segundo         CA       6          NA     SAIF      Not Avail.
HWEN    Home Financial Bancorp          NASDAQ  Spencer            IN       1    07/02/96     SAIF      Regular
HZFS    Horizon Financial Svcs Corp.    NASDAQ  Oskaloosa          IA       3    06/30/94     SAIF      Regular
IBSF    IBS Financial Corp.             NASDAQ  Cherry Hill        NJ      10    10/13/94     SAIF      Regular
IFSB    Independence Federal Svgs Bank  NASDAQ  Washington         DC       2    06/06/85     SAIF      Regular
INBI    Industrial Bancorp Inc.         NASDAQ  Bellevue           OH      10    08/01/95     SAIF      Regular
INCB    Indiana Community Bank SB       NASDAQ  Lebanon            IN       4    12/15/94     SAIF      Regular
IPSW    Ipswich Savings Bank            NASDAQ  Ipswich            MA       6    05/26/93     BIF       Regular
ITLA    ITLA Capital Corp.              NASDAQ  La Jolla           CA       6    10/24/95     BIF       Not Avail.
IWBK    InterWest Bancorp Inc.          NASDAQ  Oak Harbor         WA      42          NA     SAIF      Not Avail.
JOAC    Joachim Bancorp Inc.            NASDAQ  De Soto            MO       1    12/28/95     SAIF      Regular
JSB     JSB Financial Inc.              NYSE    Lynbrook           NY      13    06/27/90     BIF       Regular
JSBA    Jefferson Savings Bancorp       NASDAQ  Ballwin            MO      31    04/08/93     SAIF      Regular
JXSB    Jacksonville Savings Bk (MHC)   NASDAQ  Jacksonville       IL       5    04/21/95     SAIF      Mutual HC
JXVL    Jacksonville Bancorp Inc.       NASDAQ  Jacksonville       TX       7    04/01/96     SAIF      Not Avail.
KFBI    Klamath First Bancorp           NASDAQ  Klamath Falls      OR      33    10/05/95     SAIF      Regular
KNK     Kankakee Bancorp Inc.           AMSE    Kankakee           IL       9    01/06/93     SAIF      Regular
KSAV    KS Bancorp Inc.                 NASDAQ  Kenly              NC       5    12/30/93     SAIF      Regular
KSBK    KSB Bancorp Inc.                NASDAQ  Kingfield          ME       8    06/24/93     BIF       Regular
KYF     Kentucky First Bancorp Inc.     AMSE    Cynthiana          KY       2    08/29/95     SAIF      Regular
LARK    Landmark Bancshares Inc.        NASDAQ  Dodge City         KS       5    03/28/94     SAIF      Regular
LARL    Laurel Capital Group Inc.       NASDAQ  Allison Park       PA       6    02/20/87     SAIF      Regular
LFBI    Little Falls Bancorp Inc.       NASDAQ  Little Falls       NJ       6    01/05/96     SAIF      Regular
LFCO    Life Financial Corp.            NASDAQ  Riverside          CA       5          NA     SAIF      Not Avail.
LFED    Leeds Federal Bankshares (MHC)  NASDAQ  Baltimore          MD       1    05/02/94     SAIF      Mutual HC
LISB    Long Island Bancorp Inc.        NASDAQ  Melville           NY      35    04/18/94     SAIF      Regular
LOGN    Logansport Financial Corp.      NASDAQ  Logansport         IN       1    06/14/95     SAIF      Regular
LONF    London Financial Corp.          NASDAQ  London             OH       1    04/01/96     SAIF      Regular
LSBI    LSB Financial Corp.             NASDAQ  Lafayette          IN       4    02/03/95     BIF       Regular
LSBX    Lawrence Savings Bank           NASDAQ  North Andover      MA       5    05/02/86     BIF       Regular
LVSB    Lakeview Financial              NASDAQ  Paterson           NJ       8    12/22/93     SAIF      Regular
LXMO    Lexington B&L Financial Corp.   NASDAQ  Lexington          MO       1    06/06/96     SAIF      Regular
MAFB    MAF Bancorp Inc.                NASDAQ  Clarendon Hills    IL      22    01/12/90     SAIF      Regular
MARN    Marion Capital Holdings         NASDAQ  Marion             IN       4    03/18/93     SAIF      Regular
MASB    MASSBANK Corp.                  NASDAQ  Reading            MA      15    05/28/86     BIF       Regular
MBB     MSB Bancorp Inc.                AMSE    Goshen             NY      16    09/03/92     BIF       Regular
MBBC    Monterey Bay Bancorp Inc.       NASDAQ  Watsonville        CA       7    02/15/95     SAIF      Regular
MBLF    MBLA Financial Corp.            NASDAQ  Macon              MO       2    06/24/93     SAIF      Regular
MBSP    Mitchell Bancorp Inc.           NASDAQ  Spruce Pine        NC       1    07/12/96     SAIF      Regular
MCBN    Mid-Coast Bancorp Inc.          NASDAQ  Waldoboro          ME       2    11/02/89     SAIF      Regular
MDBK    Medford Bancorp Inc.            NASDAQ  Medford            MA      16    03/18/86     BIF       Regular
MECH    MECH Financial Inc.             NASDAQ  Hartford           CT      14    06/26/96     BIF       Regular
MERI    Meritrust Federal SB            NASDAQ  Thibodaux          LA       8          NA     SAIF      Not Avail.
METF    Metropolitan Financial Corp.    NASDAQ  Mayfield Heights   OH      15          NA     SAIF      Not Avail.
MFBC    MFB Corp.                       NASDAQ  Mishawaka          IN       5    03/25/94     SAIF      Regular
MFFC    Milton Federal Financial Corp.  NASDAQ  West Milton        OH       3    10/07/94     SAIF      Regular
MFLR    Mayflower Co-operative Bank     NASDAQ  Middleboro         MA       4    12/23/87     BIF       Regular
MFSL    Maryland Federal Bancorp        NASDAQ  Hyattsville        MD      27    06/02/87     SAIF      Regular
MIFC    Mid-Iowa Financial Corp.        NASDAQ  Newton             IA       7    10/14/92     SAIF      Regular
MIVI    Mississippi View Holding Co.    NASDAQ  Little Falls       MN       1    03/24/95     SAIF      Regular
MONT    Montgomery Financial Corp.      NASDAQ  Crawfordsville     IN       4    07/01/97     SAIF      Not Avail.
MRKF    Market Financial Corp.          NASDAQ  Mount Healthy      OH       2    03/27/97     SAIF      Regular

                                                                         Corporate
                                        --------------------------------------------------------------------------
                                                                                            Deposit
                                                                         Number            Insurance
                                                                           of                Agency    Conversion
Ticker  Short Name                      Exchange City            State  Offices  IPO Date  (BIF/SAIF)     Type
--------------------------------------  --------------------------------------------------------------------------
MSBF    MSB Financial Inc.              NASDAQ  Marshall           MI       2    02/06/95     SAIF      Regular
MSBK    Mutual Savings Bank FSB         NASDAQ  Bay City           MI      22    07/17/92     SAIF      Regular
MWBI    Midwest Bancshares Inc.         NASDAQ  Burlington         IA       5    11/12/92     SAIF      Regular
MWBX    MetroWest Bank                  NASDAQ  Framingham         MA      13    10/10/86     BIF       Regular
MWFD    Midwest Federal Financial       NASDAQ  Baraboo            WI       9    07/08/92     SAIF      Regular
MYST    Mystic Financial Inc.           NASDAQ  Medford            MA       3    01/09/98     BIF       Regular
NASB    North American Savings Bank     NASDAQ  Grandview          MO       7    09/27/85     SAIF      Not Avail.
NBN     Northeast Bancorp               AMSE    Auburn             ME      12    08/19/87     BIF       Regular
NBSI    North Bancshares Inc.           NASDAQ  Chicago            IL       2    12/21/93     SAIF      Regular
NEIB    Northeast Indiana Bancorp       NASDAQ  Huntington         IN       3    06/28/95     SAIF      Regular
NHTB    New Hampshire Thrift Bncshrs    NASDAQ  Newport            NH      11    05/22/86     SAIF      Regular
NMSB    NewMil Bancorp Inc.             NASDAQ  New Milford        CT      15    02/01/86     BIF       Regular
NSLB    NS&L Bancorp Inc.               NASDAQ  Neosho             MO       2    06/08/95     SAIF      Regular
NSSY    NSS Bancorp Inc.                NASDAQ  Norwalk            CT       8    06/16/94     BIF       Regular
NTBK    Net.B@nk Inc.                   NASDAQ  Atlanta            GA      NA          NA     SAIF      Not Avail.
NTMG    Nutmeg Federal S&LA             NASDAQ  Danbury            CT       3          NA     SAIF      Not Avail.
NWEQ    Northwest Equity Corp.          NASDAQ  Amery              WI       3    10/11/94     SAIF      Regular
NWSB    Northwest Bancorp Inc. (MHC)    NASDAQ  Warren             PA      67    11/07/94     SAIF      Mutual HC
NYB     New York Bancorp Inc.           NYSE    Douglaston         NY      36    01/28/88     SAIF      Regular
OCFC    Ocean Financial Corp.           NASDAQ  Toms River         NJ      10    07/03/96     SAIF      Regular
OCN     Ocwen Financial Corp.           NYSE    West Palm Beach    FL       1          NA     SAIF      Not Avail.
OFCP    Ottawa Financial Corp.          NASDAQ  Holland            MI      26    08/19/94     SAIF      Regular
OHSL    OHSL Financial Corp.            NASDAQ  Cincinnati         OH       5    02/10/93     SAIF      Regular
OSFS    Ohio State Financial Services   NASDAQ  Bridgeport         OH       2    09/29/97     SAIF      Regular
OTFC    Oregon Trail Financial Corp.    NASDAQ  Baker City         OR       7    10/06/97     SAIF      Regular
PBCI    Pamrapo Bancorp Inc.            NASDAQ  Bayonne            NJ       9    11/14/89     SAIF      Regular
PBCT    People's Bank (MHC)             NASDAQ  Bridgeport         CT     128    07/06/88     BIF       Mutual HC
PBHC    Pathfinder Bancorp Inc. (MHC)   NASDAQ  Oswego             NY       5    11/16/95     BIF       Mutual HC
PBKB    People's Bancshares Inc.        NASDAQ  New Bedford        MA      14    10/30/86     BIF       Regular
PCBC    Perry County Financial Corp.    NASDAQ  Perryville         MO       1    02/13/95     SAIF      Regular
PDB     Piedmont Bancorp Inc.           AMSE    Hillsborough       NC       1    12/08/95     SAIF      Regular
PEDE    Great Pee Dee Bancorp           NASDAQ  Cheraw             SC       1    12/31/97     SAIF      Regular
PEEK    Peekskill Financial Corp.       NASDAQ  Peekskill          NY       3    12/29/95     SAIF      Regular
PERM    Permanent Bancorp Inc.          NASDAQ  Evansville         IN      11    04/04/94     SAIF      Regular
PERT    Perpetual Bank (MHC)            NASDAQ  Anderson           SC       6    10/26/93     SAIF      Mutual HC
PFDC    Peoples Bancorp                 NASDAQ  Auburn             IN       7    07/07/87     SAIF      Regular
PFED    Park Bancorp Inc.               NASDAQ  Chicago            IL       3    08/12/96     SAIF      Regular
PFFB    PFF Bancorp Inc.                NASDAQ  Pomona             CA      23    03/29/96     SAIF      Regular
PFFC    Peoples Financial Corp.         NASDAQ  Massillon          OH       2    09/13/96     SAIF      Regular
PFNC    Progress Financial Corp.        NASDAQ  Blue Bell          PA      10    07/18/83     SAIF      Regular
PFSB    PennFed Financial Services Inc  NASDAQ  West Orange        NJ      18    07/15/94     SAIF      Regular
PFSL    Pocahontas FS&LA (MHC)          NASDAQ  Pocahontas         AR       6    04/05/94     SAIF      Mutual HC
PHBK    Peoples Heritage Finl Group     NASDAQ  Portland           ME     142    12/04/86     BIF       Regular
PHFC    Pittsburgh Home Financial Corp  NASDAQ  Pittsburgh         PA       8    04/01/96     SAIF      Regular
PHSB    Peoples Home Savings Bk (MHC)   NASDAQ  Beaver Falls       PA       9    07/10/97     SAIF      Mutual HC
PKPS    Poughkeepsie Financial Corp.    NASDAQ  Poughkeepsie       NY      16    11/19/85     SAIF      Regular
PLSK    Pulaski Savings Bank (MHC)      NASDAQ  Springfield        NJ       6    04/03/97     SAIF      Mutual HC
PMFI    Perpetual Midwest Financial     NASDAQ  Cedar Rapids       IA       5    03/31/94     SAIF      Regular
PRBC    Prestige Bancorp Inc.           NASDAQ  Pleasant Hills     PA       5    06/27/96     SAIF      Regular
PROV    Provident Financial Holdings    NASDAQ  Riverside          CA      10    06/28/96     SAIF      Regular
PSBK    Progressive Bank Inc.           NASDAQ  Fishkill           NY      17    08/01/84     BIF       Regular
PSFC    Peoples-Sidney Financial Corp.  NASDAQ  Sidney             OH       1    04/28/97     SAIF      Regular
PSFI    PS Financial Inc.               NASDAQ  Chicago            IL       1    11/27/96     SAIF      Regular
PTRS    Potters Financial Corp.         NASDAQ  East Liverpool     OH       4    12/31/93     SAIF      Regular
PULB    Pulaski Bank, Svgs Bank (MHC)   NASDAQ  St. Louis          MO       5    05/11/94     SAIF      Mutual HC
PULS    Pulse Bancorp                   NASDAQ  South River        NJ       5    09/18/86     SAIF      Regular
PVFC    PVF Capital Corp.               NASDAQ  Bedford Heights    OH       9    12/30/92     SAIF      Supervisory
PVSA    Parkvale Financial Corp.        NASDAQ  Monroeville        PA      29    07/16/87     SAIF      Regular
PWBC    PennFirst Bancorp Inc.          NASDAQ  Ellwood City       PA      11    06/13/90     SAIF      Regular
PWBK    Pennwood Bancorp Inc.           NASDAQ  Pittsburgh         PA       3    07/15/96     SAIF      Regular
QCBC    Quaker City Bancorp Inc.        NASDAQ  Whittier           CA       8    12/30/93     SAIF      Regular
QCFB    QCF Bancorp Inc.                NASDAQ  Virginia           MN       2    04/03/95     SAIF      Regular
QCSB    Queens County Bancorp Inc.      NASDAQ  Flushing           NY      11    11/23/93     BIF       Regular
RARB    Raritan Bancorp Inc.            NASDAQ  Bridgewater        NJ       7    03/01/87     BIF       Regular

                                                                         Corporate
                                        --------------------------------------------------------------------------
                                                                                            Deposit
                                                                         Number            Insurance
                                                                           of                Agency    Conversion
Ticker  Short Name                      Exchange City            State  Offices  IPO Date  (BIF/SAIF)     Type
--------------------------------------  --------------------------------------------------------------------------
RCBK    Richmond County Financial Corp  NASDAQ  Staten Island      NY      13    02/18/98     SAIF      Regular
REDF    RedFed Bancorp Inc.             NASDAQ  Redlands           CA      14    04/08/94     SAIF      Regular
RELI    Reliance Bancshares Inc.        NASDAQ  Milwaukee          WI       1    04/19/96     SAIF      Regular
RELY    Reliance Bancorp Inc.           NASDAQ  Garden City        NY      30    03/31/94     SAIF      Regular
RIVR    River Valley Bancorp            NASDAQ  Madison            IN       6    12/20/96     SAIF      Regular
ROSE    TR Financial Corp.              NASDAQ  Garden City        NY      15    06/29/93     BIF       Regular
RSLN    Roslyn Bancorp Inc.             NASDAQ  Roslyn             NY       8    01/13/97     BIF       Regular
RVSB    Riverview Bancorp Inc.          NASDAQ  Camas              WA       9    10/01/97     SAIF      Regular
SBFL    SB of the Finger Lakes (MHC)    NASDAQ  Geneva             NY       5    11/11/94     SAIF      Mutual HC
SBOS    Boston Bancorp (The)            NASDAQ  South Boston       MA       7    11/09/83     BIF       Regular
SCBS    Southern Community Bancshares   NASDAQ  Cullman            AL       1    12/23/96     SAIF      Regular
SCCB    S. Carolina Community Bancshrs  NASDAQ  Winnsboro          SC       3    07/07/94     SAIF      Regular
SFED    SFS Bancorp Inc.                NASDAQ  Schenectady        NY       4    06/30/95     SAIF      Regular
SFFC    StateFed Financial Corp.        NASDAQ  Des Moines         IA       2    01/05/94     SAIF      Regular
SFIN    Statewide Financial Corp.       NASDAQ  Jersey City        NJ      16    10/02/95     SAIF      Regular
SFSB    SuburbFed Financial Corp.       NASDAQ  Flossmoor          IL      12    03/04/92     SAIF      Regular
SFSL    Security First Corp.            NASDAQ  Mayfield Heights   OH      14    01/22/88     SAIF      Regular
SGVB    SGV Bancorp Inc.                NASDAQ  West Covina        CA       8    06/29/95     SAIF      Regular
SHEN    First Shenango Bancorp Inc.     NASDAQ  New Castle         PA       4    04/06/93     SAIF      Regular
SHSB    SHS Bancorp Inc.                NASDAQ  Pittsburgh         PA       3    10/01/97     SAIF      Regular
SIB     Staten Island Bancorp Inc.      NYSE    Staten Island      NY      17    12/22/97     BIF       Regular
SISB    SIS Bancorp Inc.                NASDAQ  Springfield        MA      34    02/08/95     BIF       Regular
SKAN    Skaneateles Bancorp Inc.        NASDAQ  Skaneateles        NY       9    06/02/86     BIF       Regular
SKBO    First Carnegie Deposit (MHC)    NASDAQ  Carnegie           PA       3    04/04/97     SAIF      Mutual HC
SMBC    Southern Missouri Bancorp Inc.  NASDAQ  Poplar Bluff       MO       8    04/13/94     SAIF      Regular
SOBI    Sobieski Bancorp Inc.           NASDAQ  South Bend         IN       3    03/31/95     SAIF      Regular
SOPN    First Savings Bancorp Inc.      NASDAQ  Southern Pines     NC       5    01/06/94     SAIF      Regular
SOSA    Somerset Savings Bank           NASDAQ  Somerville         MA       5    07/09/86     BIF       Regular
SPBC    St. Paul Bancorp Inc.           NASDAQ  Chicago            IL      53    05/18/87     SAIF      Regular
SRN     Southern Banc Co.               AMSE    Gadsden            AL       4    10/05/95     SAIF      Regular
SSB     Scotland Bancorp Inc.           AMSE    Laurinburg         NC       2    04/01/96     SAIF      Regular
SSFC    South Street Financial Corp.    NASDAQ  Albemarle          NC       2    10/03/96     SAIF      Regular
SSM     Stone Street Bancorp Inc.       AMSE    Mocksville         NC       2    04/01/96     SAIF      Regular
STFR    St. Francis Capital Corp.       NASDAQ  Brookfield         WI      24    06/21/93     SAIF      Regular
STSA    Sterling Financial Corp.        NASDAQ  Spokane            WA      41          NA     SAIF      Not Avail.
SVRN    Sovereign Bancorp Inc.          NASDAQ  Wyomissing         PA     179    08/12/86     SAIF      Regular
SWBI    Southwest Bancshares            NASDAQ  Hometown           IL       6    06/24/92     SAIF      Regular
SWCB    Sandwich Bancorp Inc.           NASDAQ  Sandwich           MA      11    07/25/86     BIF       Regular
SZB     SouthFirst Bancshares Inc.      AMSE    Sylacauga          AL       4    02/14/95     SAIF      Regular
THR     Three Rivers Financial Corp.    AMSE    Three Rivers       MI       4    08/24/95     SAIF      Regular
THRD    TF Financial Corp.              NASDAQ  Newtown            PA      14    07/13/94     SAIF      Regular
TPNZ    Tappan Zee Financial Inc.       NASDAQ  Tarrytown          NY       1    10/05/95     SAIF      Regular
TRIC    Tri-County Bancorp Inc.         NASDAQ  Torrington         WY       2    09/30/93     SAIF      Regular
TSBK    Timberland Bancorp Inc.         NASDAQ  Hoquiam            WA       8    01/13/98     SAIF      Regular
TSBS    Peoples Bancorp Inc. (MHC)      NASDAQ  Lawrenceville      NJ      14    08/03/95     BIF       Mutual HC
TSH     Teche Holding Co.               AMSE    Franklin           LA       9    04/19/95     SAIF      Regular
TWIN    Twin City Bancorp               NASDAQ  Bristol            TN       3    01/04/95     SAIF      Regular
UBMT    United Financial Corp.          NASDAQ  Great Falls        MT       4    09/23/86     SAIF      Regular
UCBC    Union Community Bancorp         NASDAQ  Crawfordsville     IN       1    12/29/97     SAIF      Regular
UFRM    United Federal Savings Bank     NASDAQ  Rocky Mount        NC      13    07/01/80     SAIF      Regular
USAB    USABancshares, Inc.             NASDAQ  Philadelphia       PA       1          NA     BIF       Not Avail.
UTBI    United Tennessee Bankshares     NASDAQ  Newport            TN       2    01/05/98     SAIF      Regular
VABF    Virginia Beach Fed. Financial   NASDAQ  Virginia Beach     VA      14    11/01/80     SAIF      Not Avail.
WAMU    Washington Mutual Inc.          NASDAQ  Seattle            WA     914    03/11/83     BIF       Regular
WAYN    Wayne Savings Bancshares (MHC)  NASDAQ  Wooster            OH       6    06/25/93     SAIF      Mutual HC
WBST    Webster Financial Corp.         NASDAQ  Waterbury          CT      84    12/12/86     SAIF      Regular
WCBI    Westco Bancorp                  NASDAQ  Westchester        IL       1    06/26/92     SAIF      Regular
WCFB    Webster City Federal SB (MHC)   NASDAQ  Webster City       IA       1    08/15/94     SAIF      Mutual HC
WEFC    Wells Financial Corp.           NASDAQ  Wells              MN       8    04/11/95     SAIF      Regular
WEHO    Westwood Homestead Fin. Corp.   NASDAQ  Cincinnati         OH       2    09/30/96     SAIF      Regular
WES     Westcorp                        NYSE    Irvine             CA      26    05/01/86     SAIF      Not Avail.
WFI     Winton Financial Corp.          AMSE    Cincinnati         OH       5    08/04/88     SAIF      Regular
WFSL    Washington Federal Inc.         NASDAQ  Seattle            WA     104    11/17/82     SAIF      Regular
WHGB    WHG Bancshares Corp.            NASDAQ  Lutherville        MD       5    04/01/96     SAIF      Regular

                                                                         Corporate
                                        --------------------------------------------------------------------------
                                                                                            Deposit
                                                                         Number            Insurance
                                                                           of                Agency    Conversion
Ticker  Short Name                      Exchange City            State  Offices  IPO Date  (BIF/SAIF)     Type
--------------------------------------  --------------------------------------------------------------------------
WOFC    Western Ohio Financial Corp.    NASDAQ  Springfield        OH      10    07/29/94     SAIF      Regular
WRNB    Warren Bancorp Inc.             NASDAQ  Peabody            MA       6    07/09/86     BIF       Regular
WSB     Washington Savings Bank, FSB    AMSE    Bowie              MD       5          NA     SAIF      Not Avail.
WSBI    Warwick Community Bancorp       NASDAQ  Warwick            NY       4    12/23/97     BIF       Regular
WSFS    WSFS Financial Corp.            NASDAQ  Wilmington         DE      16    11/26/86     BIF       Regular
WSTR    WesterFed Financial Corp.       NASDAQ  Missoula           MT      36    01/10/94     SAIF      Regular
WVFC    WVS Financial Corp.             NASDAQ  Pittsburgh         PA       5    11/29/93     SAIF      Regular
WYNE    Wayne Bancorp Inc.              NASDAQ  Wayne              NJ       5    06/27/96     SAIF      Regular
YFCB    Yonkers Financial Corp.         NASDAQ  Yonkers            NY       5    04/18/96     SAIF      Regular
YFED    York Financial Corp.            NASDAQ  York               PA      22    02/01/84     SAIF      Regular
                                        --------------------------------------------------------------------------
        Average

                                                                         Corporate
                                        --------------------------------------------------------------------------
                                                                                            Deposit
                                                                         Number            Insurance
                                                                           of                Agency    Conversion
Ticker  Short Name                      Exchange City            State  Offices  IPO Date  (BIF/SAIF)     Type
--------------------------------------  --------------------------------------------------------------------------
        Comparable Thrift Data
CNY     Carver Bancorp Inc.             AMSE    New York           NY       7    10/25/94     SAIF      Regular
ESBK    Elmira Savings Bank (The)       NASDAQ  Elmira             NY       6    03/01/85     BIF       Regular
FIBC    Financial Bancorp Inc.          NASDAQ  Long Island City   NY       5    08/17/94     SAIF      Regular
FKFS    First Keystone Financial        NASDAQ  Media              PA       6    01/26/95     SAIF      Regular
HRBF    Harbor Federal Bancorp Inc.     NASDAQ  Baltimore          MD       9    08/12/94     SAIF      Regular
IFSB    Independence Federal Svgs Bank  NASDAQ  Washington         DC       2    06/06/85     SAIF      Regular
PBCI    Pamrapo Bancorp Inc.            NASDAQ  Bayonne            NJ       9    11/14/89     SAIF      Regular
PHFC    Pittsburgh Home Financial Corp  NASDAQ  Pittsburgh         PA       8    04/01/96     SAIF      Regular
SKAN    Skaneateles Bancorp Inc.        NASDAQ  Skaneateles        NY       9    06/02/86     BIF       Regular
WYNE    Wayne Bancorp Inc.              NASDAQ  Wayne              NJ       5    06/27/96     SAIF      Regular
                                        --------------------------------------------------------------------------
        Average
        Median
        Maximum
        Minimum

                                          Key Financial Data as of The Most Recent Quarter
                                        -----------------------------------------------------
                                           Total     Loans/   Loans/   Deposits/  Borrowings/
                                          Assets    Deposits  Assets    Assets      Assets
Ticker  Short Name                        ($000)       (%)      (%)       (%)         (%)
--------------------------------------  -----------------------------------------------------
%CAL    California Federal Bank         30,876,530   124.06    66.94     53.96       34.85
%CCMD   Chevy Chase Bank, FSB            6,160,256    54.64    44.30     81.08        7.74
AABC    Access Anytime Bancorp Inc.        105,639    57.86    52.34     90.46        0.00
AADV    Advantage Bancorp Inc.           1,026,526    84.25    54.23     64.37       24.24
ABBK    Abington Bancorp Inc.              531,986   102.50    62.61     61.08       31.19
ABCL    Alliance Bancorp Inc.            1,363,825    94.20    70.63     74.98       13.48
ABCW    Anchor BanCorp Wisconsin         1,941,180   114.99    80.31     69.84       22.66
AFBC    Advance Financial Bancorp          108,032   116.56    87.64     75.19        9.01
AFCB    Affiliated Community Bancorp     1,155,048    98.16    61.96     63.12       26.37
AFED    AFSALA Bancorp Inc.                160,408    56.77    48.16     84.84        1.13
AHCI    Ambanc Holding Co.                 529,309    84.84    53.00     62.47       19.64
AHM     H.F. Ahmanson & Co.             46,678,752    95.64    66.11     69.13       23.20
ALBC    Albion Banc Corp.                   70,810    92.67    71.80     77.48       13.07
ALBK    ALBANK Financial Corp.           4,083,097    81.98    69.95     85.32        2.18
AMFC    AMB Financial Corp.                100,003   107.96    77.50     71.78       12.00
ANA     Acadiana Bancshares Inc.           274,018   110.19    76.00     68.97       13.37
ANDB    Andover Bancorp Inc.             1,322,745   103.95    74.42     71.59       19.56
ANE     Alliance Bncp of New England       247,129    71.01    63.71     89.72        2.32
ASBI    Ameriana Bancorp                   393,028    92.69    75.86     81.84        4.87
ASBP    ASB Financial Corp.                113,176    86.07    69.06     80.24        2.89
ASFC    Astoria Financial Corp.         10,528,393    69.85    41.27     59.09       31.09
ATSB    AmTrust Capital Corp.               69,106   104.82    70.11     66.89       21.51
AVND    Avondale Financial Corp.           542,196    62.01    45.42     73.24       16.75
BANC    BankAtlantic Bancorp Inc.        3,064,480   119.14    68.57     57.55       30.54
BDJI    First Federal Bancorp.             118,838    66.11    46.94     71.00       16.38
BFD     BostonFed Bancorp Inc.             974,680   130.38    82.91     63.59       27.05
BFFC    Big Foot Financial Corp.           216,260    81.93    46.51     56.77       23.44
BFSB    Bedford Bancshares Inc.            136,908   114.52    86.48     75.52        9.50
BKC     American Bank of Connecticut       639,013    80.06    57.59     71.94       18.21
BKCT    Bancorp Connecticut Inc.           443,025    82.63    58.85     71.23       17.15
BKUNA   BankUnited Financial Corp.       3,028,776   185.30    88.35     47.68       46.47
BNKU    Bank United Corp.               12,523,459   183.49    77.50     42.24       47.39
BPLS    Bank Plus Corp.                  4,167,806    99.39    68.96     69.38       25.47
BTHL    Bethel Bancorp                     218,187   114.79    77.14     67.20       22.23
BVCC    Bay View Capital Corp.           3,246,476   143.79    74.28     51.66       41.77
BWFC    Bank West Financial Corp.          169,577   108.61    70.16     64.60       21.23
BYFC    Broadway Financial Corp.           124,740    97.58    83.95     86.04        2.00
CAFI    Camco Financial Corp.              520,582   117.16    86.02     73.42       15.43
CAPS    Capital Savings Bancorp Inc.       242,208   115.76    81.36     70.29       18.99
CASB    Cascade Financial Corp.            422,530   121.02    85.95     71.02       19.41
CASH    First Midwest Financial Inc.       407,592    98.43    62.63     63.63       24.57
CATB    Catskill Financial Corp.           294,656    62.82    43.10     68.60        5.63
CBCI    Calumet Bancorp Inc.               486,626   109.93    78.72     71.61        9.26
CBES    CBES Bancorp Inc.                  111,127   125.13    90.19     72.08       11.02
CBK     Citizens First Financial Corp.     273,600   117.15    85.05     72.60       12.41
CBSA    Coastal Bancorp Inc.             2,911,410    92.28    43.58     47.23       47.48
CBSB    Charter Financial Inc.             382,384   105.00    74.67     71.12       12.62
CCFH    CCF Holding Co.                    109,342   103.98    82.17     79.03        9.15
CEBK    Central Co-operative Bank          367,096    95.87    72.38     75.50       13.88
CENB    Century Bancorp Inc.               102,281    94.08    65.07     69.17        0.00
CENF    CENFED Financial Corp.           2,304,678   101.07    69.17     68.44       25.10
CFB     Commercial Federal Corp.         7,189,342   126.04    74.49     59.10       33.15
CFBC    Community First Banking Co.        394,570    94.04    75.08     79.84        1.72
CFCP    Coastal Financial Corp.            563,866   123.17    75.09     60.96       31.88
CFFC    Community Financial Corp.          183,278   126.26    88.35     69.97       15.82
CFNC    Carolina Fincorp Inc.              114,660    94.83    72.01     75.94        0.00
CFSB    CFSB Bancorp Inc.                  852,888   135.05    89.05     65.94       24.94
CFTP    Community Federal Bancorp          228,656    99.79    58.44     58.56       12.11
CFX     CFX Corp.                        2,873,767   106.72    72.12     67.58       22.70
CIBI    Community Investors Bancorp         95,876   108.71    85.32     78.48        9.30
CKFB    CKF Bancorp Inc.                    62,865   129.52    89.11     68.80        8.29
CLAS    Classic Bancshares Inc.            132,793    90.15    67.70     75.09        8.71
CMRN    Cameron Financial Corp             211,253   137.78    85.48     62.04       15.27
CMSB    Commonwealth Bancorp Inc.        2,268,595    84.12    57.58     68.45       20.24

                                          Key Financial Data as of The Most Recent Quarter
                                        -----------------------------------------------------
                                           Total     Loans/   Loans/   Deposits/  Borrowings/
                                          Assets    Deposits  Assets    Assets      Assets
Ticker  Short Name                        ($000)       (%)      (%)       (%)         (%)
--------------------------------------  -----------------------------------------------------
CMSV    Community Savings Bnkshrs(MHC)     709,220    77.42    59.42     76.75        9.46
CNIT    CENIT Bancorp Inc.                 701,708    96.17    69.83     72.61       19.87
CNSB    CNS Bancorp Inc.                    97,411    93.03    69.68     74.91        0.00
CNY     Carver Bancorp Inc.                415,767    92.08    59.60     64.73       26.37
COFI    Charter One Financial           19,760,265   125.41    64.86     51.72       38.95
CONE    Conestoga Bancorp, Inc.            494,348    28.70    23.21     80.86        2.02
COOP    Cooperative Bankshares Inc.        369,121    99.61    77.91     78.21       13.61
CRSB    Crusader Holding Corp.             134,538   100.44    82.59     82.23       11.25
CRZY    Crazy Woman Creek Bancorp           60,774    95.07    47.73     50.20       25.42
CSBF    CSB Financial Group Inc.            47,602    75.10    57.23     76.21        0.00
CTZN    CitFed Bancorp Inc.              3,460,297    97.65    52.27     53.53       39.19
CVAL    Chester Valley Bancorp Inc.        325,643   100.49    82.28     81.88        7.73
DCBI    Delphos Citizens Bancorp Inc.      107,747   110.96    80.27     72.34        0.00
DIBK    Dime Financial Corp.               958,503    45.77    39.02     85.25        6.05
DIME    Dime Community Bancorp Inc.      1,488,074    82.72    57.11     69.03       16.14
DME     Dime Bancorp Inc.               21,848,000   107.07    67.86     63.38       28.03
DNFC    D & N Financial Corp.            1,815,315   125.72    72.25     57.46       34.13
DSL     Downey Financial Corp.           5,835,825   109.84    91.66     83.45        8.29
EBI     Equality Bancorp Inc.              229,280       NA       NA     50.87       37.07
EBSI    Eagle Bancshares                   934,458   112.54    72.80     64.69       24.69
EFBC    Empire Federal Bancorp Inc.        110,540    65.37    40.30     61.65        0.64
EFBI    Enterprise Federal Bancorp         301,261   133.30    65.06     48.80       39.83
EGFC    Eagle Financial Corp.            2,157,171    82.75    52.56     63.52       26.12
EGLB    Eagle BancGroup Inc.               171,134    93.83    72.07     76.81       10.52
EMLD    Emerald Financial Corp.            603,965    90.41    77.94     86.21        4.66
EQSB    Equitable Federal Savings Bank     321,687    89.38    69.16     77.38       16.79
ESBK    Elmira Savings Bank (The)          228,268    84.47    76.74     90.85        1.97
ESX     Essex Bancorp Inc.                 191,886   108.86    85.65     78.67       12.39
ETFS    East Texas Financial Services      120,093    66.47    50.40     75.82        6.26
FAB     FIRSTFED AMERICA BANCORP INC.    1,159,508   127.15    77.37     60.85       25.75
FBBC    First Bell Bancorp Inc.            675,684   117.18    85.86     73.27       13.32
FBCI    Fidelity Bancorp Inc.              489,673   119.27    80.36     67.38       19.87
FBCV    1ST Bancorp                        255,927   140.45    73.90     52.62       37.28
FBER    1st Bergen Bancorp                 284,739    57.55    43.56     75.69        9.60
FBHC    Fort Bend Holding Corp.            302,728    61.78    52.18     84.47        5.28
FBNW    FirstBank Corp.                    183,292   129.75    78.87     60.79       21.22
FBSI    First Bancshares Inc.              161,527   114.78    85.85     74.79       10.56
FCB     Falmouth Bancorp Inc.               97,564    82.96    61.57     74.21        1.09
FCBF    FCB Financial Corp.                519,911   127.18    77.30     60.78       22.43
FCME    First Coastal Corp.                148,571    91.39    71.56     78.30       11.76
FDEF    First Defiance Financial           579,698   112.46    76.69     68.19       12.36
FED     FirstFed Financial Corp.         4,160,115   166.17    77.63     46.72       46.67
FESX    First Essex Bancorp Inc.         1,197,459    96.56    60.02     62.16       28.69
FFBA    First Colorado Bancorp Inc.      1,555,274    98.93    75.18     76.00        8.16
FFBH    First Federal Bancshares of AR     547,119    94.30    77.74     82.44        1.83
FFBI    First Financial Bancorp Inc.        84,242    83.44    67.21     80.54        9.73
FFBS    FFBS BanCorp Inc.                  134,952    90.62    71.00     78.35        3.41
FFBZ    First Federal Bancorp Inc.         208,840   143.60    87.14     60.68       30.83
FFCH    First Financial Holdings Inc.    1,793,325   128.17    80.57     62.86       29.13
FFDB    FirstFed Bancorp Inc.              178,792    75.88    68.05     89.68        0.00
FFDF    FFD Financial Corp.                 92,364   109.70    69.80     63.63       10.86
FFED    Fidelity Federal Bancorp           215,821   109.76    82.24     74.93       16.79
FFES    First Federal of East Hartford     982,747    33.78    19.80     58.60       34.12
FFFC    FFVA Financial Corp.               579,694    79.53    57.04     71.72       14.15
FFFD    North Central Bancshares Inc.      221,954   137.04    87.14     63.58       12.86
FFFL    Fidelity Bankshares Inc. (MHC)   1,045,692    97.51    73.78     75.66       13.70
FFHH    FSF Financial Corp.                402,850   129.52    68.38     52.79       35.68
FFHS    First Franklin Corp.               231,189    75.46    66.30     87.86        2.64
FFIC    Flushing Financial Corp.         1,088,476    92.51    55.57     60.07       26.38
FFKY    First Federal Financial Corp.      388,329   119.10    89.05     74.77       10.68
FFLC    FFLC Bancorp Inc.                  400,237   100.52    79.21     78.80        7.50
FFOH    Fidelity Financial of Ohio         535,100   101.50    81.95     80.74        6.40
FFPB    First Palm Beach Bancorp Inc.    1,821,077    93.03    63.81     68.59       23.61
FFSL    First Independence Corp.           113,669   107.81    72.19     66.97       22.31

                                          Key Financial Data as of The Most Recent Quarter
                                        -----------------------------------------------------
                                           Total     Loans/   Loans/   Deposits/  Borrowings/
                                          Assets    Deposits  Assets    Assets      Assets
Ticker  Short Name                        ($000)       (%)      (%)       (%)         (%)
--------------------------------------  -----------------------------------------------------
FFSX    First Fed SB of Siouxland(MHC)     458,940   104.57    74.86     71.59       18.30
FFWC    FFW Corp.                          191,298   111.18    67.41     60.63       27.54
FFWD    Wood Bancorp Inc.                  166,546   107.84    82.40     76.41       10.11
FFYF    FFY Financial Corp.                614,749   102.57    75.73     73.83       11.39
FGHC    First Georgia Holding Inc.         166,386   108.66    87.35     80.40       10.04
FIBC    Financial Bancorp Inc.             308,248    72.91    51.95     71.25       18.42
FISB    First Indiana Corp.              1,613,405   123.78    84.97     68.65       20.65
FKFS    First Keystone Financial           378,527    85.84    52.24     60.86       26.62
FKKY    Frankfort First Bancorp Inc.       132,809   149.57    93.58     62.57       19.44
FLAG    FLAG Financial Corp.               238,463    92.76    69.10     74.49       14.27
FLFC    First Liberty Financial Corp.    1,275,398    96.26    70.84     73.60       17.72
FLGS    Flagstar Bancorp Inc.            2,033,260   178.76    88.94     49.75       35.36
FLKY    First Lancaster Bancshares          47,184   190.54    90.69     47.59       21.02
FMBD    First Mutual Bancorp Inc.          391,439    97.09    79.38     81.76        3.19
FMCO    FMS Financial Corp.                581,660    64.86    53.29     82.17       10.31
FMSB    First Mutual Savings Bank          445,762    97.95    81.92     83.64        7.68
FNGB    First Northern Capital Corp.       667,696   124.29    89.69     72.16       15.47
FOBC    Fed One Bancorp                    366,776    64.74    45.70     70.59       17.75
FPRY    First Financial Bancorp            240,379    88.86    77.63     87.36        5.41
FSBI    Fidelity Bancorp Inc.              393,076    76.49    49.20     64.33       27.68
FSFF    First SecurityFed Financial        267,332    81.39    67.52     82.95        4.49
FSLA    First Savings Bank (MHC)         1,049,316    72.84    56.67     77.79       11.34
FSNJ    Bayonne Bancshares Inc.            610,639    55.62    38.51     69.23       13.98
FSPG    First Home Bancorp Inc.            525,092    87.30    53.80     61.63       31.09
FSPT    FirstSpartan Financial Corp.       495,319   111.60    80.67     72.29        0.00
FSSB    First FS&LA of San Bernardino      103,674    75.29    71.56     95.05        0.00
FSTC    First Citizens Corp.               352,233    88.26    76.16     86.29        2.93
FTF     Texarkana First Financial Corp     180,259   103.06    82.23     79.79        3.59
FTFC    First Federal Capital Corp.      1,544,294   108.77    80.76     74.24       17.86
FTNB    Fulton Bancorp Inc.                107,988   128.83    82.19     63.80       11.54
FTSB    Fort Thomas Financial Corp.         99,873   127.88    91.66     71.68       11.31
FWWB    First SB of Washington Bancorp   1,136,693   131.97    67.61     51.23       33.72
GAF     GA Financial Inc.                  783,948    66.61    39.27     58.95       25.29
GDVS    Greater Delaware Valley (MHC)      260,464    73.75    59.12     80.17        8.16
GDW     Golden West Financial           39,590,271   138.92    84.60     60.90       30.49
GFCO    Glenway Financial Corp.            304,621   113.58    84.64     74.52       14.24
GFED    Guaranty Federal Bcshs Inc.        230,616   122.15    76.06     62.27        6.56
GFSB    GFS Bancorp Inc.                    94,546   129.85    84.99     65.45       21.61
GLMR    Gilmer Financial Svcs, Inc.         42,171    81.48    56.24     69.02       20.27
GOSB    GSB Financial Corp.                115,884    84.26    59.22     70.28        0.00
GPT     GreenPoint Financial Corp.      13,083,518    81.20    68.10     83.87        2.34
GSB     Golden State Bancorp Inc.       16,029,116   124.59    74.18     59.54       32.08
GSBC    Great Southern Bancorp Inc.        750,458   137.52    85.11     61.89       28.89
GSFC    Green Street Financial Corp.       179,700   114.11    72.61     63.63        0.00
GSLA    GS Financial Corp.                 131,071    85.99    36.77     42.76       13.00
GTPS    Great American Bancorp             141,976   100.29    79.11     78.88        0.00
GUPB    GFSB Bancorp Inc.                  114,745   100.38    55.33     55.12       31.43
HALL    Hallmark Capital Corp.             413,511   109.74    69.83     63.63       27.95
HARB    Harbor Florida Bancorp (MHC)     1,128,942    94.21    77.24     81.99        8.01
HARL    Harleysville Savings Bank          347,882    90.17    71.95     79.79       12.35
HARS    Harris Financial Inc. (MHC)      2,201,304    79.74    41.52     52.07       38.79
HAVN    Haven Bancorp Inc.               1,974,890    84.31    58.27     69.12       23.64
HBBI    Home Building Bancorp               42,430    90.16    68.17     75.61        9.43
HBEI    Home Bancorp of Elgin Inc.         352,595       NA       NA     70.40        1.42
HBFW    Home Bancorp                       350,038    97.67    84.49     86.51        0.00
HBNK    Highland Bancorp Inc.              549,638   119.91    79.34     66.17       24.56
HBS     Haywood Bancshares Inc.            152,796    97.44    75.44     77.42        6.87
HCBB    HCB Bancshares Inc.                204,944    71.41    51.73     72.44        7.86
HCBC    High Country Bancorp Inc.           76,324   113.50    83.50     73.57       17.71
HCFC    Home City Financial Corp.           70,110   116.70    85.94     73.64        6.15
HEMT    HF Bancorp Inc.                  1,063,267    69.89    56.24     80.47       10.35
HFBC    HopFed Bancorp Inc.                202,009    55.83    49.95     89.48        0.00
HFFB    Harrodsburg First Fin Bancorp      108,908   106.30    76.37     71.85        0.00
HFFC    HF Financial Corp.                 580,668    99.65    76.30     76.57       11.31

                                          Key Financial Data as of The Most Recent Quarter
                                        -----------------------------------------------------
                                           Total     Loans/   Loans/   Deposits/  Borrowings/
                                          Assets    Deposits  Assets    Assets      Assets
Ticker  Short Name                        ($000)       (%)      (%)       (%)         (%)
--------------------------------------  -----------------------------------------------------
HFGI    Harrington Financial Group         544,677    80.26    20.27     25.25       69.47
HFNC    HFNC Financial Corp.               910,786   168.46    80.99     48.08       32.59
HFSA    Hardin Bancorp Inc.                115,434    78.57    52.17     66.39       21.22
HFWA    Heritage Financial Corp.           328,601    96.25    65.58     68.13        0.00
HHFC    Harvest Home Financial Corp.        93,141    73.76    47.74     64.72       23.43
HIFS    Hingham Instit. for Savings        222,584   108.66    78.35     72.11       17.28
HMLK    Hemlock Federal Financial Corp     176,683    58.75    43.54     74.12        6.23
HMNF    HMN Financial Inc.                 691,232    95.67    64.68     67.61       18.47
HOMF    Home Federal Bancorp               709,412   110.08    83.51     75.87       14.60
HPBC    Home Port Bancorp Inc.             208,815   124.63    85.01     68.21       19.99
HRBF    Harbor Federal Bancorp Inc.        233,572    84.08    63.59     75.64       10.74
HRZB    Horizon Financial Corp.            532,767    97.75    80.46     82.32        0.00
HTHR    Hawthorne Financial Corp.          891,163   100.52    87.57     87.11        5.90
HWEN    Home Financial Bancorp              43,504   134.87    80.32     59.55       22.99
HZFS    Horizon Financial Svcs Corp.        88,769    99.02    63.43     64.05       24.86
IBSF    IBS Financial Corp.                728,181    38.98    29.98     76.91        4.54
IFSB    Independence Federal Svgs Bank     251,561    75.18    60.02     79.84       12.00
INBI    Industrial Bancorp Inc.            364,023   119.36    88.84     74.43        7.97
INCB    Indiana Community Bank SB           95,378    85.55    74.47     87.05        0.00
IPSW    Ipswich Savings Bank               227,244   101.31    76.34     75.36       17.76
ITLA    ITLA Capital Corp.               1,015,909    96.42    80.08     83.06        6.05
IWBK    InterWest Bancorp Inc.           1,982,317   100.38    58.48     58.26       34.43
JOAC    Joachim Bancorp Inc.                34,229   105.57    74.11     70.20        0.00
JSB     JSB Financial Inc.               1,531,068    83.22    61.03     73.33        0.00
JSBA    Jefferson Savings Bancorp        1,257,753    89.04    75.72     85.04        4.08
JXSB    Jacksonville Savings Bk (MHC)      168,036    88.88    77.83     87.56        0.13
JXVL    Jacksonville Bancorp Inc.          235,405    89.87    74.84     83.27        0.88
KFBI    Klamath First Bancorp              975,207    84.67    58.93     69.61       14.46
KNK     Kankakee Bancorp Inc.              343,409    86.13    70.23     81.54        6.84
KSAV    KS Bancorp Inc.                    113,978   105.55    83.64     79.24        7.02
KSBK    KSB Bancorp Inc.                   152,752   108.57    78.69     72.48       18.47
KYF     Kentucky First Bancorp Inc.         86,307    91.21    57.96     63.55       18.50
LARK    Landmark Bancshares Inc.           233,640   114.98    71.83     62.48       22.04
LARL    Laurel Capital Group Inc.          213,379    85.85    69.99     81.53        6.11
LFBI    Little Falls Bancorp Inc.          324,425    64.60    45.05     69.74       18.03
LFCO    Life Financial Corp.               409,357   151.54    78.40     51.73       26.81
LFED    Leeds Federal Bankshares (MHC)     291,408    77.29    62.93     81.41        0.21
LISB    Long Island Bancorp Inc.         6,072,524    99.12    61.09     61.63       26.58
LOGN    Logansport Financial Corp.          86,115   105.42    74.18     70.37        7.55
LONF    London Financial Corp.              37,916    94.91    76.78     80.90        4.48
LSBI    LSB Financial Corp.                206,584   130.74    87.14     66.65       24.29
LSBX    Lawrence Savings Bank              359,855    64.65    45.71     70.71       17.62
LVSB    Lakeview Financial                 517,974    64.23    45.77     71.25       16.56
LXMO    Lexington B&L Financial Corp.       58,783   107.96    78.41     72.63        0.00
MAFB    MAF Bancorp Inc.                 3,457,664   116.50    78.74     67.59       23.04
MARN    Marion Capital Holdings            191,854   117.66    81.96     69.66        5.57
MASB    MASSBANK Corp.                     925,403    33.62    29.43     87.51        0.08
MBB     MSB Bancorp Inc.                   773,991    54.77    48.40     88.38        0.04
MBBC    Monterey Bay Bancorp Inc.          408,096    82.96    65.16     78.55        9.18
MBLF    MBLA Financial Corp.               223,558   119.87    58.40     48.72       37.91
MBSP    Mitchell Bancorp Inc.               36,103   142.96    80.82     56.54        0.00
MCBN    Mid-Coast Bancorp Inc.              62,632   106.45    79.24     74.43       16.27
MDBK    Medford Bancorp Inc.             1,135,572    70.29    50.86     72.36       18.12
MECH    MECH Financial Inc.                892,371    87.94    65.79     74.81       14.54
MERI    Meritrust Federal SB               233,803    57.97    52.29     90.20        0.00
METF    Metropolitan Financial Corp.       924,985    96.71    77.14     79.76       14.69
MFBC    MFB Corp.                          264,097   120.27    78.98     65.67       20.90
MFFC    Milton Federal Financial Corp.     218,826    95.72    63.39     66.22       21.26
MFLR    Mayflower Co-operative Bank        131,908    75.13    58.05     77.27       12.13
MFSL    Maryland Federal Bancorp         1,184,294   120.86    84.08     69.57       20.43
MIFC    Mid-Iowa Financial Corp.           135,345    83.54    53.05     63.50       25.86
MIVI    Mississippi View Holding Co.        68,619    82.66    66.10     79.96        0.00
MONT    Montgomery Financial Corp.         105,671   123.48    88.98     72.06        7.82
MRKF    Market Financial Corp.              56,833    81.28    50.91     62.64        0.00

                                          Key Financial Data as of The Most Recent Quarter
                                        -----------------------------------------------------
                                           Total     Loans/   Loans/   Deposits/  Borrowings/
                                          Assets    Deposits  Assets    Assets      Assets
Ticker  Short Name                        ($000)       (%)      (%)       (%)         (%)
--------------------------------------  -----------------------------------------------------
MSBF    MSB Financial Inc.                  77,444   170.35    93.18     54.70       27.33
MSBK    Mutual Savings Bank FSB            644,740    78.29    49.47     63.19       28.78
MWBI    Midwest Bancshares Inc.            147,724    87.24    62.17     71.27       20.65
MWBX    MetroWest Bank                     608,941    91.58    75.56     82.51        9.10
MWFD    Midwest Federal Financial          211,689   101.01    76.07     75.31       14.46
MYST    Mystic Financial Inc.              198,417    72.13    62.99     87.32        5.80
NASB    North American Savings Bank        734,091   121.46    86.66     71.34       19.35
NBN     Northeast Bancorp                  265,442   135.67    78.84     58.12       33.39
NBSI    North Bancshares Inc.              122,978   105.58    64.43     61.03       23.66
NEIB    Northeast Indiana Bancorp          190,319   175.42    89.38     50.95       34.15
NHTB    New Hampshire Thrift Bncshrs       319,338    96.15    81.03     84.28        7.06
NMSB    NewMil Bancorp Inc.                355,526    59.97    48.16     80.31        9.56
NSLB    NS&L Bancorp Inc.                   59,817    77.29    56.71     73.38        5.02
NSSY    NSS Bancorp Inc.                   670,749   104.06    66.01     63.43       27.12
NTBK    Net.B@nk Inc.                       81,104    74.74    42.42     56.76        0.00
NTMG    Nutmeg Federal S&LA                105,151   111.58    88.08     78.94        9.99
NWEQ    Northwest Equity Corp.              99,558   129.34    81.80     63.25       24.47
NWSB    Northwest Bancorp Inc. (MHC)     2,248,816    86.53    73.31     84.73        5.06
NYB     New York Bancorp Inc.            3,264,749   122.25    63.01     51.54       40.14
OCFC    Ocean Financial Corp.            1,489,220    78.83    51.12     64.85       19.31
OCN     Ocwen Financial Corp.            3,069,165       NA       NA     64.60       14.78
OFCP    Ottawa Financial Corp.             885,817   114.99    84.97     73.89       16.42
OHSL    OHSL Financial Corp.               238,905    93.69    72.43     77.31       11.12
OSFS    Ohio State Financial Services       38,559    89.49    63.95     71.46        0.00
OTFC    Oregon Trail Financial Corp.       257,049    80.51    58.73     72.94        0.00
PBCI    Pamrapo Bancorp Inc.               376,714    69.48    56.71     81.62        3.68
PBCT    People's Bank (MHC)              8,184,000    94.10    66.90     71.09       19.01
PBHC    Pathfinder Bancorp Inc. (MHC)      196,529    80.32    62.29     77.55        9.50
PBKB    People's Bancshares Inc.           762,910   115.87    53.93     46.54       46.74
PCBC    Perry County Financial Corp.        85,030    24.44    17.73     72.56        7.64
PDB     Piedmont Bancorp Inc.              130,167   125.16    83.05     66.35       16.59
PEDE    Great Pee Dee Bancorp               72,057   140.32    76.90     54.80        1.60
PEEK    Peekskill Financial Corp.          184,215    36.07    26.40     73.20        0.00
PERM    Permanent Bancorp Inc.             419,819    79.45    51.70     65.07       23.71
PERT    Perpetual Bank (MHC)               292,059    94.75    65.71     69.36       18.49
PFDC    Peoples Bancorp                    294,291    99.60    82.42     82.75        1.41
PFED    Park Bancorp Inc.                  176,957    50.57    38.90     76.92        0.00
PFFB    PFF Bancorp Inc.                 2,765,855   110.18    67.98     61.70       27.41
PFFC    Peoples Financial Corp.             82,464    91.04    72.37     79.49        0.00
PFNC    Progress Financial Corp.           493,406    96.61    66.72     69.06       14.42
PFSB    PennFed Financial Services Inc   1,475,509   102.90    67.74     65.83       23.69
PFSL    Pocahontas FS&LA (MHC)             389,405   113.74    43.33     38.10       54.54
PHBK    Peoples Heritage Finl Group      6,795,337   100.99    71.37     70.68       19.57
PHFC    Pittsburgh Home Financial Corp     299,669   135.12    63.99     47.36       42.53
PHSB    Peoples Home Savings Bk (MHC)      217,735    58.00    46.43     80.05        6.08
PKPS    Poughkeepsie Financial Corp.       875,492   108.73    77.05     70.86       19.28
PLSK    Pulaski Savings Bank (MHC)         181,732    67.30    56.75     84.31        3.10
PMFI    Perpetual Midwest Financial        392,093   108.64    86.97     80.05        9.87
PRBC    Prestige Bancorp Inc.              143,263   105.95    67.42     63.63       24.21
PROV    Provident Financial Holdings       723,696   117.56    86.72     73.77       12.80
PSBK    Progressive Bank Inc.              883,494    71.92    65.00     90.39        0.00
PSFC    Peoples-Sidney Financial Corp.     106,239   117.64    88.16     74.94        0.00
PSFI    PS Financial Inc.                   85,698    86.24    41.58     48.21        9.92
PTRS    Potters Financial Corp.            122,716    78.90    64.84     82.19        8.03
PULB    Pulaski Bank, Svgs Bank (MHC)      180,485    95.57    80.53     84.26        1.22
PULS    Pulse Bancorp                      539,322    33.28    25.70     77.24       13.66
PVFC    PVF Capital Corp.                  396,214   116.54    92.95     79.76       10.49
PVSA    Parkvale Financial Corp.         1,019,143    84.62    75.17     88.84        1.95
PWBC    PennFirst Bancorp Inc.             822,350    85.15    40.81     47.93       42.64
PWBK    Pennwood Bancorp Inc.               47,211    84.23    64.71     76.82        3.07
QCBC    Quaker City Bancorp Inc.           852,154   120.26    78.97     65.66       24.35
QCFB    QCF Bancorp Inc.                   152,668    63.75    43.30     67.92       11.89
QCSB    Queens County Bancorp Inc.       1,541,049   129.11    88.10     68.23       17.99
RARB    Raritan Bancorp Inc.               408,308    79.42    65.56     82.56        8.60

                                          Key Financial Data as of The Most Recent Quarter
                                        -----------------------------------------------------
                                           Total     Loans/   Loans/   Deposits/  Borrowings/
                                          Assets    Deposits  Assets    Assets      Assets
Ticker  Short Name                        ($000)       (%)      (%)       (%)         (%)
--------------------------------------  -----------------------------------------------------
RCBK    Richmond County Financial Corp   1,096,040    59.86    49.82     83.23        6.36
REDF    RedFed Bancorp Inc.              1,009,754   106.89    89.41     83.65        6.38
RELI    Reliance Bancshares Inc.            44,544   156.23    61.99     39.68        8.98
RELY    Reliance Bancorp Inc.            2,243,100    61.83    44.18     71.46       17.62
RIVR    River Valley Bancorp               138,461    98.31    82.13     83.54        2.17
ROSE    TR Financial Corp.               3,843,056    93.67    53.68     57.31       33.79
RSLN    Roslyn Bancorp Inc.              3,601,079    51.16    27.59     53.94       26.84
RVSB    Riverview Bancorp Inc.             263,045    95.96    62.52     65.15       11.23
SBFL    SB of the Finger Lakes (MHC)       227,971    57.88    46.64     80.58        9.08
SBOS    Boston Bancorp (The)             1,715,070    24.42    19.25     78.85        7.61
SCBS    Southern Community Bancshares       70,893    82.38    65.68     79.73        0.00
SCCB    S. Carolina Community Bancshrs      45,092   102.09    79.79     78.16        0.00
SFED    SFS Bancorp Inc.                   174,428    89.43    77.15     86.26        0.00
SFFC    StateFed Financial Corp.            88,608   129.09    77.43     59.98       21.44
SFIN    Statewide Financial Corp.          703,112    75.00    47.20     62.93       26.75
SFSB    SuburbFed Financial Corp.          438,462    93.01    67.17     72.22       19.40
SFSL    Security First Corp.               677,876   122.18    90.78     74.30       15.22
SGVB    SGV Bancorp Inc.                   407,821   107.32    77.78     72.47       18.94
SHEN    First Shenango Bancorp Inc.        374,972    94.19    69.14     73.40       12.73
SHSB    SHS Bancorp Inc.                    88,460    89.35    65.63     73.46       12.05
SIB     Staten Island Bancorp Inc.       2,144,500    63.15    49.07     77.71       11.46
SISB    SIS Bancorp Inc.                 1,733,618    67.19    49.12     73.10       17.30
SKAN    Skaneateles Bancorp Inc.           256,101    99.34    83.96     84.52        7.05
SKBO    First Carnegie Deposit (MHC)       143,650    80.92    43.54     53.81       27.58
SMBC    Southern Missouri Bancorp Inc.     159,926   105.93    73.51     69.40       13.15
SOBI    Sobieski Bancorp Inc.               87,553   119.91    78.90     65.80       19.25
SOPN    First Savings Bancorp Inc.         300,816    95.76    66.82     69.78        6.65
SOSA    Somerset Savings Bank              539,672    92.09    77.80     84.47        8.04
SPBC    St. Paul Bancorp Inc.            4,557,336    99.16    71.46     72.07       17.31
SRN     Southern Banc Co.                  105,116    45.68    37.36     81.78        0.00
SSB     Scotland Bancorp Inc.               61,473    98.05    72.79     74.24        0.00
SSFC    South Street Financial Corp.       228,491    79.16    49.54     62.58        9.19
SSM     Stone Street Bancorp Inc.          104,773   135.09    86.03     63.68        4.82
STFR    St. Francis Capital Corp.        1,597,648    70.33    46.86     66.63       24.26
STSA    Sterling Financial Corp.         1,876,250   104.57    57.76     55.24       37.70
SVRN    Sovereign Bancorp Inc.          14,336,283   126.06    69.38     55.03       38.31
SWBI    Southwest Bancshares               368,282    95.87    73.68     76.86        9.19
SWCB    Sandwich Bancorp Inc.              518,697    87.64    71.48     81.55        8.79
SZB     SouthFirst Bancshares Inc.         165,388    77.55    61.16     78.86       10.73
THR     Three Rivers Financial Corp.        97,487   102.81    64.69     62.93       22.30
THRD    TF Financial Corp.                 597,047    56.11    42.33     75.44       14.80
TPNZ    Tappan Zee Financial Inc.          126,470    57.04    46.57     81.63        0.00
TRIC    Tri-County Bancorp Inc.             89,999    90.20    45.50     50.45       33.00
TSBK    Timberland Bancorp Inc.            211,553   109.10    89.22     81.78        5.79
TSBS    Peoples Bancorp Inc. (MHC)         640,419    81.04    62.44     77.04        4.68
TSH     Teche Holding Co.                  408,591   125.67    85.57     68.09       17.60
TWIN    Twin City Bancorp                  106,932    84.74    71.02     83.81        0.94
UBMT    United Financial Corp.             103,082    47.48    33.21     69.95        4.85
UCBC    Union Community Bancorp             82,789   120.55    88.00     73.00        9.52
UFRM    United Federal Savings Bank        304,159    96.81    84.64     87.42        3.29
USAB    USABancshares, Inc.                 64,269    73.78    53.03     71.88       18.99
UTBI    United Tennessee Bankshares         64,860    83.00    73.05     88.02        0.00
VABF    Virginia Beach Fed. Financial      605,486   120.74    77.29     64.01       28.11
WAMU    Washington Mutual Inc.          97,068,825   133.00    69.86     52.53       39.35
WAYN    Wayne Savings Bancshares (MHC)     255,124    96.59    81.25     84.12        5.49
WBST    Webster Financial Corp.          7,019,621    89.74    55.81     62.19       28.89
WCBI    Westco Bancorp                     315,944    92.83    76.28     82.17        0.00
WCFB    Webster City Federal SB (MHC)       95,121    76.48    57.51     75.20        0.25
WEFC    Wells Financial Corp.              201,436       NA       NA     72.17       12.16
WEHO    Westwood Homestead Fin. Corp.      134,259   133.64    87.83     65.72       11.00
WES     Westcorp                         3,728,865    93.59    50.22     53.66       21.54
WFI     Winton Financial Corp.             329,897   114.46    86.07     75.20       16.19
WFSL    Washington Federal Inc.          5,713,308   145.30    74.04     50.96       33.90
WHGB    WHG Bancshares Corp.               101,331   104.08    78.47     75.39        3.95

                                          Key Financial Data as of The Most Recent Quarter
                                        -----------------------------------------------------
                                           Total     Loans/   Loans/   Deposits/  Borrowings/
                                          Assets    Deposits  Assets    Assets      Assets
Ticker  Short Name                        ($000)       (%)      (%)       (%)         (%)
--------------------------------------  -----------------------------------------------------
WOFC    Western Ohio Financial Corp.       397,425   126.01    76.82     60.96       24.66
WRNB    Warren Bancorp Inc.                370,993    74.33    65.17     87.68        0.79
WSB     Washington Savings Bank, FSB       264,904    53.13    47.35     89.13        1.89
WSBI    Warwick Community Bancorp          298,170    79.95    57.96     72.49       14.54
WSFS    WSFS Financial Corp.             1,515,217   102.91    52.09     50.62       42.55
WSTR    WesterFed Financial Corp.        1,035,096   105.14    65.50     62.29       25.33
WVFC    WVS Financial Corp.                292,022    97.44    55.77     57.23       28.97
WYNE    Wayne Bancorp Inc.                 267,285    93.56    66.75     71.34       15.61
YFCB    Yonkers Financial Corp.            331,802    65.56    42.85     65.36       20.43
YFED    York Financial Corp.             1,182,276   101.73    87.29     85.81        3.46
                                        -----------------------------------------------------
        Average                          1,531,390    97.64    67.67     70.64       15.16

                                          Key Financial Data as of The Most Recent Quarter
                                        -----------------------------------------------------
                                           Total     Loans/   Loans/   Deposits/  Borrowings/
                                          Assets    Deposits  Assets    Assets      Assets
Ticker  Short Name                        ($000)       (%)      (%)       (%)         (%)
--------------------------------------  -----------------------------------------------------
        Comparable Thrift Data
CNY     Carver Bancorp Inc.                415,767    92.08    59.60     64.73       26.37
ESBK    Elmira Savings Bank (The)          228,268    84.47    76.74     90.85        1.97
FIBC    Financial Bancorp Inc.             308,248    72.91    51.95     71.25       18.42
FKFS    First Keystone Financial           378,527    85.84    52.24     60.86       26.62
HRBF    Harbor Federal Bancorp Inc.        233,572    84.08    63.59     75.64       10.74
IFSB    Independence Federal Svgs Bank     251,561    75.18    60.02     79.84       12.00
PBCI    Pamrapo Bancorp Inc.               376,714    69.48    56.71     81.62        3.68
PHFC    Pittsburgh Home Financial Corp     299,669   135.12    63.99     47.36       42.53
SKAN    Skaneateles Bancorp Inc.           256,101    99.34    83.96     84.52        7.05
WYNE    Wayne Bancorp Inc.                 267,285    93.56    66.75     71.34       15.61
                                        -----------------------------------------------------
        Average                            301,571    89.21    63.56     72.80       16.50
        Median                             283,477    85.16    61.81     73.49       13.81
        Maximum                            415,767   135.12    83.96     90.85       42.53
        Minimum                            228,268    69.48    51.95     47.36        1.97

                                                         Capital as of The Most Recent Quarter
                                        -----------------------------------------------------------------------
                                                   Tangible   Intangible  Regulatory   Equity +  Total Capital/
                                        Equity/    Equity/      Assets/   Core Cap/   Reserves/  Risk Adjusted
                                        Assets   Tang Assets    Equity      Assets      Assets       Assets
Ticker  Short Name                        (%)        (%)                      (%)         (%)          (%)
--------------------------------------  -----------------------------------------------------------------------
%CAL    California Federal Bank           7.44       5.33        29.97        5.73       8.77        11.83
%CCMD   Chevy Chase Bank, FSB             6.08       5.05        17.72        6.65       7.91        13.01
AABC    Access Anytime Bancorp Inc.       8.65       8.65         0.00        7.35       9.14        16.79
AADV    Advantage Bancorp Inc.           10.02       9.44         6.45        6.58      10.59        14.97
ABBK    Abington Bancorp Inc.             6.83       6.25         8.97        6.01       7.26        13.02
ABCL    Alliance Bancorp Inc.             9.60       9.50         1.16        8.50      10.00        16.48
ABCW    Anchor BanCorp Wisconsin          6.65       6.54         1.63        5.79       7.78        10.51
AFBC    Advance Financial Bancorp        15.22      15.22         0.00       15.50      15.53        23.60
AFCB    Affiliated Community Bancorp      9.79       9.74         0.50        9.88      10.54        18.59
AFED    AFSALA Bancorp Inc.              12.52      12.52         0.00       12.48      13.22        29.70
AHCI    Ambanc Holding Co.               11.37      11.37         0.00        9.27      12.16        21.87
AHM     H.F. Ahmanson & Co.               5.13       4.56        11.70        5.87       5.94        11.82
ALBC    Albion Banc Corp.                 8.56       8.56         0.00          NA       8.95           NA
ALBK    ALBANK Financial Corp.            8.81       6.98        22.32          NA       9.52           NA
AMFC    AMB Financial Corp.              14.77      14.77         0.00          NA      15.18           NA
ANA     Acadiana Bancshares Inc.         16.95      16.95         0.00       13.74      17.95        26.66
ANDB    Andover Bancorp Inc.              8.10       8.10         0.00        8.20       9.04        15.04
ANE     Alliance Bncp of New England      7.61       7.41         2.79          NA       8.82           NA
ASBI    Ameriana Bancorp                 11.21      11.20         0.06       10.46      11.49        19.12
ASBP    ASB Financial Corp.              15.46      15.46         0.00       12.70      16.18        27.60
ASFC    Astoria Financial Corp.           8.54       6.24        28.72        5.41       8.92        15.08
ATSB    AmTrust Capital Corp.            10.83      10.73         0.99       10.00      11.55        17.00
AVND    Avondale Financial Corp.          8.48       8.48         0.00        8.31       9.64        16.54
BANC    BankAtlantic Bancorp Inc.         6.76       5.96        12.64       11.12       7.69        18.64
BDJI    First Federal Bancorp.           10.18      10.18         0.00        9.27      10.55        18.78
BFD     BostonFed Bancorp Inc.            8.37       8.09         3.66          NA       9.05           NA
BFFC    Big Foot Financial Corp.         17.54      17.54         0.00       12.38      17.68        34.07
BFSB    Bedford Bancshares Inc.          14.52      14.52         0.00       12.88      15.04        25.37
BKC     American Bank of Connecticut      9.02       8.75         3.29        7.58       9.90        14.40
BKCT    Bancorp Connecticut Inc.         10.60      10.60         0.00       10.02      11.79        17.33
BKUNA   BankUnited Financial Corp.        4.81       4.35        10.00        7.12       4.95        12.91
BNKU    Bank United Corp.                 4.89       4.77         2.54        7.41       5.17        11.98
BPLS    Bank Plus Corp.                   4.35       3.98         8.92        5.48       5.56        11.99
BTHL    Bethel Bancorp                    8.48       7.36        14.28        7.38       9.63        13.39
BVCC    Bay View Capital Corp.            5.35       4.48        16.99        6.36       6.53        10.87
BWFC    Bank West Financial Corp.        13.66      13.66         0.00       11.62      13.81        22.22
BYFC    Broadway Financial Corp.         10.57      10.57         0.00        8.61      11.43        14.69
CAFI    Camco Financial Corp.             9.41       8.78         7.25        9.16       9.66        16.74
CAPS    Capital Savings Bancorp Inc.      9.43       9.43         0.00        8.26       9.75        16.86
CASB    Cascade Financial Corp.           6.94       6.94         0.00        6.88       7.91        11.96
CASH    First Midwest Financial Inc.     10.83       9.77        10.82        8.40      11.33        14.30
CATB    Catskill Financial Corp.         24.32      24.32         0.00       20.65      24.96        61.01
CBCI    Calumet Bancorp Inc.             16.77      16.77         0.00       10.68      18.02        17.38
CBES    CBES Bancorp Inc.                15.78      15.78         0.00       12.01      16.27        14.89
CBK     Citizens First Financial Corp.   13.88      13.88         0.00       11.08      14.18        18.49
CBSA    Coastal Bancorp Inc.              3.60       3.08        14.99        5.52       3.86        11.98
CBSB    Charter Financial Inc.           15.54      14.14        10.49       12.53      16.11        22.83
CCFH    CCF Holding Co.                  10.66      10.66         0.00        9.53      11.23        15.08
CEBK    Central Co-operative Bank         9.82       8.97         9.58          NA      10.61           NA
CENB    Century Bancorp Inc.             30.15      30.15         0.00       19.17      30.69        44.51
CENF    CENFED Financial Corp.            5.56       5.55         0.16        5.69       6.30        11.43
CFB     Commercial Federal Corp.          6.38       5.79         9.83        6.83       7.04        14.40
CFBC    Community First Banking Co.      17.80      17.61         1.32       12.00      18.36        17.42
CFCP    Coastal Financial Corp.           5.97       5.97         0.00        6.01       6.87        11.09
CFFC    Community Financial Corp.        13.21      13.21         0.00       11.34      13.80        17.23
CFNC    Carolina Fincorp Inc.            22.71      22.71         0.00       14.98      23.07           NA
CFSB    CFSB Bancorp Inc.                 7.92       7.92         0.00        7.63       8.47        13.77
CFTP    Community Federal Bancorp        26.46      26.46         0.00       23.54      26.72        54.93
CFX     CFX Corp.                         8.55       8.27         3.54        8.32       9.31        14.39
CIBI    Community Investors Bancorp      11.58      11.58         0.00       11.00      12.12        20.70
CKFB    CKF Bancorp Inc.                 21.89      21.89         0.00       19.59      22.09        34.13
CLAS    Classic Bancshares Inc.          15.06      13.14        14.67       11.60      15.68        23.5
CMRN    Cameron Financial Corp           21.44      21.44         0.00       16.89      22.25        25.56
CMSB    Commonwealth Bancorp Inc.         9.47       7.63        21.06        6.60       9.87        13.40

                                                         Capital as of The Most Recent Quarter
                                        -----------------------------------------------------------------------
                                                   Tangible   Intangible  Regulatory   Equity +  Total Capital/
                                        Equity/    Equity/      Assets/   Core Cap/   Reserves/  Risk Adjusted
                                        Assets   Tang Assets    Equity      Assets      Assets       Assets
Ticker  Short Name                        (%)        (%)                      (%)         (%)          (%)
--------------------------------------  -----------------------------------------------------------------------
CMSV    Community Savings Bnkshrs(MHC)   11.34      11.34         0.00       11.40      11.71        23.10
CNIT    CENIT Bancorp Inc.                6.95       6.40         8.41          NA       7.49           NA
CNSB    CNS Bancorp Inc.                 24.33      24.33         0.00       19.92      24.73        40.19
CNY     Carver Bancorp Inc.               8.48       8.19         3.78        7.63       9.17        18.01
COFI    Charter One Financial             6.97       6.54         6.57          NA       7.54           NA
CONE    Conestoga Bancorp, Inc.          16.18      16.18         0.00       12.17      16.22        27.71
COOP    Cooperative Bankshares Inc.       7.67       7.67         0.00        7.67       7.90        14.92
CRSB    Crusader Holding Corp.            2.88       2.88         0.00          NA       3.24           NA
CRZY    Crazy Woman Creek Bancorp        23.64      23.64         0.00       18.41      24.07        46.36
CSBF    CSB Financial Group Inc.         23.10      22.04         5.87       21.41      23.46        48.40
CTZN    CitFed Bancorp Inc.               6.06       5.57         8.65        5.7        6.59        13.36
CVAL    Chester Valley Bancorp Inc.       8.82       8.82         0.00        8.54       9.76        14.56
DCBI    Delphos Citizens Bancorp Inc.    26.78      26.78         0.00       12.50      26.89        26.50
DIBK    Dime Financial Corp.              8.27       8.07         2.61        8.17       9.56        21.90
DIME    Dime Community Bancorp Inc.      12.51      11.00        13.55        9.22      13.29        18.68
DME     Dime Bancorp Inc.                 6.02       4.99        17.97        5.64       6.50        11.17
DNFC    D & N Financial Corp.             5.40       5.36         0.91        6.55       5.98        11.98
DSL     Downey Financial Corp.            7.37         NA           NA        6.61       7.92        12.64
EBI     Equality Bancorp Inc.            11.18      11.18         0.00          NA         NA           NA
EBSI    Eagle Bancshares                  7.83       7.83         0.00        5.91       8.50         9.08
EFBC    Empire Federal Bancorp Inc.      36.37      36.37         0.00       23.83      36.55        65.78
EFBI    Enterprise Federal Bancorp       10.75      10.75         0.04        9.97      10.96        17.95
EGFC    Eagle Financial Corp.             7.06       5.80        18.94        7.65       7.51        18.37
EGLB    Eagle BancGroup Inc.             11.86      11.86         0.00        9.99      12.41        16.30
EMLD    Emerald Financial Corp.           8.03       7.93         1.37        7.74       8.30        12.85
EQSB    Equitable Federal Savings Bank    5.20       5.20         0.00        5.20       5.38        11.66
ESBK    Elmira Savings Bank (The)         6.35       6.20         2.62        6.19       7.01        10.23
ESX     Essex Bancorp Inc.                7.83       7.75         1.16        8.07       8.92        14.47
ETFS    East Texas Financial Services    17.47      17.47         0.00       14.80      17.70        38.80
FAB     FIRSTFED AMERICA BANCORP INC.    11.17      11.17         0.00        9.36      12.09        19.35
FBBC    First Bell Bancorp Inc.          10.80      10.80         0.00       10.59      10.91        23.39
FBCI    Fidelity Bancorp Inc.            10.47      10.45         0.19        9.00      10.57        19.10
FBCV    1ST Bancorp                       8.98       8.83         1.76        8.56       9.44        15.49
FBER    1st Bergen Bancorp               13.65      13.65         0.00       10.60      14.73        29.30
FBHC    Fort Bend Holding Corp.           6.77       6.37         6.25        7.40       7.30        15.16
FBNW    FirstBank Corp.                  16.18      16.18         0.00       11.18      16.76        17.70
FBSI    First Bancshares Inc.            14.40      14.40         0.00       11.72      14.72        17.62
FCB     Falmouth Bancorp Inc.            23.94      23.94         0.00          NA      24.45           NA
FCBF    FCB Financial Corp.              14.10      14.10         0.00       11.51      14.79        19.79
FCME    First Coastal Corp.               9.75       9.75         0.00        9.02      11.53        15.95
FDEF    First Defiance Financial         18.44      18.44         0.00       13.65      18.90        21.55
FED     FirstFed Financial Corp.          5.36       5.31         0.84        6.28       7.39        12.29
FESX    First Essex Bancorp Inc.          7.60       6.75        12.10        6.65       8.49        12.28
FFBA    First Colorado Bancorp Inc.      13.46      13.22         2.03       12.49      13.76        23.76
FFBH    First Federal Bancshares of AR   14.89      14.89         0.00       11.81      15.11        22.48
FFBI    First Financial Bancorp Inc.      8.92       8.92         0.00        8.44       9.50        15.17
FFBS    FFBS BanCorp Inc.                16.71      16.71         0.00       14.04      17.13        26.11
FFBZ    First Federal Bancorp Inc.        7.61       7.60         0.10        6.75       8.57        11.10
FFCH    First Financial Holdings Inc.     6.44       6.44         0.00        6.71       7.10        11.30
FFDB    FirstFed Bancorp Inc.             9.69       8.97         8.17        8.91      10.34        17.01
FFDF    FFD Financial Corp.              24.06      24.06         0.00       16.40      24.35        32.70
FFED    Fidelity Federal Bancorp          7.28       7.28         0.00        8.74       8.11        13.16
FFES    First Federal of East Hartford    6.82       6.82         0.00        6.95       7.08        23.13
FFFC    FFVA Financial Corp.             13.69      13.47         1.87       10.35      14.27        20.78
FFFD    North Central Bancshares Inc.    22.72      22.72         0.00          NA      23.68           NA
FFFL    Fidelity Bankshares Inc. (MHC)    8.20       8.16         0.62        7.90       8.41        15.80
FFHH    FSF Financial Corp.              10.91      10.91         0.00        9.90      11.13        18.50
FFHS    First Franklin Corp.              9.02       8.97         0.56        6.56       9.44        14.12
FFIC    Flushing Financial Corp.         12.54      12.10         3.94        9.11      13.13        19.76
FFKY    First Federal Financial Corp.    13.67      13.02         5.47       12.26      14.14        19.48
FFLC    FFLC Bancorp Inc.                12.85      12.85         0.00          NA      13.27           NA
FFOH    Fidelity Financial of Ohio       12.01      10.74        11.87       10.12      12.32        19.33
FFPB    First Palm Beach Bancorp Inc.     6.37       6.24         2.22        7.20       6.66        15.10
FFSL    First Independence Corp.          9.99       9.99         0.00        8.51      10.58        19.87

                                                         Capital as of The Most Recent Quarter
                                        -----------------------------------------------------------------------
                                                   Tangible   Intangible  Regulatory   Equity +  Total Capital/
                                        Equity/    Equity/      Assets/   Core Cap/   Reserves/  Risk Adjusted
                                        Assets   Tang Assets    Equity      Assets      Assets       Assets
Ticker  Short Name                        (%)        (%)                      (%)         (%)          (%)
--------------------------------------  -----------------------------------------------------------------------
FFSX    First Fed SB of Siouxland(MHC)    8.85       8.79         0.77        8.73       9.22        17.24
FFWC    FFW Corp.                         9.57       8.81         8.81        6.75       9.95        12.05
FFWD    Wood Bancorp Inc.                12.80      12.80         0.00        9.41      13.16        15.76
FFYF    FFY Financial Corp.              13.59      13.59         0.00        9.16      14.06        16.26
FGHC    First Georgia Holding Inc.        8.30       7.75         7.25        8.24       8.92        10.14
FIBC    Financial Bancorp Inc.            8.93       8.90         0.44        6.58       9.43        17.93
FISB    First Indiana Corp.               9.49       9.39         1.15        8.37      10.87        12.05
FKFS    First Keystone Financial          6.62       6.62         0.00        8.42       7.07        20.51
FKKY    Frankfort First Bancorp Inc.     16.96      16.96         0.00       18.83      17.04        36.55
FLAG    FLAG Financial Corp.              9.11       9.11         0.00        8.65      11.06        14.54
FLFC    First Liberty Financial Corp.     7.59       6.95         9.11        7.60       8.56        11.61
FLGS    Flagstar Bancorp Inc.             5.98       5.75         3.98        5.71       6.22        10.83
FLKY    First Lancaster Bancshares       29.47      29.47         0.00          NA      29.79           NA
FMBD    First Mutual Bancorp Inc.        13.84      10.97        23.33       18.91      14.21        19.56
FMCO    FMS Financial Corp.               6.49       6.40         1.46        7.51       6.99        16.23
FMSB    First Mutual Savings Bank         6.88       6.88         0.00          NA       7.97           NA
FNGB    First Northern Capital Corp.     11.06      11.06         0.00       10.19      11.53        16.65
FOBC    Fed One Bancorp                  11.06      10.65         4.21        9.80      11.47        24.50
FPRY    First Financial Bancorp           6.35       6.35         0.00        6.20       7.00        10.80
FSBI    Fidelity Bancorp Inc.             6.84       6.84         0.00        9.05       7.35        18.98
FSFF    First SecurityFed Financial      11.76      11.66         0.97       11.60      12.43        24.60
FSLA    First Savings Bank (MHC)          9.69       8.93         8.66        8.86      10.27        22.44
FSNJ    Bayonne Bancshares Inc.          15.75      15.75         0             NA      16.24           NA
FSPG    First Home Bancorp Inc.           6.86       6.77         1.51        6.57       7.60        17.05
FSPT    FirstSpartan Financial Corp.     26.40      26.40         0.00       19.00      26.79        31.57
FSSB    First FS&LA of San Bernardino     4.33       4.18         3.63        4.29       5.38         8.52
FSTC    First Citizens Corp.             10.09       8.24        20.03        8.20      11.20        12.56
FTF     Texarkana First Financial Corp   15.15      15.15         0.00       15.11      15.78        25.68
FTFC    First Federal Capital Corp.       7.08       6.72         5.41        6.39       7.58        12.23
FTNB    Fulton Bancorp Inc.              23.98      23.98         0.00       16.20      24.89        29.60
FTSB    Fort Thomas Financial Corp.      15.82      15.82         0.00       15.04      16.29        24.15
FWWB    First SB of Washington Bancorp   13.38      12.51         7.39       12.63      14.03        23.03
GAF     GA Financial Inc.                14.81      14.69         0.94       12.59      14.98        33.76
GDVS    Greater Delaware Valley (MHC)    11.19      11.19         0.00       11.36      11.78        26.47
GDW     Golden West Financial             6.81       6.81         0.00        6.47       7.40        13.14
GFCO    Glenway Financial Corp.           9.29       9.20         1.05        8.40       9.61        13.80
GFED    Guaranty Federal Bcshs Inc.      30.15      30.15         0.00       29.06      31.10        51.14
GFSB    GFS Bancorp Inc.                 11.83      11.83         0.00       10.20      12.52        19.37
GLMR    Gilmer Financial Svcs, Inc.       9.02       9.02         0.00        8.80       9.75        19.20
GOSB    GSB Financial Corp.              28.44      28.44         0.00       20.10      28.57        40.64
GPT     GreenPoint Financial Corp.        9.70       5.54        45.46        7.08      10.54        15.49
GSB     Golden State Bancorp Inc.         6.76       6.20         8.73        6.10       7.73        12.18
GSBC    Great Southern Bancorp Inc.       8.74       8.68         0.81        7.50      10.85        11.20
GSFC    Green Street Financial Corp.     35.23      35.23         0.00       35.23      35.37        79.66
GSLA    GS Financial Corp.               43.13      43.13         0.00       32.84      43.42        95.29
GTPS    Great American Bancorp           19.93      19.93         0.00          NA      20.28           NA
GUPB    GFSB Bancorp Inc.                12.50      12.50         0.00          NA      12.82           NA
HALL    Hallmark Capital Corp.            7.62       7.62         0.00        6.70       8.12        12.32
HARB    Harbor Florida Bancorp (MHC)      8.93       8.68         2.97        7.69       9.94        15.52
HARL    Harleysville Savings Bank         6.81       6.81         0.00        6.82       7.37        14.24
HARS    Harris Financial Inc. (MHC)       8.12       7.31        10.85        6.81       8.51        13.65
HAVN    Haven Bancorp Inc.                5.72       5.70         0.28        6.42       6.35        14.04
HBBI    Home Building Bancorp            14.06      14.06         0.00       10.77      14.26        21.56
HBEI    Home Bancorp of Elgin Inc.       27.00      27.00         0.00       20.88         NA        37.81
HBFW    Home Bancorp                     12.15      12.15         0.00        9.71      12.55        20.66
HBNK    Highland Bancorp Inc.             7.55       7.55         0.00        6.85       9.16        10.65
HBS     Haywood Bancshares Inc.          14.18      13.77         3.42       13.78      14.66        27.54
HCBB    HCB Bancshares Inc.              18.65      18.12         3.49          NA      19.38           NA
HCBC    High Country Bancorp Inc.         7.81       7.81         0.00        7.80       8.60        13.73
HCFC    Home City Financial Corp.        19.61      19.61         0.00       15.19      20.24        26.57
HEMT    HF Bancorp Inc.                   7.87       6.70        15.90        6.17       8.24        15.58
HFBC    HopFed Bancorp Inc.               9.27       9.27         0.00        7.98       9.39        21.95
HFFB    Harrodsburg First Fin Bancorp    26.73      26.73         0.00       22.50      27.05        43.1
HFFC    HF Financial Corp.                9.58       9.58         0.00        7.47      10.45        12.77

                                                         Capital as of The Most Recent Quarter
                                        -----------------------------------------------------------------------
                                                   Tangible   Intangible  Regulatory   Equity +  Total Capital/
                                        Equity/    Equity/      Assets/   Core Cap/   Reserves/  Risk Adjusted
                                        Assets   Tang Assets    Equity      Assets      Assets       Assets
Ticker  Short Name                        (%)        (%)                      (%)         (%)          (%)
--------------------------------------  -----------------------------------------------------------------------
HFGI    Harrington Financial Group        4.47       4.47         0.00        6.08       4.51        26.82
HFNC    HFNC Financial Corp.             18.24      18.24         0.00       16.20      19.03        30.60
HFSA    Hardin Bancorp Inc.              11.34      11.34         0.00       10.32      11.54        20.84
HFWA    Heritage Financial Corp.          8.82       8.82         0.00       10.90       9.67        15.80
HHFC    Harvest Home Financial Corp.     11.12      11.12         0.00          NA      11.25           NA
HIFS    Hingham Instit. for Savings       9.60       9.60         0.00        9.80      10.30        15.66
HMLK    Hemlock Federal Financial Corp   17.22      17.22         0.00          NA      17.66           NA
HMNF    HMN Financial Inc.               12.22      11.45         7.16          NA      12.62           NA
HOMF    Home Federal Bancorp              8.80       8.58         2.80        8.2        9.36        12.41
HPBC    Home Port Bancorp Inc.           10.51      10.51         0.00       10.51      11.76        18.59
HRBF    Harbor Federal Bancorp Inc.      12.49      12.49         0.00        9.41      12.68        21.79
HRZB    Horizon Financial Corp.          15.93      15.93         0.00       15.90      16.60        29.25
HTHR    Hawthorne Financial Corp.         6.16       6.16         0.00        7.41       7.64        11.99
HWEN    Home Financial Bancorp           16.99      16.99         0.00       14.40      17.62        25.50
HZFS    Horizon Financial Svcs Corp.     10.16      10.16         0.00        7.48      10.59        13.76
IBSF    IBS Financial Corp.              17.74      17.74         0.00       17.58      17.89        61.69
IFSB    Independence Federal Svgs Bank    7.25       6.50        10.99        6.43       7.46        16.01
INBI    Industrial Bancorp Inc.          16.72      16.72         0.00        9.86      17.20        19.03
INCB    Indiana Community Bank SB        12.15      12.15         0.00          NA      12.85           NA
IPSW    Ipswich Savings Bank              5.21       5.21         0.00        5.40       5.94        11.59
ITLA    ITLA Capital Corp.                9.78         NA           NA          NA      10.98        12.70
IWBK    InterWest Bancorp Inc.            6.73       6.62         1.68        6.56       7.16        13.89
JOAC    Joachim Bancorp Inc.             28.91      28.91         0.00       24.20      29.13        48.40
JSB     JSB Financial Inc.               23.21      23.21         0.00       15.07      23.59        20.78
JSBA    Jefferson Savings Bancorp         9.03       7.22        21.56        7.44       9.70        13.91
JXSB    Jacksonville Savings Bk (MHC)    10.41      10.41         0.00       10.36      10.81        15.24
JXVL    Jacksonville Bancorp Inc.        14.63      14.63         0.00          NA      15.12           NA
KFBI    Klamath First Bancorp            15.07      13.96         8.62       11.44      15.22        24.34
KNK     Kankakee Bancorp Inc.            11.01      10.45         5.72        9.00      11.63        16.30
KSAV    KS Bancorp Inc.                  12.81      12.81         0.02          NA      13.10        12.03
KSBK    KSB Bancorp Inc.                  7.56       7.25         4.47          NA       8.44           NA
KYF     Kentucky First Bancorp Inc.      17.02      17.02         0.00       14.50      17.47        27.06
LARK    Landmark Bancshares Inc.         14.09      14.09         0.00       10.77      14.54        22.68
LARL    Laurel Capital Group Inc.        10.57      10.57         0.00       10.33      11.42        21.21
LFBI    Little Falls Bancorp Inc.        11.68      10.87         7.77        8.04      12.03        22.13
LFCO    Life Financial Corp.             13.39      13.39         0.00        5.30      14.02        10.32
LFED    Leeds Federal Bankshares (MHC)   16.63      16.63         0.00       16.19      16.82        32.64
LISB    Long Island Bancorp Inc.          9.18       9.10         0.89        7.37       9.73        15.81
LOGN    Logansport Financial Corp.       19.21      19.21         0.00       19.10      19.49        35.37
LONF    London Financial Corp.           13.76      13.76         0.00       16.00      14.24        31.48
LSBI    LSB Financial Corp.               8.58       8.58         0.00          NA       9.30           NA
LSBX    Lawrence Savings Bank            10.45      10.45         0.00        9.85      11.33        18.14
LVSB    Lakeview Financial               10.69       9.19        15.40        7.60      11.37        14.50
LXMO    Lexington B&L Financial Corp.    26.63      26.63         0.00       20.60      27.00        39.80
MAFB    MAF Bancorp Inc.                  7.62       6.77        11.89        6.88       8.07        14.34
MARN    Marion Capital Holdings          20.78      20.43         2.15       18.74      21.85        29.81
MASB    MASSBANK Corp.                   11.21      11.07         1.43       10.15      11.47        35.01
MBB     MSB Bancorp Inc.                  9.84       6.23        39.05        6.27      10.14        13.41
MBBC    Monterey Bay Bancorp Inc.        11.75      11.04         6.74        9.40      12.15        17.24
MBLF    MBLA Financial Corp.             12.68      12.68         0.00       11.88      12.98        32.10
MBSP    Mitchell Bancorp Inc.            40.13      40.13         0.00       32.30      40.65        57.00
MCBN    Mid-Coast Bancorp Inc.            8.34       8.34         0.00        8.01       8.86        14.92
MDBK    Medford Bancorp Inc.              8.94       8.46         5.89        8.46       9.53        15.75
MECH    MECH Financial Inc.               9.92       9.92         0.00          NA      11.50           NA
MERI    Meritrust Federal SB              8.50       8.50         0.00        8.68       8.71        18.08
METF    Metropolitan Financial Corp.      3.96       3.65         8.15        5.47       4.57         8.39
MFBC    MFB Corp.                        12.70      12.70         0.00       12.30      12.84        24.68
MFFC    Milton Federal Financial Corp.   11.84      11.84         0.00       10.02      12.07        21.77
MFLR    Mayflower Co-operative Bank       9.75       9.62         1.52        9.75      10.62        15.55
MFSL    Maryland Federal Bancorp          8.66       8.58         1.04        8.08       9.06        16.13
MIFC    Mid-Iowa Financial Corp.          9.36       9.35         0.09        7.58       9.58        18.81
MIVI    Mississippi View Holding Co.     18.18      18.18         0.00       16.36      19.44        33.09
MONT    Montgomery Financial Corp.       18.60      18.60         0.00       14.32      18.78        21.92
MRKF    Market Financial Corp.           35.56      35.56         0.00       23.72      35.65        64.07

                                                         Capital as of The Most Recent Quarter
                                        -----------------------------------------------------------------------
                                                   Tangible   Intangible  Regulatory   Equity +  Total Capital/
                                        Equity/    Equity/      Assets/   Core Cap/   Reserves/  Risk Adjusted
                                        Assets   Tang Assets    Equity      Assets      Assets       Assets
Ticker  Short Name                        (%)        (%)                      (%)         (%)          (%)
--------------------------------------  -----------------------------------------------------------------------
MSBF    MSB Financial Inc.               16.86      16.86         0.00       12.51      17.29        21.21
MSBK    Mutual Savings Bank FSB           6.58       6.58         0.00        6.65       6.89        15.76
MWBI    Midwest Bancshares Inc.           7.23       7.23         0.00        6.42       7.61        14.82
MWBX    MetroWest Bank                    7.35       7.35         0.00        7.49       8.69        11.25
MWFD    Midwest Federal Financial         9.00       8.73         3.32        7.27       9.77        10.01
MYST    Mystic Financial Inc.             6.36       6.36         0.00          NA       6.93           NA
NASB    North American Savings Bank       8.49       8.26         2.92        8.40       9.35        14.00
NBN     Northeast Bancorp                 7.71       6.96        10.49        6.99       8.67        12.21
NBSI    North Bancshares Inc.            13.49      13.49         0.00       10.86      13.66        24.65
NEIB    Northeast Indiana Bancorp        14.37      14.37         0.00       12.09      14.97        20.03
NHTB    New Hampshire Thrift Bncshrs      7.82       6.79        14.10        6.43       8.74        11.92
NMSB    NewMil Bancorp Inc.               9.32       9.32         0.00       10.35      10.88        20.27
NSLB    NS&L Bancorp Inc.                19.77      19.66         0.70       14.90      19.84        34.80
NSSY    NSS Bancorp Inc.                  8.14       7.92         2.94        7.80       9.10        15.87
NTBK    Net.B@nk Inc.                    43.11      43.11         0.00       34.23      43.59        69.95
NTMG    Nutmeg Federal S&LA               8.25       8.25         0.00        8.15       8.73        13.42
NWEQ    Northwest Equity Corp.           11.61      11.61         0.00        8.86      12.08        13.93
NWSB    Northwest Bancorp Inc. (MHC)      9.25       8.29        11.26        8.32       9.87        16.77
NYB     New York Bancorp Inc.             5.46       5.46         0.00        5.03       6.03        11.53
OCFC    Ocean Financial Corp.            15.17      15.17         0          11.89      15.61        30.15
OCN     Ocwen Financial Corp.            13.67      13.23         3.71          NA         NA           NA
OFCP    Ottawa Financial Corp.            8.62       7.13        18.66        6.78       8.99        11.34
OHSL    OHSL Financial Corp.             10.90      10.90         0.00        8.77      11.12        17.26
OSFS    Ohio State Financial Services    27.08      27.08         0.00       27.08      27.45        46.45
OTFC    Oregon Trail Financial Corp.     25.85      25.85         0.00       18.06      26.17        35.78
PBCI    Pamrapo Bancorp Inc.             12.88      12.81         0.62       11.67      13.54        25.15
PBCT    People's Bank (MHC)               8.67       8.63         0.52        8.80       9.72        13.00
PBHC    Pathfinder Bancorp Inc. (MHC)    12.00      10.36        15.29          NA      12.42           NA
PBKB    People's Bancshares Inc.          3.95       3.81         3.81          NA       4.51           NA
PCBC    Perry County Financial Corp.     19.24      19.24         0.00       16.00      19.27        70.20
PDB     Piedmont Bancorp Inc.            16.18      16.18         0.00       15.03      16.85        28.18
PEDE    Great Pee Dee Bancorp            42.85      42.85         0.00          NA      43.29           NA
PEEK    Peekskill Financial Corp.        25.24      25.24         0.00          NA      25.59           NA
PERM    Permanent Bancorp Inc.           10.00       9.89         1.17        8.95      10.50        22.05
PERT    Perpetual Bank (MHC)             10.48      10.48         0.00        9.44      11.15        15.57
PFDC    Peoples Bancorp                  15.26      15.26         0.00       12.20      15.57        24.80
PFED    Park Bancorp Inc.                21.81      21.81         0.00       14.50      22.10        37.80
PFFB    PFF Bancorp Inc.                  9.70       9.62         0.99        8.12      10.64        15.65
PFFC    Peoples Financial Corp.          18.85      18.85         0.00       16.62      19.03        36.47
PFNC    Progress Financial Corp.          5.09       4.31        16.05        6.50       5.76        10.00
PFSB    PennFed Financial Services Inc    6.96       6.02        14.31        6.93       7.15        15.20
PFSL    Pocahontas FS&LA (MHC)            6.36       6.36         0.00        6.36       6.80        16.18
PHBK    Peoples Heritage Finl Group       6.99       5.35        24.84        7.17       7.99        11.95
PHFC    Pittsburgh Home Financial Corp    8.23       8.14         1.19       17.52       8.71        17.52
PHSB    Peoples Home Savings Bk (MHC)    13.14      13.14         0.00          NA      13.78           NA
PKPS    Poughkeepsie Financial Corp.      8.29       8.29         0.00        6.95       9.37        11.62
PLSK    Pulaski Savings Bank (MHC)       11.93      11.93         0.00       11.93      12.44        28.28
PMFI    Perpetual Midwest Financial       8.92       8.92         0.00        8.19       9.67        12.23
PRBC    Prestige Bancorp Inc.            10.91      10.91         0.00        8.83      11.19        18.78
PROV    Provident Financial Holdings     11.58      11.58         0.00        8.63      12.41        14.32
PSBK    Progressive Bank Inc.             8.88       8.12         9.33        7.98       9.99        15.79
PSFC    Peoples-Sidney Financial Corp.   24.74      24.74         0.00       16.70      25.13        27.10
PSFI    PS Financial Inc.                37.32      37.32         0.00       37.33      37.54       110.85
PTRS    Potters Financial Corp.           8.81       8.81         0.00        7.98      10.53        17.63
PULB    Pulaski Bank, Svgs Bank (MHC)    13.41      13.41         0.00       13.38      13.78        26.90
PULS    Pulse Bancorp                     8.20       8.20         0.00        7.51       8.63        26.88
PVFC    PVF Capital Corp.                 7.28       7.28         0.00        7.32       7.98        10.53
PVSA    Parkvale Financial Corp.          7.91       7.87         0.56        7.27       9.33        14.28
PWBC    PennFirst Bancorp Inc.            8.37       7.51        11.07        7.13       8.96        20.13
PWBK    Pennwood Bancorp Inc.            17.98      17.98         0.00       17.98      18.50        32.39
QCBC    Quaker City Bancorp Inc.          8.63       8.63         0.00        7.30       9.56        13.19
QCFB    QCF Bancorp Inc.                 17.57      17.57         0.00          NA      18.41           NA
QCSB    Queens County Bancorp Inc.       11.22      11.22         0.00       10.32      11.83        16.85
RARB    Raritan Bancorp Inc.              7.56       7.46         1.40        7.33       8.37        13.51

                                                         Capital as of The Most Recent Quarter
                                        -----------------------------------------------------------------------
                                                   Tangible   Intangible  Regulatory   Equity +  Total Capital/
                                        Equity/    Equity/      Assets/   Core Cap/   Reserves/  Risk Adjusted
                                        Assets   Tang Assets    Equity      Assets      Assets       Assets
Ticker  Short Name                        (%)        (%)                      (%)         (%)          (%)
--------------------------------------  -----------------------------------------------------------------------
RCBK    Richmond County Financial Corp    9.80       9.69         1.28          NA      10.36           NA
REDF    RedFed Bancorp Inc.               8.34       8.32         0.35        7.81       9.11        11.94
RELI    Reliance Bancshares Inc.         50.09      50.09         0.00       46.47      50.44        70.12
RELY    Reliance Bancorp Inc.             8.55       5.99        31.90        5.53       8.94        14.29
RIVR    River Valley Bancorp             12.72      12.56         1.43       12.47      13.59        20.85
ROSE    TR Financial Corp.                6.27       6.27         0           6.26       6.66        18.61
RSLN    Roslyn Bancorp Inc.              17.45      17.38         0.46       12.32      18.12        27.60
RVSB    Riverview Bancorp Inc.           22.72      22.11         3.49       17.20      23.09        33.90
SBFL    SB of the Finger Lakes (MHC)      9.34       9.34         0.00        9.22       9.85        23.73
SBOS    Boston Bancorp (The)             12.34      12.34         0.00       10.06      12.45        26.75
SCBS    Southern Community Bancshares    19.89      19.89         0.00          NA      21.02           NA
SCCB    S. Carolina Community Bancshrs   20.68      20.68         0.00       18.30      21.33        38.90
SFED    SFS Bancorp Inc.                 12.29      12.29         0.00       12.28      12.73        23.78
SFFC    StateFed Financial Corp.         17.66      17.66         0.00       10.66      17.91        18.94
SFIN    Statewide Financial Corp.         9.36       9.35         0.17        8.37       9.76        22.15
SFSB    SuburbFed Financial Corp.         6.73       6.71         0.29        5.99       6.93        13.32
SFSL    Security First Corp.              9.36       9.23         1.50        8.17      10.12        11.33
SGVB    SGV Bancorp Inc.                  7.55       7.45         1.43        6.56       7.88        13.72
SHEN    First Shenango Bancorp Inc.      12.76      12.76         0.00       10.42      13.63        20.25
SHSB    SHS Bancorp Inc.                 13.34      13.34         0.00       10.68      13.82        23.70
SIB     Staten Island Bancorp Inc.        9.11       8.30         9.70        8.01       9.78        18.87
SISB    SIS Bancorp Inc.                  7.24       7.24         0.00        7.17       8.55        13.13
SKAN    Skaneateles Bancorp Inc.          6.90       6.73         2.70        6.72       7.90        11.31
SKBO    First Carnegie Deposit (MHC)     17.19      17.19         0.00       17.19      17.56        57.80
SMBC    Southern Missouri Bancorp Inc.   16.60      16.60         0.00       13.75      17.08        24.95
SOBI    Sobieski Bancorp Inc.            14.39      14.39         0.00       10.50      14.62        24.10
SOPN    First Savings Bancorp Inc.       22.77      22.77         0          22.69      22.97        50.03
SOSA    Somerset Savings Bank             6.65       6.65         0.00        6.76       8.07        10.80
SPBC    St. Paul Bancorp Inc.             9.17       9.15         0.27        8.61       9.92        17.12
SRN     Southern Banc Co.                17.37      17.25         0.83          NA      17.44           NA
SSB     Scotland Bancorp Inc.            24.07      24.07         0.00       20.65      24.48        43.59
SSFC    South Street Financial Corp.     14.90      14.90         0.00       14.43      15.09        41.97
SSM     Stone Street Bancorp Inc.        29.57      29.57         0.00       25.00      30.10        45.54
STFR    St. Francis Capital Corp.         8.27       7.44        10.85        7.41       8.65        12.20
STSA    Sterling Financial Corp.          5.48       5.09         7.57        7.57       5.96        13.60
SVRN    Sovereign Bancorp Inc.            5.43       4.66        14.89        5.24       6.06        12.15
SWBI    Southwest Bancshares             11.96      11.96         0.00        8.20      12.17        13.82
SWCB    Sandwich Bancorp Inc.             8.10       7.84         3.47        7.77       8.89        14.73
SZB     SouthFirst Bancshares Inc.        9.67       9.67         0.00          NA      10.15           NA
THR     Three Rivers Financial Corp.     13.46      13.43         0.34       11.60      13.98        22.42
THRD    TF Financial Corp.                8.39       7.10        16.52        7.20       8.73        17.48
TPNZ    Tappan Zee Financial Inc.        17.02      17.02         0.00       13.5       17.56        41.7
TRIC    Tri-County Bancorp Inc.          15.36      15.36         0.00       13.30      15.82        35.01
TSBK    Timberland Bancorp Inc.          11.65      11.65         0.00       12.01      12.46        17.43
TSBS    Peoples Bancorp Inc. (MHC)       17.18      15.78         9.67       15.76      17.72        26.48
TSH     Teche Holding Co.                13.54      13.54         0.00       12.21      14.36        22.76
TWIN    Twin City Bancorp                12.94      12.94         0.00       12.14      13.08        22.32
UBMT    United Financial Corp.           24.02      24.02         0.00       16.10      24.09        42.70
UCBC    Union Community Bancorp          16.80      16.80         0.00       16.80      16.99        33.63
UFRM    United Federal Savings Bank       7.23       7.23         0.00        7.21       8.16        10.10
USAB    USABancshares, Inc.               8.43       8.32         1.51       11.00       8.83        11.20
UTBI    United Tennessee Bankshares      10.41      10.41         0.00        9.50      11.34        21.95
VABF    Virginia Beach Fed. Financial     7.15       7.15         0.00        6.92       7.89        12.68
WAMU    Washington Mutual Inc.            5.47       5.12         6.72          NA       6.16           NA
WAYN    Wayne Savings Bancshares (MHC)    9.48       9.48         0.00        9.10       9.86        17.49
WBST    Webster Financial Corp.           5.44       4.78        12.80        5.61       6.19        13.41
WCBI    Westco Bancorp                   15.38      15.38         0.00       13.43      15.66        29.32
WCFB    Webster City Federal SB (MHC)    23.50      23.50         0.00       23.50      23.90        54.01
WEFC    Wells Financial Corp.            14.71      14.71         0.00          NA         NA           NA
WEHO    Westwood Homestead Fin. Corp.    22.45      22.45         0.00       21.80      22.65        40.36
WES     Westcorp                          9.35       9.33         0.24          NA      10.26           NA
WFI     Winton Financial Corp.            7.39       7.27         1.84        7.10       7.64        11.10
WFSL    Washington Federal Inc.          12.90      12.01         7.77       11.08      13.31        20.27
WHGB    WHG Bancshares Corp.             19.65      19.65         0.00       15.82      19.84        31.97

                                                         Capital as of The Most Recent Quarter
                                        -----------------------------------------------------------------------
                                                   Tangible   Intangible  Regulatory   Equity +  Total Capital/
                                        Equity/    Equity/      Assets/   Core Cap/   Reserves/  Risk Adjusted
                                        Assets   Tang Assets    Equity      Assets      Assets       Assets
Ticker  Short Name                        (%)        (%)                      (%)         (%)          (%)
--------------------------------------  -----------------------------------------------------------------------
WOFC    Western Ohio Financial Corp.     13.87      13.06         6.65       12.10      14.38        22.60
WRNB    Warren Bancorp Inc.              10.79      10.79         0.00        9.21      11.89        12.53
WSB     Washington Savings Bank, FSB      8.51       8.51         0.00        8.00       8.97        20.93
WSBI    Warwick Community Bancorp        10.17      10.17         0.00        9.76      10.63        19.91
WSFS    WSFS Financial Corp.              5.73       5.69         0.64        6.93       7.37        11.05
WSTR    WesterFed Financial Corp.        10.40       8.62        18.75        7.83      10.88        13.29
WVFC    WVS Financial Corp.              10.66      10.66         0.00       10.78      11.29        22.03
WYNE    Wayne Bancorp Inc.               12.43      12.43         0.00       10.18      13.22        23.21
YFCB    Yonkers Financial Corp.          13.54      13.54         0.00       11.60      13.89        30.79
YFED    York Financial Corp.              8.86       8.86         0.00        7.70       9.52        12.36
                                        -----------------------------------------------------------------------
        Average                          12.62      12.40         2.99       10.95      13.17        22.03

                                                         Capital as of The Most Recent Quarter
                                        -----------------------------------------------------------------------
                                                   Tangible   Intangible  Regulatory   Equity +  Total Capital/
                                        Equity/    Equity/      Assets/   Core Cap/   Reserves/  Risk Adjusted
                                        Assets   Tang Assets    Equity      Assets      Assets       Assets
Ticker  Short Name                        (%)        (%)                      (%)         (%)          (%)
--------------------------------------  -----------------------------------------------------------------------
        Comparable Thrift Data
CNY     Carver Bancorp Inc.               8.48       8.19         3.78        7.63       9.17        18.01
ESBK    Elmira Savings Bank (The)         6.35       6.20         2.62        6.19       7.01        10.23
FIBC    Financial Bancorp Inc.            8.93       8.90         0.44        6.58       9.43        17.93
FKFS    First Keystone Financial          6.62       6.62         0.00        8.42       7.07        20.51
HRBF    Harbor Federal Bancorp Inc.      12.49      12.49         0.00        9.41      12.68        21.79
IFSB    Independence Federal Svgs Bank    7.25       6.50        10.99        6.43       7.46        16.01
PBCI    Pamrapo Bancorp Inc.             12.88      12.81         0.62       11.67      13.54        25.15
PHFC    Pittsburgh Home Financial Corp    8.23       8.14         1.19       17.52       8.71        17.52
SKAN    Skaneateles Bancorp Inc.          6.90       6.73         2.70        6.72       7.90        11.31
WYNE    Wayne Bancorp Inc.               12.43      12.43         0.00       10.18      13.22        23.21
                                        -----------------------------------------------------------------------
        Average                           9.06       8.90         2.23        9.08       9.62        18.17
        Median                            8.36       8.17         0.91        8.03       8.94        17.97
        Maximum                          12.88      12.81        10.99       17.52      13.54        25.15
        Minimum                           6.35       6.20         0.00        6.19       7.01        10.23

                                                                                                  Profitability as of
                                             Asset Quality as of The Most Recent Quarter        The Most Recent Quarter
                                        ------------------------------------------------------  -----------------------
                                        NPLs/  Reserves/   NPAs/   NPAs/  Reserves/  Reserves/   Return on    Return on
                                        Loans    NPLs     Assets  Equity    Loans    NPAs + 90  Avg Assets   Avg Equity
Ticker  Short Name                       (%)      (%)       (%)     (%)      (%)         (%)        (%)          (%)
--------------------------------------  ------------------------------------------------------  -----------------------
%CAL    California Federal Bank          1.24   160.38     1.11    14.92     1.99      119.83      0.86         11.17
%CCMD   Chevy Chase Bank, FSB            1.03   402.39     1.84    30.30     4.15       80.93      0.77         13.65
AABC    Access Anytime Bancorp Inc.      2.90    32.57     1.58    18.26     0.95       31.35      1.44         22.55
AADV    Advantage Bancorp Inc.           0.50   208.92     0.47     4.66     1.05      121.57      1.13         12.18
ABBK    Abington Bancorp Inc.            0.19   366.56     0.17     2.44     0.68      233.13      0.87         12.60
ABCL    Alliance Bancorp Inc.            0.31   178.52     0.27     2.79     0.56      147.57      0.79          8.54
ABCW    Anchor BanCorp Wisconsin         0.60   235.13     0.97    14.59     1.42      117.38      1.04         15.95
AFBC    Advance Financial Bancorp        0.90    38.71     0.79     5.17     0.35       27.69      0.87          5.67
AFCB    Affiliated Community Bancorp     0.63   192.11     0.39     3.98     1.21      192.06      1.09         11.14
AFED    AFSALA Bancorp Inc.              0.58   250.44     0.3      2.39     1.46      234.3       0.79          5.91
AHCI    Ambanc Holding Co.               1.09   135.52     0.62     5.46     1.48      107.99     (0.54)        (4.24)
AHM     H.F. Ahmanson & Co.              2.09    58.49     1.73    33.72     1.22       46.72      0.87         17.14
ALBC    Albion Banc Corp.                0.17   321.43     0.12     1.39     0.53      321.43      0.50          5.54
ALBK    ALBANK Financial Corp.           0.86   118.60     0.7      7.94     1.02       81.33      1.19         13.03
AMFC    AMB Financial Corp.                NA       NA       NA       NA     0.53          NA      1.10          6.83
ANA     Acadiana Bancshares Inc.         0.59   223.09     0.50     2.94     1.32      201.03      0.98          5.62
ANDB    Andover Bancorp Inc.             0.80   159.52     0.62     7.71     1.27      151.68      1.06         13.24
ANE     Alliance Bncp of New England     2.06    92.34     1.56    20.56     1.91       75.91      0.86         12.29
ASBI    Ameriana Bancorp                 0.56    65.63     0.49     4.4      0.37       53.03      0.92          8.36
ASBP    ASB Financial Corp.              0.12   876.09     0.08     0.53     1.03       78.25      0.92          5.89
ASFC    Astoria Financial Corp.          0.88   105.11     0.52     6.04     0.92       67.77      0.82         10.23
ATSB    AmTrust Capital Corp.            2.37    43.83     1.81    16.68     1.04       40.38      0.41          3.87
AVND    Avondale Financial Corp.         2.52   101.74     1.35    15.88     2.56       86.34     (2.03)       (22.59)
BANC    BankAtlantic Bancorp Inc.          NA       NA     1.07    15.90     1.35       84.73      1.01         17.43
BDJI    First Federal Bancorp.           0.03       NM     0.03     0.27     0.79      198.64      0.66          6.10
BFD     BostonFed Bancorp Inc.           0.20   417.19     0.18     2.18     0.82      371.41      0.75          8.21
BFFC    Big Foot Financial Corp.           NA       NA       NA       NA     0.30      150.75        NA            NA
BFSB    Bedford Bancshares Inc.          0.00       NM     0.00     0.00     0.60       96.46      1.20          8.39
BKC     American Bank of Connecticut     3.07    49.97     2.11    23.44     1.54       41.86      1.33         15.85
BKCT    Bancorp Connecticut Inc.         1.10   185.46     0.91     8.60     2.04      131.37      1.39         13.48
BKUNA   BankUnited Financial Corp.       0.39    40.78     0.37     7.78     0.16       37.97      0.44          7.37
BNKU    Bank United Corp.                0.72    50.53     0.68    14.00     0.36       41.06      0.70         13.66
BPLS    Bank Plus Corp.                  1.99    88.56     1.66    38.25     1.76       72.86      0.35          6.36
BTHL    Bethel Bancorp                     NA       NA       NA       NA     1.48          NA      0.68          7.97
BVCC    Bay View Capital Corp.           0.49   328.08     0.51     9.50     1.59      230.25      0.45          7.32
BWFC    Bank West Financial Corp.        0.50    44.48     0.48     3.53     0.22       32.03      0.72          4.92
BYFC    Broadway Financial Corp.         0.93   109.40     1.62    15.37     1.02       52.84      0.29          2.61
CAFI    Camco Financial Corp.            0.18   162.58     0.29     3.04     0.30       53.21      1.15         12.00
CAPS    Capital Savings Bancorp Inc.     0.31   126.46     0.28     2.92     0.40       78.85      0.99         11.07
CASB    Cascade Financial Corp.          0.17   663.11     0.35     5.09     1.13      274.48      0.66         10.11
CASH    First Midwest Financial Inc.     0.58   137.44     0.74     6.84     0.80       67.97      0.96          8.51
CATB    Catskill Financial Corp.         0.62   241.07     0.35     1.43     1.49      184.75      1.35          5.24
CBCI    Calumet Bancorp Inc.             1.43   110.93     1.64     9.76     1.58       76.23      1.61         10.20
CBES    CBES Bancorp Inc.                0.36   151.96     0.54     3.42     0.54       90.67      1.11          6.32
CBK     Citizens First Financial Corp.   0.46    77.92     0.62     4.43     0.36       44.35      0.71          4.82
CBSA    Coastal Bancorp Inc.             1.37    42.72     0.71    19.60     0.58          NA      0.40         11.68
CBSB    Charter Financial Inc.           0.67   113.66     0.62     4.02     0.76       90.95      1.35          9.19
CCFH    CCF Holding Co.                  0.24   288.02     0.20     1.86     0.70      288.02      0.14          1.10
CEBK    Central Co-operative Bank        0.58   185.68     0.42     4.30     1.08      185.68      0.82          8.11
CENB    Century Bancorp Inc.             0.82   102.01     0.58     1.93     0.84       93.95      1.63          5.89
CENF    CENFED Financial Corp.           0.90   118.49     0.97    17.36     1.07       76.38      0.64         12.38
CFB     Commercial Federal Corp.         0.86   104.11     0.84    13.10     0.90       80.01      0.97         16.07
CFBC    Community First Banking Co.      0.74   101.37     2.19    12.28     0.75       25.76      0.51          4.66
CFCP    Coastal Financial Corp.          0.73   164.09     0.59     9.93     1.20      151.67      1.23         19.77
CFFC    Community Financial Corp.        0.51   129.84     0.56     4.22     0.67      105.58      1.12          8.18
CFNC    Carolina Fincorp Inc.            0.14   365.18     0.10     0.43     0.50      365.18      1.22          5.29
CFSB    CFSB Bancorp Inc.                0.12   535.67     0.10     1.31     0.62      526.14      1.26         16.39
CFTP    Community Federal Bancorp        0.69    65.50     0.49     1.87     0.45       53.05      1.32          4.54
CFX     CFX Corp.                        0.67   156.56     0.59     6.91     1.06      128.94      0.71          7.63
CIBI    Community Investors Bancorp      0.71    88.24     0.65     5.57     0.62       82.39      0.97          8.33
CKFB    CKF Bancorp Inc.                 0.12   189.39     0.10     0.48     0.22       42.66      1.82          7.74
CLAS    Classic Bancshares Inc.          0.25   374.21     0.34     2.25     0.92      148.74      0.83          5.58
CMRN    Cameron Financial Corp           0.34   279.51     0.38     1.78     0.94       82.65      1.17          5.30
CMSB    Commonwealth Bancorp Inc.        0.68   100.96     0.42     4.45     0.69       94.35      0.73          7.56

                                                                                                  Profitability as of
                                             Asset Quality as of The Most Recent Quarter        The Most Recent Quarter
                                        ------------------------------------------------------  -----------------------
                                        NPLs/  Reserves/   NPAs/   NPAs/  Reserves/  Reserves/   Return on    Return on
                                        Loans    NPLs     Assets  Equity    Loans    NPAs + 90  Avg Assets   Avg Equity
Ticker  Short Name                       (%)      (%)       (%)     (%)      (%)         (%)        (%)          (%)
--------------------------------------  ------------------------------------------------------  -----------------------
CMSV    Community Savings Bnkshrs(MHC)   0.55   113.79     0.41     3.61     0.62       90.57      0.80          7.02
CNIT    CENIT Bancorp Inc.               0.28   273.59     0.45     6.49     0.77      103.38      0.80         11.24
CNSB    CNS Bancorp Inc.                 0.72    80.20     0.50     2.07     0.58       80.20      0.79          3.20
CNY     Carver Bancorp Inc.              1.73    66.93     1.05    12.36     1.15       41.11     (0.11)        (1.33)
COFI    Charter One Financial            0.35   251.20     0.30     4.27     0.89      150.61      0.79         11.28
CONE    Conestoga Bancorp, Inc.          0.23    80.00     0.16     0.99     0.18       26.87      0.66          4.10
COOP    Cooperative Bankshares Inc.      0.00       NM     0.07     0.90     0.30      142.58      0.61          7.87
CRSB    Crusader Holding Corp.           0.56    78.42     0.54    18.75     0.44       45.13        NA            NA
CRZY    Crazy Woman Creek Bancorp        0.39   237.50     0.18     0.78     0.92      237.50      1.29          5.05
CSBF    CSB Financial Group Inc.           NA       NA       NA       NA     0.63       52.91      0.49          1.98
CTZN    CitFed Bancorp Inc.              0.51   198.71     0.37     6.03     1.01      143.6       0.88         13.82
CVAL    Chester Valley Bancorp Inc.      0.30   385.96     0.25     2.78     1.15      385.96      1.00         11.64
DCBI    Delphos Citizens Bancorp Inc.    0.43    29.22     0.35     1.29     0.13       29.22      1.62          5.82
DIBK    Dime Financial Corp.             0.61   539.86     0.29     3.49     3.30      433.25      1.94         24.20
DIME    Dime Community Bancorp Inc.      0.82   165.95     0.53     4.24     1.36      145.69      0.90          6.15
DME     Dime Bancorp Inc.                1.37    51.54     1.06    17.57     0.71       45.34      0.60         11.04
DNFC    D & N Financial Corp.            0.29   275.65     0.29     5.4      0.80      199.00      0.88         15.75
DSL     Downey Financial Corp.           0.78    76.96     0.89    12.05     0.60       61.86      0.79         11.07
EBI     Equality Bancorp Inc.              NA       NA       NA       NA       NA          NA      0.54          7.87
EBSI    Eagle Bancshares                 1.31    70.43     1.18    15.04     0.92       56.90      0.64          7.50
EFBC    Empire Federal Bancorp Inc.      0.00       NM     0.00     0.00     0.45      357.14        NA            NA
EFBI    Enterprise Federal Bancorp       0.00       NM     0.00     0.00     0.32          NM      0.83          6.94
EGFC    Eagle Financial Corp.            0.74   116.03     0.52     7.32     0.86       87.45      0.42          5.93
EGLB    Eagle BancGroup Inc.             1.37    55.33     1.36    11.44     0.76       40.27      0.30          2.46
EMLD    Emerald Financial Corp.            NA       NA       NA       NA     0.35          NA      1.03         13.45
EQSB    Equitable Federal Savings Bank   0.00       NM     0.38     7.31     0.26       32.66      0.75         14.84
ESBK    Elmira Savings Bank (The)        0.64   133.30     0.63     9.89     0.86      103.23      0.42          6.67
ESX     Essex Bancorp Inc.               1.06   119.5      1.92    24.53     1.27       51.58      0.12          1.41
ETFS    East Texas Financial Services    0.66    68.42     0.33     1.90     0.45       68.42      0.64          3.48
FAB     FIRSTFED AMERICA BANCORP INC.    0.37   324.39     0.35     3.14     1.19      263.67      0.17          1.49
FBBC    First Bell Bancorp Inc.          0.11   112.78     0.09     0.87     0.12      112.78      1.08         10.25
FBCI    Fidelity Bancorp Inc.            0.43    29.54       NA       NA     0.13          NA      0.22          2.11
FBCV    1ST Bancorp                      1.26    49.69     1.23    13.68     0.63       31.23      0.74          8.86
FBER    1st Bergen Bancorp               1.77   139.83     0.84     6.18     2.47      127.66      0.77          4.94
FBHC    Fort Bend Holding Corp.          0.84   120.69     0.47     6.88     1.02      114.18      0.67         10.68
FBNW    FirstBank Corp.                  0.39   187.17     0.63     3.90     0.74       90.64      0.92          8.82
FBSI    First Bancshares Inc.            0.04   905.26     0.04     0.25     0.37       76.11      1.16          8.38
FCB     Falmouth Bancorp Inc.            0          NM     0        0        0.83          NM      1.00          4.04
FCBF    FCB Financial Corp.              0.29   305.09     0.26     1.82     0.89      269.82      1.12          7.50
FCME    First Coastal Corp.              2.06   121.23     1.59    16.33     2.49      108.25      4.13         46.76
FDEF    First Defiance Financial         0.31   196.78     0.33     1.78     0.60      140.92      0.96          4.69
FED     FirstFed Financial Corp.         0.91   287.76     0.96    18.00     2.62      210.84      0.56         11.25
FESX    First Essex Bancorp Inc.         0.77   190.66     0.54     7.07     1.47      164.26      0.82         11.18
FFBA    First Colorado Bancorp Inc.      0.18   223.19     0.15     1.12     0.40      201.71      1.31          9.92
FFBH    First Federal Bancshares of AR   1.18    24.28     0.96     6.42     0.29       23.38      1.06          6.82
FFBI    First Financial Bancorp Inc.     0.48   180.81     0.32     3.61     0.87      178.83     (0.07)        (0.86)
FFBS    FFBS BanCorp Inc.                0.04       NM     0.03     0.17     0.59       72.88      1.41          7.42
FFBZ    First Federal Bancorp Inc.       0.66   166.83     0.57     7.55     1.10      149.74      0.97         12.67
FFCH    First Financial Holdings Inc.    0.86    95.05     1.35    20.92     0.82       48.83      0.88         14.21
FFDB    FirstFed Bancorp Inc.            0.92   103.21       NA       NA     0.95          NA      0.96          9.89
FFDF    FFD Financial Corp.              0.07   642.86     0.05     0.19     0.42      642.86      1.83          7.49
FFED    Fidelity Federal Bancorp         0.34   299.50     0.30     4.11     1.01      240.48      0.73         12.62
FFES    First Federal of East Hartford   1.23   108.72     0.25     3.64     1.33       88.43      0.57          8.80
FFFC    FFVA Financial Corp.             0.19   530.28     0.11     0.80     1.02      530.28      1.15          8.65
FFFD    North Central Bancshares Inc.      NA       NA       NA       NA     1.11          NA      1.86          7.94
FFFL    Fidelity Bankshares Inc. (MHC)   0.47    58.82     0.40     4.82     0.28       51.95      0.67          7.63
FFHH    FSF Financial Corp.              0.30   108.91     0.22     1.98     0.32      102.41      0.83          7.24
FFHS    First Franklin Corp.             0.50   127.79     0.33     3.69     0.64       90.77      0.55          6.18
FFIC    Flushing Financial Corp.         0.41   263.38     0.27     2.12     1.07      223.94      0.92          6.33
FFKY    First Federal Financial Corp.    0          NM     0.07     0.49     0.52       98.79      1.63         11.94
FFLC    FFLC Bancorp Inc.                0.08   695.87     0.19     1.46     0.53      224.83      1.00          7.18
FFOH    Fidelity Financial of Ohio       0.23   167.81     0.18     1.54     0.38      167.81      0.93          7.22
FFPB    First Palm Beach Bancorp Inc.    0.56    80.21     0.52     8.22     0.45       53.27      0.56          8.53
FFSL    First Independence Corp.         1.15    70.91     0.89     8.90     0.81       40.91      0.65          6.26

                                                                                                  Profitability as of
                                             Asset Quality as of The Most Recent Quarter        The Most Recent Quarter
                                        ------------------------------------------------------  -----------------------
                                        NPLs/  Reserves/   NPAs/   NPAs/  Reserves/  Reserves/   Return on    Return on
                                        Loans    NPLs     Assets  Equity    Loans    NPAs + 90  Avg Assets   Avg Equity
Ticker  Short Name                       (%)      (%)       (%)     (%)      (%)         (%)        (%)          (%)
--------------------------------------  ------------------------------------------------------  -----------------------
FFSX    First Fed SB of Siouxland(MHC)   0.19   257.66     0.14     1.62     0.49      195.85      0.74          8.70
FFWC    FFW Corp.                        0.33   168.93     0.31     3.28     0.56      120.30      1.03         10.50
FFWD    Wood Bancorp Inc.                0.00       NM     0.02     0.14     0.44       93.94      1.44         11.43
FFYF    FFY Financial Corp.              0.82    74.80     0.62     4.57     0.61       74.80      1.29          9.34
FGHC    First Georgia Holding Inc.       1.59    44.40     1.64    19.79     0.71       12.42      1.12         13.49
FIBC    Financial Bancorp Inc.           1.15    83.07     1.89    21.11     0.95       25.52      0.93          9.85
FISB    First Indiana Corp.              1.34   121.6      1.38    14.60     1.63      100.34      1.17         12.16
FKFS    First Keystone Financial         1.29    66.39     1.15    17.38     0.86       38.88      0.81         11.60
FKKY    Frankfort First Bancorp Inc.     0.00       NM     0.00     0.00     0.08       71.94      0.18          0.84
FLAG    FLAG Financial Corp.             5.47    51.58     3.92    43.07     2.82       49.66      0.91         10.01
FLFC    First Liberty Financial Corp.    0.81   168.99     1.00    13.21     1.37       96.64      0.76         10.16
FLGS    Flagstar Bancorp Inc.            2.44    11.23     3.04    50.79     0.27        8.02      1.43         22.94
FLKY    First Lancaster Bancshares       2.52    13.93     2.28     7.74     0.35       13.93      1.24          3.64
FMBD    First Mutual Bancorp Inc.        0.15   302.11     0.13     0.93     0.46       92.09      0.24          1.79
FMCO    FMS Financial Corp.              1.63    57.50     1.15    17.73     0.94       43.53      1.03         15.86
FMSB    First Mutual Savings Bank        0.00       NM     0.00     0.00     1.33      720.77      1.05         15.58
FNGB    First Northern Capital Corp.     0.07   722.05     0.09     0.80     0.53      535.75      0.94          8.38
FOBC    Fed One Bancorp                  0.37   241.60     0.17     1.55     0.88      111.94      0.92          8.18
FPRY    First Financial Bancorp            NA       NA       NA       NA     0.84          NA      0.57          8.95
FSBI    Fidelity Bancorp Inc.            0.29   362.66     0.15     2.15     1.04      349.48      0.78         11.40
FSFF    First SecurityFed Financial      0.00       NM     0.00     0.03     0.98       85.16        NA            NA
FSLA    First Savings Bank (MHC)         0.71   143.66     0.54     5.53     1.03       98.01      0.90          9.55
FSNJ    Bayonne Bancshares Inc.            NA       NA       NA       NA     1.27       48.09      0.45          4.04
FSPG    First Home Bancorp Inc.          1.11   122.39     0.77    11.17     1.36       95.63      0.93         14.03
FSPT    FirstSpartan Financial Corp.     0.33   144.54     0.28     1.04     0.48       82.73      1.24          6.93
FSSB    First FS&LA of San Bernardino    1.43   102.26     2.31    53.29     1.47       45.41     (1.18)       (24.70)
FSTC    First Citizens Corp.             1.45   100.93     1.12    11.11     1.46       99.21      1.88         19.41
FTF     Texarkana First Financial Corp   0.00       NM     0.07     0.49     0.76      377.18      1.74         11.13
FTFC    First Federal Capital Corp.      0.35   173.20     0.32     4.48     0.61      155.81      1.13         17.20
FTNB    Fulton Bancorp Inc.              1.1    100.1      1.05     4.38     1.10       86.26      1.26          5.09
FTSB    Fort Thomas Financial Corp.      2.22    23.24     2.04    12.88     0.52       23.24      1.23          7.53
FWWB    First SB of Washington Bancorp   0.11   914.11     0.19     1.42     0.97      263.53      1.21          8.47
GAF     GA Financial Inc.                0.56    76.28     0.22     1.49     0.43       76.28      1.15          7.19
GDVS    Greater Delaware Valley (MHC)    0.49   203.17     1.32    11.80     1.00       38.83      0.83          7.20
GDW     Golden West Financial            1.08    64.56     1.07    15.68     0.70       55.16      0.91         14.14
GFCO    Glenway Financial Corp.          0.05   718.38     0.06     0.64     0.38      542.78      0.83          8.78
GFED    Guaranty Federal Bcshs Inc.      0.52   237.08     0.61     2.02     1.24      154.73      1.02          7.19
GFSB    GFS Bancorp Inc.                 1.57    51.83     1.55    13.14     0.81       44.35      1.28         11.10
GLMR    Gilmer Financial Svcs, Inc.      2.51    51.93     1.65    18.25     1.30       44.52      0.06          0.59
GOSB    GSB Financial Corp.                NA       NA     0.10     0.35     0.23      137.39      0.64          3.79
GPT     GreenPoint Financial Corp.       3.99    30.70     2.90    29.86     1.22       28.75      1.12         11.00
GSB     Golden State Bancorp Inc.        1.04   125.35     1.08    15.92     1.31       90.12      0.66         10.22
GSBC    Great Southern Bancorp Inc.      1.60   155.26     1.84    20.99     2.48      114.98      1.90         22.00
GSFC    Green Street Financial Corp.     0.10   197.67     0.07     0.20     0.20      197.67      1.60          4.48
GSLA    GS Financial Corp.               0.00       NM     0.01     0.02     0.81      211.96      1.31          3.48
GTPS    Great American Bancorp             NA       NA       NA       NA     0.44      126.79      0.63          3.02
GUPB    GFSB Bancorp Inc.                0.44   132.26     0.24     1.95     0.58      132.26      0.89          6.11
HALL    Hallmark Capital Corp.           0.13   563.39     0.09     1.20     0.71      471.85      0.67          9.31
HARB    Harbor Florida Bancorp (MHC)     0.37   355.94     0.51     5.69     1.31      197.92      1.28         15.29
HARL    Harleysville Savings Bank        0.00       NM     0.00     0.02     0.78          NM      1.02         15.63
HARS    Harris Financial Inc. (MHC)      0.76   124.14     0.62     7.63     0.94       63.10      0.89         10.80
HAVN    Haven Bancorp Inc.               1.09    99.97     0.66    11.51     1.09       96.47      0.62         10.41
HBBI    Home Building Bancorp            0.99    29.02     0.67     4.79     0.29       29.02      0.75          5.70
HBEI    Home Bancorp of Elgin Inc.         NA       NA     0.35     1.31       NA          NA      0.80          2.93
HBFW    Home Bancorp                     0.00       NM     0.00     0.00     0.47      464.55      0.86          6.54
HBNK    Highland Bancorp Inc.            2.09    96.94     1.94    25.70     2.03       82.92      1.20         16.17
HBS     Haywood Bancshares Inc.          0.71    90.28     0.67     4.76     0.64       71.19      1.37          9.41
HCBB    HCB Bancshares Inc.                NA       NA       NA       NA     1.42          NA      0.30          2.00
HCBC    High Country Bancorp Inc.        0.22   431.43     0.23     2.94     0.95      345.14      0.06          0.74
HCFC    Home City Financial Corp.        0.95    77.27     0.82     4.16     0.73       77.27        NA            NA
HEMT    HF Bancorp Inc.                  1.45    46.07     1.38    17.49     0.67       27.21      0.03          0.43
HFBC    HopFed Bancorp Inc.              0          NM     0        0        0.23       93.93      0.77          8.99
HFFB    Harrodsburg First Fin Bancorp    0.00       NM     0.00     0.00     0.41       70.72      1.36          5.06
HFFC    HF Financial Corp.               0.35   324.37     0.33     3.44     1.14      241.11      1.07         11.48

                                                                                                  Profitability as of
                                             Asset Quality as of The Most Recent Quarter        The Most Recent Quarter
                                        ------------------------------------------------------  -----------------------
                                        NPLs/  Reserves/   NPAs/   NPAs/  Reserves/  Reserves/   Return on    Return on
                                        Loans    NPLs     Assets  Equity    Loans    NPAs + 90  Avg Assets   Avg Equity
Ticker  Short Name                       (%)      (%)       (%)     (%)      (%)         (%)        (%)          (%)
--------------------------------------  ------------------------------------------------------  -----------------------
HFGI    Harrington Financial Group       0.27    69.97     0.18     3.96     0.19       21.99      0.20          3.99
HFNC    HFNC Financial Corp.             0.62   157.77     0.79     4.33     0.98      100.96      1.22          5.96
HFSA    Hardin Bancorp Inc.              0.36   106.88     0.19     1.67     0.39      106.88      0.76          6.06
HFWA    Heritage Financial Corp.         0.16   817.44     0.10     1.19     1.30      817.44        NA            NA
HHFC    Harvest Home Financial Corp.     0.07   393.33     0.03     0.29     0.27      393.33      0.67          5.73
HIFS    Hingham Instit. for Savings      0.98    91.33     0.77     7.99     0.89       91.33      1.26         13.00
HMLK    Hemlock Federal Financial Corp   0.33   301.56     0.15     0.84     1.01      301.56      0.58          4.44
HMNF    HMN Financial Inc.                 NA       NA       NA       NA     0.61      340.52      0.98          6.79
HOMF    Home Federal Bancorp             0.64   104.49     0.55     6.25     0.67      101.25      1.38         16.20
HPBC    Home Port Bancorp Inc.           0          NM     0        0        1.47          NM      1.68         15.77
HRBF    Harbor Federal Bancorp Inc.      0.83    37.43     0.53     4.21     0.31       37.43      0.75          5.77
HRZB    Horizon Financial Corp.          0          NM     0        0        0.84          NM      1.57         10.05
HTHR    Hawthorne Financial Corp.        7.34    23.14     8.06   130.98     1.70       18.44      1.07         19.43
HWEN    Home Financial Bancorp           1.23    64.10     1.63     9.61     0.79       38.73      0.81          4.55
HZFS    Horizon Financial Svcs Corp.     1.29    52.34     0.96     9.45     0.67       44.55      0.85          8.36
IBSF    IBS Financial Corp.              0.38   130.18     0.11     0.64     0.49      130.18      0.79          4.36
IFSB    Independence Federal Svgs Bank     NA       NA       NA       NA     0.36          NA      0.54          8.03
INBI    Industrial Bancorp Inc.          0.23   236.04     0.23     1.35     0.54      155.81      1.48          8.38
INCB    Indiana Community Bank SB          NA       NA       NA       NA     0.94          NA      0.52          4.28
IPSW    Ipswich Savings Bank             0.55   176.11     0.95    18.29     0.96       77.31      1.18         20.68
ITLA    ITLA Capital Corp.                 NA       NA       NA       NA     1.50          NA      1.37         13.26
IWBK    InterWest Bancorp Inc.           0.56   132.39     0.69    10.26     0.74       62.65      1.09         16.51
JOAC    Joachim Bancorp Inc.             0.29   102.74     0.21     0.74     0.30       89.29      0.75          2.62
JSB     JSB Financial Inc.               1.56    39.27     1.02     4.39     0.61       35.16      1.93          8.62
JSBA    Jefferson Savings Bancorp        0.49   183.25     0.67     7.38     0.89      101.16      0.79          9.60
JXSB    Jacksonville Savings Bk (MHC)    1.17    43.32     0.94     9.05     0.51       42.01      0.59          5.69
JXVL    Jacksonville Bancorp Inc.        0.63   104.86     0.7      4.81     0.66       70.27      1.49          9.90
KFBI    Klamath First Bancorp            0.03   932.65     0.02     0.10     0.24      932.65      1.07          6.11
KNK     Kankakee Bancorp Inc.            0.72   122.13     0.89     8.1      0.88       49.02      0.87          8.04
KSAV    KS Bancorp Inc.                  0.53    64.74     0.44     3.44     0.34       64.74      1.09          8.37
KSBK    KSB Bancorp Inc.                   NA       NA       NA       NA     1.12          NA      1.08         14.51
KYF     Kentucky First Bancorp Inc.      0.07       NM     0.04     0.22     0.77      348.65      1.13          6.77
LARK    Landmark Bancshares Inc.         0.07   949.09     0.15     1.08     0.62      151.09      1.08          7.63
LARL    Laurel Capital Group Inc.        0.54   225.09     0.42     3.96     1.22      203.92      1.40         13.45
LFBI    Little Falls Bancorp Inc.        1.68    45.47     0.9      7.67     0.77       38.49      0.57          4.37
LFCO    Life Financial Corp.               NA       NA       NA       NA     0.80          NA      3.61         31.20
LFED    Leeds Federal Bankshares (MHC)   0.05   566.67     0.03     0.2      0.30      453.33      1.21          7.36
LISB    Long Island Bancorp Inc.         1.24    73.47     0.89     9.66     0.91       62.67      0.86          9.45
LOGN    Logansport Financial Corp.       0.67    56.84     0.62     3.25     0.38       45.62      1.50          7.71
LONF    London Financial Corp.           0.26   238.16     0.20     1.46     0.62      238.16      1.08          5.62
LSBI    LSB Financial Corp.                NA       NA       NA       NA     0.82          NA      0.80          9.07
LSBX    Lawrence Savings Bank            0.64   298.58     0.52     4.95     1.91      168.85      2.31         25.64
LVSB    Lakeview Financial               1.75    85.36     1.14    10.67     1.49       59.91      1.43         13.47
LXMO    Lexington B&L Financial Corp.    0.85    56.09     0.67     2.52     0.48       56.09      1.24          4.22
MAFB    MAF Bancorp Inc.                 0.31   182.92     0.26     3.40     0.57      138.86      1.14         14.69
MARN    Marion Capital Holdings          1.24   104.88     1.43     6.91     1.30       74.17      1.58          7.09
MASB    MASSBANK Corp.                   0.65   131.79     0.19     1.71     0.86      131.79      1.12         10.51
MBB     MSB Bancorp Inc.                   NA       NA       NA       NA     0.63          NA      0.53          6.15
MBBC    Monterey Bay Bancorp Inc.        0.88    71.14     0.65     5.56     0.63       62.58      0.43          3.87
MBLF    MBLA Financial Corp.             0.81    62.09     0.48     3.75     0.51       62.09      0.81          6.31
MBSP    Mitchell Bancorp Inc.            1.88    34.31     1.77     4.41     0.64       29.42      1.51          3.62
MCBN    Mid-Coast Bancorp Inc.           0.93    71.43     0.85    10.25     0.66       48.53      0.75          8.91
MDBK    Medford Bancorp Inc.             0.30   390.09     0.16     1.75     1.17      379.54      1.05         11.81
MECH    MECH Financial Inc.              0.68   351.65     0.58     5.87     2.39      270.14      1.61         15.99
MERI    Meritrust Federal SB             0.32   128.24     0.20     2.31     0.41       62.38      1.18         14.45
METF    Metropolitan Financial Corp.     0.39   203.47     0.52    13.09     0.79      108.45      0.69         17.58
MFBC    MFB Corp.                        0.00       NM     0.00     0.00     0.18      162.45      0.83          6.04
MFFC    Milton Federal Financial Corp.   0.14   243.72     0.09     0.77     0.35       83.77      0.65          4.87
MFLR    Mayflower Co-operative Bank      1.12   132.79     0.65     6.68     1.49      124.95      1.11         11.51
MFSL    Maryland Federal Bancorp         0.35   135.21     0.42     4.88     0.47       65.66      0.82          9.73
MIFC    Mid-Iowa Financial Corp.         0.39   105.32     0.21     2.23     0.41      105.32      1.21         13.06
MIVI    Mississippi View Holding Co.     0.65   290.24     0.43     2.38     1.90      225.65      1.08          6.37
MONT    Montgomery Financial Corp.       0.67    29.14     0.75     4.02     0.19       22.34      0.73          4.61
MRKF    Market Financial Corp.           0.00       NM     0.00     0.00     0.18       26.94      1.04          3.15

                                                                                                  Profitability as of
                                             Asset Quality as of The Most Recent Quarter        The Most Recent Quarter
                                        ------------------------------------------------------  -----------------------
                                        NPLs/  Reserves/   NPAs/   NPAs/  Reserves/  Reserves/   Return on    Return on
                                        Loans    NPLs     Assets  Equity    Loans    NPAs + 90  Avg Assets   Avg Equity
Ticker  Short Name                       (%)      (%)       (%)     (%)      (%)         (%)        (%)          (%)
--------------------------------------  ------------------------------------------------------  -----------------------
MSBF    MSB Financial Inc.               0.02       NM     0.02     0.12     0.46       51.31      1.51          8.83
MSBK    Mutual Savings Bank FSB          0.08   754.41     0.07     1.07     0.62      434.66      0.08          1.19
MWBI    Midwest Bancshares Inc.          0.84    73.86     0.73    10.15     0.62       52.45      0.87         12.56
MWBX    MetroWest Bank                   0.62   287.10     0.58     7.90     1.78      130.81      1.33         17.94
MWFD    Midwest Federal Financial          NA       NA       NA       NA     1.02          NA      1.45         16.71
MYST    Mystic Financial Inc.            0.29   315.24     0.18     2.86     0.91      315.24        NA            NA
NASB    North American Savings Bank      2.93    33.69     3.07    36.15     0.99       27.86      1.67         21.18
NBN     Northeast Bancorp                1.09   112.63     1.03    13.34     1.22       93.77      0.75          9.72
NBSI    North Bancshares Inc.            0.00       NM     0.00     0.00     0.26          NM      0.53          3.70
NEIB    Northeast Indiana Bancorp        0.19   353.23     0.17     1.20     0.67      350.00      1.20          7.78
NHTB    New Hampshire Thrift Bncshrs     0.79   143.45     0.87    11.13     1.14      105.97      0.74          9.98
NMSB    NewMil Bancorp Inc.              1.51   214.55     0.78     8.39     3.24      172.67      0.87          8.49
NSLB    NS&L Bancorp Inc.                0.06   220        0.03     0.17     0.13       51.16      0.78          3.83
NSSY    NSS Bancorp Inc.                 1.69    86.23     1.14    14.03     1.46       73.30      0.94         11.68
NTBK    Net.B@nk Inc.                    0.00       NM     0.00     0.00     1.14          NM        NA            NA
NTMG    Nutmeg Federal S&LA                NA       NA       NA       NA     0.55          NA      0.68          9.71
NWEQ    Northwest Equity Corp.           1.43    40.58     1.33    11.47     0.58       35.37      1.06          9.14
NWSB    Northwest Bancorp Inc. (MHC)     0.72   117.54     0.72     7.83     0.85       86.28      0.94          9.80
NYB     New York Bancorp Inc.            1.12    80.91     0.74    13.53     0.91       66.31      1.65         31.67
OCFC    Ocean Financial Corp.            0.89    96.09     0.52     3.44     0.86       83.85      1.00          5.71
OCN     Ocwen Financial Corp.              NA       NA       NA       NA       NA          NA      2.78         27.22
OFCP    Ottawa Financial Corp.           0.28   158.32     0.27     3.09     0.44      109.69      0.87          9.93
OHSL    OHSL Financial Corp.             0.04   688.31     0.03     0.30     0.31       73.10      0.87          7.86
OSFS    Ohio State Financial Services    0.68    83.93     0.44     1.61     0.57       83.93      0.98          6.13
OTFC    Oregon Trail Financial Corp.     0.30   180.70     0.18     0.69     0.55      180.70        NA            NA
PBCI    Pamrapo Bancorp Inc.             2.36    49.10     1.70    13.18     1.16       29.81      1.37         10.34
PBCT    People's Bank (MHC)              0.96   163.86     0.68     7.85     1.57      153.86      1.18         13.92
PBHC    Pathfinder Bancorp Inc. (MHC)      NA       NA       NA       NA     0.68          NA      0.97          8.24
PBKB    People's Bancshares Inc.         1.03   101.37     0.57    14.41     1.04       98.78      0.83         16.65
PCBC    Perry County Financial Corp.     0.06   277.78     0.01     0.06     0.17      277.78      1.08          5.72
PDB     Piedmont Bancorp Inc.            0.87    93.11     1.13     6.96     0.81       52.20      1.22          7.26
PEDE    Great Pee Dee Bancorp            0.56   102.58     0.45     1.06     0.57       97.55        NA            NA
PEEK    Peekskill Financial Corp.        2.90    46.24     0.77     3.03     1.34       39.49      1.09          4.23
PERM    Permanent Bancorp Inc.           1.25    77.05     0.70     7.05     0.97       70.95      0.62          6.54
PERT    Perpetual Bank (MHC)               NA       NA       NA       NA     1.02          NA      0.78          6.55
PFDC    Peoples Bancorp                  0.28   133.33     0.25     1.67     0.37      102.04      1.49          9.78
PFED    Park Bancorp Inc.                0.49   147.06     0.23     1.04     0.73      125.00      0.87          3.84
PFFB    PFF Bancorp Inc.                 1.61    85.46     1.38    14.27     1.38       67         0.55          5.32
PFFC    Peoples Financial Corp.          0.02       NM     0.04     0.2      0.25      480.65      0.79          3.27
PFNC    Progress Financial Corp.         0.63   157.35     0.50     9.83     1.00       63.33      0.92         17.51
PFSB    PennFed Financial Services Inc   0.63    44.69     0.55     7.97     0.28       33.00      0.81         11.05
PFSL    Pocahontas FS&LA (MHC)           0.26   396.55     0.13     2.08     1.02      194.26      0.63          9.86
PHBK    Peoples Heritage Finl Group      0.90   155.33     0.75    10.78     1.40      114.30      1.28         16.45
PHFC    Pittsburgh Home Financial Corp   2.23    33.93     1.68    20.40     0.76       28.88      0.82          7.53
PHSB    Peoples Home Savings Bk (MHC)    0.80   173.17     0.38     2.93     1.38      146.58      0.79          7.33
PKPS    Poughkeepsie Financial Corp.     3.63    38.49     3.32    40.01     1.40       26.72      0.28          3.29
PLSK    Pulaski Savings Bank (MHC)       0.86   102.47     0.53     4.43     0.89       95.10      0.64          6.01
PMFI    Perpetual Midwest Financial      0.43   199.93     0.37     4.19     0.86      193.33      0.49          5.67
PRBC    Prestige Bancorp Inc.            0.63    65.96     0.43     3.91     0.42       65.96      0.59          5.12
PROV    Provident Financial Holdings     1.07    90.34     1.41    12.19     0.96       56.25      0.78          5.74
PSBK    Progressive Bank Inc.            1.02   167.65     0.73     8.22     1.71      150.14      0.98         11.46
PSFC    Peoples-Sidney Financial Corp.   0.94    47.72     0.82     3.33     0.45       34.69      1.14          5.75
PSFI    PS Financial Inc.                1.64    31.79     0.68     1.83     0.52       31.79      2.03          5.26
PTRS    Potters Financial Corp.          0.68   389.09     0.44     5.00     2.65      389.09      0.98         10.93
PULB    Pulaski Bank, Svgs Bank (MHC)      NA       NA       NA       NA     0.46          NA      1.07          8.15
PULS    Pulse Bancorp                    2.75    60.73     0.85    10.32     1.67       43.79      1.10         13.71
PVFC    PVF Capital Corp.                0.73   102.9      0.96    13.14     0.75       65.77      1.36         19.17
PVSA    Parkvale Financial Corp.         0.47   397.79     0.36     4.49     1.88      397.79      1.07         14.71
PWBC    PennFirst Bancorp Inc.           1.50    96.88     0.68     8.07     1.45       87.79      0.66          8.60
PWBK    Pennwood Bancorp Inc.            1.07    74.85     0.74     4.13     0.80       34.66      0.96          5.14
QCBC    Quaker City Bancorp Inc.         1.41    83.43     1.33    15.40     1.18       70.08      0.73          8.37
QCFB    QCF Bancorp Inc.                 0.67   288.79     0.39     2.24     1.95      214.67      1.62          9.27
QCSB    Queens County Bancorp Inc.       0.50   138.71     0.53     4.74     0.69       89.32      1.57         11.69
RARB    Raritan Bancorp Inc.             0.34   365.19     0.23     3.06     1.23      349.74      1.02         13.13

                                                                                                  Profitability as of
                                             Asset Quality as of The Most Recent Quarter        The Most Recent Quarter
                                        ------------------------------------------------------  -----------------------
                                        NPLs/  Reserves/   NPAs/   NPAs/  Reserves/  Reserves/   Return on    Return on
                                        Loans    NPLs     Assets  Equity    Loans    NPAs + 90  Avg Assets   Avg Equity
Ticker  Short Name                       (%)      (%)       (%)     (%)      (%)         (%)        (%)          (%)
--------------------------------------  ------------------------------------------------------  -----------------------
RCBK    Richmond County Financial Corp     NA       NA       NA       NA     1.12          NA        NA            NA
REDF    RedFed Bancorp Inc.              1.36    62.87     1.69    20.25     0.86       45.34      1.12         13.43
RELI    Reliance Bancshares Inc.         0.00       NM     0.00     0.00     0.57          NM      1.07          2.18
RELY    Reliance Bancorp Inc.            1.15    76.23     0.54     6.35     0.88       69.33      0.9          10.92
RIVR    River Valley Bancorp             0.79   133.67     0.71     5.56     1.05      122.47      0.80          6.79
ROSE    TR Financial Corp.               0.85    84.84     0.48     7.73     0.72       74.9       0.98         15.86
RSLN    Roslyn Bancorp Inc.              0.65   370.82     0.18     1.06     2.42      362.05      0.93          7.61
RVSB    Riverview Bancorp Inc.           0.27   218.00     0.17     0.73     0.58      218.00      1.40          9.76
SBFL    SB of the Finger Lakes (MHC)     0.90   121.93     0.50     5.33     1.10      103.35      0.37          3.83
SBOS    Boston Bancorp (The)             1.41    42.86     0.65     5.23     0.61       18.09      1.89         21.12
SCBS    Southern Community Bancshares    3.30    52.44     2.17    10.90     1.73       48.64      1.20          5.66
SCCB    S. Carolina Community Bancshrs   1.64    49.66     1.53     7.41     0.81       42.40      1.00          3.95
SFED    SFS Bancorp Inc.                 0.99    58.58     0.82     6.71     0.58       53.36      0.63          5.04
SFFC    StateFed Financial Corp.         1.89    17.52     1.74     9.86     0.33       14.72      1.27          7.21
SFIN    Statewide Financial Corp.        0.64   132.09     0.33     3.56     0.84      104.03      0.81          8.46
SFSB    SuburbFed Financial Corp.        0.51    58.49     0.37     5.53     0.30       42.37      0.66         10.03
SFSL    Security First Corp.             0.48   176.82     0.43     4.62     0.84      176.70      1.37         14.73
SGVB    SGV Bancorp Inc.                 1.15    36.53     1.23    16.25     0.42       26.58      0.33          4.46
SHEN    First Shenango Bancorp Inc.      1.07   116.66     1.04     8.11     1.25       83.27      1.15         10.20
SHSB    SHS Bancorp Inc.                 2.13    34.68     1.42    10.67     0.74       33.94     (0.23)        (3.36)
SIB     Staten Island Bancorp Inc.       2.24    61.72     1.13    12.45     1.38       58.76      1.17         12.33
SISB    SIS Bancorp Inc.                 0.76   350.9      0.44     6.12     2.67      279.99      0.68          9.53
SKAN    Skaneateles Bancorp Inc.         1.81    65.84     1.89    27.38     1.19       52.90      0.68          9.78
SKBO    First Carnegie Deposit (MHC)     1.12    76.50     0.50     2.89     0.85       47.72      0.63          4.49
SMBC    Southern Missouri Bancorp Inc.   1.07    61.51     0.83     4.98     0.66       58.44      0.85          5.25
SOBI    Sobieski Bancorp Inc.            0.11   259.74     0.26     1.82     0.29       87.34      0.61          3.95
SOPN    First Savings Bancorp Inc.       0.30   101.34     0.20     0.87     0.30      101.34      1.75          7.43
SOSA    Somerset Savings Bank            4.89    37.37     4.86    73.11     1.83       29.23      1.16         18.38
SPBC    St. Paul Bancorp Inc.            0.20   533.34     0.17     1.91     1.06      308.50      1.09         12.24
SRN     Southern Banc Co.                0.00       NM     0.00     0.00     0.19          NM      0.47          2.76
SSB     Scotland Bancorp Inc.            0.00       NM     0.00     0.00     0.57          NM      1.66          5.21
SSFC    South Street Financial Corp.     0.30   124.71     0.16     1.06     0.38      118.51      0.85          3.41
SSM     Stone Street Bancorp Inc.        0.00       NM     0.00     0.00     0.62      229.34      1.56          4.57
STFR    St. Francis Capital Corp.        0.42   190.95     0.21     2.59     0.81      126.18      0.78          9.55
STSA    Sterling Financial Corp.         0.45   182.65     0.73    13.34     0.83       65.29      0.56         10.35
SVRN    Sovereign Bancorp Inc.           0.81   112.56     0.63    11.52     0.91       94.38      0.58         10.58
SWBI    Southwest Bancshares             0.25   115.50     0.18     1.52     0.29      115.50      1.10          9.80
SWCB    Sandwich Bancorp Inc.            0.63   176.5      0.56     6.95     1.11      140.03      0.98         12.38
SZB     SouthFirst Bancshares Inc.         NA       NA       NA       NA     0.78          NA      0.59          4.51
THR     Three Rivers Financial Corp.     1.41    56.61     0.95     7.04     0.80       47.87      0.88          6.45
THRD    TF Financial Corp.               0.55   146.82     0.29     3.46     0.80      117.08      0.77          7.39
TPNZ    Tappan Zee Financial Inc.        2.56    45.98     1.19     6.99     1.18       39.34      0.84          4.85
TRIC    Tri-County Bancorp Inc.          0.00       NM     0.00     0.00     1.01          NM      1.02          6.72
TSBK    Timberland Bancorp Inc.            NA       NA       NA       NA     0.91          NA      1.64         14.48
TSBS    Peoples Bancorp Inc. (MHC)       1.18    72.46     0.78     4.54     0.85       68.34      1.18          6.99
TSH     Teche Holding Co.                0.44   219.88     0.38     2.84     0.97      215.27      0.98          7.31
TWIN    Twin City Bancorp                0.00       NM     0.08     0.60     0.20       88.17      0.85          6.65
UBMT    United Financial Corp.           0.00       NM     0.35     1.44     0.22       15.21      1.41          6.09
UCBC    Union Community Bancorp          0.67    32.52     0.59     3.52     0.22       32.52      1.13          6.54
UFRM    United Federal Savings Bank      0.97   114.45     0.91    12.62     1.10       88.10      0.64          8.70
USAB    USABancshares, Inc.              1.07    70.22     0.57     6.75     0.75       70.22      0.53          4.57
UTBI    United Tennessee Bankshares      0.00       NM     0.09     0.89     1.27      123.77        NA            NA
VABF    Virginia Beach Fed. Financial    0.14   677.24     0.50     6.98     0.95       59.40      0.62          9.13
WAMU    Washington Mutual Inc.             NA       NA       NA       NA     0.99          NA      0.52          9.21
WAYN    Wayne Savings Bancshares (MHC)   0.13   368.58     0.43     4.58     0.46       83.22      0.75          7.99
WBST    Webster Financial Corp.          0.96   139.06     0.65    12.00     1.34      114.22      0.53          9.72
WCBI    Westco Bancorp                   0.25   147.79     0.19     1.26     0.37      147.79      1.51          9.81
WCFB    Webster City Federal SB (MHC)    0.00       NM     0.06     0.26     0.70      652.54      1.45          6.18
WEFC    Wells Financial Corp.              NA       NA       NA       NA       NA          NA      1.09          7.67
WEHO    Westwood Homestead Fin. Corp.    0.00       NM     0.00     0.00     0.23      171.61      0.66          2.23
WES     Westcorp                           NA       NA       NA       NA     1.81          NA      1.04         11.04
WFI     Winton Financial Corp.           0.07   398.08     0.22     2.94     0.29      100.24      1.09         15.13
WFSL    Washington Federal Inc.          0.44   126.40     0.60     4.63     0.56       69.21      1.89         15.51
WHGB    WHG Bancshares Corp.             1.21    19.59     0.95     4.85     0.24       19.59      0.76          3.61

                                                                                                  Profitability as of
                                             Asset Quality as of The Most Recent Quarter        The Most Recent Quarter
                                        ------------------------------------------------------  -----------------------
                                        NPLs/  Reserves/   NPAs/   NPAs/  Reserves/  Reserves/   Return on    Return on
                                        Loans    NPLs     Assets  Equity    Loans    NPAs + 90  Avg Assets   Avg Equity
Ticker  Short Name                       (%)      (%)       (%)     (%)      (%)         (%)        (%)          (%)
--------------------------------------  ------------------------------------------------------  -----------------------
WOFC    Western Ohio Financial Corp.     0.56   118.98     0.44     3.19     0.66      115.19      0.37          2.74
WRNB    Warren Bancorp Inc.              0.44   381.43     0.83     7.68     1.68      132.18      2.03         19.53
WSB     Washington Savings Bank, FSB       NA       NA       NA       NA     0.96          NA      0.88         10.54
WSBI    Warwick Community Bancorp        1.02    78.04     0.67     6.63     0.80       67.04        NA            NA
WSFS    WSFS Financial Corp.             1.75   179.85     1.23    21.48     3.15      117.68      1.11         20.25
WSTR    WesterFed Financial Corp.        0.44   164.57     0.29     2.82     0.73      136.97      0.78          7.16
WVFC    WVS Financial Corp.              0.36   312.48     0.20     1.91     1.14      312.48      1.31         10.96
WYNE    Wayne Bancorp Inc.               1.34    88.41     0.89     7.20     1.18       88.41      0.86          6.01
YFCB    Yonkers Financial Corp.          0.96    85.97     0.49     3.63     0.82       71.78      1.05          7.11
YFED    York Financial Corp.             0.08   921.36     1.01    11.41     0.75       29.20      0.95         11.22
                                        -------------------------------------------------------------------------------
        Average                          0.79   181.11     0.67     7.39     0.89      132.63      0.96          8.97

                                                                                                  Profitability as of
                                             Asset Quality as of The Most Recent Quarter        The Most Recent Quarter
                                        ------------------------------------------------------  -----------------------
                                        NPLs/  Reserves/   NPAs/   NPAs/  Reserves/  Reserves/   Return on    Return on
                                        Loans    NPLs     Assets  Equity    Loans    NPAs + 90  Avg Assets   Avg Equity
Ticker  Short Name                       (%)      (%)       (%)     (%)      (%)         (%)        (%)          (%)
--------------------------------------  ------------------------------------------------------  -----------------------
        Comparable Thrift Data
CNY     Carver Bancorp Inc.              1.73    66.93     1.05    12.36     1.15       41.11     (0.11)        (1.33)
ESBK    Elmira Savings Bank (The)        0.64   133.30     0.63     9.89     0.86      103.23      0.42          6.67
FIBC    Financial Bancorp Inc.           1.15    83.07     1.89    21.11     0.95       25.52      0.93          9.85
FKFS    First Keystone Financial         1.29    66.39     1.15    17.38     0.86       38.88      0.81         11.60
HRBF    Harbor Federal Bancorp Inc.      0.83    37.43     0.53     4.21     0.31       37.43      0.75          5.77
IFSB    Independence Federal Svgs Bank     NA       NA       NA       NA     0.36          NA      0.54          8.03
PBCI    Pamrapo Bancorp Inc.             2.36    49.10     1.70    13.18     1.16       29.81      1.37         10.34
PHFC    Pittsburgh Home Financial Corp   2.23    33.93     1.68    20.40     0.76       28.88      0.82          7.53
SKAN    Skaneateles Bancorp Inc.         1.81    65.84     1.89    27.38     1.19       52.90      0.68          9.78
WYNE    Wayne Bancorp Inc.               1.34    88.41     0.89     7.20     1.18       88.41      0.86          6.01
                                        -------------------------------------------------------------------------------
        Average                          1.49    69.38     1.27    14.79     0.88       49.57      0.71          7.43
        Median                           1.34    66.39     1.15    13.18     0.91       38.88      0.78          7.78
        Maximum                          2.36   133.30     1.89    27.38     1.19      103.23      1.37         11.60
        Minimum                          0.64    33.93     0.53     4.21     0.31       25.52     (0.11)        (1.33)

                                                               Income Statement as of The Most Recent Quarter
                                        --------------------------------------------------------------------------------------------
                                           Net    Interest    Interest   Net Interest  Noninterest  Noninterest
                                        Interest   Income/    Expense/      Income/      Income/      Expense/  Efficiency  Overhead
                                         Margin  Avg Assets  Avg Assets   Avg Assets   Avg Assets   Avg Assets     Ratio      Ratio
Ticker  Short Name                         (%)       (%)         (%)          (%)          (%)          (%)         (%)        (%)
--------------------------------------  --------------------------------------------------------------------------------------------
%CAL    California Federal Bank           2.63      6.91        4.50         2.41         1.02          2.27       62.36      46.37
%CCMD   Chevy Chase Bank, FSB             3.89      7.14        3.89         3.25         5.86          7.60       79.02      41.20
AABC    Access Anytime Bancorp Inc.       2.95      6.83        3.97         2.86         0.66          3.29       93.27      91.71
AADV    Advantage Bancorp Inc.            3.18      7.54        4.49         3.05         0.66          2.13       54.74      44.91
ABBK    Abington Bancorp Inc.             3.39      7.24        4.01         3.23         0.82          2.67       63.80      54.63
ABCL    Alliance Bancorp Inc.             2.92      7.13        4.32         2.81         1.20          2.62       64.89      49.95
ABCW    Anchor BanCorp Wisconsin          3.10      7.66        4.68         2.97         0.68          2.07       57.34      47.55
AFBC    Advance Financial Bancorp         3.88      7.70        3.92         3.78         0.33          2.72       66.71      63.79
AFCB    Affiliated Community Bancorp      3.35      7.49        4.23         3.26         0.16          1.65       48.43      45.96
AFED    AFSALA Bancorp Inc.               3.56      7.00        3.61         3.39         0.24          2.30       63.33      60.73
AHCI    Ambanc Holding Co.                3.42      7.27        3.97         3.31         0.22          2.82       68.59      66.48
AHM     H.F. Ahmanson & Co.               2.69      7.12        4.54         2.58         0.53          1.75       49.55      39.19
ALBC    Albion Banc Corp.                 3.55      7.54        4.14         3.39         0.47          2.96       78.16      75.17
ALBK    ALBANK Financial Corp.            3.96      7.39        3.64         3.75         0.38          2.32       52.70      47.95
AMFC    AMB Financial Corp.               3.69      7.69        4.08         3.61         0.57          2.89       69.04      64.14
ANA     Acadiana Bancshares Inc.          3.64      7.57        4.03         3.54         0.39          2.34       60.19      55.81
ANDB    Andover Bancorp Inc.              3.22      7.28        4.17         3.10         0.43          1.84       49.95      43.09
ANE     Alliance Bncp of New England      3.57      7.14        3.74         3.40         0.49          2.80       67.15      62.41
ASBI    Ameriana Bancorp                  3.16      7.38        4.35         3.03         0.56          2.25       62.77      55.89
ASBP    ASB Financial Corp.               3.28      7.58        4.35         3.23         0.26          2.12       60.85      57.75
ASFC    Astoria Financial Corp.           2.70      6.98        4.39         2.59         0.18          1.40       45.20      41.32
ATSB    AmTrust Capital Corp.             2.82      7.04        4.35         2.69         0.55          2.87       88.31      85.91
AVND    Avondale Financial Corp.          4.50      8.80        4.62         4.19         0.96          3.73       73.25      67.14
BANC    BankAtlantic Bancorp Inc.         3.75      7.63        4.17         3.46         0.82          2.96       67.01      59.18
BDJI    First Federal Bancorp.            3.30      7.27        4.13         3.13         0.53          2.54       68.86      63.59
BFD     BostonFed Bancorp Inc.            3.40      7.23        3.95         3.29         0.39          2.28       65.01      60.83
BFFC    Big Foot Financial Corp.            NA        NA          NA           NA           NA            NA          NA         NA
BFSB    Bedford Bancshares Inc.           4.03      7.75        3.90         3.86         0.45          2.31       53.74      48.37
BKC     American Bank of Connecticut      3.32      7.23        4.03         3.20         0.57          1.81       45.02      35.13
BKCT    Bancorp Connecticut Inc.          3.80      7.54        3.83         3.71         0.31          2.06       50.86      46.73
BKUNA   BankUnited Financial Corp.        2.08      7.17        5.17         2.00         0.17          1.45       64.48      61.40
BNKU    Bank United Corp.                 2.48      7.27        4.94         2.34         0.49          1.60       55.49      46.09
BPLS    Bank Plus Corp.                   2.28      6.99        4.77         2.22         0.34          2.02       71.75      67.39
BTHL    Bethel Bancorp                    4.47      8.57        4.34         4.24         0.80          3.89       74.42      69.60
BVCC    Bay View Capital Corp.            2.86      7.74        4.95         2.79         0.38          2.11       63.65      58.72
BWFC    Bank West Financial Corp.         3.06      7.32        4.43         2.89         0.57          2.60       75.10      70.20
BYFC    Broadway Financial Corp.          4.47      7.51        3.18         4.33         0.39          3.99       80.80      79.06
CAFI    Camco Financial Corp.             3.56      7.67        4.29         3.38         0.45          2.37       61.18      56.01
CAPS    Capital Savings Bancorp Inc.      3.33      7.63        4.41         3.23         0.61          2.22       57.96      50.01
CASB    Cascade Financial Corp.           3.06      7.92        4.96         2.95         0.36          2.26       67.75      63.83
CASH    First Midwest Financial Inc.      3.26      7.69        4.55         3.15         0.37          1.96       52.84      47.23
CATB    Catskill Financial Corp.          4.14      7.29        3.23         4.06         0.14          1.91       46.03      44.13
CBCI    Calumet Bancorp Inc.              3.92      7.87        4.24         3.63         0.17          1.23       50.67      48.35
CBES    CBES Bancorp Inc.                 4.51      8.21        3.85         4.36         0.44          3.14       64.32      60.71
CBK     Citizens First Financial Corp.    3.36      7.59        4.38         3.20         0.39          2.59       71.92      68.54
CBSA    Coastal Bancorp Inc.              2.02      6.93        4.97         1.96         0.21          1.45       62.24      58.16
CBSB    Charter Financial Inc.            3.82      7.67        4.05         3.62         0.61          2.30       50.32      41.87
CCFH    CCF Holding Co.                   4.03      7.44        3.66         3.78         0.77          4.68      103.01     103.62
CEBK    Central Co-operative Bank         3.51      7.14        3.75         3.39         0.22          2.47       65.76      63.50
CENB    Century Bancorp Inc.              3.77      7.18        3.53         3.65         0.04          1.21       33.21      32.49
CENF    CENFED Financial Corp.            2.37      7.28        4.98         2.30         0.36          1.50       54.23      47.02
CFB     Commercial Federal Corp.          2.58      7.41        4.96         2.45         0.87          1.73       49.11      31.01
CFBC    Community First Banking Co.       4.20      8.06        4.05         4.01         0.97          3.90       78.00      72.68
CFCP    Coastal Financial Corp.           3.96      7.89        4.18         3.71         0.70          2.62       58.94      51.19
CFFC    Community Financial Corp.         3.96      7.84        4.05         3.78         0.37          2.07       49.88      45.02
CFNC    Carolina Fincorp Inc.             4.06      7.40        3.50         3.90         0.47          2.50       57.15      51.97
CFSB    CFSB Bancorp Inc.                 3.06      7.40        4.39         3.00         0.63          1.87       51.34      41.12
CFTP    Community Federal Bancorp         3.53      6.92        3.48         3.44         0.12          1.49       42.11      40.17
CFX     CFX Corp.                         3.95      7.43        3.77         3.66         0.68          2.77       62.72      55.84
CIBI    Community Investors Bancorp       3.46      7.71        4.32         3.39         0.18          1.98       54.22      51.84
CKFB    CKF Bancorp Inc.                  3.75      7.46        3.80         3.66         0.10          1.67       42.50      40.92
CLAS    Classic Bancshares Inc.           3.85      7.25        3.62         3.62         0.35          2.98       71.98      69.30
CMRN    Cameron Financial Corp            3.94      7.96        4.19         3.77         0.11          1.91       49.12      47.69
CMSB    Commonwealth Bancorp Inc.         3.36      6.93        3.79         3.14         0.62          2.95       71.15      65.50

                                                               Income Statement as of The Most Recent Quarter
                                        --------------------------------------------------------------------------------------------
                                           Net    Interest    Interest   Net Interest  Noninterest  Noninterest
                                        Interest   Income/    Expense/      Income/      Income/      Expense/  Efficiency  Overhead
                                         Margin  Avg Assets  Avg Assets   Avg Assets   Avg Assets   Avg Assets     Ratio      Ratio
Ticker  Short Name                         (%)       (%)         (%)          (%)          (%)          (%)         (%)        (%)
--------------------------------------  --------------------------------------------------------------------------------------------
CMSV    Community Savings Bnkshrs(MHC)    3.54      7.27        3.93         3.34         0.58          2.71       69.13      63.76
CNIT    CENIT Bancorp Inc.                3.25      7.23        4.17         3.06         0.58          2.35       62.48      55.39
CNSB    CNS Bancorp Inc.                  3.57      7.17        3.71         3.46         0.17          2.22       61.29      59.37
CNY     Carver Bancorp Inc.               3.13      6.48        3.52         2.96         0.33          2.45       72.86      69.86
COFI    Charter One Financial             2.93      7.38        4.55         2.82         0.71          1.66       46.26      32.79
CONE    Conestoga Bancorp, Inc.           3.13      6.65        3.75         2.89         0.17          1.93       63.13      60.99
COOP    Cooperative Bankshares Inc.       2.90      7.08        4.27         2.81         0.16          1.96       65.73      63.83
CRSB    Crusader Holding Corp.              NA        NA          NA           NA           NA            NA          NA         NA
CRZY    Crazy Woman Creek Bancorp         3.58      7.35        3.83         3.53         0.14          1.72       47.02      44.92
CSBF    CSB Financial Group Inc.          3.35      6.65        3.41         3.24         0.22          2.73       75.34      73.70
CTZN    CitFed Bancorp Inc.               2.40      6.93        4.66         2.27         1.06          1.96       55.38      34.52
CVAL    Chester Valley Bancorp Inc.       3.80      7.70        3.98         3.72         0.39          2.58       62.82      58.91
DCBI    Delphos Citizens Bancorp Inc.     3.98      7.43        3.52         3.91         0.25          1.71       41.11      37.30
DIBK    Dime Financial Corp.              3.33      7.30        4.03         3.27         0.24          1.56       42.98      38.86
DIME    Dime Community Bancorp Inc.       3.88      7.33        3.64         3.69         0.26          2.07       47.09      43.38
DME     Dime Bancorp Inc.                 2.51      6.85        4.46         2.39         0.51          1.69       56.68      47.40
DNFC    D & N Financial Corp.             3.08      7.73        4.72         3.01         0.41          2.12       61.90      56.72
DSL     Downey Financial Corp.            2.88      7.34        4.65         2.69         0.32          1.52       57.73      52.72
EBI     Equality Bancorp Inc.             2.41      6.73        4.40         2.32         0.62          2.67       90.79      88.35
EBSI    Eagle Bancshares                  4.09      8.25        4.53         3.72         1.62          3.90       77.84      68.21
EFBC    Empire Federal Bancorp Inc.         NA        NA          NA           NA           NA            NA          NA         NA
EFBI    Enterprise Federal Bancorp        2.80      7.53        4.79         2.74         0.05          1.58       56.14      55.27
EGFC    Eagle Financial Corp.             3.20      7.02        3.97         3.05         0.35          2.02       51.89      46.34
EGLB    Eagle BancGroup Inc.              2.53      7.17        4.72         2.45         0.19          2.18       83.01      81.66
EMLD    Emerald Financial Corp.           2.87      7.55        4.75         2.80         0.31          1.57       49.63      44.01
EQSB    Equitable Federal Savings Bank    2.48      7.31        4.90         2.41         0.50          1.68       59.44      50.94
ESBK    Elmira Savings Bank (The)         3.74      7.60        4.04         3.56         0.76          3.49       79.74      75.39
ESX     Essex Bancorp Inc.                2.99      7.80        4.97         2.84         1.34          4.12       93.36      90.23
ETFS    East Texas Financial Services     3.03      6.95        3.98         2.97         0.19          2.25       71.07      69.18
FAB     FIRSTFED AMERICA BANCORP INC.     2.98      7.12        4.26         2.86         0.47          2.06       61.60      55.32
FBBC    First Bell Bancorp Inc.           2.45      7.03        4.62         2.41         0.08          0.72       28.99      26.66
FBCI    Fidelity Bancorp Inc.             3.00      7.36        4.42         2.94         0.24          1.86       58.28      54.91
FBCV    1ST Bancorp                       2.59      7.52        5.04         2.48         0.43          2.29       75.23      70.91
FBER    1st Bergen Bancorp                3.58      7.19        3.73         3.47         0.10          2.15       60.20      59.06
FBHC    Fort Bend Holding Corp.           3.24      6.97        4.00         2.97         1.83          3.98       84.03      74.22
FBNW    FirstBank Corp.                   4.37      8.20        4.08         4.11         0.83          3.86       78.20      73.82
FBSI    First Bancshares Inc.             3.57      7.67        4.26         3.40         0.31          1.94       53.39      49.19
FCB     Falmouth Bancorp Inc.             4.12      7.08        3.07         4.00         0.17          2.85       68.26      66.93
FCBF    FCB Financial Corp.               3.46      7.74        4.34         3.40         0.38          1.82       48.07      42.34
FCME    First Coastal Corp.               4.18      7.83        3.93         3.90         0.42          3.32       75.23      72.57
FDEF    First Defiance Financial          4.20      7.82        3.81         4.01         0.25          2.51       57.91      55.28
FED     FirstFed Financial Corp.          2.39      7.25        4.95         2.30         0.23          1.07       41.43      35.55
FESX    First Essex Bancorp Inc.          3.31      7.59        4.42         3.18         0.25          2.01       55.12      51.52
FFBA    First Colorado Bancorp Inc.       3.29      7.09        3.94         3.15         0.36          1.58       46.71      40.57
FFBH    First Federal Bancshares of AR    3.21      7.59        4.43         3.16         0.25          1.83       54.29      50.64
FFBI    First Financial Bancorp Inc.      3.01      7.21        4.31         2.90         0.55          2.72       78.85      74.88
FFBS    FFBS BanCorp Inc.                 3.70      7.48        3.84         3.64         0.50          1.92       46.26      38.94
FFBZ    First Federal Bancorp Inc.        3.76      7.67        4.24         3.44         0.46          2.37       59.82      54.48
FFCH    First Financial Holdings Inc.     3.11      7.54        4.53         3.01         0.73          2.23       59.43      49.60
FFDB    FirstFed Bancorp Inc.             3.62      7.61        4.12         3.49         0.50          2.17       59.64      53.84
FFDF    FFD Financial Corp.               3.35      6.98        3.68         3.31         0.07          1.95       57.77      56.88
FFED    Fidelity Federal Bancorp          2.77      8.01        5.42         2.59         1.38          2.92       73.56      59.45
FFES    First Federal of East Hartford    2.36      6.77        4.48         2.29         0.16          1.39       56.76      53.78
FFFC    FFVA Financial Corp.              3.84      7.85        4.15         3.70         0.25          1.77       44.22      40.50
FFFD    North Central Bancshares Inc.     4.06      7.69        3.75         3.94         1.09          2.17       43.21      27.56
FFFL    Fidelity Bankshares Inc. (MHC)    3.36      7.29        4.10         3.18         0.41          2.56       70.69      66.90
FFHH    FSF Financial Corp.               3.01      7.41        4.49         2.93         0.40          1.92       57.76      51.97
FFHS    First Franklin Corp.              2.76      7.25        4.57         2.68         0.17          1.83       63.13      60.77
FFIC    Flushing Financial Corp.          3.62      7.18        3.73         3.44         0.23          2.07       55.79      52.81
FFKY    First Federal Financial Corp.     4.17      7.92        4.01         3.92         0.62          2.07       44.23      35.43
FFLC    FFLC Bancorp Inc.                 3.53      7.50        4.11         3.39         0.24          1.99       54.76      51.55
FFOH    Fidelity Financial of Ohio        3.11      7.32        4.33         2.99         0.21          1.80       51.96      48.62
FFPB    First Palm Beach Bancorp Inc.     2.77      7.34        4.67         2.67         0.39          2.12       69.50      65.04
FFSL    First Independence Corp.          2.85      7.40        4.61         2.78         0.23          1.93       64.77      61.80

                                                               Income Statement as of The Most Recent Quarter
                                        --------------------------------------------------------------------------------------------
                                           Net    Interest    Interest   Net Interest  Noninterest  Noninterest
                                        Interest   Income/    Expense/      Income/      Income/      Expense/  Efficiency  Overhead
                                         Margin  Avg Assets  Avg Assets   Avg Assets   Avg Assets   Avg Assets     Ratio      Ratio
Ticker  Short Name                         (%)       (%)         (%)          (%)          (%)          (%)         (%)        (%)
--------------------------------------  --------------------------------------------------------------------------------------------
FFSX    First Fed SB of Siouxland(MHC)    3.08      7.41        4.47         2.94         0.54          2.30       66.05      59.83
FFWC    FFW Corp.                         3.28      7.71        4.53         3.17         0.45          1.97       53.11      46.47
FFWD    Wood Bancorp Inc.                 4.30      8.12        3.96         4.16         0.26          2.30       52.30      49.37
FFYF    FFY Financial Corp.               3.75      7.81        4.16         3.65         0.17          1.82       47.63      45.22
FGHC    First Georgia Holding Inc.        4.25      8.47        4.54         3.93         0.87          3.15       64.45      56.58
FIBC    Financial Bancorp Inc.            3.80      7.32        3.71         3.61         0.23          1.96       51.62      48.49
FISB    First Indiana Corp.               4.36      8.43        4.26         4.17         0.79          2.66       54.02      45.32
FKFS    First Keystone Financial          3.34      7.30        4.08         3.22         0.30          2.24       63.66      60.22
FKKY    Frankfort First Bancorp Inc.      3.35      7.24        3.97         3.28         0.04          1.69       51.02      50.42
FLAG    FLAG Financial Corp.              3.67      7.40        4.03         3.37         1.24          3.32       71.24      60.66
FLFC    First Liberty Financial Corp.     3.92      7.88        4.30         3.58         0.86          2.74       58.82      48.91
FLGS    Flagstar Bancorp Inc.             2.71      6.84        4.40         2.44         4.29          4.10       55.37     (23.12)
FLKY    First Lancaster Bancshares        4.86      8.30        3.50         4.79         0.00          2.73       56.95      56.95
FMBD    First Mutual Bancorp Inc.         3.00      6.96        4.18         2.78         0.36          2.72       81.13      78.72
FMCO    FMS Financial Corp.               3.77      7.29        3.69         3.60         0.46          2.46       58.12      52.73
FMSB    First Mutual Savings Bank         3.78      8.46        4.78         3.67         0.36          2.25       55.77      51.39
FNGB    First Northern Capital Corp.      3.26      7.28        4.14         3.14         0.44          2.09       58.32      52.45
FOBC    Fed One Bancorp                   3.40      7.26        3.97         3.29         0.18          2.00       55.55      53.11
FPRY    First Financial Bancorp           3.13      7.64        4.68         2.95         0.50          2.71       77.74      74.01
FSBI    Fidelity Bancorp Inc.             2.99      7.16        4.24         2.91         0.23          1.88       59.50      56.26
FSFF    First SecurityFed Financial         NA        NA          NA           NA           NA            NA          NA         NA
FSLA    First Savings Bank (MHC)          3.23      7.05        3.97         3.09         0.23          1.70       48.63      44.87
FSNJ    Bayonne Bancshares Inc.           2.61      6.74        4.19         2.55         0.21          1.67       60.02      56.72
FSPG    First Home Bancorp Inc.           3.08      7.57        4.57         3.00         0.20          1.77       54.34      51.36
FSPT    FirstSpartan Financial Corp.      3.69      7.14        3.54         3.60         0.34          1.87       47.46      42.50
FSSB    First FS&LA of San Bernardino     3.56      7.66        4.34         3.32         0.91          4.38       98.33      97.87
FSTC    First Citizens Corp.              4.46      7.86        3.62         4.24         0.71          2.28       65.26      59.48
FTF     Texarkana First Financial Corp    3.89      7.96        4.16         3.80         0.43          1.50       35.71      28.51
FTFC    First Federal Capital Corp.       3.07      7.47        4.56         2.90         1.21          2.61       62.75      47.28
FTNB    Fulton Bancorp Inc.               3.85      7.61        3.82         3.79         0.45          2.45       56.84      51.67
FTSB    Fort Thomas Financial Corp.       4.15      8.49        4.46         4.03         0.31          2.29       52.81      49.23
FWWB    First SB of Washington Bancorp    3.69      7.78        4.23         3.55         0.31          1.94       47.97      43.46
GAF     GA Financial Inc.                 3.61      7.26        3.75         3.51         0.27          2.03       53.20      49.62
GDVS    Greater Delaware Valley (MHC)     3.55      7.17        3.74         3.42         0.24          2.37       64.71      62.22
GDW     Golden West Financial             2.36      7.30        5.00         2.29         0.19          0.84       33.93      28.51
GFCO    Glenway Financial Corp.           3.22      7.52        4.42         3.10         0.29          2.02       57.57      53.64
GFED    Guaranty Federal Bcshs Inc.       3.56      7.73        4.33         3.4          0.33          2.12       57.16      53.06
GFSB    GFS Bancorp Inc.                  3.51      8.12        4.64         3.48         0.20          1.80       48.95      46.01
GLMR    Gilmer Financial Svcs, Inc.       2.78      7.50        4.74         2.76         0.51          2.41       73.93      69.11
GOSB    GSB Financial Corp.               3.69      6.26        2.73         3.53         0.20          2.66       71.29      69.67
GPT     GreenPoint Financial Corp.        3.87      7.39        3.78         3.61         0.35          2.03       42.81      37.25
GSB     Golden State Bancorp Inc.         2.72      7.06        4.48         2.58         0.62          1.80       54.15      43.16
GSBC    Great Southern Bancorp Inc.       4.09      8.23        4.29         3.94         1.41          2.57       48.88      30.56
GSFC    Green Street Financial Corp.      4.37      7.43        3.10         4.33         0.05          1.79       41.01      40.29
GSLA    GS Financial Corp.                4.60      7.12        2.70         4.42         0.03          2.39       53.73      53.43
GTPS    Great American Bancorp            4.35      7.33        3.28         4.04         0.54          3.37       74.09      70.63
GUPB    GFSB Bancorp Inc.                 3.00      7.35        4.38         2.97         0.06          1.67       54.92      53.97
HALL    Hallmark Capital Corp.            2.55      7.66        5.18         2.48         0.22          1.52       56.28      52.48
HARB    Harbor Florida Bancorp (MHC)      3.81      7.83        4.12         3.71         0.35          1.97       47.94      42.97
HARL    Harleysville Savings Bank         2.78      7.41        4.70         2.71         0.12          1.25       44.34      41.91
HARS    Harris Financial Inc. (MHC)       2.50      7.07        4.67         2.40         0.33          1.80       62.68      57.54
HAVN    Haven Bancorp Inc.                3.08      7.09        4.18         2.91         0.78          2.56       68.71      60.32
HBBI    Home Building Bancorp             3.54      7.56        4.14         3.43         0.25          2.50       68.18      65.89
HBEI    Home Bancorp of Elgin Inc.        4.31      7.04        2.97         4.07         0.29          3.07       70.95      68.89
HBFW    Home Bancorp                      2.86      7.41        4.59         2.81         0.08          1.39       48.15      46.73
HBNK    Highland Bancorp Inc.             4.40      8.77        4.76         4.01         0.35          2.05       44.43      39.55
HBS     Haywood Bancshares Inc.           3.39      7.34        4.10         3.24         0.27          1.40       58.55      55.05
HCBB    HCB Bancshares Inc.               3.14      7.25        4.23         3.02         0.25          2.66       79.15      77.41
HCBC    High Country Bancorp Inc.         4.41      8.09        3.95         4.14         0.20          3.37       77.66      76.58
HCFC    Home City Financial Corp.           NA        NA          NA           NA           NA            NA          NA         NA
HEMT    HF Bancorp Inc.                   2.44      7.02        4.67         2.35         0.25          2.21       73.06      70.25
HFBC    HopFed Bancorp Inc.               2.17      6.52        4.39         2.13         0.30          1.20       49.51      42.50
HFFB    Harrodsburg First Fin Bancorp     3.63      7.12        3.56         3.56         0.09          1.55       42.33      40.86
HFFC    HF Financial Corp.                3.71      8.01        4.49         3.53         1.46          3.19       62.21      46.59

                                                               Income Statement as of The Most Recent Quarter
                                        --------------------------------------------------------------------------------------------
                                           Net    Interest    Interest   Net Interest  Noninterest  Noninterest
                                        Interest   Income/    Expense/      Income/      Income/      Expense/  Efficiency  Overhead
                                         Margin  Avg Assets  Avg Assets   Avg Assets   Avg Assets   Avg Assets     Ratio      Ratio
Ticker  Short Name                         (%)       (%)         (%)          (%)          (%)          (%)         (%)        (%)
--------------------------------------  --------------------------------------------------------------------------------------------
HFGI    Harrington Financial Group        1.35      6.58        5.26         1.31         0.05          1.03       75.04      74.02
HFNC    HFNC Financial Corp.              3.40      7.61        4.31         3.29         0.12          1.84       53.55      51.92
HFSA    Hardin Bancorp Inc.               2.77      7.37        4.64         2.74         0.25          1.80       60.72      57.15
HFWA    Heritage Financial Corp.            NA        NA          NA           NA           NA            NA          NA         NA
HHFC    Harvest Home Financial Corp.      2.65      7.06        4.46         2.61         0.06          1.65       62.00      61.07
HIFS    Hingham Instit. for Savings       4.02      7.76        3.86         3.90         0.31          2.11       50.10      46.15
HMLK    Hemlock Federal Financial Corp    3.50      6.99        3.54         3.45         0.33          2.17       57.44      53.32
HMNF    HMN Financial Inc.                2.77      7.18        4.48         2.70         0.18          1.58       54.74      51.80
HOMF    Home Federal Bancorp              3.69      7.92        4.41         3.51         0.86          2.16       50.22      37.96
HPBC    Home Port Bancorp Inc.            4.71      8.13        3.58         4.56         0.46          2.21       44.09      38.47
HRBF    Harbor Federal Bancorp Inc.       3.00      7.38        4.44         2.94         0.13          1.87       60.75      58.96
HRZB    Horizon Financial Corp.           3.64      7.75        4.23         3.52         0.26          1.40       37.01      32.28
HTHR    Hawthorne Financial Corp.         3.62      8.60        5.07         3.53         0.37          2.50       63.75      59.97
HWEN    Home Financial Bancorp            4.39      8.60        4.36         4.24         0.32          3.35       74.61      72.71
HZFS    Horizon Financial Svcs Corp.      3.27      7.62        4.48         3.13         0.51          2.38       64.08      58.23
IBSF    IBS Financial Corp.               3.12      6.98        3.95         3.03         0.11          1.93       61.58      60.22
IFSB    Independence Federal Svgs Bank    2.62      7.22        4.73         2.49         1.05          3.05       82.36      74.88
INBI    Industrial Bancorp Inc.           4.05      8.04        4.07         3.97         0.15          1.78       43.27      41.16
INCB    Indiana Community Bank SB         4.28      7.74        3.57         4.17         1.04          3.97       76.12      70.14
IPSW    Ipswich Savings Bank              3.60      7.17        3.74         3.43         0.58          2.39       60.16      53.44
ITLA    ITLA Capital Corp.                4.65      9.32        4.74         4.58         0.18          2.04       41.96      39.69
IWBK    InterWest Bancorp Inc.            3.25      7.56        4.51         3.05         0.61          2.17       58.16      49.74
JOAC    Joachim Bancorp Inc.              4.22      7.19        3.06         4.12         0.14          2.95       69.75      68.74
JSB     JSB Financial Inc.                4.71      7.03        2.61         4.43         0.26          1.75       39.02      35.39
JSBA    Jefferson Savings Bancorp         3.04      7.50        4.56         2.94         0.16          1.77       53.48      50.96
JXSB    Jacksonville Savings Bk (MHC)     3.53      7.60        4.29         3.31         0.41          2.82       75.69      72.64
JXVL    Jacksonville Bancorp Inc.         3.89      7.78        3.99         3.79         0.56          2.17       52.33      45.28
KFBI    Klamath First Bancorp             3.32      7.14        3.92         3.22         0.17          1.71       47.68      44.92
KNK     Kankakee Bancorp Inc.             3.22      7.23        4.15         3.09         0.46          2.37       65.13      59.95
KSAV    KS Bancorp Inc.                   3.86      7.80        4.12         3.68         0.11          2.01       52.79      51.36
KSBK    KSB Bancorp Inc.                  4.49      8.36        4.01         4.35         0.78          3.21       61.08      54.15
KYF     Kentucky First Bancorp Inc.       3.46      7.23        3.85         3.37         0.18          1.91       53.63      51.11
LARK    Landmark Bancshares Inc.          3.15      7.50        4.41         3.09         0.25          1.60       47.64      43.37
LARL    Laurel Capital Group Inc.         3.69      7.43        3.81         3.62         0.32          1.72       43.61      38.58
LFBI    Little Falls Bancorp Inc.         2.69      6.60        4.02         2.58         0.07          1.78       60.34      59.22
LFCO    Life Financial Corp.              3.74      6.00        3.64         2.36         8.89          4.30       37.89    (196.30)
LFED    Leeds Federal Bankshares (MHC)    2.95      7.06        4.16         2.90         0.10          1.05       35.11      32.88
LISB    Long Island Bancorp Inc.          2.80      6.93        4.24         2.69         0.46          1.86       58.33      51.28
LOGN    Logansport Financial Corp.        3.95      7.62        3.80         3.81         0.20          1.55       38.75      35.59
LONF    London Financial Corp.            3.73      7.66        3.97         3.69         0.18          2.34       60.61      58.70
LSBI    LSB Financial Corp.               3.44      7.80        4.45         3.34         0.35          2.45       66.28      62.77
LSBX    Lawrence Savings Bank             3.26      7.23        4.07         3.17         0.38          2.21       62.11      57.60
LVSB    Lakeview Financial                3.42      6.91        3.63         3.28         0.66          2.29       50.07      40.01
LXMO    Lexington B&L Financial Corp.     3.93      7.61        3.80         3.81         0.13          2.01       51.18      49.50
MAFB    MAF Bancorp Inc.                  2.97      7.20        4.38         2.83         0.45          1.44       47.82      39.48
MARN    Marion Capital Holdings           4.30      7.79        3.81         3.98         0.60          2.51       49.75      42.19
MASB    MASSBANK Corp.                    2.91      6.66        3.81         2.86         0.20          1.39       44.33      40.35
MBB     MSB Bancorp Inc.                  3.26      6.65        3.66         3.00         0.52          2.48       57.01      49.52
MBBC    Monterey Bay Bancorp Inc.         2.83      7.15        4.44         2.72         0.33          2.29       68.20      64.31
MBLF    MBLA Financial Corp.              2.10      6.95        4.87         2.08         0.01          0.64       30.44      30.26
MBSP    Mitchell Bancorp Inc.             5.10      7.71        2.76         4.95         0.01          2.41       48.69      48.54
MCBN    Mid-Coast Bancorp Inc.            3.99      7.97        4.27         3.71         0.39          2.92       70.84      67.77
MDBK    Medford Bancorp Inc.              3.26      6.95        3.82         3.14         0.25          1.72       47.33      43.06
MECH    MECH Financial Inc.               3.84      7.08        3.46         3.61         0.92          2.79       61.67      51.90
MERI    Meritrust Federal SB              3.53      7.28        3.90         3.38         0.73          2.24       54.85      45.14
METF    Metropolitan Financial Corp.      3.48      8.27        4.97         3.30         0.42          2.40       63.73      59.06
MFBC    MFB Corp.                         3.23      7.52        4.35         3.17         0.18          1.96       58.39      55.99
MFFC    Milton Federal Financial Corp.    2.97      7.33        4.45         2.88         0.14          2.04       67.70      66.16
MFLR    Mayflower Co-operative Bank       4.00      7.47        3.71         3.76         0.37          2.40       57.37      53.23
MFSL    Maryland Federal Bancorp          2.73      7.26        4.58         2.67         0.23          1.60       53.99      49.99
MIFC    Mid-Iowa Financial Corp.          3.00      7.32        4.41         2.91         0.92          2.15       56.25      42.50
MIVI    Mississippi View Holding Co.      3.91      7.48        3.62         3.85         0.25          2.35       57.68      54.88
MONT    Montgomery Financial Corp.        3.39      7.76        4.50         3.25         0.03          1.97       61.50      61.14
MRKF    Market Financial Corp.            3.69      6.72        3.07         3.65         0.01          2.08       56.77      56.64

                                                               Income Statement as of The Most Recent Quarter
                                        --------------------------------------------------------------------------------------------
                                           Net    Interest    Interest   Net Interest  Noninterest  Noninterest
                                        Interest   Income/    Expense/      Income/      Income/      Expense/  Efficiency  Overhead
                                         Margin  Avg Assets  Avg Assets   Avg Assets   Avg Assets   Avg Assets     Ratio      Ratio
Ticker  Short Name                         (%)       (%)         (%)          (%)          (%)          (%)         (%)        (%)
--------------------------------------  --------------------------------------------------------------------------------------------
MSBF    MSB Financial Inc.                4.78      8.26        3.65         4.61         0.46          2.80       55.35      50.86
MSBK    Mutual Savings Bank FSB           1.75      6.49        4.77         1.72         0.47          2.18       99.81      99.76
MWBI    Midwest Bancshares Inc.           2.88      7.42        4.64         2.78         0.23          1.78       59.12      55.71
MWBX    MetroWest Bank                    4.11      7.73        3.81         3.92         0.39          2.64       59.83      55.83
MWFD    Midwest Federal Financial         4.00      7.99        4.21         3.78         0.86          2.90       61.55      52.82
MYST    Mystic Financial Inc.               NA        NA          NA           NA           NA            NA          NA         NA
NASB    North American Savings Bank       3.61      8.41        4.88         3.53         0.82          2.04       47.31      35.08
NBN     Northeast Bancorp                 4.08      8.32        4.41         3.91         0.58          3.28       70.33      65.93
NBSI    North Bancshares Inc.             3.27      7.28        4.14         3.14         0.19          2.55       76.56      75.13
NEIB    Northeast Indiana Bancorp         3.58      7.87        4.33         3.53         0.30          1.73       45.15      40.52
NHTB    New Hampshire Thrift Bncshrs      3.86      8.00        4.35         3.65         0.64          2.97       65.64      59.64
NMSB    NewMil Bancorp Inc.               3.97      7.37        3.54         3.84         0.45          2.67       65.15      61.07
NSLB    NS&L Bancorp Inc.                 3.23      6.65        3.52         3.14         0.34          2.34       67.29      63.77
NSSY    NSS Bancorp Inc.                  3.06      7.11        4.13         2.98         0.67          2.63       68.74      61.67
NTBK    Net.B@nk Inc.                       NA        NA          NA           NA           NA            NA          NA         NA
NTMG    Nutmeg Federal S&LA               4.20      7.30        3.30         3.99         1.23          4.07       76.54      69.33
NWEQ    Northwest Equity Corp.            3.83      8.01        4.39         3.62         0.44          2.34       55.95      50.54
NWSB    Northwest Bancorp Inc. (MHC)      3.80      7.85        4.22         3.63         0.31          2.26       55.23      51.41
NYB     New York Bancorp Inc.             3.81      7.66        3.93         3.73         0.38          1.61       38.52      32.27
OCFC    Ocean Financial Corp.             3.23      6.92        3.78         3.14         0.16          1.65       50.90      48.32
OCN     Ocwen Financial Corp.             4.91      9.61        5.51         4.10         0.99          3.23       85.96      82.56
OFCP    Ottawa Financial Corp.            3.35      7.45        4.34         3.11         0.41          2.15       57.12      51.43
OHSL    OHSL Financial Corp.              3.17      7.63        4.54         3.09         0.16          1.98       61.03      58.97
OSFS    Ohio State Financial Services     3.85      7.10        3.35         3.76         0.12          2.39       61.92      60.72
OTFC    Oregon Trail Financial Corp.        NA        NA          NA           NA           NA            NA          NA         NA
PBCI    Pamrapo Bancorp Inc.              4.72      7.69        3.21         4.48         0.36          2.65       53.02      49.28
PBCT    People's Bank (MHC)               3.51      6.70        3.47         3.23         2.43          4.07       70.74      48.74
PBHC    Pathfinder Bancorp Inc. (MHC)    11.97      7.39        3.60         3.80         0.51          3.02       66.18      61.64
PBKB    People's Bancshares Inc.          3.11      7.24        4.26         2.98         0.29          2.61       77.55      75.34
PCBC    Perry County Financial Corp.      2.85      6.88        4.07         2.81         0.04          1.08       37.74      36.82
PDB     Piedmont Bancorp Inc.             3.95      7.84        3.99         3.85         0.28          2.13       52.18      48.65
PEDE    Great Pee Dee Bancorp               NA        NA          NA           NA           NA            NA          NA         NA
PEEK    Peekskill Financial Corp.         3.69      6.74        3.10         3.64         0.12          1.82       48.28      46.54
PERM    Permanent Bancorp Inc.            2.72      7.15        4.54         2.62         0.43          1.99       64.17      58.27
PERT    Perpetual Bank (MHC)              3.85      7.72        4.04         3.68         0.91          2.93       63.96      55.05
PFDC    Peoples Bancorp                   3.69      7.70        4.05         3.65         0.22          1.45       37.31      33.47
PFED    Park Bancorp Inc.                 3.56      7.03        3.60         3.42         0.10          2.20       66.89      65.89
PFFB    PFF Bancorp Inc.                  2.89      7.23        4.42         2.81         0.47          2.03       60.59      54.06
PFFC    Peoples Financial Corp.           3.71      7.19        3.58         3.61         0.03          2.42       66.44      66.13
PFNC    Progress Financial Corp.          4.57      8.21        3.96         4.25         1.21          4.06       71.06      62.82
PFSB    PennFed Financial Services Inc    2.59      7.13        4.64         2.49         0.16          1.32       42.55      38.95
PFSL    Pocahontas FS&LA (MHC)            2.02      6.97        5.01         1.96         0.33          1.31       57.35      50.13
PHBK    Peoples Heritage Finl Group       4.66      7.68        3.41         4.28         0.95          3.26       59.53      50.59
PHFC    Pittsburgh Home Financial Corp    2.97      7.53        4.66         2.86         0.20          1.82       58.81      55.92
PHSB    Peoples Home Savings Bk (MHC)     3.54      7.24        3.80         3.43         0.38          2.75       72.11      68.98
PKPS    Poughkeepsie Financial Corp.      3.30      7.66        4.51         3.15         0.44          2.74       68.28      63.90
PLSK    Pulaski Savings Bank (MHC)        3.23      7.25        4.19         3.06         0.10          2.04       64.22      63.03
PMFI    Perpetual Midwest Financial       2.97      7.67        4.83         2.84         0.39          2.21       68.41      64.10
PRBC    Prestige Bancorp Inc.             3.18      7.00        3.91         3.08         0.26          2.33       69.66      67.08
PROV    Provident Financial Holdings      3.19      7.13        4.06         3.07         0.70          2.83       75.79      70.25
PSBK    Progressive Bank Inc.             4.05      7.78        3.93         3.85         0.38          2.43       53.62      49.04
PSFC    Peoples-Sidney Financial Corp.    3.79      7.76        4.04         3.72         0.06          1.91       50.42      49.57
PSFI    PS Financial Inc.                 5.20      7.42        2.52         4.90         0.10          1.55       30.97      29.58
PTRS    Potters Financial Corp.           3.36      7.13        3.88         3.25         0.29          2.44       70.91      68.28
PULB    Pulaski Bank, Svgs Bank (MHC)     3.78      7.61        3.92         3.69         0.27          2.39       60.31      57.39
PULS    Pulse Bancorp                     2.68      7.00        4.38         2.63         0.08          1.02       37.71      35.92
PVFC    PVF Capital Corp.                 3.96      8.77        4.83         3.94         0.32          2.23       52.46      48.63
PVSA    Parkvale Financial Corp.          2.98      7.23        4.30         2.93         0.23          1.44       44.92      40.59
PWBC    PennFirst Bancorp Inc.            2.16      6.89        4.79         2.10         0.13          1.20       50.85      47.87
PWBK    Pennwood Bancorp Inc.             4.43      7.91        3.70         4.20         0.25          2.85       62.07      59.81
QCBC    Quaker City Bancorp Inc.          3.06      7.65        4.65         3.00         0.33          1.86       53.17      48.08
QCFB    QCF Bancorp Inc.                  4.14      7.19        3.12         4.07         0.38          1.80       40.43      34.85
QCSB    Queens County Bancorp Inc.        4.54      8.14        3.72         4.42         0.12          1.92       42.29      40.78
RARB    Raritan Bancorp Inc.              3.57      7.22        3.80         3.43         0.25          1.95       52.01      48.52

                                                               Income Statement as of The Most Recent Quarter
                                        --------------------------------------------------------------------------------------------
                                           Net    Interest    Interest   Net Interest  Noninterest  Noninterest
                                        Interest   Income/    Expense/      Income/      Income/      Expense/  Efficiency  Overhead
                                         Margin  Avg Assets  Avg Assets   Avg Assets   Avg Assets   Avg Assets     Ratio      Ratio
Ticker  Short Name                         (%)       (%)         (%)          (%)          (%)          (%)         (%)        (%)
--------------------------------------  --------------------------------------------------------------------------------------------
RCBK    Richmond County Financial Corp      NA        NA          NA           NA           NA            NA          NA         NA
REDF    RedFed Bancorp Inc.               3.37      7.13        3.94         3.19         0.75          2.66       64.00      55.50
RELI    Reliance Bancshares Inc.          5.02      7.39        2.59         4.80         0.05          3.11       64.15      63.80
RELY    Reliance Bancorp Inc.             3.41      7.16        3.94         3.22         0.2           1.79       46.67      43.28
RIVR    River Valley Bancorp              3.71      7.01        3.45         3.57         0.53          2.86       69.21      64.59
ROSE    TR Financial Corp.                2.63      7.19        4.61         2.58         0.20          1.29       46.09      41.84
RSLN    Roslyn Bancorp Inc.               2.76      6.23        3.50         2.73         0.19          1.33       44.80      40.98
RVSB    Riverview Bancorp Inc.            4.51      8.17        3.94         4.24         0.86          2.95       54.96      45.77
SBFL    SB of the Finger Lakes (MHC)      3.16      7.15        4.10         3.05         0.26          2.81       83.05      81.61
SBOS    Boston Bancorp (The)              2.72      6.92        4.27         2.65         0.16          1.51       56.25      53.67
SCBS    Southern Community Bancshares     3.97      7.30        3.39         3.91         0.24          2.28       54.94      52.14
SCCB    S. Carolina Community Bancshrs    4.14      7.68        3.62         4.06         0.25          2.68       61.79      59.42
SFED    SFS Bancorp Inc.                  3.46      7.26        3.89         3.37         0.25          2.55       70.82      68.67
SFFC    StateFed Financial Corp.          3.47      7.79        4.51         3.28         0.16          1.44       52.28      50.02
SFIN    Statewide Financial Corp.         3.70      7.28        3.68         3.60         0.29          2.49       63.67      60.76
SFSB    SuburbFed Financial Corp.         2.85      7.12        4.37         2.75         0.67          2.56       74.48      68.24
SFSL    Security First Corp.              4.00      8.26        4.40         3.86         0.26          1.99       47.85      44.31
SGVB    SGV Bancorp Inc.                  2.60      7.19        4.68         2.52         0.27          2.15       74.85      72.18
SHEN    First Shenango Bancorp Inc.       3.22      7.44        4.27         3.17         0.19          1.47       42.86      39.36
SHSB    SHS Bancorp Inc.                  2.90      7.75        4.91         2.85         0.14          2.16       69.84      68.32
SIB     Staten Island Bancorp Inc.        4.38      7.07        2.83         4.24         0.39          2.27       46.61      41.69
SISB    SIS Bancorp Inc.                  3.80      7.12        3.53         3.59         0.92          2.99       65.85      57.08
SKAN    Skaneateles Bancorp Inc.          4.13      7.73        3.84         3.88         0.72          3.38       72.00      66.80
SKBO    First Carnegie Deposit (MHC)      2.66      6.74        4.16         2.58         0.06          1.62       61.43      60.60
SMBC    Southern Missouri Bancorp Inc.    3.19      7.07        3.94         3.14         0.35          2.05       61.45      57.14
SOBI    Sobieski Bancorp Inc.             3.38      7.27        4.02         3.25         0.17          2.39       70.09      68.55
SOPN    First Savings Bancorp Inc.        3.90      7.57        3.75         3.83         0.17          1.24       30.99      27.85
SOSA    Somerset Savings Bank             4.04      8.17        4.31         3.85         0.22          2.96       63.36      61.24
SPBC    St. Paul Bancorp Inc.             3.01      7.00        4.11         2.88         0.90          2.14       59.09      46.34
SRN     Southern Banc Co.                 2.77      7.05        4.33         2.72         0.10          2.08       72.14      71.15
SSB     Scotland Bancorp Inc.             4.58      7.56        3.06         4.50         0.11          2.26       48.91      47.66
SSFC    South Street Financial Corp.      3.37      7.15        3.85         3.30         0.06          1.93       57.30      56.46
SSM     Stone Street Bancorp Inc.         4.80      7.91        3.24         4.68         0.14          2.25       46.72      45.11
STFR    St. Francis Capital Corp.         2.74      7.11        4.57         2.54         0.37          1.99       64.20      59.00
STSA    Sterling Financial Corp.          2.81      7.62        4.97         2.65         0.48          2.16       64.77      58.45
SVRN    Sovereign Bancorp Inc.            2.63      7.16        4.62         2.54         0.23          1.36       45.74      40.73
SWBI    Southwest Bancshares              3.34      7.46        4.28         3.18         0.19          1.74       56.11      53.50
SWCB    Sandwich Bancorp Inc.             3.72      7.23        3.69         3.54         0.51          2.46       58.18      52.13
SZB     SouthFirst Bancshares Inc.        3.88      7.59        3.95         3.64         1.11          3.62       76.33      69.12
THR     Three Rivers Financial Corp.      3.70      7.53        3.95         3.58         0.53          2.82       68.85      64.29
THRD    TF Financial Corp.                3.12      6.85        3.82         3.03         0.19          2.15       61.67      59.25
TPNZ    Tappan Zee Financial Inc.         3.78      7.43        3.72         3.71         0.13          2.40       62.22      60.92
TRIC    Tri-County Bancorp Inc.           3.19      7.33        4.22         3.11         0.16          1.84       56.26      54.01
TSBK    Timberland Bancorp Inc.           4.86      8.84        4.13         4.71         0.44          2.48       48.24      43.44
TSBS    Peoples Bancorp Inc. (MHC)        3.66      6.94        3.45         3.48         0.31          2.13       52.66      48.41
TSH     Teche Holding Co.                 3.39      7.56        4.25         3.31         0.73          2.55       63.87      55.95
TWIN    Twin City Bancorp                 3.92      7.75        3.96         3.78         0.40          2.59       62.68      58.70
UBMT    United Financial Corp.            3.80      7.02        3.36         3.66         0.62          2.04       47.68      38.81
UCBC    Union Community Bancorp           3.53      7.81        4.37         3.43         0.07          1.42       34.24      32.85
UFRM    United Federal Savings Bank       3.86      8.19        4.59         3.60         0.95          3.45       75.52      69.04
USAB    USABancshares, Inc.               4.80      9.17        4.50         4.67         0.57          4.00       73.80      70.58
UTBI    United Tennessee Bankshares         NA        NA          NA           NA           NA            NA          NA         NA
VABF    Virginia Beach Fed. Financial     3.15      7.98        4.91         3.07         0.36          2.60       75.37      72.44
WAMU    Washington Mutual Inc.            3.03      7.38        4.50         2.88         0.84          1.98       51.23      37.06
WAYN    Wayne Savings Bancshares (MHC)    3.33      7.56        4.35         3.21         0.23          2.37       68.82      66.58
WBST    Webster Financial Corp.           3.16      7.02        4.00         3.02         0.51          2.07       54.92      47.37
WCBI    Westco Bancorp                    3.64      7.58        4.04         3.54         0.26          1.56       41.31      37.07
WCFB    Webster City Federal SB (MHC)     3.65      7.15        3.57         3.58         0.22          1.46       38.40      34.66
WEFC    Wells Financial Corp.             3.42      7.56        4.21         3.36         0.50          1.96       50.95      43.69
WEHO    Westwood Homestead Fin. Corp.     3.56      7.68        4.16         3.52         0.11          2.00       55.03      53.65
WES     Westcorp                          3.57      7.66        4.56         3.10         4.26          6.96       94.89      87.87
WFI     Winton Financial Corp.            3.19      8.04        4.92         3.12         0.13          1.87       57.25      55.44
WFSL    Washington Federal Inc.           3.68      8.16        4.58         3.58         0.08          0.74       18.27      16.54
WHGB    WHG Bancshares Corp.              3.84      7.22        3.55         3.68         0.13          2.47       64.91      63.65

                                                               Income Statement as of The Most Recent Quarter
                                        --------------------------------------------------------------------------------------------
                                           Net    Interest    Interest   Net Interest  Noninterest  Noninterest
                                        Interest   Income/    Expense/      Income/      Income/      Expense/  Efficiency  Overhead
                                         Margin  Avg Assets  Avg Assets   Avg Assets   Avg Assets   Avg Assets     Ratio      Ratio
Ticker  Short Name                         (%)       (%)         (%)          (%)          (%)          (%)         (%)        (%)
--------------------------------------  --------------------------------------------------------------------------------------------
WOFC    Western Ohio Financial Corp.      3.04      7.36        4.47         2.90         0.15          2.23       71.39      69.96
WRNB    Warren Bancorp Inc.               4.97      7.94        3.17         4.76         0.29          2.74       51.97      49.05
WSB     Washington Savings Bank, FSB      2.49      8.04        5.65         2.39         0.23          1.71       71.21      68.47
WSBI    Warwick Community Bancorp           NA        NA          NA           NA           NA            NA          NA         NA
WSFS    WSFS Financial Corp.              3.06      7.45        4.73         2.72         1.31          2.39       57.20      36.60
WSTR    WesterFed Financial Corp.         3.51      7.24        4.05         3.19         0.65          2.60       64.36      57.07
WVFC    WVS Financial Corp.               3.65      7.64        4.02         3.61         0.12          1.67       44.79      42.93
WYNE    Wayne Bancorp Inc.                3.64      7.40        3.83         3.57         0.23          2.25       59.97      57.42
YFCB    Yonkers Financial Corp.           3.92      7.51        3.66         3.84         0.30          2.24       53.97      50.43
YFED    York Financial Corp.              3.32      7.58        4.44         3.14         0.44          2.10       59.99      54.38
                                        --------------------------------------------------------------------------------------------
        Average                           3.49      7.46        4.13         3.33         0.46          2.27       59.13      53.60

                                                               Income Statement as of The Most Recent Quarter
                                        --------------------------------------------------------------------------------------------
                                           Net    Interest    Interest   Net Interest  Noninterest  Noninterest
                                        Interest   Income/    Expense/      Income/      Income/      Expense/  Efficiency  Overhead
                                         Margin  Avg Assets  Avg Assets   Avg Assets   Avg Assets   Avg Assets     Ratio      Ratio
Ticker  Short Name                         (%)       (%)         (%)          (%)          (%)          (%)         (%)        (%)
--------------------------------------  --------------------------------------------------------------------------------------------
        Comparable Thrift Data
CNY     Carver Bancorp Inc.               3.13      6.48        3.52         2.96         0.33          2.45       72.86      69.86
ESBK    Elmira Savings Bank (The)         3.74      7.60        4.04         3.56         0.76          3.49       79.74      75.39
FIBC    Financial Bancorp Inc.            3.80      7.32        3.71         3.61         0.23          1.96       51.62      48.49
FKFS    First Keystone Financial          3.34      7.30        4.08         3.22         0.30          2.24       63.66      60.22
HRBF    Harbor Federal Bancorp Inc.       3.00      7.38        4.44         2.94         0.13          1.87       60.75      58.96
IFSB    Independence Federal Svgs Bank    2.62      7.22        4.73         2.49         1.05          3.05       82.36      74.88
PBCI    Pamrapo Bancorp Inc.              4.72      7.69        3.21         4.48         0.36          2.65       53.02      49.28
PHFC    Pittsburgh Home Financial Corp    2.97      7.53        4.66         2.86         0.20          1.82       58.81      55.92
SKAN    Skaneateles Bancorp Inc.          4.13      7.73        3.84         3.88         0.72          3.38       72.00      66.80
WYNE    Wayne Bancorp Inc.                3.64      7.40        3.83         3.57         0.23          2.25       59.97      57.42
                                        --------------------------------------------------------------------------------------------
        Average                           3.51      7.37        4.01         3.36         0.43          2.52       65.48      61.72
        Median                            3.49      7.39        3.94         3.39         0.32          2.35       62.21      59.59
        Maximum                           4.72      7.73        4.73         4.48         1.05          3.49       82.36      75.39
        Minimum                           2.62      6.48        3.21         2.49         0.13          1.82       51.62      48.49

                                        Balance Sheet Growth as of
                                          The Most Recent Quarter               Market Data as of The Most Recent Quarter
                                        --------------------------  ----------------------------------------------------------------
                                          Asset    Loan    Deposit      MRQ       MRQ      MRQ     MRQ    MRQ Publicly  MRQ Tangible
                                         Growth   Growth   Growth     Market     Price    Price   Price     Reported    Publicly Rep
                                          Rate     Rate     Rate       Value   Per Share   High    Low     Book Value    Book Value
Ticker  Short Name                         (%)      (%)      (%)        ($)       ($)      ($)     ($)         ($)           ($)
--------------------------------------  --------------------------  ----------------------------------------------------------------
%CAL    California Federal Bank          83.69    79.23     89.33          NA        NA       NA      NA         NA            NA
%CCMD   Chevy Chase Bank, FSB            (0.26)  (25.07)    18.75          NA        NA       NA      NA         NA            NA
AABC    Access Anytime Bancorp Inc.      (3.01)   28.97     (6.67)      12.53     7.598    8.088   5.147       7.51          7.51
AADV    Advantage Bancorp Inc.           (0.46)   (3.60)    (4.31)     220.02    70.875   70.875  31.750      31.79         29.74
ABBK    Abington Bancorp Inc.             9.25    10.74      8.15       76.38    21.000   22.000   9.500       9.99          9.09
ABCL    Alliance Bancorp Inc.           104.18    57.49    120.93      222.61    26.500   28.375  16.500      16.32         16.13
ABCW    Anchor BanCorp Wisconsin          3.85     7.04      3.84      379.05    36.375   37.000  17.750      14.25         14.02
AFBC    Advance Financial Bancorp         7.81    12.70      6.71       21.96    17.375   17.875  12.750      15.16         15.16
AFCB    Affiliated Community Bancorp     11.90     9.50     11.74      243.07    37.750   37.750  17.300      17.61         17.52
AFED    AFSALA Bancorp Inc.               7.05     5.61      8.29       26.19    19.250   19.500  12.000      16.35         16.35
AHCI    Ambanc Holding Co.                6.61     1.18     10.22       78.59    16.125   16.625  10.000      13.98         13.98
AHM     H.F. Ahmanson & Co.              (6.46)   (4.09)    (7.21)   6,639.85    66.938   66.938  32.000      20.57         17.56
ALBC    Albion Banc Corp.                18.29     7.54     16.47        8.06     8.583    8.583   5.500       8.08          8.08
ALBK    ALBANK Financial Corp.           16.46    11.29     15.62      632.44    51.438   51.438  30.500      27.86         21.64
AMFC    AMB Financial Corp.              16.14    14.44     18.83       16.93    15.875   17.750  12.750      15.33         15.33
ANA     Acadiana Bancshares Inc.          3.37    15.12     (3.16)      58.78    22.250   22.250  13.625      17.21         17.21
ANDB    Andover Bancorp Inc.              9.79    12.85     14.88      204.79    40.250   42.000  25.000      20.72         20.72
ANE     Alliance Bncp of New England      6.39     7.47      7.84       32.73    16.500   18.000   8.719      11.49         11.17
ASBI    Ameriana Bancorp                 (1.67)    4.24      5.44       65.03    20.250   22.000  14.000      13.63         13.62
ASBP    ASB Financial Corp.               1.21    11.79      3.89       22.49    13.250   13.875  11.500      10.59         10.59
ASFC    Astoria Financial Corp.          44.76    63.87     37.84    1,499.82    55.750   58.125  34.750      32.42         22.56
ATSB    AmTrust Capital Corp.            (4.31)   (5.50)    (7.14)       7.53    13.875   14.500  10.000      14.66         14.51
AVND    Avondale Financial Corp.         (8.96)  (24.12)    20.10       51.52    16.250   18.875  12.750      13.83         13.83
BANC    BankAtlantic Bancorp Inc.        17.61    13.55     (3.77)     338.73    16.750   17.125  12.125       8.04          7.02
BDJI    First Federal Bancorp.            8.30     7.67      0.75       20.71    22.000   22.000  11.667      12.11         12.11
BFD     BostonFed Bancorp Inc.           18.78    17.97     44.54      120.07    21.875   22.313  14.375      15.72         15.15
BFFC    Big Foot Financial Corp.            NA       NA        NA       57.79    21.000       NA      NA      15.09         15.09
BFSB    Bedford Bancshares Inc.           5.64     5.49      7.38       33.42    34.000   34.500  17.500      18.28         18.28
BKC     American Bank of Connecticut     14.43     1.60     14.47      116.05    48.750   49.500  27.375      24.82         24.00
BKCT    Bancorp Connecticut Inc.          5.63     3.81      1.85       99.30    21.000   25.000  10.750       9.22          9.22
BKUNA   BankUnited Financial Corp.      127.89   154.94     64.45      202.48    15.406   15.625   8.500       9.13          8.11
BNKU    Bank United Corp.                13.24    21.31      5.81    1,488.94    48.938   49.875  24.250      19.39         18.90
BPLS    Bank Plus Corp.                  25.15     4.53     15.86      285.67    12.625   13.750   9.625       9.36          8.52
BTHL    Bethel Bancorp                    4.55     0.81     (1.91)      15.15    13.250   13.250  10.750      13.71         11.51
BVCC    Bay View Capital Corp.           (1.63)   (3.68)    (4.92)     697.60    36.250   36.250  20.625      14.38         11.94
BWFC    Bank West Financial Corp.        18.43    16.81     12.42       38.37    16.125   17.500   7.000       8.83          8.83
BYFC    Broadway Financial Corp.          6.39     8.27      6.00       11.01    11.500   11.500   9.000      14.77         14.77
CAFI    Camco Financial Corp.            10.89    14.78      6.76       81.63    25.500   27.000  14.048      15.22         14.12
CAPS    Capital Savings Bancorp Inc.      2.77     6.22      5.55       41.84    25.250   25.250  12.750      12.08         12.08
CASB    Cascade Financial Corp.          21.40    34.68     33.19       52.62    13.250   16.800  11.600       8.63          8.63
CASH    First Midwest Financial Inc.     10.19     3.58     11.49       61.58    22.500   22.625  15.000      16.39         14.62
CATB    Catskill Financial Corp.          6.90     1.08      4.06       86.24    18.875   19.125  13.750      15.48         15.48
CBCI    Calumet Bancorp Inc.             (4.62)   (0.98)    (2.48)     122.52    33.250   34.000  21.667      25.98         25.98
CBES    CBES Bancorp Inc.                21.22    20.33     23.63       25.83    22.250   22.500  14.000      17.08         17.08
CBK     Citizens First Financial Corp.    4.57     8.44     (1.73)      50.64    20.250   20.250  13.875      16.60         16.60
CBSA    Coastal Bancorp Inc.              1.23     2.58      4.90      160.29    34.875   34.875  22.375      20.67         17.57
CBSB    Charter Financial Inc.            0.61     4.00      5.38      136.56    25.125   25.500  12.500      14.24         12.75
CCFH    CCF Holding Co.                  36.20    72.66     39.77       19.06    15.227   15.568  11.762      12.92         12.92
CEBK    Central Co-operative Bank        13.20    13.49      6.48       60.92    28.500   30.250  15.875      18.35         16.59
CENB    Century Bancorp Inc.              4.25    14.69      3.76       38.19    84.750   85.000  62.000      75.70         75.70
CENF    CENFED Financial Corp.            6.65     3.78      3.17      255.04    35.938   36.875  21.818      21.51         21.48
CFB     Commercial Federal Corp.          4.68     4.64     (3.90)   1,418.21    35.563   36.500  20.750      14.06         12.68
CFBC    Community First Banking Co.         NA       NA        NA      106.20    37.750   37.750  31.875      31.49         31.07
CFCP    Coastal Financial Corp.          24.21     9.75      6.74       96.11    24.500   27.750  14.438       7.21          7.21
CFFC    Community Financial Corp.        13.99    12.44     16.18       37.04    21.500   23.500  20.500      18.99         18.99
CFNC    Carolina Fincorp Inc.             6.99    14.94      9.24       33.59    18.500   18.500  13.313      14.06         14.06
CFSB    CFSB Bancorp Inc.                 2.78     5.16      1.60      223.00    26.250   26.250  11.515       8.88          8.88
CFTP    Community Federal Bancorp        10.99     9.60      2.10       86.21    20.250   21.000  16.375      14.73         14.73
CFX     CFX Corp.                        21.29    28.62     10.9       740.18    30.625   30.625  15.125      10.21          9.85
CIBI    Community Investors Bancorp       0.09    12.57      6.96       15.57    16.156   17.000  10.333      12.31         12.31
CKFB    CKF Bancorp Inc.                  4.77     5.12      0.98       17.01    18.500   20.500  17.500      17.14         17.14
CLAS    Classic Bancshares Inc.           3.45    11.53      2.42       26.00    16.750   17.250  11.625      15.38         13.12
CMRN    Cameron Financial Corp           10.10    12.31      5.63       49.96    20.500   21.000  15.500      17.66         17.66
CMSB    Commonwealth Bancorp Inc.         7.01    14.54      4.12      331.04    19.875   21.500  13.500      13.22         10.44

                                        Balance Sheet Growth as of
                                          The Most Recent Quarter               Market Data as of The Most Recent Quarter
                                        --------------------------  ----------------------------------------------------------------
                                          Asset    Loan    Deposit      MRQ       MRQ      MRQ     MRQ    MRQ Publicly  MRQ Tangible
                                         Growth   Growth   Growth     Market     Price    Price   Price     Reported    Publicly Rep
                                          Rate     Rate     Rate       Value   Per Share   High    Low     Book Value    Book Value
Ticker  Short Name                         (%)      (%)      (%)        ($)       ($)      ($)     ($)         ($)           ($)
--------------------------------------  --------------------------  ----------------------------------------------------------------
CMSV    Community Savings Bnkshrs(MHC)    9.06    11.32      9.09      184.69    36.250   36.875  16.375      16.22         16.22
CNIT    CENIT Bancorp Inc.                2.30    26.20      3.38      112.57    61.750   61.750  38.500      31.01         28.40
CNSB    CNS Bancorp Inc.                 (1.50)   17.14     (0.73)      29.76    17.750   18.500  13.000      14.34         14.34
CNY     Carver Bancorp Inc.              11.72   136.40      2.18       34.14    16.250   17.125   8.375      15.23         14.65
COFI    Charter One Financial            10.48    25.49      0.09    3,846.89    63.125   64.000  39.167      21.56         20.14
CONE    Conestoga Bancorp, Inc.          11.04    (0.08)    13.23          NA    20.625   20.780  14.375      17.58         17.58
COOP    Cooperative Bankshares Inc.       8.15     8.88      3.79       53.72    24.500   25.000  10.000       9.48          9.48
CRSB    Crusader Holding Corp.              NA       NA        NA       51.85        NA       NA      NA       1.65          1.65
CRZY    Crazy Woman Creek Bancorp        15.56     7.73      4.95       16.11    15.000   15.688  11.875      15.04         15.04
CSBF    CSB Financial Group Inc.          0.16    (2.11)     2.67       11.13    13.500   13.500  10.000      13.09         12.32
CTZN    CitFed Bancorp Inc.              18.58    10.90     15.29      666.43    39.000   40.125  21.000      16.14         14.74
CVAL    Chester Valley Bancorp Inc.      12.22     9.67      9.86       70.77    29.250   29.250  14.095      13.24         13.24
DCBI    Delphos Citizens Bancorp Inc.     1.07    17.19      2.46       45.72    20.750   20.750  12.000      14.83         14.83
DIBK    Dime Financial Corp.             27.58    (6.55)    31.63      160.73    30.500   32.000  17.250      15.35         14.95
DIME    Dime Community Bancorp Inc.      20.78    32.36      8.32      298.51    23.750   25.500  14.500      14.97         12.94
DME     Dime Bancorp Inc.                15.78    36.61      7.70    3,505.28    30.250   30.250  14.625      11.30          9.27
DNFC    D & N Financial Corp.            23.23    22.92      8.20      234.30    26.500   26.750  14.886      10.78         10.68
DSL     Downey Financial Corp.           12.27    13.84     16.70      782.61    28.438   29.000  18.095      16.08            NA
EBI     Equality Bancorp Inc.            13.17       NA     (4.12)      39.46    14.500   15.375  12.000      10.31         10.31
EBSI    Eagle Bancshares                 15.84    21.55     11.98      114.37    22.000   22.000  14.750      12.84         12.84
EFBC    Empire Federal Bancorp Inc.         NA       NA        NA       45.69    17.625       NA      NA      15.51         15.51
EFBI    Enterprise Federal Bancorp       22.27    20.89      2.78       66.53    31.500   31.500  14.125      16.31         16.30
EGFC    Eagle Financial Corp.            47.95    35.41     28.36      344.01    55.000   55.000  26.750      23.39         18.96
EGLB    Eagle BancGroup Inc.             (0.89)   14.67     (1.90)      24.29    18.875   20.000  14.500      17.24         17.24
EMLD    Emerald Financial Corp.           6.43    10.17      5.52      109.06    22.125   22.125  10.625       9.56          9.43
EQSB    Equitable Federal Savings Bank   12.23    10.62      7.95       36.50    26.500   26.500  14.250      13.77         13.77
ESBK    Elmira Savings Bank (The)         3.43     4.49      1.46       21.60    28.333   28.333  14.048      20.07         19.54
ESX     Essex Bancorp Inc.               11.89    15.71     16.74        5.62     4.750    7.938   1.000       0.03         (0.16)
ETFS    East Texas Financial Services     5.87    19.71     (0.87)      21.81    23.750   23.750  16.875      20.44         20.44
FAB     FIRSTFED AMERICA BANCORP INC.    19.35    13.47      2.49      170.88    21.875   22.125  13.625      16.01         16.01
FBBC    First Bell Bancorp Inc.           2.97     9.15      2.30      122.07    19.000   19.375  13.250      11.21         11.21
FBCI    Fidelity Bancorp Inc.             1.15     7.41      0.76       71.43    25.625   25.750  16.875      18.22         18.19
FBCV    1ST Bancorp                      (2.21)    3.81     (0.16)      29.97    29.286   29.286  18.095      21.08         20.71
FBER    1st Bergen Bancorp               14.00     1.52      5.39       55.86    18.375   19.500  10.938      13.57         13.57
FBHC    Fort Bend Holding Corp.           8.69    27.04      7.22       34.75    21.750   24.000  11.000      12.28         11.51
FBNW    FirstBank Corp.                  37.61    29.12      5.76       38.93    18.875   19.000  15.500      16.19         16.19
FBSI    First Bancshares Inc.             2.87     9.85      7.03       34.97    15.625   15.625   8.250      10.64         10.64
FCB     Falmouth Bancorp Inc.            10.22    36.78     10.95       34.19    20.500   22.000  13.125      16.06         16.06
FCBF    FCB Financial Corp.              93.62    78.23    106.79      124.57    29.500   30.000  18.500      18.97         18.97
FCME    First Coastal Corp.               8.90     7.49     (1.44)      19.88    13.125   13.188   6.625      10.66         10.66
FDEF    First Defiance Financial          6.68     6.33      3.35      131.11    16.000   16.250  11.813      12.53         12.53
FED     FirstFed Financial Corp.          0.39     3.36     (0.71)     432.11    38.750   39.500  21.500      21.04         20.86
FESX    First Essex Bancorp Inc.         12.21     1.99      7.72      189.35    23.250   23.250  13.375      12.08         10.62
FFBA    First Colorado Bancorp Inc.       2.72     9.76      4.06      455.93    23.75    26.125  16          12.45         12.2
FFBH    First Federal Bancshares of AR    7.36    10.13      7.00      123.63    21.313   21.625  15.000      16.64         16.64
FFBI    First Financial Bancorp Inc.    (13.28)  (22.95)     2.99        9.65    19.500   19.500  15.500      18.10         18.10
FFBS    FFBS BanCorp Inc.                 7.34    11.76      6.52       34.98    21.250   26.000  21.000      15.07         15.07
FFBZ    First Federal Bancorp Inc.       10.46    10.39      0.33       37.11    21.125   21.500  16.000       9.14          9.13
FFCH    First Financial Holdings Inc.    13.34     8.77      6.36      360.43    53.125   53.125  22.250      17.08         17.08
FFDB    FirstFed Bancorp Inc.             1.30    (7.33)     2.19       27.43    21.625   22.750  12.500      15.00         13.77
FFDF    FFD Financial Corp.               7.20    25.22      7.93       27.81    18.000   19.500  13.000      15.38         15.38
FFED    Fidelity Federal Bancorp        (17.05)  (16.22)   (14.09)      30.30    10.313   10.500   7.500       5.02          5.02
FFES    First Federal of East Hartford    2.52    14.12      2.95      105.18    37.250   37.750  22.875      24.76         24.76
FFFC    FFVA Financial Corp.              8.59     1.80      4.61      176.36    39.125   40.000  20.000      18.02         17.68
FFFD    North Central Bancshares Inc.     9.29    15.27      8.79       68.60    19.875   20.000  13.500      15.43         15.43
FFFL    Fidelity Bankshares Inc. (MHC)   21.97    19.91     19.33      222.21    28.500   28.500  15.000      12.65         12.57
FFHH    FSF Financial Corp.              11.17    21.04      5.88       62.43    20.938   21.000  14.750      16.34         16.34
FFHS    First Franklin Corp.              5.89     2.54      7.32       32.18    23.500   23.750  14.250      17.49         17.39
FFIC    Flushing Financial Corp.         40.39    55.81     12.53      191.70    23.875   24.000  17.375      17.35         16.67
FFKY    First Federal Financial Corp.     5.79     8.05      8.76       90.83    22.750   23.500  17.750      12.81         12.11
FFLC    FFLC Bancorp Inc.                15.53    38.44     11.58       71.14    21.750   23.500  12.300      13.74         13.74
FFOH    Fidelity Financial of Ohio        7.04    10.15      5.85      101.72    15.500   16.375  11.500      11.49         10.13
FFPB    First Palm Beach Bancorp Inc.    21.16    10.26      6.96      199.03    43.125   43.125  23.250      22.95         22.44
FFSL    First Independence Corp.          4.37    16.52      8.53       14.07    14.000   15.000  10.250      11.91         11.91

                                        Balance Sheet Growth as of
                                          The Most Recent Quarter               Market Data as of The Most Recent Quarter
                                        --------------------------  ----------------------------------------------------------------
                                          Asset    Loan    Deposit      MRQ       MRQ      MRQ     MRQ    MRQ Publicly  MRQ Tangible
                                         Growth   Growth   Growth     Market     Price    Price   Price     Reported    Publicly Rep
                                          Rate     Rate     Rate       Value   Per Share   High    Low     Book Value    Book Value
Ticker  Short Name                         (%)      (%)      (%)        ($)       ($)      ($)     ($)         ($)           ($)
--------------------------------------  --------------------------  ----------------------------------------------------------------
FFSX    First Fed SB of Siouxland(MHC)    0.36     2.52     (0.50)     100.62    31.750   34.500  18.833      14.34         14.23
FFWC    FFW Corp.                        20.92    19.45     18.48       27.18    19.000   20.875  10.750      12.69         11.57
FFWD    Wood Bancorp Inc.                 4.29     7.66      9.22       55.67    18.800   18.800   8.400       8.04          8.04
FFYF    FFY Financial Corp.               5.57     1.92     (1.49)     142.45    33.125   33.125  25.000      20.53         20.53
FGHC    First Georgia Holding Inc.       10.52    16.40      6.67       31.10     9.500    9.500   5.333       4.53          4.20
FIBC    Financial Bancorp Inc.           18.97     8.82      7.93       44.45    24.125   25.750  14.875      16.10         16.03
FISB    First Indiana Corp.               7.82    11.07      1.10      361.04    25.208   26.458  14.479      12.08         11.94
FKFS    First Keystone Financial         21.83    10.31      3.68       41.62    17.875   18.688   9.500      10.38         10.38
FKKY    Frankfort First Bancorp Inc.      2.23     7.58     (5.25)      26.51    17.625   24.500  16.000      13.92         13.92
FLAG    FLAG Financial Corp.              4.17     3.21     (3.32)      40.74    16.125   16.500  10.250      10.66         10.66
FLFC    First Liberty Financial Corp.     5.17     4.34      8.22      251.83    32.000   33.750  18.250      12.49         11.35
FLGS    Flagstar Bancorp Inc.               NA       NA        NA      302.45    20.750   21.500  13.000       8.89          8.54
FLKY    First Lancaster Bancshares       24.69    32.45      3.03       14.39    16.000   16.250  13.875      14.62         14.62
FMBD    First Mutual Bancorp Inc.        17.98     9.25     57.71       67.51    25.000   25.000  13.750      16.80         12.88
FMCO    FMS Financial Corp.              12.17     1.33      8.94       82.97    27.250   31.500  15.500      15.80         15.57
FMSB    First Mutual Savings Bank         6.94     8.58     13.53       74.25    18.500   20.167  10.606       7.43          7.43
FNGB    First Northern Capital Corp.      8.48     7.04      5.12      116.10    14.000   14.000   8.125       8.35          8.35
FOBC    Fed One Bancorp                   7.28    24.31      3.70       86.99    27.500   27.500  15.750      17.67         16.93
FPRY    First Financial Bancorp          10.78    25.03     10.52          NA    20.750   21.125  17.250      17.07         17.07
FSBI    Fidelity Bancorp Inc.            22.71    24.67      8.23       45.77    29.000   29.250  16.818      17.21         17.21
FSFF    First SecurityFed Financial         NA       NA        NA       98.13        NA       NA      NA         NA            NA
FSLA    First Savings Bank (MHC)          6.30    15.40      2.73      363.74    54.500   54.500  16.591      12.68         11.58
FSNJ    Bayonne Bancshares Inc.           5.54    (2.88)    (4.20)     126.10    13.375   13.375   7.16       10.63         10.63
FSPG    First Home Bancorp Inc.           7.78     7.02     17.57       81.25    22.000   22.375  13.500      13.31         13.11
FSPT    FirstSpartan Financial Corp.     31.90    19.37     10.53      191.60    40.250   40.250  35.000      29.52         29.52
FSSB    First FS&LA of San Bernardino     0.37    11.00      1.86        3.16     9.750   11.500   9.000      13.68         13.18
FSTC    First Citizens Corp.             36.90    31.41     42.51       88.72    34.000   35.500  14.167      12.86         10.28
FTF     Texarkana First Financial Corp   10.20     8.10      6.35       51.91    25.000   27.000  14.875      15.52         15.52
FTFC    First Federal Capital Corp.       1.91     9.95     11.96      290.65    33.875   34.000  15.833      11.90         11.26
FTNB    Fulton Bancorp Inc.               8.57     2.63      1.73       37.28    22.125   26.500  14.750      15.06         15.06
FTSB    Fort Thomas Financial Corp.       9.62    12.18     10.00       22.85    15.375   15.500   9.250      10.71         10.71
FWWB    First SB of Washington Bancorp   16.34    26.39      9.36      252.78    27.500   28.563  18.000      16.12         14.93
GAF     GA Financial Inc.                23.64    32.24      2.80      147.60    18.875   19.813  14.875      15.05         14.91
GDVS    Greater Delaware Valley (MHC)    10.25    11.64     10.53      101.45    31.000   32.500  10.125       8.91          8.91
GDW     Golden West Financial             4.93    10.51      9.09    5,061.29    97.813   97.813  59.875      47.28         47.28
GFCO    Glenway Financial Corp.           9.29    12.40     (0.76)      46.79    18.750   19.500   9.500      12.41         12.28
GFED    Guaranty Federal Bcshs Inc.      20.79    17.51     -2.16       76.21    12.875   14.436   5.955      11.18         11.18
GFSB    GFS Bancorp Inc.                  7.90     4.92      5.86       17.06    17.063   17.625  10.125      11.23         11.23
GLMR    Gilmer Financial Svcs, Inc.       7.89    14.84     14.24        2.70    11.000   12.000  10.000      19.88         19.88
GOSB    GSB Financial Corp.              19.51    12.23     (1.38)      37.38    18.063   18.938  14.250      14.66         14.66
GPT     GreenPoint Financial Corp.       (1.82)   20.34     (4.19)   3,057.62    72.563   72.563  45.625      34.00         18.54
GSB     Golden State Bancorp Inc.         5.96     5.18      8.69    1,824.08    37.438   37.438  22.500      16.62         15.00
GSBC    Great Southern Bancorp Inc.      12.10    10.04     22.38      205.22    24.500   25.875  16.000       8.13          8.06
GSFC    Green Street Financial Corp.      2.00     5.43      2.20       76.29    18.250   20.750  15.500      14.73         14.73
GSLA    GS Financial Corp.               51.49    11.07     (7.35)      71.14    16.375   16.375  13.375      16.44         16.44
GTPS    Great American Bancorp            7.26    22.32     11.19       33.44    19.000   20.000  14.563      18.47         18.47
GUPB    GFSB Bancorp Inc.                40.32    47.60     17.44       16.31    21.125   22.250  15.750      17.91         17.91
HALL    Hallmark Capital Corp.            4.21    12.58      1.01       46.94    17.000   18.000   8.500      10.75         10.75
HARB    Harbor Florida Bancorp (MHC)      6.47     9.01      7.24      358.36    66.250   69.750  33.500      20.24         19.64
HARL    Harleysville Savings Bank         7.29     5.37      7.42       48.76    27.500   30.250  15.200      14.23         14.23
HARS    Harris Financial Inc. (MHC)      24.50     8.64     (2.32)     701.15    19.875   20.750   6.042       5.29          4.72
HAVN    Haven Bancorp Inc.               24.71    35.77     19.97      217.42    22.500   22.688  13.938      12.85         12.81
HBBI    Home Building Bancorp            (4.79)    1.69     (7.69)       7.01    21.250   23.750  18.500      20.61         20.61
HBEI    Home Bancorp of Elgin Inc.       (1.05)      NA     (1.42)     125.98    17.875   19.313  13          13.89         13.89
HBFW    Home Bancorp                      7.65    14.66      9.30       81.40    29.500   29.500  19.000      17.83         17.83
HBNK    Highland Bancorp Inc.            12.19    14.39     (5.52)      82.88    32.750   33.125  17.500      17.90         17.90
HBS     Haywood Bancshares Inc.          16.76     7.27      9.20       27.35    21.625   21.750  15.625      17.33         16.74
HCBB    HCB Bancshares Inc.              16.12     8.46     (1.86)      38.35    14.500   14.500  12.625      14.45         13.95
HCBC    High Country Bancorp Inc.        20.79    26.23     13.35       19.51        NA       NA      NA         NA            NA
HCFC    Home City Financial Corp.           NA       NA        NA       17.05    15.000       NA      NA      15.20         15.20
HEMT    HF Bancorp Inc.                   4.98    30.20      1.12      113.42    17.500   17.875  11.000      13.29         11.18
HFBC    HopFed Bancorp Inc.                 NA       NA        NA       68.32        NA       NA      NA         NA            NA
HFFB    Harrodsburg First Fin Bancorp     1.73     5.17      1.07       31.23    16.750   18.250  14.750      15.85         15.85
HFFC    HF Financial Corp.                5.05     0.02      7.48       86.72    26.500   27.250  16.750      18.70         18.70

                                        Balance Sheet Growth as of
                                          The Most Recent Quarter               Market Data as of The Most Recent Quarter
                                        --------------------------  ----------------------------------------------------------------
                                          Asset    Loan    Deposit      MRQ       MRQ      MRQ     MRQ    MRQ Publicly  MRQ Tangible
                                         Growth   Growth   Growth     Market     Price    Price   Price     Reported    Publicly Rep
                                          Rate     Rate     Rate       Value   Per Share   High    Low     Book Value    Book Value
Ticker  Short Name                         (%)      (%)      (%)        ($)       ($)      ($)     ($)         ($)           ($)
--------------------------------------  --------------------------  ----------------------------------------------------------------
HFGI    Harrington Financial Group        3.28    36.76      4.22       38.95    13.000   13.750   9.750       7.50          7.50
HFNC    HFNC Financial Corp.              1.02    22.59     (1.36)     247.14    14.500   22.063  13.938       9.66          9.66
HFSA    Hardin Bancorp Inc.              18.99    14.78     12.93       15.44    18.250   18.625  12.250      15.89         15.89
HFWA    Heritage Financial Corp.            NA       NA        NA      145.05        NA       NA      NA         NA            NA
HHFC    Harvest Home Financial Corp.     11.33     3.81      4.37       13.15    15.750   15.750   9.250      11.62         11.62
HIFS    Hingham Instit. for Savings      10.42    14.32      6.99       43.02    28.750   29.000  18.000      16.40         16.40
HMLK    Hemlock Federal Financial Corp   20.68    41.73     (0.22)      38.93    17.125   17.500  12.500      14.65         14.65
HMNF    HMN Financial Inc.               24.61    26.98     28.93      120.19    32.500   32.500  18.000      20.38         18.92
HOMF    Home Federal Bancorp              9.07     7.51      6.28      166.40    26.000   28.250  16.167      12.21         11.87
HPBC    Home Port Bancorp Inc.            9.94    15.52      5.44       49.04    23.125   25      16.125      11.92         11.92
HRBF    Harbor Federal Bancorp Inc.       6.76     4.32      5.35       41.49    25.250   25.250  15.375      17.22         17.22
HRZB    Horizon Financial Corp.           5.59     3.55      5.11      133.28    17.750   18.375  11.522      11.38         11.38
HTHR    Hawthorne Financial Corp.         7.66    10.92     17.69       60.80    18.000   18.000   6.625      14.01         14.01
HWEN    Home Financial Bancorp           11.46    17.08      6.24        8.59     9.250    9.250   6.375       7.95          7.95
HZFS    Horizon Financial Svcs Corp.     19.89     9.29      2.56       12.37    12.000   13.000   7.500      10.58         10.58
IBSF    IBS Financial Corp.              (3.27)   13.73     (2.68)     195.63    17.688   18.750  13.261      11.80         11.80
IFSB    Independence Federal Svgs Bank    1.48     2.01     (2.45)      20.82    14.125   14.750   7.000      14.23         12.67
INBI    Industrial Bancorp Inc.          11.45    12.55      4.59       93.76    17.750   18.313  12.000      11.93         11.93
INCB    Indiana Community Bank SB         6.91    (2.48)     7.54       19.02    20.500   20.500  15.000      12.57         12.57
IPSW    Ipswich Savings Bank             42.97    42.98     32.39       33.99    16.500   16.500   5.938       4.96          4.96
ITLA    ITLA Capital Corp.               25.35    22.92     25.88      156.45    19.25    21.25   14          12.62            NA
IWBK    InterWest Bancorp Inc.           16.38    16.67      0.01      333.54    37.750   43.250  27.625      16.60         16.32
JOAC    Joachim Bancorp Inc.             (2.51)    5.24     (0.15)      12.01    16.000   16.000  14.000      13.70         13.70
JSB     JSB Financial Inc.                0.81    10.79     (2.45)     531.96    48.938   49.375  35.625      35.91         35.91
JSBA    Jefferson Savings Bancorp        11.47    15.34     22.02      260.39    20.188   20.188  11.125      12.29          9.64
JXSB    Jacksonville Savings Bk (MHC)    17.88    10.31     19.31       43.89    20.000   20.000   9.167       9.17          9.17
JXVL    Jacksonville Bancorp Inc.         7.85    10.51     11.16       49.48    23.250   23.250  13.250      14.09         14.09
KFBI    Klamath First Bancorp            44.88    17.39     68.93      222.37    21.500   24.250  15.000      15.92         14.55
KNK     Kankakee Bancorp Inc.            (2.06)    2.06      0.96       46.38    37.750   37.750  23.375      27.57         25.99
KSAV    KS Bancorp Inc.                  13.03    16.52      9.68          NA    24.750   25.500  14.813      16.50         16.50
KSBK    KSB Bancorp Inc.                 13.69    20.09      1.23       22.92    22.500   22.500   7.667       9.33          8.91
KYF     Kentucky First Bancorp Inc.      (1.78)    4.17      0.61       17.23    14.938   14.938  10.563      11.32         11.32
LARK    Landmark Bancshares Inc.          5.25    19.99      2.38       37.15    24.875   27.250  18.000      19.49         19.49
LARL    Laurel Capital Group Inc.         5.39     0.41      2.45       46.76    21.667   22.167  11.000      10.37         10.37
LFBI    Little Falls Bancorp Inc.        15.62    30.35     (4.50)      52.16    18.500   18.500  11.375      14.53         13.40
LFCO    Life Financial Corp.            293.57   361.50    147.07      108.82    12.625   21.875  11.750       8.37          8.37
LFED    Leeds Federal Bankshares (MHC)    4.71    12.28      3.85      114.01    21.750   23.500  10.333       9.35          9.35
LISB    Long Island Bancorp Inc.          5.44     7.33      2.22    1,468.75    49.625   49.750  33.000      23.19         22.98
LOGN    Logansport Financial Corp.       10.88    11.99      5.57       21.91    18.000   18.000  11.125      13.12         13.12
LONF    London Financial Corp.            1.62     3.80      6.52        7.65    16.750   21.000  14.000      10.23         10.23
LSBI    LSB Financial Corp.              11.90    11.86     17.73       27.15    28.500   28.500  17.857      20.64         20.64
LSBX    Lawrence Savings Bank             6.51     7.09      3.41       77.72    16.375   16.375   8.125       8.77          8.77
LVSB    Lakeview Financial                9.58    29.98      2.23      108.27    24.750   26.000  11.250      13.29         11.24
LXMO    Lexington B&L Financial Corp.    (4.68)    1.20      1.08       18.49    16.250   16.625  11.125      14.79         14.79
MAFB    MAF Bancorp Inc.                  7.04    11.22      3.31      570.49    35.375   35.375  22.250      17.55         15.46
MARN    Marion Capital Holdings           9.13     5.66      7.85       47.21    27.125   28.125  19.250      22.38         21.90
MASB    MASSBANK Corp.                    4.18     9.07      2.73      177.65    47.625   48.250  28.125      29.06         28.64
MBB     MSB Bancorp Inc.                 (8.75)   14.02     (8.61)      98.83    28.875   28.875  15.500      22.40         11.94
MBBC    Monterey Bay Bancorp Inc.        (4.15)   13.33      0.76       64.59    19.500   20.500  14.625      15.83         14.76
MBLF    MBLA Financial Corp.              7.02    15.88     18.24       35.27    30.500   30.500  19.000      22.32         22.32
MBSP    Mitchell Bancorp Inc.             5.56     8.25     11.09       15.48    17.000   18.000  14.000      15.56         15.56
MCBN    Mid-Coast Bancorp Inc.            8.29     2.65      9.84        8.86    30.000   32.500  18.500      22.03         22.03
MDBK    Medford Bancorp Inc.              9.28     1.67      3.73      197.54    39.25    42      24.5        22.35         21.03
MECH    MECH Financial Inc.              19.51    16.86      1.91      138.95    26.063   28.000  15.500      16.73         16.73
MERI    Meritrust Federal SB              3.18     4.36      2.30       61.55    69.000   69.000  31.500      25.66         25.66
METF    Metropolitan Financial Corp.     20.27     9.66     18.59      112.82    15.500   15.750   5.375       5.20          4.78
MFBC    MFB Corp.                        17.93    25.55      7.34       45.14    30.375   30.375  16.625      20.61         20.61
MFFC    Milton Federal Financial Corp.   24.54    25.26      9.86       36.55    15.375   15.938  13.250      12.21         12.21
MFLR    Mayflower Co-operative Bank       9.51     4.22      2.79       23.83    25.000   26.750  15.750      14.31         14.09
MFSL    Maryland Federal Bancorp          4.83     0.28      2.72      234.14    26.625   26.625  16.375      15.84         15.68
MIFC    Mid-Iowa Financial Corp.         15.61    13.86      8.71       20.31    11.500   11.750   6.375       7.41          7.40
MIVI    Mississippi View Holding Co.     (2.43)    1.39     (2.62)      13.97    18.500   19.750  12.000      16.85         16.85
MONT    Montgomery Financial Corp.       11.68    12.03      5.26       21.08    12.875   14.000  11.000      11.89         11.89
MRKF    Market Financial Corp.           24.28    22.13     (4.88)      23.13    15.625   16.000  12.250      15.13         15.13

                                        Balance Sheet Growth as of
                                          The Most Recent Quarter               Market Data as of The Most Recent Quarter
                                        --------------------------  ----------------------------------------------------------------
                                          Asset    Loan    Deposit      MRQ       MRQ      MRQ     MRQ    MRQ Publicly  MRQ Tangible
                                         Growth   Growth   Growth     Market     Price    Price   Price     Reported    Publicly Rep
                                          Rate     Rate     Rate       Value   Per Share   High    Low     Book Value    Book Value
Ticker  Short Name                         (%)      (%)      (%)        ($)       ($)      ($)     ($)         ($)           ($)
--------------------------------------  --------------------------  ----------------------------------------------------------------
MSBF    MSB Financial Inc.               16.39    14.98      2.52       21.09    19.000   19.500   9.500      10.56         10.56
MSBK    Mutual Savings Bank FSB          (3.00)   25.81     (0.71)      57.81    13.000   14.625   5.500       9.91          9.91
MWBI    Midwest Bancshares Inc.           8.28    12.13      3.30       16.97    18.250   19.500   8.833      10.46         10.46
MWBX    MetroWest Bank                   16.53    17.37     13.96      112.87     9.000    9.500   4.625       3.17          3.17
MWFD    Midwest Federal Financial         8.72    13.01      4.01       48.22    23.500   24.500  16.750      11.70         11.31
MYST    Mystic Financial Inc.               NA       NA        NA       46.94        NA       NA      NA         NA            NA
NASB    North American Savings Bank      (0.62)   (2.16)     6.96      146.70    53.125   56.000  33.875      27.83         27.02
NBN     Northeast Bancorp                15.46    20.71      5.99       40.15    12.667   13.250   8.667       9.51          8.40
NBSI    North Bancshares Inc.             4.69     7.68      1.96       25.02    17.875   18.833  10.500      11.60         11.60
NEIB    Northeast Indiana Bancorp        18.93    21.33     24.44       37.33    19.500   20.250  12.750      15.51         15.51
NHTB    New Hampshire Thrift Bncshrs     20.95    19.54     30.26       42.29    20.750   20.750  11.625      12.04         10.34
NMSB    NewMil Bancorp Inc.              14.00     4.68      8.21       52.37    13.000   14.500   8.750       8.54          8.54
NSLB    NS&L Bancorp Inc.                (3.22)    9.11     (9.40)      12.26    19.000   19.500  12.500      16.61         16.49
NSSY    NSS Bancorp Inc.                  5.27    (2.24)    (9.64)         NA    36.000   37.000  22.688      22.49         21.83
NTBK    Net.B@nk Inc.                       NA       NA        NA      102.94    10.625       NA      NA       5.69          5.69
NTMG    Nutmeg Federal S&LA              11.95     8.84     11.10       10.24     8.438    8.438   5.250       5.88          5.88
NWEQ    Northwest Equity Corp.            3.15     3.46      0.85       18.03    20.750   20.750  11.875      14.82         14.82
NWSB    Northwest Bancorp Inc. (MHC)     17.62    13.25     23.41      731.21    14.125   16.375   6.625       4.44          3.94
NYB     New York Bancorp Inc.             4.57     7.39     (1.07)     855.72    39.719   39.719  18.656       8.34          8.34
OCFC    Ocean Financial Corp.            25.14    15.99      4.26      284.53    35.500   35.750  23.500      27.63         27.63
OCN     Ocwen Financial Corp.            23.57       NA      3.29    1,816.98    25.438   28.282  12.625       6.93          6.67
OFCP    Ottawa Financial Corp.            4.42     4.73      5.15      158.40    34.000   34.000  15.341      14.37         11.69
OHSL    OHSL Financial Corp.             10.77     8.85      8.97       45.61    27.000   28.250  21.000      21.60         21.60
OSFS    Ohio State Financial Services    12.17    (2.73)    (5.90)      10.15    15.500   15.500  15.500      16.47         16.47
OTFC    Oregon Trail Financial Corp.        NA       NA        NA       79.07    17.375       NA      NA      15.34         15.34
PBCI    Pamrapo Bancorp Inc.              3.80     1.63      2.22       75.69    27.250   27.250  18.500      17.07         16.96
PBCT    People's Bank (MHC)               7.05     3.76     11.88    2,328.03    38.000   38.000  18.959      11.61         11.55
PBHC    Pathfinder Bancorp Inc. (MHC)     3.47    11.64     (4.15)      60.37    20.000   20.000   6.253       8.20          6.95
PBKB    People's Bancshares Inc.         53.77    48.79      5.60       73.17    22.750   24.500  10.500       9.16          8.81
PCBC    Perry County Financial Corp.      5.75    23.91     (1.20)      19.77    24.125   25.000  17.000      19.76         19.76
PDB     Piedmont Bancorp Inc.             4.06    11.92      6.69       29.57    10.875   11.625   9.250       7.66          7.66
PEDE    Great Pee Dee Bancorp               NA       NA        NA       35.78    16.125       NA      NA      14.15         14.15
PEEK    Peekskill Financial Corp.        (1.77)   10.47      3.24       52.77    16.750   18.250  13.375      14.87         14.87
PERM    Permanent Bancorp Inc.            1.66     2.40      0.69       60.07    31.125   31.125  20.375      20.67         20.43
PERT    Perpetual Bank (MHC)             30.97    26.27     20.89       98.08    60.625   65.500  22.563      20.29         20.29
PFDC    Peoples Bancorp                   4.98     8.57      3.99       75.24    22.000   25.000  13.000      13.25         13.25
PFED    Park Bancorp Inc.                (0.69)    3.22      5.64       44.03    18.625   18.625  13.000      16.55         16.55
PFFB    PFF Bancorp Inc.                  9.56     2.75      1.39      343.40    19.875   21.500  13.625      14.95         14.80
PFFC    Peoples Financial Corp.          (7.60)   29.29      2.17       23.37    15.125   19.000  12.750      10.98         10.98
PFNC    Progress Financial Corp.         28.61    28.93     11.27       70.10    16.500   16.500   7.679       6.18          5.19
PFSB    PennFed Financial Services Inc   21.57    20.74     11.00      178.45    17.125   17.375  10.000      11.52          9.87
PFSL    Pocahontas FS&LA (MHC)            4.37    17.15     28.95       72.23    44.500   45.000  16.750      15.16         15.16
PHBK    Peoples Heritage Finl Group      25.88    29.06     14.75    1,298.47    46.000   47.000  26.188      17.13         12.87
PHFC    Pittsburgh Home Financial Corp   37.03    28.29      4.35       35.45    18.000   20.813  13.000      12.52         12.37
PHSB    Peoples Home Savings Bk (MHC)     7.67     3.99     (0.93)      52.44    18.875   19.750  13.625      10.37         10.37
PKPS    Poughkeepsie Financial Corp.      1.96     4.85      7.85      133.98    11.625   11.625   5.250       5.75          5.75
PLSK    Pulaski Savings Bank (MHC)       13.07     6.20      4.09       38.47    19.250   24.500  11.500      10.29         10.29
PMFI    Perpetual Midwest Financial       0.92    12.67      9.99       56.52    29.250   30.500  18.750      18.49         18.49
PRBC    Prestige Bancorp Inc.            24.97    25.68      8.75       17.38    20.000   20.000  13.000      17.08         17.08
PROV    Provident Financial Holdings     22.41    25.37      9.69      107.51    21.875   22.250  13.750      17.85         17.85
PSBK    Progressive Bank Inc.             0.95    (3.12)     0.55      157.10    38.250   39.250  22.750      20.48         18.57
PSFC    Peoples-Sidney Financial Corp.   15.11     9.45     (1.99)      31.91    17.875   18.500  12.563      15.85         15.85
PSFI    PS Financial Inc.                   NA       NA        NA       29.29    17.125   18.000  11.625      14.76         14.76
PTRS    Potters Financial Corp.          (2.22)   36.78      2.96       18.09    14.125   14.125   7.750      11.21         11.21
PULB    Pulaski Bank, Svgs Bank (MHC)     2.29     6.52      2.28      103.01    31.375   32.500  14.500      11.54         11.54
PULS    Pulse Bancorp                     5.81     5.04      3.77       81.17    26.125   29.750  15.750      14.31         14.31
PVFC    PVF Capital Corp.                13.99    13.89     13.61       57.83    20.188   21.750  13.636      10.85         10.85
PVSA    Parkvale Financial Corp.          7.81    20.76      7.58      159.95    34.250   34.250  19.600      15.79         15.70
PWBC    PennFirst Bancorp Inc.           17.35    55.99     20.96      101.57    17.625   19.500  12.273      12.96         11.52
PWBK    Pennwood Bancorp Inc.             1.08    41.99      3.58       12.11    19.750   19.750  13.000      16.76         16.76
QCBC    Quaker City Bancorp Inc.         11.47     4.12      7.27       93.16    21.250   24.563  14.200      15.73         15.73
QCFB    QCF Bancorp Inc.                  3.91    12.02      0.83       38.86    29.750   29.750  17.500      19.41         19.41
QCSB    Queens County Bancorp Inc.       16.23    20.78      4.70      589.06    34.542   36.167  16.389      13.26         13.26
RARB    Raritan Bancorp Inc.              8.77    13.88      1.78       65.09    28.000   29.250  15.500      13.01         12.83

                                        Balance Sheet Growth as of
                                          The Most Recent Quarter               Market Data as of The Most Recent Quarter
                                        --------------------------  ----------------------------------------------------------------
                                          Asset    Loan    Deposit      MRQ       MRQ      MRQ     MRQ    MRQ Publicly  MRQ Tangible
                                         Growth   Growth   Growth     Market     Price    Price   Price     Reported    Publicly Rep
                                          Rate     Rate     Rate       Value   Per Share   High    Low     Book Value    Book Value
Ticker  Short Name                         (%)      (%)      (%)        ($)       ($)      ($)     ($)         ($)           ($)
--------------------------------------  --------------------------  ----------------------------------------------------------------
RCBK    Richmond County Financial Corp      NA       NA        NA      414.41        NA       NA      NA         NA            NA
REDF    RedFed Bancorp Inc.              14.42    22.00      6.81      142.84    19.875   21.125  12.375      11.65         11.61
RELI    Reliance Bancshares Inc.         (0.14)    9.48     (1.41)      22.74     9.500    9.688   6.625       8.71          8.71
RELY    Reliance Bancorp Inc.            19.43    17.35     16.86      355.25    36.625   36.875  18.625      19.92         13.57
RIVR    River Valley Bancorp             64.64    92.27     50.56       23.51    17.000   17.250  13.250      14.80         14.59
ROSE    TR Financial Corp.               17.90    20.2      (6.02)     602.73    33.25    35      16.563      14.54         14.54
RSLN    Roslyn Bancorp Inc.              (0.47)   88.77     (0.68)     971.04    23.250   24.313  15.000      14.40         14.33
RVSB    Riverview Bancorp Inc.           17.18    10.56      2.17       98.13    17.750   18.000   6.005       9.75          9.41
SBFL    SB of the Finger Lakes (MHC)     15.47    20.52     22.65       55.34    12.000   12.750   6.375       5.96          5.96
SBOS    Boston Bancorp (The)            (15.43)  (13.03)     0.65          NA    41.750   44.000  28.750      40.29         40.29
SCBS    Southern Community Bancshares    (1.74)   17.30      0.90       20.47    18.250   19.000  13.000      12.40         12.40
SCCB    S. Carolina Community Bancshrs   (1.80)    0.58      5.20       12.54    22.5     25.25   15          15.99         15.99
SFED    SFS Bancorp Inc.                  5.79    12.99      7.01       27.79    26.875   26.875  14.750      17.73         17.73
SFFC    StateFed Financial Corp.          7.00     0.51     10.23       22.22    14.750   14.750   8.250      10.04         10.04
SFIN    Statewide Financial Corp.         6.20     4.04      0.02      102.02    21.500   21.625  12.625      14.34         14.32
SFSB    SuburbFed Financial Corp.         8.51    21.31      2.29       61.70    50.000   50.000  19.000      23.31         23.24
SFSL    Security First Corp.              8.58    10.71     12.89      163.74    20.875   21.500  11.667       8.38          8.25
SGVB    SGV Bancorp Inc.                 10.27    10.92     18.95       41.34    17.750   19.375  11.125      13.13         12.94
SHEN    First Shenango Bancorp Inc.      (7.59)    0.23      2.84       89.48    37.000   37.000  21.750      23.13         23.13
SHSB    SHS Bancorp Inc.                 10.79     6.69      4.60       14.76        NA       NA      NA         NA            NA
SIB     Staten Island Bancorp Inc.          NA       NA        NA      908.25        NA       NA      NA         NA            NA
SISB    SIS Bancorp Inc.                  8.58     9.88      7.62      259.67    40.188   40.250  22.375      18.17         18.17
SKAN    Skaneateles Bancorp Inc.          5.75     3.90      6.48       27.48    22.125   22.125  10.667      12.30         11.97
SKBO    First Carnegie Deposit (MHC)      2.25     3.50     (4.82)      42.84    18.750   19.875  11.625      10.74         10.74
SMBC    Southern Missouri Bancorp Inc.    0.17    14.37     (6.53)      35.52    20.500   20.500  14.250      16.47         16.47
SOBI    Sobieski Bancorp Inc.            10.86    24.36     (2.33)      16.86    20.375   20.375  13.750      17.75         17.75
SOPN    First Savings Bancorp Inc.       13.14     8.53      6.72       87.07    25.500   25.500  17.875      18.51         18.51
SOSA    Somerset Savings Bank             4.32     6.30      3.02       81.21     5.000    5.938   1.984       2.15          2.15
SPBC    St. Paul Bancorp Inc.             4.59    15.08     (1.58)     917.13    26.250   28.500  15.200      12.22         12.19
SRN     Southern Banc Co.                (0.12)   15.53     (1.19)      20.76    17.750   18.000  13.125      14.84         14.72
SSB     Scotland Bancorp Inc.            (9.69)   (3.36)     9.21       19.38     9.938   19.250   9.875       7.73          7.73
SSFC    South Street Financial Corp.     (0.01)    1.64      1.61       60.79    19.000   20.000  13.750       7.85          7.85
SSM     Stone Street Bancorp Inc.        (1.50)   11.56     (0.14)      38.67    21.250   27.250  18.000      16.32         16.32
STFR    St. Francis Capital Corp.        13.36    17.00     19.00      230.40    50.500   50.500  26.000      24.73         22.05
STSA    Sterling Financial Corp.         22.12    14.28     14.87      179.31    21.750   22.500  13.625      13.59         12.56
SVRN    Sovereign Bancorp Inc.           14.68    19.05      9.05    1,903.92    20.750   21.625  10.938       7.61          6.32
SWBI    Southwest Bancshares             (3.69)    3.11      0.93       85.51    29.750   30.125  18.000      16.22         16.22
SWCB    Sandwich Bancorp Inc.            11.65    15.55      8.95      112.65    44.000   45.000  27.250      21.63         20.88
SZB     SouthFirst Bancshares Inc.       77.63    52.31    101.60       21.22    22.750   22.750  12.875      16.40         16.40
THR     Three Rivers Financial Corp.      9.20     5.97      1.61       18.96    21.750   21.750  13.750      15.92         15.87
THRD    TF Financial Corp.               (7.84)  (18.83)    (3.98)      82.07    30.000   30.000  16.250      17.36         14.49
TPNZ    Tappan Zee Financial Inc.         8.35     3.86     10.23       27.34    18.750   22.625  13.625      14.56         14.56
TRIC    Tri-County Bancorp Inc.           4.79    14.49     (6.45)      16.34    15.000   15.000   9.000      11.84         11.84
TSBK    Timberland Bancorp Inc.           8.85     6.26     10.51      117.79        NA       NA      NA         NA            NA
TSBS    Peoples Bancorp Inc. (MHC)        6.56     4.35      0.44      386.74    45.250   45.250  15.750      12.16         10.98
TSH     Teche Holding Co.                 5.06     5.07      5.25       72.19    22.750   23.500  14.375      16.09         16.09
TWIN    Twin City Bancorp                (0.13)   (3.89)     4.57       18.77    13.500   13.875  11.250      10.87         10.87
UBMT    United Financial Corp.           (4.51)    1.71     (7.89)      33.03    23.750   24.250  18.500      20.24         20.24
UCBC    Union Community Bancorp          12.44    18.68      5.28       44.49        NA       NA      NA         NA            NA
UFRM    United Federal Savings Bank      16.63    33.72     12.93       57.84    19.625   21.000   8.000       6.93          6.93
USAB    USABancshares, Inc.             105.16   128.73     94.24        7.69     8.500    9.750   6.375       6.73          6.63
UTBI    United Tennessee Bankshares         NA       NA        NA       20.55        NA       NA      NA         NA            NA
VABF    Virginia Beach Fed. Financial     0.24     6.36    (10.46)      98.99    16.250   16.750   8.625       8.70          8.70
WAMU    Washington Mutual Inc.           11.03     9.67     (3.19)  17,562.50    63.813   72.375  42.750      20.80         19.37
WAYN    Wayne Savings Bancshares (MHC)    2.03    (1.42)     2.58       66.59    29.000   33.000  15.833      10.72         10.72
WBST    Webster Financial Corp.          25.19     4.09     (2.06)     877.22    66.500   66.750  35.125      27.99         24.41
WCBI    Westco Bancorp                    1.59     7.22      1.75       71.47    27.250   29.250  20.000      19.72         19.72
WCFB    Webster City Federal SB (MHC)     1.40     0.36      0.81       43.24    20.000   22.000  12.750      10.60         10.60
WEFC    Wells Financial Corp.             0.05       NA      0.02       36.98    17.875   19.000  12.875      15.13         15.13
WEHO    Westwood Homestead Fin. Corp.    11.93    38.37     11.57       41.94    17.000   18.125  12.000      10.60         10.60
WES     Westcorp                         11.81     8.16      6.77      491.09    16.875   23.500  13.250      13.27         13.24
WFI     Winton Financial Corp.           12.88    13.06     11.96       55.20    20.375   20.625  11.750      12.16         11.94
WFSL    Washington Federal Inc.          (2.66)    1.72      4.93    1,464.00    28.580   30.285  20.455      14.09         12.99
WHGB    WHG Bancshares Corp.              5.71     1.13      7.13       25.70    18.750   18.750  13.125      14.34         14.34

                                        Balance Sheet Growth as of
                                          The Most Recent Quarter               Market Data as of The Most Recent Quarter
                                        --------------------------  ----------------------------------------------------------------
                                          Asset    Loan    Deposit      MRQ       MRQ      MRQ     MRQ    MRQ Publicly  MRQ Tangible
                                         Growth   Growth   Growth     Market     Price    Price   Price     Reported    Publicly Rep
                                          Rate     Rate     Rate       Value   Per Share   High    Low     Book Value    Book Value
Ticker  Short Name                         (%)      (%)      (%)        ($)       ($)      ($)     ($)         ($)           ($)
--------------------------------------  --------------------------  ----------------------------------------------------------------
WOFC    Western Ohio Financial Corp.     14.30    16.99     26.47       62.86    27.125   27.125  19.625      23.40         21.84
WRNB    Warren Bancorp Inc.               3.35     7.06      2.82       88.49    23.000   24.125  14.750      10.52         10.52
WSB     Washington Savings Bank, FSB      3.86    (1.81)     6.69       36.81     7.500    8.250   4.375       5.13          5.13
WSBI    Warwick Community Bancorp           NA       NA        NA      106.95        NA       NA      NA         NA            NA
WSFS    WSFS Financial Corp.             11.61    (7.10)     2.96      255.43    20.000   21.750  10.500       6.96          6.92
WSTR    WesterFed Financial Corp.        83.65    83.99     87.53      144.78    25.500   27.000  17.625      19.31         15.69
WVFC    WVS Financial Corp.               5.84     7.04     (0.52)      68.71    35.250   35.250  23.500      17.75         17.75
WYNE    Wayne Bancorp Inc.               11.55    30.05      9.84       51.86    24.500   24.875  13.688      16.49         16.49
YFCB    Yonkers Financial Corp.          26.58    60.39     11.63       57.39    19.250   22.000  12.750      14.87         14.87
YFED    York Financial Corp.              1.92     1.23      7.60      221.29    25.750   27.250  12.800      11.84         11.84
                                        --------------------------------------------------------------------------------------------
        Average                          12.23    15.49      8.69      257.62    24.76    25.89   15.16       14.95         14.45

                                        Balance Sheet Growth as of
                                          The Most Recent Quarter               Market Data as of The Most Recent Quarter
                                        --------------------------  ----------------------------------------------------------------
                                          Asset    Loan    Deposit      MRQ       MRQ      MRQ     MRQ    MRQ Publicly  MRQ Tangible
                                         Growth   Growth   Growth     Market     Price    Price   Price     Reported    Publicly Rep
                                          Rate     Rate     Rate       Value   Per Share   High    Low     Book Value    Book Value
Ticker  Short Name                         (%)      (%)      (%)        ($)       ($)      ($)     ($)         ($)           ($)
--------------------------------------  --------------------------  ----------------------------------------------------------------
        Comparable Thrift Data
CNY     Carver Bancorp Inc.              11.72   136.40      2.18       34.14    16.250   17.125   8.375      15.23         14.65
ESBK    Elmira Savings Bank (The)         3.43     4.49      1.46       21.60    28.333   28.333  14.048      20.07         19.54
FIBC    Financial Bancorp Inc.           18.97     8.82      7.93       44.45    24.125   25.750  14.875      16.10         16.03
FKFS    First Keystone Financial         21.83    10.31      3.68       41.62    17.875   18.688   9.500      10.38         10.38
HRBF    Harbor Federal Bancorp Inc.       6.76     4.32      5.35       41.49    25.250   25.250  15.375      17.22         17.22
IFSB    Independence Federal Svgs Bank    1.48     2.01     (2.45)      20.82    14.125   14.750   7.000      14.23         12.67
PBCI    Pamrapo Bancorp Inc.              3.80     1.63      2.22       75.69    27.250   27.250  18.500      17.07         16.96
PHFC    Pittsburgh Home Financial Corp   37.03    28.29      4.35       35.45    18.000   20.813  13.000      12.52         12.37
SKAN    Skaneateles Bancorp Inc.          5.75     3.90      6.48       27.48    22.125   22.125  10.667      12.30         11.97
WYNE    Wayne Bancorp Inc.               11.55    30.05      9.84       51.86    24.500   24.875  13.688      16.49         16.49
                                        --------------------------------------------------------------------------------------------
        Average                          12.23    23.02      4.10       39.46    21.78    22.50   12.50       15.16         14.83
        Median                            9.16     6.66      4.02       38.47    23.13    23.50   13.34       15.67         15.34
        Maximum                          37.03   136.40      9.84       75.69    28.33    28.33   18.50       20.07         19.54
        Minimum                           1.48     1.63     (2.45)      20.82    14.13    14.75    7.00       10.38         10.38

                                              Dividends                       Current Pricing Data as of 03/03/98
                                        ----------------------  ---------------------------------------------------------------
                                         Current  LTM Dividend   Price/                                 Price/      Price/Tang
                                        Dividend     Payout       LTM     Price/   Price/    Price/  Publicly Rep  Publicly Rep
                                          Yield       Ratio     Core EPS  Assets  Earnings  LTM EPS   Book Value    Book Value
Ticker  Short Name                         ($)         (%)         (x)      (%)      (x)       (x)        (%)           (%)
--------------------------------------  ----------------------  ---------------------------------------------------------------
%CAL    California Federal Bank              NA          NA          NA       NA       NA       NA          NA            NA
%CCMD   Chevy Chase Bank, FSB                NA          NA          NA       NA       NA       NA          NA            NA
AABC    Access Anytime Bancorp Inc.       0.000        0.00        8.4     12.10     2.43     8.4       139.81        139.81
AADV    Advantage Bancorp Inc.            0.588       11.87       20.18    21.43    17.35    20.18      213.90        228.65
ABBK    Abington Bancorp Inc.             0.952       18.18       19.09    14.36    18.75    19.09      210.21        231.02
ABCL    Alliance Bancorp Inc.             1.586       30.86       21.68    16.32    21.02    21.68      170.04        172.04
ABCW    Anchor BanCorp Wisconsin          0.764       14.13       20.23    19.53    18.05    20.23      293.86        298.68
AFBC    Advance Financial Bancorp         1.580          NA          NA    20.33    24.11       NA      133.58        133.58
AFCB    Affiliated Community Bancorp      1.605       28.65       21.00    21.04    20.76    21.00      212.24        213.33
AFED    AFSALA Bancorp Inc.               1.474       15.05       20.43    16.39    19.79    20.43      116.21        116.21
AHCI    Ambanc Holding Co.                1.315       13.51       49.32    14.85    24.01    49.32      130.54        130.54
AHM     H.F. Ahmanson & Co.               1.443       24.51       16.99    12.17    17.13    16.99      296.55        347.38
ALBC    Albion Banc Corp.                 0.992       35.59       24.43    11.39    22.40    24.43      133.04        133.04
ALBK    ALBANK Financial Corp.            1.469       20.82       15.46    15.49    11.04    15.46      175.88        226.43
AMFC    AMB Financial Corp.               1.594       22.73       15.97    16.93    15.68    15.97      114.57        114.57
ANA     Acadiana Bancshares Inc.          1.989       33.64       20.68    21.78    19.07    20.68      128.56        128.56
ANDB    Andover Bancorp Inc.              1.918       27.31       15.91    15.48    15.24    15.91      191.24        191.24
ANE     Alliance Bncp of New England      1.000       14.23       16.26    13.24    15.15    16.26      174.06        179.05
ASBI    Ameriana Bancorp                  3.180       54.46       17.97    16.55    16.23    17.97      147.65        147.76
ASBP    ASB Financial Corp.               2.909       62.50       21.48    20.08    21.48    21.48      129.84        129.84
ASFC    Astoria Financial Corp.           1.397       18.42       18.83    14.25    19.34    18.83      176.59        253.77
ATSB    AmTrust Capital Corp.             1.356       35.09       25.88    10.89    28.37    25.88      100.61        101.65
AVND    Avondale Financial Corp.          0.000        0.00          NM     9.50     6.25       NM      112.08        112.08
BANC    BankAtlantic Bancorp Inc.         0.969      838.57       13.90    11.45    12.62    13.90      169.47        194.09
BDJI    First Federal Bancorp.            0.000        0.00       24.13    17.43    19.95    24.13      171.35        171.35
BFD     BostonFed Bancorp Inc.            1.287       20.97       17.54    12.32    17.54    17.54      138.36        143.56
BFFC    Big Foot Financial Corp.          0.000          NA          NA    26.72    28.75       NA      152.42        152.42
BFSB    Bedford Bancshares Inc.           1.915       38.73       20.60    24.41    22.16    20.60      160.01        160.01
BKC     American Bank of Connecticut      3.040       46.61       14.75    18.16    14.04    14.75      201.45        208.33
BKCT    Bancorp Connecticut Inc.          2.667       42.82       18.06    22.41    18.06    18.06      211.50        211.50
BKUNA   BankUnited Financial Corp.        0.000        0.00       26.89     6.69    29.69    26.89      156.08        175.71
BNKU    Bank United Corp.                 1.358       23.39       19.00    11.89    18.70    19.00      243.04        249.34
BPLS    Bank Plus Corp.                   0.000        0.00       22.35     6.85    40.97    22.35      157.59        173.12
BTHL    Bethel Bancorp                    2.560       20.83       13.02     6.89    16.45    13.02       91.17        108.60
BVCC    Bay View Capital Corp.            1.155       32.08       32.67    12.87    96.18    32.67      240.79        289.99
BWFC    Bank West Financial Corp.         1.641       43.42       32.5     22.62       NM    32.5       165.63        165.63
BYFC    Broadway Financial Corp.          1.569       51.28       32.69     8.49    28.98    32.69       86.32         86.32
CAFI    Camco Financial Corp.             2.128       29.70       14.84    15.68    15.86    14.84      166.72        179.71
CAPS    Capital Savings Bancorp Inc.      1.085       19.51       17.99    17.28    17.29    17.99      183.15        183.15
CASB    Cascade Financial Corp.           0.000        0.00       20.39    12.45    18.45    20.39      179.61        179.61
CASH    First Midwest Financial Inc.      2.098       29.77       17.46    15.11    15.89    17.46      139.57        156.46
CATB    Catskill Financial Corp.          1.718       34.12       21.91    29.27    21.16    21.91      120.32        120.32
CBCI    Calumet Bancorp Inc.              0.000        0.00       17.03    25.18    13.54    17.03      150.12        150.12
CBES    CBES Bancorp Inc.                 1.569       33.90       21.61    23.45    28.98    21.61      149.30        149.30
CBK     Citizens First Financial Corp.    0.000        0.00       28.55    18.51    19.56    28.55      127.26        127.26
CBSA    Coastal Bancorp Inc.              1.500       20.44       14.22     5.51    14.81    14.22      154.81        182.13
CBSB    Charter Financial Inc.            0.979       26.02       26.58    35.68    35.53    26.58      229.55        256.38
CCFH    CCF Holding Co.                   2.582      469.73      140.83    17.43       NM   140.83      163.51        163.51
CEBK    Central Co-operative Bank         1.032       22.38       21.68    16.59    22.79    21.68      168.94        186.86
CENB    Century Bancorp Inc.              2.133       34.64       21.65    37.34    25.20    21.65      123.84        123.84
CENF    CENFED Financial Corp.            0.846       13.86       17.59    11.01    14.78    17.59      197.88        198.15
CFB     Commercial Federal Corp.          0.625        9.43       17.00    15.96    16.29    17.00      250.27        277.51
CFBC    Community First Banking Co.       1.364          NA          NA    26.91       NA       NA      139.73        141.62
CFCP    Coastal Financial Corp.           1.751       27.98       16.32    17.04    15.58    16.32      285.20        285.20
CFFC    Community Financial Corp.         1.931       36.67       19.33    20.18    27.88    19.33      152.71        152.71
CFNC    Carolina Fincorp Inc.             1.362       22.37       23.19    28.46    23.19    23.19      125.36        125.36
CFSB    CFSB Bancorp Inc.                 1.637       31.66       21.88    26.15    20.94    21.88      330.10        330.10
CFTP    Community Federal Bancorp         1.718      438.28       29.10    37.70    31.04    29.10      126.44        126.44
CFX     CFX Corp.                         2.862      112.82       39.42    25.76    48.05    39.42      301.18        312.18
CIBI    Community Investors Bancorp       1.855       27.68       16.27    16.24    17.25    16.27      140.13        140.13
CKFB    CKF Bancorp Inc.                  2.548      113.95       15.21    27.07    18.87    15.21      114.50        114.50
CLAS    Classic Bancshares Inc.           1.400       31.46       22.47    19.58    21.74    22.47      130.04        152.44
CMRN    Cameron Financial Corp            1.436       29.17       20.31    23.67    22.16    20.31      110.42        110.42
CMSB    Commonwealth Bancorp Inc.         1.374       27.45       19.98    14.59    19.59    19.98      154.12        195.16

                                              Dividends                       Current Pricing Data as of 03/03/98
                                        ----------------------  ---------------------------------------------------------------
                                         Current  LTM Dividend   Price/                                 Price/      Price/Tang
                                        Dividend     Payout       LTM     Price/   Price/    Price/  Publicly Rep  Publicly Rep
                                          Yield       Ratio     Core EPS  Assets  Earnings  LTM EPS   Book Value    Book Value
Ticker  Short Name                         ($)         (%)         (x)      (%)      (x)       (x)        (%)           (%)
--------------------------------------  ----------------------  ---------------------------------------------------------------
CMSV    Community Savings Bnkshrs(MHC)    2.483       81.02       33.56    26.04    29.23    33.56      223.49        223.49
CNIT    CENIT Bancorp Inc.                1.678       30.30       21.67    16.86    17.52    21.67      230.57        251.76
CNSB    CNS Bancorp Inc.                  1.333       41.18       35.29    30.54    34.62    35.29      125.52        125.52
CNY     Carver Bancorp Inc.               0.000          NM          NM     8.21    26.34       NM       96.85        100.68
COFI    Charter One Financial             1.660       41.28       26.31    19.47       NM    26.31      279.45        299.16
CONE    Conestoga Bancorp, Inc.              NA       28.17          NA       NA       NA       NA          NA            NA
COOP    Cooperative Bankshares Inc.       0.000        0.00       25.71    14.55    25.00    25.71      189.87        189.87
CRSB    Crusader Holding Corp.            0.000          NA          NA    25.87    11.95       NA          NM            NM
CRZY    Crazy Woman Creek Bancorp         2.370       51.28       21.63    26.51    20.09    21.63      112.20        112.20
CSBF    CSB Financial Group Inc.          0.000        0.00       49.07    23.37    27.6     49.07      101.22        107.55
CTZN    CitFed Bancorp Inc.               0.706       11.16       25.12    19.16    23.18    25.12      315.99        346.00
CVAL    Chester Valley Bancorp Inc.       1.354       31.49       22.57    21.64    21.38    22.57      245.47        245.47
DCBI    Delphos Citizens Bancorp Inc.     1.021        0.00       24.74    42.43    26.7     24.74      158.46        158.46
DIBK    Dime Financial Corp.              1.542       12.66        9.85    16.77     9.38     9.85      202.77        208.19
DIME    Dime Community Bancorp Inc.       1.333       11.17       25.53    20.06    25.00    25.53      160.32        185.47
DME     Dime Bancorp Inc.                 0.531       10.71       26.90    16.04    41.84    26.90      266.59        324.97
DNFC    D & N Financial Corp.             0.707        5.95       16.83    12.91    16.09    16.83      238.87        241.10
DSL     Downey Financial Corp.            1.094       18.71       17.31    13.41    13.80    17.31      181.90            NA
EBI     Equality Bancorp Inc.             1.512          NA          NA    17.21       NA       NA      153.98        153.98
EBSI    Eagle Bancshares                  3.000       66.67       22.22    12.24    16.67    22.22      155.76        155.76
EFBC    Empire Federal Bancorp Inc.       1.702          NA          NA    41.33    25.92       NA      113.64        113.64
EFBI    Enterprise Federal Bancorp        2.985       89.29       29.91    22.08    33.50    29.91      205.40        205.52
EGFC    Eagle Financial Corp.             1.893       71.11       39.12    15.95    17.84    39.12      225.79        278.55
EGLB    Eagle BancGroup Inc.              0.000        0.00       47.97    14.19    57.29    47.97      119.63        119.63
EMLD    Emerald Financial Corp.           1.302       20.34       18.22    18.06    17.92    18.22      224.90        228.00
EQSB    Equitable Federal Savings Bank    0.000        0.00       16.67    11.33    17.05    16.67      217.86        217.86
ESBK    Elmira Savings Bank (The)         2.197       46.89       22.40     9.46    15.83    22.40      145.12        149.05
ESX     Essex Bancorp Inc.                0.000        0             NM     2.93       NM       NM          NM            NM
ETFS    East Texas Financial Services     0.941       26.67       28.33    18.16    35.42    28.33      103.96        103.96
FAB     FIRSTFED AMERICA BANCORP INC.     0.000          NA          NA    14.74    20.44       NA      122.58        122.58
FBBC    First Bell Bancorp Inc.           2.133       32.52       15.24    18.07    15.12    15.24      167.26        167.26
FBCI    Fidelity Bancorp Inc.             1.576       88.89       70.49    14.58    18.66    70.49      139.27        139.50
FBCV    1ST Bancorp                       0.970       14.29       15.28    11.71    17.19    15.28      130.46        132.79
FBER    1st Bergen Bancorp                1.026       19.18       26.71    19.62    27.08    26.71      143.70        143.70
FBHC    Fort Bend Holding Corp.           1.928       22.68       21.39    11.43    22.55    21.39      168.97        180.28
FBNW    FirstBank Corp.                   1.427          NA          NA    21.24    19.63       NA      121.22        121.22
FBSI    First Bancshares Inc.             0.625       11.49       18.39    21.65    17.39    18.39      150.38        150.38
FCB     Falmouth Bancorp Inc.             1.021       29.85       35.07    35.04    23.5     35.07      146.33        146.33
FCBF    FCB Financial Corp.               2.481       54.68       23.20    23.96    17.92    23.20      170.01        170.01
FCME    First Coastal Corp.               0.000        0.00        3.26    13.38    15.23     3.26      137.20        137.20
FDEF    First Defiance Financial          2.341       53.23       24.80    22.62    34.94    24.80      122.71        122.71
FED     FirstFed Financial Corp.          0.000        0          18.98    10.39    16.73    18.98      193.98        195.65
FESX    First Essex Bancorp Inc.          2.229       40.00       20.10    15.81    20.94    20.10      207.99        236.58
FFBA    First Colorado Bancorp Inc.       1.917       37.7        22.23    29.31    18.84    22.23      217.87        222.34
FFBH    First Federal Bancshares of AR    1.109       13.22       20.87    22.60    21.77    20.87      151.74        151.74
FFBI    First Financial Bancorp Inc.      0.000        0.00          NM    11.46    20.04       NM      128.45        128.45
FFBS    FFBS BanCorp Inc.                 2.247      208.33       18.54    25.92    18.54    18.54      147.64        147.64
FFBZ    First Federal Bancorp Inc.        1.188       22.73       21.42    17.77    28.05    21.42      257.80        258.08
FFCH    First Financial Holdings Inc.     1.576       33.63       23.91    20.10    24.23    23.91      312.14        312.14
FFDB    FirstFed Bancorp Inc.             2.105       41.67       17.21    15.34    17.46    17.21      158.33        172.48
FFDF    FFD Financial Corp.               1.558       23.11       16.18    30.11    40.10    16.18      125.16        125.16
FFED    Fidelity Federal Bancorp          4.129       62.50       15.14    14.04    18.63    15.14      192.99        192.99
FFES    First Federal of East Hartford    1.749       29.70       19.25    10.70    17.05    19.25      157.01        157.01
FFFC    FFVA Financial Corp.              1.558       37.23       28.1     30.42    87.50    28.1       213.65        217.76
FFFD    North Central Bancshares Inc.     1.524       20.66       17.36    30.91    15.44    17.36      136.10        136.10
FFFL    Fidelity Bankshares Inc. (MHC)    2.748       87.77       34.84    21.24    27.29    34.84      258.89        260.54
FFHH    FSF Financial Corp.               2.439       45.45       18.64    15.34    19.71    18.64      125.46        125.46
FFHS    First Franklin Corp.              1.481       33.33       26.47    13.92    20.45    26.47      154.37        155.26
FFIC    Flushing Financial Corp.          1.313       18.64       20.66    17.61    19.04    20.66      140.49        146.22
FFKY    First Federal Financial Corp.     2.545       36.49       14.86    23.48    15.71    14.86      171.74        181.67
FFLC    FFLC Bancorp Inc.                 1.895       30.00       19.79    17.77    19.00    19.79      138.28        138.28
FFOH    Fidelity Financial of Ohio        1.539      143.82       20.44    19.01    19.77    20.44      158.29        179.55
FFPB    First Palm Beach Bancorp Inc.     1.778       33.78       21.28    10.93    21.88    21.28      171.57        175.47
FFSL    First Independence Corp.          2.034       34.72       20.49    12.38    20.49    20.49      123.85        123.85

                                              Dividends                       Current Pricing Data as of 03/03/98
                                        ----------------------  ---------------------------------------------------------------
                                         Current  LTM Dividend   Price/                                 Price/      Price/Tang
                                        Dividend     Payout       LTM     Price/   Price/    Price/  Publicly Rep  Publicly Rep
                                          Yield       Ratio     Core EPS  Assets  Earnings  LTM EPS   Book Value    Book Value
Ticker  Short Name                         ($)         (%)         (x)      (%)      (x)       (x)        (%)           (%)
--------------------------------------  ----------------------  ---------------------------------------------------------------
FFSX    First Fed SB of Siouxland(MHC)    1.352       40.34       29.83    21.92    31.70    29.83      247.56        249.47
FFWC    FFW Corp.                         1.920       27.38       14.88    14.14    13.79    14.88      147.75        162.06
FFWD    Wood Bancorp Inc.                 1.619       31.39       24.71    33.43    25.00    24.71      261.19        261.19
FFYF    FFY Financial Corp.               2.286       37.18       17.95    23.17    17.50    17.95      170.48        170.48
FGHC    First Georgia Holding Inc.        3.926        0.00       18.87    18.69    16.98    18.87      224.90        242.57
FIBC    Financial Bancorp Inc.            1.923       25.48       16.56    14.42    15.48    16.56      161.49        162.20
FISB    First Indiana Corp.               1.684       29.41       20.96    22.38    18.75    20.96      235.93        238.69
FKFS    First Keystone Financial          1.159        8.40       14.50    11.00    14.87    14.50      166.18        166.18
FKKY    Frankfort First Bancorp Inc.      4.885          NM      116.96    19.96    17.06   116.96      117.64        117.64
FLAG    FLAG Financial Corp.              1.700       34          20.00    17.08    20.00    20         187.62        187.62
FLFC    First Liberty Financial Corp.     1.354       33.33       26.42    19.74    17.66    26.42      260.21        286.34
FLGS    Flagstar Bancorp Inc.             1.085        0.00       12.64    14.87    12.29    12.64      248.88        259.07
FLKY    First Lancaster Bancshares        3.306       45.45       27.50    30.49    31.51    27.50      103.45        103.45
FMBD    First Mutual Bancorp Inc.         1.662      103.23       62.10    17.25    80.21    62.10      114.58        149.46
FMCO    FMS Financial Corp.               0.806        9.65       15.24    14.27    15.24    15.24      219.94        223.19
FMSB    First Mutual Savings Bank         1.111       46.44       16.82    16.66    16.67    16.82      242.26        242.26
FNGB    First Northern Capital Corp.      2.743       48.48       19.89    17.39    18.23    19.89      157.19        157.19
FOBC    Fed One Bancorp                   1.693       44.12       26.93    23.72    26.93    26.93      207.27        216.33
FPRY    First Financial Bancorp              NA       39.66          NA       NA       NA       NA          NA            NA
FSBI    Fidelity Bancorp Inc.             1.231       20.45       17.01    11.62    17.84    17.01      169.96        169.96
FSFF    First SecurityFed Financial       0.000          NA          NA       NA       NA       NA          NA            NA
FSLA    First Savings Bank (MHC)          1.058       36.99       39.12    34.66    36.59    39.12      357.85        391.84
FSNJ    Bayonne Bancshares Inc.           1.225          NA          NA    20.56    26.68       NA      130.53        130.53
FSPG    First Home Bancorp Inc.           1.333       23.26       17.44    15.47    17.86    17.44      225.39        228.83
FSPT    FirstSpartan Financial Corp.      1.387          NA          NA    38.68    25.15       NA      146.51        146.51
FSSB    First FS&LA of San Bernardino     0.000        0.00          NM     3.05       NM       NM       70.36         73.03
FSTC    First Citizens Corp.              1.000       14.42       15.38    25.12    17.39    15.38      248.83        311.28
FTF     Texarkana First Financial Corp    1.898       30.08       16.67    28.80    16.76    16.67      190.08        190.08
FTFC    First Federal Capital Corp.       1.518       26.37       17.87    18.82    16.47    17.87      265.76        280.86
FTNB    Fulton Bancorp Inc.               0.92        26.32       28.62    34.63    27.19    28.62      144.42        144.42
FTSB    Fort Thomas Financial Corp.       1.613       36.59       18.90    22.88    18.45    18.90      144.72        144.72
FWWB    First SB of Washington Bancorp    1.426       21.21       19.13    22.56    18.57    19.13      156.64        169.12
GAF     GA Financial Inc.                 2.510       36.52       16.63    18.83    14.94    16.63      127.08        128.27
GDVS    Greater Delaware Valley (MHC)     1.161       58.06       50.00    38.95    59.62    50.00      347.92        347.92
GDW     Golden West Financial             0.564        7.42       14.47    12.78    13.69    14.47      187.58        187.58
GFCO    Glenway Financial Corp.           1.951       35.58       19.71    15.35    18.98    19.71      165.19        166.94
GFED    Guaranty Federal Bcshs Inc.       1.860          NA          NA    33.05       NA       NA      109.57        109.57
GFSB    GFS Bancorp Inc.                  1.518       21.49       15.02    18.05    15.86    15.02      152.49        152.49
GLMR    Gilmer Financial Svcs, Inc.       0.000        0.00      117.71     6.41       NM   117.71       71.05         71.05
GOSB    GSB Financial Corp.               0.000          NA          NA    32.26    29.69       NA      113.40        113.40
GPT     GreenPoint Financial Corp.        1.772       26.88       19.42    23.37    18.43    19.42      212.50        389.70
GSB     Golden State Bancorp Inc.         0.000        0          23.83    11.38    21.80    23.83      215.10        238.33
GSBC    Great Southern Bancorp Inc.       1.725       25.15       15.64    27.41    14.49    15.64      313.65        316.38
GSFC    Green Street Financial Corp.      2.479       85.29       26.10    42.45    26.10    26.10      120.50        120.50
GSLA    GS Financial Corp.                1.353          NA          NA    54.27    30.42       NA      125.84        125.84
GTPS    Great American Bancorp            2.000       81.63       40.82    23.55    33.33    40.82      108.28        108.28
GUPB    GFSB Bancorp Inc.                 1.963       36.7        18.69    14.22    16.98    18.69      113.76        113.76
HALL    Hallmark Capital Corp.            0.000        0.00       16.84    11.35    16.67    16.84      148.84        148.84
HARB    Harbor Florida Bancorp (MHC)      1.951       49.12       25.18    31.64    22.15    25.18      354.50        365.33
HARL    Harleysville Savings Bank         1.504       20.40       14.55    14.01    15.23    14.55      205.55        205.55
HARS    Harris Financial Inc. (MHC)       1.060       38.44       39.90    31.85    64.84    39.90      392.25        439.62
HAVN    Haven Bancorp Inc.                1.212       24.19       19.96    11.01    18.20    19.96      192.61        193.21
HBBI    Home Building Bancorp             1.333       26.32       19.74    16.53    23.44    19.74      109.17        109.17
HBEI    Home Bancorp of Elgin Inc.        2.177       68.18       41.76    35.73    45.94    41.76      132.29        132.29
HBFW    Home Bancorp                      0.586       16.39       27.97    23.25    30.47    27.97      191.39        191.39
HBNK    Highland Bancorp Inc.             0.000        0.00       13.86    15.08    12.41    13.86      199.72        199.72
HBS     Haywood Bancshares Inc.           2.743       35.90       14.02    17.90     8.29    14.02      126.23        130.68
HCBB    HCB Bancshares Inc.               1.379          NA          NA    18.71    51.79       NA      100.35        103.94
HCBC    High Country Bancorp Inc.         0.000          NA          NA       NA       NA       NA          NA            NA
HCFC    Home City Financial Corp.         1.910          NA          NA    24.31    16.24       NA      123.97        123.97
HEMT    HF Bancorp Inc.                   0.000        0.00          NM    10.65    40.91       NM      135.44        161.00
HFBC    HopFed Bancorp Inc.               0.000          NA          NA       NA       NA       NA          NA            NA
HFFB    Harrodsburg First Fin Bancorp     2.388       75.95       21.2     30.54    20.94    21.20      105.68        105.68
HFFC    HF Financial Corp.                1.442       19.70       14.71    14.93    13.24    14.71      155.75        155.75

                                              Dividends                       Current Pricing Data as of 03/03/98
                                        ----------------------  ---------------------------------------------------------------
                                         Current  LTM Dividend   Price/                                 Price/      Price/Tang
                                        Dividend     Payout       LTM     Price/   Price/    Price/  Publicly Rep  Publicly Rep
                                          Yield       Ratio     Core EPS  Assets  Earnings  LTM EPS   Book Value    Book Value
Ticker  Short Name                         ($)         (%)         (x)      (%)      (x)       (x)        (%)           (%)
--------------------------------------  ----------------------  ---------------------------------------------------------------
HFGI    Harrington Financial Group        1.000       29.03       38.71     7.15       NM    38.71      160.00        160.00
HFNC    HFNC Financial Corp.              2.226      788.06       21.46    27.13    21.14    21.46      148.81        148.81
HFSA    Hardin Bancorp Inc.               2.560       46.00       18.75    13.38    16.74    18.75      118.00        118.00
HFWA    Heritage Financial Corp.          0.000          NA          NA       NA       NA       NA          NA            NA
HHFC    Harvest Home Financial Corp.      2.983       62.12       22.35    14.12    26.34    22.35      126.94        126.94
HIFS    Hingham Instit. for Savings       1.455       29.5        16.5     19.33    16.18    16.5       201.22        201.22
HMLK    Hemlock Federal Financial Corp    1.493          NA          NA    22.04    21.31       NA      127.99        127.99
HMNF    HMN Financial Inc.                0.000        0.00       20.57    17.39    23.39    20.57      142.30        153.28
HOMF    Home Federal Bancorp              1.231       18.12       18.36    23.42    16.58    18.36      266.18        273.80
HPBC    Home Port Bancorp Inc.            3.005       44.69       14.87    23.49    14.16    14.87      223.36        223.36
HRBF    Harbor Federal Bancorp Inc.       1.959       44.44       24.75    17.76    24.50    24.75      142.28        142.28
HRZB    Horizon Financial Corp.           2.462       36.67       16.10    25.01    15.96    16.1       157.07        157.07
HTHR    Hawthorne Financial Corp.         0.000        0.00       14.92     6.82    10.47    14.92      140.53        140.53
HWEN    Home Financial Bancorp            1.081       26.32       24.34    19.75    23.13    24.34      116.35        116.35
HZFS    Horizon Financial Svcs Corp.      1.241       19.64       17.26    13.93    14.50    17.26      137.05        137.05
IBSF    IBS Financial Corp.               2.238       64.74       33.10    26.86    31.92    33.10      151.48        151.48
IFSB    Independence Federal Svgs Bank    6.154       20.18       14.91     8.28    25.39    14.91      114.20        128.26
INBI    Industrial Bancorp Inc.           3.048       46.6        17.84    25.76    16.41    17.84      154.02        154.02
INCB    Indiana Community Bank SB         1.745       69.23       39.66    19.94    34.38    39.66      164.08        164.08
IPSW    Ipswich Savings Bank              1.123       14.20       16.19    14.96    14.84    16.19      287.30        287.30
ITLA    ITLA Capital Corp.                0.000        0          12.66    15.4     11.83    12.66      157.49            NA
IWBK    InterWest Bancorp Inc.            1.735       25.10       16.53    16.83    16.47    16.53      250.00        254.29
JOAC    Joachim Bancorp Inc.              3.008      138.89       46.18    35.09    46.18    46.18      121.35        121.35
JSB     JSB Financial Inc.                2.984       47.20       18.75    34.67    16.35    18.75      149.33        149.33
JSBA    Jefferson Savings Bancorp         1.077       17.43       23.85    20.70    26.00    23.85      211.55        269.71
JXSB    Jacksonville Savings Bk (MHC)     1.304       55.02       46.00    26.12    57.50    46.00      250.82        250.82
JXVL    Jacksonville Bancorp Inc.         2.469       36.76       14.89    21.02    15.82    14.89      143.72        143.72
KFBI    Klamath First Bancorp             1.438       33.33       23.92    22.80    25.28    23.92      139.76        152.92
KNK     Kankakee Bancorp Inc.             1.420       24          16.91    13.51    16.91    16.91      122.64        130.10
KSAV    KS Bancorp Inc.                      NA       63.46          NA       NA       NA       NA          NA            NA
KSBK    KSB Bancorp Inc.                  0.541        5.64       14.23    15.01    12.85    14.23      198.29        207.63
KYF     Kentucky First Bancorp Inc.       3.636       64.10       17.63    20.67    21.48    17.63      121.47        121.47
LARK    Landmark Bancshares Inc.          1.818       29.20       16.06    15.90    15.71    16.06      112.88        112.88
LARL    Laurel Capital Group Inc.         1.613       25.20       16.93    21.91    18.53    16.93      207.33        207.33
LFBI    Little Falls Bancorp Inc.         1.000       19.4        29.85    16.08    27.78    29.85      137.65        149.25
LFCO    Life Financial Corp.              0.000        0.00        6.68    26.58     5.69     6.68      198.63        198.63
LFED    Leeds Federal Bankshares (MHC)    2.545       78.80       33.33    39.13    34.38    33.33      235.29        235.29
LISB    Long Island Bancorp Inc.          0.982       27.78       28.30    24.19    26.81    28.30      263.58        265.99
LOGN    Logansport Financial Corp.        2.302       42.11       18.29    25.44    14.98    18.29      132.43        132.43
LONF    London Financial Corp.            1.600      609.30       17.44    20.18    15.00    17.44      146.63        146.63
LSBI    LSB Financial Corp.               1.350       18.49       16.74    13.14    15.11    16.74      143.53        143.53
LSBX    Lawrence Savings Bank             0.000        0.00        9.96    21.60     5.39     9.96      206.67        206.67
LVSB    Lakeview Financial                0.482        8.94       18.57    20.90    25.00    18.57      195.64        231.32
LXMO    Lexington B&L Financial Corp.     1.818       21.43       23.57    29.71    24.26    23.57      111.56        111.56
MAFB    MAF Bancorp Inc.                  0.737       11.34       15.97    16.50    16.10    15.97      216.52        245.80
MARN    Marion Capital Holdings           3.321       56.58       17.43    24.61    23.66    17.43      118.41        121.00
MASB    MASSBANK Corp.                    2.010       31.95       17.96    19.20    17.27    17.96      171.20        173.71
MBB     MSB Bancorp Inc.                  1.727       53.57       31.03    12.77    26.33    31.03      155.13        291.04
MBBC    Monterey Bay Bancorp Inc.         0.700       19.64       35.71    15.83    38.46    35.71      126.34        135.50
MBLF    MBLA Financial Corp.              1.422       30.08       21.15    15.98    19.53    21.15      126.01        126.01
MBSP    Mitchell Bancorp Inc.             2.406       66.67       27.71    42.87    31.97    27.71      106.84        106.84
MCBN    Mid-Coast Bancorp Inc.            1.391       26.53       19.07    14.14    16.99    19.07      169.66        169.66
MDBK    Medford Bancorp Inc.              1.839       37.66       18.2     17.40    18.75    18.2       194.63        206.85
MECH    MECH Financial Inc.               0.000        0.00       10.54    15.57    17.27    10.54      156.90        156.90
MERI    Meritrust Federal SB              0.881       21.08       23.95    26.32    25.16    23.95      309.82        309.82
METF    Metropolitan Financial Corp.      0.000        0.00       19.51    12.20    15.38    19.51      307.69        334.73
MFBC    MFB Corp.                         1.225       26.89       23.32    17.09    23.13    23.32      134.64        134.64
MFFC    Milton Federal Financial Corp.    3.721      103.45       27.8     16.70    31.01    27.8       132.06        132.06
MFLR    Mayflower Co-operative Bank       3.019       40.76       16.88    18.07    14.72    16.88      185.19        188.08
MFSL    Maryland Federal Bancorp          1.246       28.79       24.91    19.75    23.77    24.91      228.06        230.39
MIFC    Mid-Iowa Financial Corp.          0.674        9.09       13.49    15.00    14.84    13.49      160.26        160.47
MIVI    Mississippi View Holding Co.      1.695       16.84       19.87    20.36    19.66    19.87      112.02        112.02
MONT    Montgomery Financial Corp.        1.725          NA          NA    19.94    24.52       NA      107.23        107.23
MRKF    Market Financial Corp.            1.617          NA          NA    40.69    36.07       NA      114.43        114.43

                                              Dividends                       Current Pricing Data as of 03/03/98
                                        ----------------------  ---------------------------------------------------------------
                                         Current  LTM Dividend   Price/                                 Price/      Price/Tang
                                        Dividend     Payout       LTM     Price/   Price/    Price/  Publicly Rep  Publicly Rep
                                          Yield       Ratio     Core EPS  Assets  Earnings  LTM EPS   Book Value    Book Value
Ticker  Short Name                         ($)         (%)         (x)      (%)      (x)       (x)        (%)           (%)
--------------------------------------  ----------------------  ---------------------------------------------------------------
MSBF    MSB Financial Inc.                1.752       29.95       18.82    27.34    17.13    18.82      162.17        162.17
MSBK    Mutual Savings Bank FSB           0.000        0.00      112.50     8.97   112.50   112.50      136.23        136.23
MWBI    Midwest Bancshares Inc.           1.444       18.42       14.58    11.49    14.84    14.58      158.94        158.94
MWBX    MetroWest Bank                    1.500       32.08       15.09    18.54    15.38    15.09      252.37        252.37
MWFD    Midwest Federal Financial         1.148       19.53       17.53    22.78    16.46    17.53      253.21        261.94
MYST    Mystic Financial Inc.             0.000          NA          NA       NA       NA       NA          NA            NA
NASB    North American Savings Bank       1.527       14.87       12.17    19.98    11.70    12.17      235.36        242.41
NBN     Northeast Bancorp                 1.174       26.99       22.86    13.20    19.63    22.86      189.94        215.04
NBSI    North Bancshares Inc.             2.286       76.19       41.67    20.35    54.69    41.67      150.86        150.86
NEIB    Northeast Indiana Bancorp         1.563       26.45       17.98    20.14    16.48    17.98      140.23        140.23
NHTB    New Hampshire Thrift Bncshrs      2.963       50.51       20.45    13.16    15.34    20.45      168.19        195.84
NMSB    NewMil Bancorp Inc.               2.370       39.39       20.45    14.73    19.85    20.45      158.08        158.08
NSLB    NS&L Bancorp Inc.                 2.878       73.53       25.55    20.67    31.03    25.55      104.61        105.37
NSSY    NSS Bancorp Inc.                  0.950       12.20       17.12    15.24    15.26    17.12      187.31        192.97
NTBK    Net.B@nk Inc.                     0.000          NA          NA   126.89       NM       NA      294.38        294.38
NTMG    Nutmeg Federal S&LA               1.928        6.85       25.30     9.73    28.82    25.30      176.45        176.45
NWEQ    Northwest Equity Corp.            2.791       37.04       15.93    18.11    14.53    15.93      145.07        145.07
NWSB    Northwest Bancorp Inc. (MHC)      1.024       38.10       37.2     32.52    35.51    37.20      351.91        396.57
NYB     New York Bancorp Inc.             1.498       23.94       17.05    26.21    18.55    17.05      480.37        480.37
OCFC    Ocean Financial Corp.             2.254       24.39       21.65    19.49    19.72    21.65      128.48        128.48
OCN     Ocwen Financial Corp.             0.000        0          21.58    59.21    20.27    21.58      432.9         449.78
OFCP    Ottawa Financial Corp.            1.342       27.34       22.42    17.88    20.14    22.42      207.47        255.03
OHSL    OHSL Financial Corp.              2.395       54.32       22.69    19.09    24.18    22.69      170.14        170.14
OSFS    Ohio State Financial Services     0.000          NA          NA    26.32       NA       NA       97.15         97.15
OTFC    Oregon Trail Financial Corp.      1.096          NA          NA    30.76       NA       NA      118.97        118.97
PBCI    Pamrapo Bancorp Inc.              4.207       57.47       15.30    20.09    15.13    15.30      155.98        156.99
PBCT    People's Bank (MHC)               1.997       44.60       25.21    28.45    23.21    25.21      327.85        329.55
PBHC    Pathfinder Bancorp Inc. (MHC)     0.890       26.66       32.31    30.72    65.63    32.31      256.10        302.16
PBKB    People's Bancshares Inc.          2.157       28.57       15.14     9.59    13.91    15.14      242.90        252.55
PCBC    Perry County Financial Corp.      1.675       34.48       20.58    23.25    22.96    20.58      120.82        120.82
PDB     Piedmont Bancorp Inc.             3.721       71.43       19.20    22.72    20.67    19.20      140.34        140.34
PEDE    Great Pee Dee Bancorp             0.000          NA          NA    49.21       NA       NA      114.84        114.84
PEEK    Peekskill Financial Corp.         2.133       53.73       25.19    28.65    26.37    25.19      113.48        113.48
PERM    Permanent Bancorp Inc.            1.544       28.69       23.36    14.28    21.59    23.36      137.88        139.5
PERT    Perpetual Bank (MHC)              2.154      103.85       50.00    33.58    39.63    50.00      320.35        320.35
PFDC    Peoples Bancorp                   1.978       33.34       17.80    25.64    18.54    17.80      167.92        167.92
PFED    Park Bancorp Inc.                 0.000        0.00       28.17    24.88    78.65    28.17      114.05        114.05
PFFB    PFF Bancorp Inc.                  0.000        0.00       23.32    12.42    17.08    23.32      127.93        129.22
PFFC    Peoples Financial Corp.           3.030          NM        3.67    28.35    45.83    33.67      150.27        150.27
PFNC    Progress Financial Corp.          0.696       10.73       19.17    14.21    19.60    19.17      279.13        332.37
PFSB    PennFed Financial Services Inc    0.757       12.39       16.37    12.09    15.95    16.37      160.59        187.44
PFSL    Pocahontas FS&LA (MHC)            2.034       62.5        30.73    18.55    32.54    30.73      291.89        291.89
PHBK    Peoples Heritage Finl Group       1.880       29.34       18.07    19.11    16.48    18.07      273.28        363.74
PHFC    Pittsburgh Home Financial Corp    1.333      240.35       15.79    11.83    14.52    15.79      143.77        145.51
PHSB    Peoples Home Savings Bk (MHC)     1.263          NA          NA    24.08    26.39       NA      183.22        183.22
PKPS    Poughkeepsie Financial Corp.      2.259       69.44       59.03    15.30       NM    59.03      184.78        184.78
PLSK    Pulaski Savings Bank (MHC)        1.644          NA          NA    21.17    41.48       NA      177.36        177.36
PMFI    Perpetual Midwest Financial       1.017       29.70       29.21    14.23    32.07    29.21      159.55        159.55
PRBC    Prestige Bancorp Inc.             1.053       13.04       20.65    12.13    26.39    20.65      111.24        111.24
PROV    Provident Financial Holdings      0.000        0.00       21.90    14.91    23.00    21.90      128.85        128.85
PSBK    Progressive Bank Inc.             1.951       30.91       18.64    17.78    18.98    18.64      200.20        220.79
PSFC    Peoples-Sidney Financial Corp.    1.566          NA          NA    30.04    22.34       NA      112.78        112.78
PSFI    PS Financial Inc.                 3.398          NA          NA    35.71    18.59       NA       95.70         95.70
PTRS    Potters Financial Corp.           1.067       13.68       16.03    14.74    16.74    16.03      167.26        167.26
PULB    Pulaski Bank, Svgs Bank (MHC)     2.239      115.38       53.98    57.08    55.82    53.98      425.69        425.69
PULS    Pulse Bancorp                     3.048       40.50       14.66    15.03    15.63    14.66      183.44        183.44
PVFC    PVF Capital Corp.                 0.000        0.00       11.89    14.60    11.57    11.89      200.46        200.46
PVSA    Parkvale Financial Corp.          1.667       23.17       15.44    15.63    14.99    15.44      197.52        198.65
PWBC    PennFirst Bancorp Inc.            1.882       32.25       18.39    12.35    17.71    18.39      147.57        166.02
PWBK    Pennwood Bancorp Inc.             1.636       38.1        26.19    25.66    26.19    26.19      131.26        131.26
QCBC    Quaker City Bancorp Inc.          0.000        0.00       15.63    10.97    14.71    15.63      127.15        127.15
QCFB    QCF Bancorp Inc.                  0.000        0          13.79    25.46    12.34    13.79      144.90        144.90
QCSB    Queens County Bancorp Inc.        2.025       36.52       27.62    38.73    25.99    27.62      297.89        297.89
RARB    Raritan Bancorp Inc.              2.187       30.74       17.82    15.94    17.59    17.82      210.90        213.86

                                              Dividends                       Current Pricing Data as of 03/03/98
                                        ----------------------  ---------------------------------------------------------------
                                         Current  LTM Dividend   Price/                                 Price/      Price/Tang
                                        Dividend     Payout       LTM     Price/   Price/    Price/  Publicly Rep  Publicly Rep
                                          Yield       Ratio     Core EPS  Assets  Earnings  LTM EPS   Book Value    Book Value
Ticker  Short Name                         ($)         (%)         (x)      (%)      (x)       (x)        (%)           (%)
--------------------------------------  ----------------------  ---------------------------------------------------------------
RCBK    Richmond County Financial Corp    0.000          NA          NA       NA       NA       NA          NA            NA
REDF    RedFed Bancorp Inc.               0.000        0.00       14.01    14.15    12.99    14.01      169.53        170.11
RELI    Reliance Bancshares Inc.          0.000        0          42.26    51.06    44.38    42.26      101.89        101.89
RELY    Reliance Bancorp Inc.             1.736       32.49       18.72    15.84    18.44    18.72      185.12        271.74
RIVR    River Valley Bancorp              1.013          NA          NA    16.98    17.03       NA      133.45        135.37
ROSE    TR Financial Corp.                1.985       28.06       17.47    15.68    16.16    17.47      235.56        235.56
RSLN    Roslyn Bancorp Inc.               1.438          NA          NA    26.97    23.18       NA      154.51        155.27
RVSB    Riverview Bancorp Inc.            0.750          NA          NA    37.30       NA       NA      164.10        170.03
SBFL    SB of the Finger Lakes (MHC)      1.290       86.96       67.39    24.27    64.58    67.39      260.07        260.07
SBOS    Boston Bancorp (The)                 NA       10.89          NA       NA       NA       NA          NA            NA
SCBS    Southern Community Bancshares     1.667       34.88       20.93    28.88    20.45    20.93      145.16        145.16
SCCB    S. Carolina Community Bancshrs    2.977       88.57       30.71    27.81    44.79    30.71      134.46        134.46
SFED    SFS Bancorp Inc.                  1.391       29.03       24.73    15.93    22.12    24.73      129.72        129.72
SFFC    StateFed Financial Corp.          1.404       27.78       19.79    25.05    19.79    19.79      141.93        141.93
SFIN    Statewide Financial Corp.         1.945       32.28       17.81    14.77    17.14    17.81      157.78        158.00
SFSB    SuburbFed Financial Corp.         0.656       15.38       23.44    14.07    23.00    23.44      209.14        209.77
SFSL    Security First Corp.              1.471       29.28       20.33    24.29    19.42    20.33      259.55        263.64
SGVB    SGV Bancorp Inc.                  0.000        0.00       30.39    10.14    48.96    30.39      134.23        136.21
SHEN    First Shenango Bancorp Inc.       1.387       25.45       19.31    23.86    20.79    19.31      186.99        186.99
SHSB    SHS Bancorp Inc.                  0.000          NA          NA       NA       NA       NA          NA            NA
SIB     Staten Island Bancorp Inc.        0.000          NA          NA       NA       NA       NA          NA            NA
SISB    SIS Bancorp Inc.                  1.712       31.52       22.65    14.98   103.82    22.65      205.70        205.70
SKAN    Skaneateles Bancorp Inc.          1.464       23.61       16.92    10.73    18.39    16.92      155.49        159.77
SKBO    First Carnegie Deposit (MHC)      1.611          NA          NA    29.82    77.60       NA      173.42        173.42
SMBC    Southern Missouri Bancorp Inc.    2.247       58.14       25.87    22.43    30.90    25.87      135.09        135.09
SOBI    Sobieski Bancorp Inc.             1.488       45.45       32.58    18.76    31.62    32.58      121.13        121.13
SOPN    First Savings Bancorp Inc.        3.745       67.2        18.8     28.91    18.36    18.8       126.96        126.96
SOSA    Somerset Savings Bank             0.000        0.00       13.93    15.05    13.54    13.93      226.74        226.74
SPBC    St. Paul Bancorp Inc.             1.492       25.71       19.15    20.12    18.62    19.15      219.42        219.96
SRN     Southern Banc Co.                 2.074       83.33       40.18    19.75    46.88    40.18      113.71        114.64
SSB     Scotland Bancorp Inc.             1.975      965.38       15.58    31.52    28.13    15.58      130.98        130.98
SSFC    South Street Financial Corp.      3.077          NM       27.08    26.61       NM    27.08      165.61        165.61
SSM     Stone Street Bancorp Inc.         2.258      512.08       22.89    36.91    25.47    22.89      124.85        124.85
STFR    St. Francis Capital Corp.         1.276       21.46       18.83    14.42    15.23    18.83      177.42        198.98
STSA    Sterling Financial Corp.          0            0.00       18.95     9.56    17.95    18.95      174.3         188.6
SVRN    Sovereign Bancorp Inc.            0.393       10.53       26.81    13.28    17.56    26.81      267.74        322.39
SWBI    Southwest Bancshares              2.540       51.68       21.14    23.22    20.72    21.14      194.20        194.20
SWCB    Sandwich Bancorp Inc.             2.414       51.02       23.67    21.72    20.42    23.67      268.15        277.78
SZB     SouthFirst Bancshares Inc.        2.759       67.57       29.39    12.83    20.14    29.39      132.62        132.62
THR     Three Rivers Financial Corp.      1.913       35.51       21.50    19.45    22.12    21.50      144.47        144.93
THRD    TF Financial Corp.                1.864       32.00       20.60    13.75    20.77    20.60      148.33        177.71
TPNZ    Tappan Zee Financial Inc.         1.514       33.33       25.69    21.62    25.69    25.69      127.06        127.06
TRIC    Tri-County Bancorp Inc.           2.857       43.33       18.67    18.16    19.44    18.67      118.24        118.24
TSBK    Timberland Bancorp Inc.           0.000          NA          NA       NA       NA       NA          NA            NA
TSBS    Peoples Bancorp Inc. (MHC)        0.819       42.68       52.13    60.39    62.87    52.13      351.56        389.34
TSH     Teche Holding Co.                 2.381       41.67       17.5     17.67    18.75    17.50      130.52        130.52
TWIN    Twin City Bancorp                 2.712       59.28       20.49    17.55    16.03    20.49      135.69        135.69
UBMT    United Financial Corp.            3.704       77.24       21.95    32.04    20.45    21.95      133.40        133.40
UCBC    Union Community Bancorp           0.000          NA          NA       NA       NA       NA          NA            NA
UFRM    United Federal Savings Bank       1.315       40.35       32.02    19.02    41.48    32.02      263.35        263.35
USAB    USABancshares, Inc.               0.000        0.00       36.21    11.97    16.41    36.21      156.02        158.37
UTBI    United Tennessee Bankshares       0.000          NA          NA       NA       NA       NA          NA            NA
VABF    Virginia Beach Fed. Financial     1.208       25.33       26.50    16.34    22.59    26.50      228.45        228.45
WAMU    Washington Mutual Inc.            1.701       56.99       36.66    18.09    18.14    36.66      327.83        352.03
WAYN    Wayne Savings Bancshares (MHC)    2.102       74.49       35.54    26.10    36.88    35.54      275.19        275.19
WBST    Webster Financial Corp.           1.245       31.97       26.33    12.50    15.15    26.33      229.55        263.21
WCBI    Westco Bancorp                    2.345       35.43       16.57    22.62    16.11    16.57      147.06        147.06
WCFB    Webster City Federal SB (MHC)     3.902      123.08       31.54    45.46    32.03    31.54      193.40        193.40
WEFC    Wells Financial Corp.             2.543       20.69       16.27    18.36    16.27    16.27      124.75        124.75
WEHO    Westwood Homestead Fin. Corp.     2.441          NM       44.70    31.24       NM    44.70      139.15        139.15
WES     Westcorp                          2.140       28.57       13.35    13.17    12.29    13.35      140.83        141.15
WFI     Winton Financial Corp.            1.818       27.33       15.99    16.72    14.32    15.99      226.15        230.32
WFSL    Washington Federal Inc.           3.117       41.00       13.73    25.62    13.73    13.73      198.72        215.55
WHGB    WHG Bancshares Corp.              1.730       41.82       33.64    25.36    38.54    33.64      129.01        129.01

                                              Dividends                       Current Pricing Data as of 03/03/98
                                        ----------------------  ---------------------------------------------------------------
                                         Current  LTM Dividend   Price/                                 Price/      Price/Tang
                                        Dividend     Payout       LTM     Price/   Price/    Price/  Publicly Rep  Publicly Rep
                                          Yield       Ratio     Core EPS  Assets  Earnings  LTM EPS   Book Value    Book Value
Ticker  Short Name                         ($)         (%)         (x)      (%)      (x)       (x)        (%)           (%)
--------------------------------------  ----------------------  ---------------------------------------------------------------
WOFC    Western Ohio Financial Corp.      3.865      149.25       38.62    15.34   215.63    38.62      110.58        118.48
WRNB    Warren Bancorp Inc.               2.237       47.54       12.70    23.85    15.71    12.7       221.01        221.01
WSB     Washington Savings Bank, FSB      1.194       19.61       16.42    13.89    16.11    16.42      163.26        163.26
WSBI    Warwick Community Bancorp         0.000          NA          NA       NA       NA       NA          NA            NA
WSFS    WSFS Financial Corp.              0.000        0.00       15.89    16.86    16.53    15.89      294.54        296.24
WSTR    WesterFed Financial Corp.         1.851       35.41       19.50    13.98    17.53    19.50      134.32        165.32
WVFC    WVS Financial Corp.               3.158      255.92       18.01    22.81    16.96    18.01      214.08        214.08
WYNE    Wayne Bancorp Inc.                0.777       13.89       23.84    19.40    25.75    23.84      156.16        156.16
YFCB    Yonkers Financial Corp.           1.474       20.18       17.43    17.30    16.38    17.43      127.77        127.77
YFED    York Financial Corp.              2.080       39.67       20.66    18.72    20.16    20.66      211.15        211.15
                                        ---------------------------------------------------------------------------------------
        Average                           1.507       46.94       23.93    20.72    24.24    23.93      176.79        184.17

                                              Dividends                       Current Pricing Data as of 03/03/98
                                        ----------------------  ---------------------------------------------------------------
                                         Current  LTM Dividend   Price/                                 Price/      Price/Tang
                                        Dividend     Payout       LTM     Price/   Price/    Price/  Publicly Rep  Publicly Rep
                                          Yield       Ratio     Core EPS  Assets  Earnings  LTM EPS   Book Value    Book Value
Ticker  Short Name                         ($)         (%)         (x)      (%)      (x)       (x)        (%)           (%)
--------------------------------------  ----------------------  ---------------------------------------------------------------
        Comparable Thrift Data
CNY     Carver Bancorp Inc.               0.000          NM          NM     8.21    26.34       NM       96.85        100.68
ESBK    Elmira Savings Bank (The)         2.197       46.89       22.40     9.46    15.83    22.40      145.12        149.05
FIBC    Financial Bancorp Inc.            1.923       25.48       16.56    14.42    15.48    16.56      161.49        162.20
FKFS    First Keystone Financial          1.159        8.40       14.50    11.00    14.87    14.50      166.18        166.18
HRBF    Harbor Federal Bancorp Inc.       1.959       44.44       24.75    17.76    24.50    24.75      142.28        142.28
IFSB    Independence Federal Svgs Bank    6.154       20.18       14.91     8.28    25.39    14.91      114.20        128.26
PBCI    Pamrapo Bancorp Inc.              4.207       57.47       15.30    20.09    15.13    15.30      155.98        156.99
PHFC    Pittsburgh Home Financial Corp    1.333      240.35       15.79    11.83    14.52    15.79      143.77        145.51
SKAN    Skaneateles Bancorp Inc.          1.464       23.61       16.92    10.73    18.39    16.92      155.49        159.77
WYNE    Wayne Bancorp Inc.                0.777       13.89       23.84    19.40    25.75    23.84      156.16        156.16
                                        ---------------------------------------------------------------------------------------
        Average                           2.12        53.41       18.33    13.12    19.62    18.33      143.75        146.71
        Median                            1.69        25.48       16.56    11.42    17.11    16.56      150.31        152.61
        Maximum                           6.15       240.35       24.75    20.09    26.34    24.75      166.18        166.18
        Minimum                           0.00         8.40       14.50     8.21    14.52    14.50       96.85        100.68

                                          Productivity
                                        ---------------
                                           Full Time
                                          Equivalent
                                           Employees
Ticker  Short Name                      Most Recent Qtr
--------------------------------------  ---------------
%CAL    California Federal Bank              5,031
%CCMD   Chevy Chase Bank, FSB                   NA
AABC    Access Anytime Bancorp Inc.             NA
AADV    Advantage Bancorp Inc.                 280
ABBK    Abington Bancorp Inc.                  165
ABCL    Alliance Bancorp Inc.                  440
ABCW    Anchor BanCorp Wisconsin               551
AFBC    Advance Financial Bancorp               NA
AFCB    Affiliated Community Bancorp           220
AFED    AFSALA Bancorp Inc.                     NA
AHCI    Ambanc Holding Co.                     185
AHM     H.F. Ahmanson & Co.                  7,849
ALBC    Albion Banc Corp.                       NA
ALBK    ALBANK Financial Corp.               1,438
AMFC    AMB Financial Corp.                     NA
ANA     Acadiana Bancshares Inc.                84
ANDB    Andover Bancorp Inc.                   280
ANE     Alliance Bncp of New England            83
ASBI    Ameriana Bancorp                       145
ASBP    ASB Financial Corp.                     21
ASFC    Astoria Financial Corp.              1,241
ATSB    AmTrust Capital Corp.                   NA
AVND    Avondale Financial Corp.               201
BANC    BankAtlantic Bancorp Inc.               NA
BDJI    First Federal Bancorp.                  39
BFD     BostonFed Bancorp Inc.                 252
BFFC    Big Foot Financial Corp.                NA
BFSB    Bedford Bancshares Inc.                 39
BKC     American Bank of Connecticut           133
BKCT    Bancorp Connecticut Inc.               110
BKUNA   BankUnited Financial Corp.             258
BNKU    Bank United Corp.                    1,593
BPLS    Bank Plus Corp.                        506
BTHL    Bethel Bancorp                          NA
BVCC    Bay View Capital Corp.                 640
BWFC    Bank West Financial Corp.               66
BYFC    Broadway Financial Corp.                51
CAFI    Camco Financial Corp.                  194
CAPS    Capital Savings Bancorp Inc.            80
CASB    Cascade Financial Corp.                143
CASH    First Midwest Financial Inc.           104
CATB    Catskill Financial Corp.                70
CBCI    Calumet Bancorp Inc.                   135
CBES    CBES Bancorp Inc.                       55
CBK     Citizens First Financial Corp.         100
CBSA    Coastal Bancorp Inc.                    NA
CBSB    Charter Financial Inc.                 104
CCFH    CCF Holding Co.                         67
CEBK    Central Co-operative Bank               NA
CENB    Century Bancorp Inc.                    11
CENF    CENFED Financial Corp.                 339
CFB     Commercial Federal Corp.             1,569
CFBC    Community First Banking Co.            176
CFCP    Coastal Financial Corp.                180
CFFC    Community Financial Corp.               52
CFNC    Carolina Fincorp Inc.                   42
CFSB    CFSB Bancorp Inc.                      240
CFTP    Community Federal Bancorp               34
CFX     CFX Corp.                              976
CIBI    Community Investors Bancorp             NA
CKFB    CKF Bancorp Inc.                         9
CLAS    Classic Bancshares Inc.                 NA
CMRN    Cameron Financial Corp                  57
CMSB    Commonwealth Bancorp Inc.              732

                                          Productivity
                                        ---------------
                                           Full Time
                                          Equivalent
                                           Employees
Ticker  Short Name                      Most Recent Qtr
--------------------------------------  ---------------
CMSV    Community Savings Bnkshrs(MHC)         273
CNIT    CENIT Bancorp Inc.                      NA
CNSB    CNS Bancorp Inc.                        27
CNY     Carver Bancorp Inc.                    115
COFI    Charter One Financial                4,327
CONE    Conestoga Bancorp, Inc.                105
COOP    Cooperative Bankshares Inc.            114
CRSB    Crusader Holding Corp.                  NA
CRZY    Crazy Woman Creek Bancorp               10
CSBF    CSB Financial Group Inc.                NA
CTZN    CitFed Bancorp Inc.                    775
CVAL    Chester Valley Bancorp Inc.            107
DCBI    Delphos Citizens Bancorp Inc.           NA
DIBK    Dime Financial Corp.                   147
DIME    Dime Community Bancorp Inc.            245
DME     Dime Bancorp Inc.                    6,000
DNFC    D & N Financial Corp.                  487
DSL     Downey Financial Corp.                  NA
EBI     Equality Bancorp Inc.                   NA
EBSI    Eagle Bancshares                       546
EFBC    Empire Federal Bancorp Inc.             36
EFBI    Enterprise Federal Bancorp              38
EGFC    Eagle Financial Corp.                  406
EGLB    Eagle BancGroup Inc.                    52
EMLD    Emerald Financial Corp.                122
EQSB    Equitable Federal Savings Bank          NA
ESBK    Elmira Savings Bank (The)              111
ESX     Essex Bancorp Inc.                      95
ETFS    East Texas Financial Services           29
FAB     FIRSTFED AMERICA BANCORP INC.           NA
FBBC    First Bell Bancorp Inc.                 56
FBCI    Fidelity Bancorp Inc.                   NA
FBCV    1ST Bancorp                             90
FBER    1st Bergen Bancorp                      55
FBHC    Fort Bend Holding Corp.                146
FBNW    FirstBank Corp.                         91
FBSI    First Bancshares Inc.                   65
FCB     Falmouth Bancorp Inc.                   29
FCBF    FCB Financial Corp.                     NA
FCME    First Coastal Corp.                     68
FDEF    First Defiance Financial               155
FED     FirstFed Financial Corp.               437
FESX    First Essex Bancorp Inc.               274
FFBA    First Colorado Bancorp Inc.            367
FFBH    First Federal Bancshares of AR         156
FFBI    First Financial Bancorp Inc.            37
FFBS    FFBS BanCorp Inc.                       32
FFBZ    First Federal Bancorp Inc.              70
FFCH    First Financial Holdings Inc.          571
FFDB    FirstFed Bancorp Inc.                   NA
FFDF    FFD Financial Corp.                     24
FFED    Fidelity Federal Bancorp               107
FFES    First Federal of East Hartford         178
FFFC    FFVA Financial Corp.                   135
FFFD    North Central Bancshares Inc.           NA
FFFL    Fidelity Bankshares Inc. (MHC)          NA
FFHH    FSF Financial Corp.                     91
FFHS    First Franklin Corp.                    50
FFIC    Flushing Financial Corp.                NA
FFKY    First Federal Financial Corp.          103
FFLC    FFLC Bancorp Inc.                      131
FFOH    Fidelity Financial of Ohio             102
FFPB    First Palm Beach Bancorp Inc.          436
FFSL    First Independence Corp.                27

                                          Productivity
                                        ---------------
                                           Full Time
                                          Equivalent
                                           Employees
Ticker  Short Name                      Most Recent Qtr
--------------------------------------  ---------------
FFSX    First Fed SB of Siouxland(MHC)         169
FFWC    FFW Corp.                               53
FFWD    Wood Bancorp Inc.                       47
FFYF    FFY Financial Corp.                    177
FGHC    First Georgia Holding Inc.              85
FIBC    Financial Bancorp Inc.                  56
FISB    First Indiana Corp.                    625
FKFS    First Keystone Financial                74
FKKY    Frankfort First Bancorp Inc.            25
FLAG    FLAG Financial Corp.                   108
FLFC    First Liberty Financial Corp.           NA
FLGS    Flagstar Bancorp Inc.                1,088
FLKY    First Lancaster Bancshares              10
FMBD    First Mutual Bancorp Inc.              173
FMCO    FMS Financial Corp.                    281
FMSB    First Mutual Savings Bank              125
FNGB    First Northern Capital Corp.           216
FOBC    Fed One Bancorp                        134
FPRY    First Financial Bancorp                 NA
FSBI    Fidelity Bancorp Inc.                   NA
FSFF    First SecurityFed Financial             68
FSLA    First Savings Bank (MHC)               214
FSNJ    Bayonne Bancshares Inc.                 NA
FSPG    First Home Bancorp Inc.                119
FSPT    FirstSpartan Financial Corp.           130
FSSB    First FS&LA of San Bernardino           51
FSTC    First Citizens Corp.                    NA
FTF     Texarkana First Financial Corp          35
FTFC    First Federal Capital Corp.            690
FTNB    Fulton Bancorp Inc.                     NA
FTSB    Fort Thomas Financial Corp.             20
FWWB    First SB of Washington Bancorp          NA
GAF     GA Financial Inc.                      206
GDVS    Greater Delaware Valley (MHC)           73
GDW     Golden West Financial                4,031
GFCO    Glenway Financial Corp.                 69
GFED    Guaranty Federal Bcshs Inc.             79
GFSB    GFS Bancorp Inc.                        16
GLMR    Gilmer Financial Svcs, Inc.             12
GOSB    GSB Financial Corp.                     41
GPT     GreenPoint Financial Corp.           1,831
GSB     Golden State Bancorp Inc.            2,865
GSBC    Great Southern Bancorp Inc.            419
GSFC    Green Street Financial Corp.            31
GSLA    GS Financial Corp.                      33
GTPS    Great American Bancorp                  NA
GUPB    GFSB Bancorp Inc.                       NA
HALL    Hallmark Capital Corp.                  77
HARB    Harbor Florida Bancorp (MHC)           336
HARL    Harleysville Savings Bank               54
HARS    Harris Financial Inc. (MHC)            483
HAVN    Haven Bancorp Inc.                     593
HBBI    Home Building Bancorp                   13
HBEI    Home Bancorp of Elgin Inc.              NA
HBFW    Home Bancorp                            83
HBNK    Highland Bancorp Inc.                  110
HBS     Haywood Bancshares Inc.                 34
HCBB    HCB Bancshares Inc.                     NA
HCBC    High Country Bancorp Inc.               37
HCFC    Home City Financial Corp.               15
HEMT    HF Bancorp Inc.                         NA
HFBC    HopFed Bancorp Inc.                     29
HFFB    Harrodsburg First Fin Bancorp           15
HFFC    HF Financial Corp.                     252

                                          Productivity
                                        ---------------
                                           Full Time
                                          Equivalent
                                           Employees
Ticker  Short Name                      Most Recent Qtr
--------------------------------------  ---------------
HFGI    Harrington Financial Group              68
HFNC    HFNC Financial Corp.                   125
HFSA    Hardin Bancorp Inc.                     20
HFWA    Heritage Financial Corp.               146
HHFC    Harvest Home Financial Corp.            NA
HIFS    Hingham Instit. for Savings             63
HMLK    Hemlock Federal Financial Corp          NA
HMNF    HMN Financial Inc.                     150
HOMF    Home Federal Bancorp                   252
HPBC    Home Port Bancorp Inc.                  50
HRBF    Harbor Federal Bancorp Inc.             48
HRZB    Horizon Financial Corp.                117
HTHR    Hawthorne Financial Corp.              196
HWEN    Home Financial Bancorp                  18
HZFS    Horizon Financial Svcs Corp.            27
IBSF    IBS Financial Corp.                    132
IFSB    Independence Federal Svgs Bank          NA
INBI    Industrial Bancorp Inc.                 86
INCB    Indiana Community Bank SB               NA
IPSW    Ipswich Savings Bank                    64
ITLA    ITLA Capital Corp.                      NA
IWBK    InterWest Bancorp Inc.                 627
JOAC    Joachim Bancorp Inc.                    14
JSB     JSB Financial Inc.                     354
JSBA    Jefferson Savings Bancorp               NA
JXSB    Jacksonville Savings Bk (MHC)           83
JXVL    Jacksonville Bancorp Inc.               NA
KFBI    Klamath First Bancorp                  234
KNK     Kankakee Bancorp Inc.                  114
KSAV    KS Bancorp Inc.                         33
KSBK    KSB Bancorp Inc.                        NA
KYF     Kentucky First Bancorp Inc.             20
LARK    Landmark Bancshares Inc.                49
LARL    Laurel Capital Group Inc.               50
LFBI    Little Falls Bancorp Inc.               41
LFCO    Life Financial Corp.                    NA
LFED    Leeds Federal Bankshares (MHC)          28
LISB    Long Island Bancorp Inc.             1,336
LOGN    Logansport Financial Corp.              14
LONF    London Financial Corp.                  10
LSBI    LSB Financial Corp.                     NA
LSBX    Lawrence Savings Bank                  100
LVSB    Lakeview Financial                      NA
LXMO    Lexington B&L Financial Corp.           10
MAFB    MAF Bancorp Inc.                       855
MARN    Marion Capital Holdings                 44
MASB    MASSBANK Corp.                         178
MBB     MSB Bancorp Inc.                        NA
MBBC    Monterey Bay Bancorp Inc.               99
MBLF    MBLA Financial Corp.                    12
MBSP    Mitchell Bancorp Inc.                    6
MCBN    Mid-Coast Bancorp Inc.                  25
MDBK    Medford Bancorp Inc.                   252
MECH    MECH Financial Inc.                    232
MERI    Meritrust Federal SB                    96
METF    Metropolitan Financial Corp.           281
MFBC    MFB Corp.                               69
MFFC    Milton Federal Financial Corp.          52
MFLR    Mayflower Co-operative Bank             48
MFSL    Maryland Federal Bancorp               280
MIFC    Mid-Iowa Financial Corp.                37
MIVI    Mississippi View Holding Co.            21
MONT    Montgomery Financial Corp.              31
MRKF    Market Financial Corp.                   9

                                          Productivity
                                        ---------------
                                           Full Time
                                          Equivalent
                                           Employees
Ticker  Short Name                      Most Recent Qtr
--------------------------------------  ---------------
MSBF    MSB Financial Inc.                      19
MSBK    Mutual Savings Bank FSB                 NA
MWBI    Midwest Bancshares Inc.                 42
MWBX    MetroWest Bank                         175
MWFD    Midwest Federal Financial               NA
MYST    Mystic Financial Inc.                   NA
NASB    North American Savings Bank            247
NBN     Northeast Bancorp                      123
NBSI    North Bancshares Inc.                   39
NEIB    Northeast Indiana Bancorp               40
NHTB    New Hampshire Thrift Bncshrs           113
NMSB    NewMil Bancorp Inc.                    134
NSLB    NS&L Bancorp Inc.                       24
NSSY    NSS Bancorp Inc.                        NA
NTBK    Net.B@nk Inc.                           NA
NTMG    Nutmeg Federal S&LA                     NA
NWEQ    Northwest Equity Corp.                  36
NWSB    Northwest Bancorp Inc. (MHC)           831
NYB     New York Bancorp Inc.                  520
OCFC    Ocean Financial Corp.                  235
OCN     Ocwen Financial Corp.                   NA
OFCP    Ottawa Financial Corp.                 252
OHSL    OHSL Financial Corp.                    60
OSFS    Ohio State Financial Services           14
OTFC    Oregon Trail Financial Corp.            NA
PBCI    Pamrapo Bancorp Inc.                    95
PBCT    People's Bank (MHC)                     NA
PBHC    Pathfinder Bancorp Inc. (MHC)           NA
PBKB    People's Bancshares Inc.                NA
PCBC    Perry County Financial Corp.            NA
PDB     Piedmont Bancorp Inc.                   27
PEDE    Great Pee Dee Bancorp                   NA
PEEK    Peekskill Financial Corp.               25
PERM    Permanent Bancorp Inc.                 128
PERT    Perpetual Bank (MHC)                    NA
PFDC    Peoples Bancorp                         80
PFED    Park Bancorp Inc.                       44
PFFB    PFF Bancorp Inc.                       509
PFFC    Peoples Financial Corp.                 19
PFNC    Progress Financial Corp.               200
PFSB    PennFed Financial Services Inc         203
PFSL    Pocahontas FS&LA (MHC)                  60
PHBK    Peoples Heritage Finl Group          2,560
PHFC    Pittsburgh Home Financial Corp          64
PHSB    Peoples Home Savings Bk (MHC)           NA
PKPS    Poughkeepsie Financial Corp.           261
PLSK    Pulaski Savings Bank (MHC)              43
PMFI    Perpetual Midwest Financial            100
PRBC    Prestige Bancorp Inc.                   41
PROV    Provident Financial Holdings            NA
PSBK    Progressive Bank Inc.                  265
PSFC    Peoples-Sidney Financial Corp.          17
PSFI    PS Financial Inc.                       15
PTRS    Potters Financial Corp.                 45
PULB    Pulaski Bank, Svgs Bank (MHC)           NA
PULS    Pulse Bancorp                           61
PVFC    PVF Capital Corp.                       NA
PVSA    Parkvale Financial Corp.               230
PWBC    PennFirst Bancorp Inc.                 133
PWBK    Pennwood Bancorp Inc.                   11
QCBC    Quaker City Bancorp Inc.               140
QCFB    QCF Bancorp Inc.                        NA
QCSB    Queens County Bancorp Inc.             279
RARB    Raritan Bancorp Inc.                    90

                                          Productivity
                                        ---------------
                                           Full Time
                                          Equivalent
                                           Employees
Ticker  Short Name                      Most Recent Qtr
--------------------------------------  ---------------
RCBK    Richmond County Financial Corp          NA
REDF    RedFed Bancorp Inc.                    273
RELI    Reliance Bancshares Inc.                NA
RELY    Reliance Bancorp Inc.                  423
RIVR    River Valley Bancorp                    62
ROSE    TR Financial Corp.                     435
RSLN    Roslyn Bancorp Inc.                     NA
RVSB    Riverview Bancorp Inc.                  91
SBFL    SB of the Finger Lakes (MHC)            74
SBOS    Boston Bancorp (The)                    NA
SCBS    Southern Community Bancshares           NA
SCCB    S. Carolina Community Bancshrs          NA
SFED    SFS Bancorp Inc.                        60
SFFC    StateFed Financial Corp.                NA
SFIN    Statewide Financial Corp.              213
SFSB    SuburbFed Financial Corp.              169
SFSL    Security First Corp.                   155
SGVB    SGV Bancorp Inc.                        94
SHEN    First Shenango Bancorp Inc.            101
SHSB    SHS Bancorp Inc.                        24
SIB     Staten Island Bancorp Inc.             563
SISB    SIS Bancorp Inc.                       622
SKAN    Skaneateles Bancorp Inc.               119
SKBO    First Carnegie Deposit (MHC)            19
SMBC    Southern Missouri Bancorp Inc.          54
SOBI    Sobieski Bancorp Inc.                   24
SOPN    First Savings Bancorp Inc.              42
SOSA    Somerset Savings Bank                  145
SPBC    St. Paul Bancorp Inc.                1,079
SRN     Southern Banc Co.                       NA
SSB     Scotland Bancorp Inc.                   13
SSFC    South Street Financial Corp.            37
SSM     Stone Street Bancorp Inc.               18
STFR    St. Francis Capital Corp.              376
STSA    Sterling Financial Corp.               510
SVRN    Sovereign Bancorp Inc.               2,170
SWBI    Southwest Bancshares                    93
SWCB    Sandwich Bancorp Inc.                  158
SZB     SouthFirst Bancshares Inc.              NA
THR     Three Rivers Financial Corp.            NA
THRD    TF Financial Corp.                     155
TPNZ    Tappan Zee Financial Inc.               14
TRIC    Tri-County Bancorp Inc.                 19
TSBK    Timberland Bancorp Inc.                 NA
TSBS    Peoples Bancorp Inc. (MHC)             151
TSH     Teche Holding Co.                      165
TWIN    Twin City Bancorp                       53
UBMT    United Financial Corp.                  27
UCBC    Union Community Bancorp                 10
UFRM    United Federal Savings Bank            142
USAB    USABancshares, Inc.                     11
UTBI    United Tennessee Bankshares             NA
VABF    Virginia Beach Fed. Financial          192
WAMU    Washington Mutual Inc.                  NA
WAYN    Wayne Savings Bancshares (MHC)          98
WBST    Webster Financial Corp.              1,286
WCBI    Westco Bancorp                          55
WCFB    Webster City Federal SB (MHC)           21
WEFC    Wells Financial Corp.                   NA
WEHO    Westwood Homestead Fin. Corp.           20
WES     Westcorp                                NA
WFI     Winton Financial Corp.                  NA
WFSL    Washington Federal Inc.                660
WHGB    WHG Bancshares Corp.                    NA

                                          Productivity
                                        ---------------
                                           Full Time
                                          Equivalent
                                           Employees
Ticker  Short Name                      Most Recent Qtr
--------------------------------------  ---------------
WOFC    Western Ohio Financial Corp.           103
WRNB    Warren Bancorp Inc.                    137
WSB     Washington Savings Bank, FSB            NA
WSBI    Warwick Community Bancorp               NA
WSFS    WSFS Financial Corp.                   301
WSTR    WesterFed Financial Corp.              367
WVFC    WVS Financial Corp.                     59
WYNE    Wayne Bancorp Inc.                      56
YFCB    Yonkers Financial Corp.                 68
YFED    York Financial Corp.                   389
                                        ---------------
        Average                                299

                                          Productivity
                                        ---------------
                                           Full Time
                                          Equivalent
                                           Employees
Ticker  Short Name                      Most Recent Qtr
--------------------------------------  ---------------
        Comparable Thrift Data
CNY     Carver Bancorp Inc.                    115
ESBK    Elmira Savings Bank (The)              111
FIBC    Financial Bancorp Inc.                  56
FKFS    First Keystone Financial                74
HRBF    Harbor Federal Bancorp Inc.             48
IFSB    Independence Federal Svgs Bank          NA
PBCI    Pamrapo Bancorp Inc.                    95
PHFC    Pittsburgh Home Financial Corp          64
SKAN    Skaneateles Bancorp Inc.               119
WYNE    Wayne Bancorp Inc.                      56
                                        ---------------
        Average                              82.00
        Median                               74.00
        Maximum                             119.00
        Minimum                              48.00

                                                                            Income
                                        ------------------------------------------------------------------------------
                                        Net Income  Core Income  Core EPS  EPS  Net Income  Core Income  Core EPS  EPS
Ticker  Short Name                          LTM         LTM         LTM    LTM      MRQ          MRQ        MRQ    MRQ
--------------------------------------  ------------------------------------------------------------------------------
%CAL    California Federal Bank           233,058     209,082        NA     NA    87,873       74,987        NA     NA
%CCMD   Chevy Chase Bank, FSB              47,452     (11,847)       NA     NA    16,605       (7,804)       NA     NA
AABC    Access Anytime Bancorp Inc.         1,533       1,420      1.12   1.25     1,319        1,288      1.05   1.08
AADV    Advantage Bancorp Inc.             11,539      10,166      2.96   3.37     3,304        2,739      0.81   0.98
ABBK    Abington Bancorp Inc.               4,378       3,874      0.97   1.10     1,103          921      0.23   0.28
ABCL    Alliance Bancorp Inc.              10,249      11,102      1.39   1.28     2,844        2,659      0.31   0.33
ABCW    Anchor BanCorp Wisconsin           19,934      18,371      1.91   2.07     5,657        5,070      0.52   0.58
AFBC    Advance Financial Bancorp             914         873        NA     NA       216          199      0.19   0.21
AFCB    Affiliated Community Bancorp       11,856      11,468      1.72   1.78     3,028        2,758      0.41   0.45
AFED    AFSALA Bancorp Inc.                 1,231       1,189      0.93   0.93       311          311      0.24   0.24
AHCI    Ambanc Holding Co.                 (2,644)     (2,964)     0.29   0.37       736          523      0.14   0.19
AHM     H.F. Ahmanson & Co.               413,782     367,894      3.16   3.59    99,494       97,257      0.87   0.89
ALBC    Albion Banc Corp.                     328         323      0.43   0.44        93           93      0.12   0.12
ALBK    ALBANK Financial Corp.             43,424      43,072      3.14   3.17    15,288       15,145      1.10   1.11
AMFC    AMB Financial Corp.                 1,023         657      0.71   1.10       253          144      0.16   0.28
ANA     Acadiana Bancshares Inc.            2,612       2,530      1.04   1.07       694          648      0.27   0.29
ANDB    Andover Bancorp Inc.               13,206      12,932      2.44   2.49     3,468        3,355      0.63   0.65
ANE     Alliance Bncp of New England        2,017       1,392      0.85   1.23       563          222      0.13   0.33
ASBI    Ameriana Bancorp                    3,656       3,322      1.02   1.12       994          913      0.28   0.31
ASBP    ASB Financial Corp.                 1,030       1,021      0.64   0.64       254          251      0.16   0.16
ASFC    Astoria Financial Corp.            68,464      63,885      2.83   3.04    20,931       19,404      0.68   0.74
ATSB    AmTrust Capital Corp.                 288         125      0.25   0.57        64           (4)    (0.01)  0.13
AVND    Avondale Financial Corp.          (12,482)    (11,208)    (3.22) (3.59)    2,130         (197)    (0.06)  0.62
BANC    BankAtlantic Bancorp Inc.          27,769      14,516      0.51   0.98     8,178        3,170      0.10   0.27
BDJI    First Federal Bancorp.                731         690      0.86   0.86       214          214      0.26   0.26
BFD     BostonFed Bancorp Inc.              7,055       6,331      1.11   1.24     1,735        1,481      0.26   0.31
BFFC    Big Foot Financial Corp.               NA          NA        NA     NA       453          304      0.13   0.20
BFSB    Bedford Bancshares Inc.             1,618       1,609      1.42   1.42       384          382      0.33   0.33
BKC     American Bank of Connecticut        7,940       6,882      2.94   3.39     2,104        1,622      0.69   0.89
BKCT    Bancorp Connecticut Inc.            5,896       5,256      0.96   1.08     1,481        1,299      0.24   0.27
BKUNA   BankUnited Financial Corp.          7,975       6,712      0.43   0.53     1,975        1,250      0.07   0.12
BNKU    Bank United Corp.                  79,738      69,990      2.18   2.48    20,430       19,948      0.62   0.63
BPLS    Bank Plus Corp.                    12,653      14,038      0.73   0.66     1,780        4,860      0.25   0.09
BTHL    Bethel Bancorp                      1,435       1,141      0.74   0.96       302          263      0.16   0.19
BVCC    Bay View Capital Corp.             14,021      19,137      1.45   1.06     1,191        4,639      0.35   0.09
BWFC    Bank West Financial Corp.           1,121         839      0.33   0.45       (60)         204      0.07  (0.02)
BYFC    Broadway Financial Corp.              351         370      0.43   0.39       102           29      0.02   0.11
CAFI    Camco Financial Corp.               5,626       4,585      1.39   1.71     1,286          838      0.26   0.40
CAPS    Capital Savings Bancorp Inc.        2,367       2,262      1.17   1.23       627          567      0.29   0.32
CASB    Cascade Financial Corp.             2,529       2,198      0.74   0.76       773          683      0.19   0.21
CASH    First Midwest Financial Inc.        3,679       3,446      1.22   1.31       989          915      0.33   0.36
CATB    Catskill Financial Corp.            3,799       3,764      0.85   0.85       958          946      0.22   0.22
CBCI    Calumet Bancorp Inc.                7,987       8,028      2.30   2.29     2,475        2,625      0.76   0.72
CBES    CBES Bancorp Inc.                   1,118         976      1.03   1.18       211          152      0.16   0.22
CBK     Citizens First Financial Corp.      1,889       1,275      0.50   0.74       665          173      0.07   0.27
CBSA    Coastal Bancorp Inc.               11,563      11,492      2.24   2.25     2,789        2,789      0.54   0.54
CBSB    Charter Financial Inc.              5,268       4,390      0.97   1.23       990          923      0.21   0.23
CCFH    CCF Holding Co.                       131        (140)    (0.20)  0.15        (6)         (29)    (0.05) (0.01)
CEBK    Central Co-operative Bank           2,796       2,764      1.31   1.43       663          662      0.34   0.34
CENB    Century Bancorp Inc.                1,628       1,633      4.34   4.33       350          350      0.93   0.93
CENF    CENFED Financial Corp.             14,360      12,929      2.18   2.42     4,300        4,099      0.69   0.72
CFB     Commercial Federal Corp.           68,105      66,785      2.04   2.07    17,760       16,991      0.52   0.54
CFBC    Community First Banking Co.         1,944       1,837        NA     NA       916          916        NA     NA
CFCP    Coastal Financial Corp.             6,140       5,153      1.05   1.26     1,627        1,243      0.25   0.33
CFFC    Community Financial Corp.           1,915       1,923      1.50   1.50       329          330      0.26   0.26
CFNC    Carolina Fincorp Inc.               1,361       1,303      0.73   0.76       330          316      0.18   0.19
CFSB    CFSB Bancorp Inc.                  10,673       9,945      1.25   1.34     2,769        2,532      0.32   0.35
CFTP    Community Federal Bancorp           2,813       2,819      0.64   0.64       660          665      0.15   0.15
CFX     CFX Corp.                          18,934      25,992      1.07   0.78     3,944        6,833      0.28   0.16
CIBI    Community Investors Bancorp           923         923      1.06   1.06       212          212      0.25   0.25
CKFB    CKF Bancorp Inc.                    1,117         843      0.97   1.29       214          214      0.26   0.26
CLAS    Classic Bancshares Inc.             1,089         819      0.70   0.89       281          275      0.23   0.23
CMRN    Cameron Financial Corp              2,401       2,500      0.96   0.96       535          523      0.22   0.22
CMSB    Commonwealth Bancorp Inc.          16,369      11,209      0.70   1.02     4,018        2,578      0.17   0.26

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

                                                                            Income
                                        ------------------------------------------------------------------------------
                                        Net Income  Core Income  Core EPS  EPS  Net Income  Core Income  Core EPS  EPS
Ticker  Short Name                          LTM         LTM         LTM    LTM      MRQ          MRQ        MRQ    MRQ
--------------------------------------  ------------------------------------------------------------------------------
CMSV    Community Savings Bnkshrs(MHC)      5,443       5,010      0.99   1.08     1,549        1,151      0.23   0.31
CNIT    CENIT Bancorp Inc.                  5,610       5,468      3.22   3.30     1,709        1,596      0.95   1.02
CNSB    CNS Bancorp Inc.                      776         783      0.52   0.51       192          192      0.13   0.13
CNY     Carver Bancorp Inc.                  (460)        867      0.34  (0.21)      301          179      0.08   0.14
COFI    Charter One Financial             148,409     206,040      3.18   2.29   (12,035)      47,286      0.76  (0.19)
CONE    Conestoga Bancorp, Inc.             3,210       2,607      0.58   0.71       742          334      0.07   0.16
COOP    Cooperative Bankshares Inc.         2,234       2,201      0.69   0.70       581          556      0.17   0.18
CRSB    Crusader Holding Corp.                 NA          NA        NA     NA       665          597      0.28   0.31
CRZY    Crazy Woman Creek Bancorp             719         728      0.79   0.78       190          192      0.21   0.21
CSBF    CSB Financial Group Inc.              234      60,942      0.25   0.27        97           92      0.11   0.12
CTZN    CitFed Bancorp Inc.                27,332         210      2.03   2.03     7,435        7,373      0.55   0.55
CVAL    Chester Valley Bancorp Inc.         3,153      27,274      1.36   1.44       831          781      0.36   0.38
DCBI    Delphos Citizens Bancorp Inc.       1,729       2,990      0.95   0.95       400          400      0.22   0.22
DIBK    Dime Financial Corp.               16,748       1,813      3.14   3.16     4,429        4,407      0.83   0.83
DIME    Dime Community Bancorp Inc.        11,878      16,621      0.89   0.94     2,887        2,801      0.23   0.24
DME     Dime Bancorp Inc.                 121,714      11,313      1.12   1.12    21,499       26,613      0.22   0.18
DNFC    D & N Financial Corp.              14,325     121,806      1.37   1.53     3,730        3,167      0.34   0.40
DSL     Downey Financial Corp.             45,234      12,851      1.63   1.69    14,037       13,743      0.52   0.53
EBI     Equality Bancorp Inc.               1,154      43,495        NA     NA       364          128        NA     NA
EBSI    Eagle Bancshares                    5,288         171      1.09   0.90     1,764        1,761      0.30   0.30
EFBC    Empire Federal Bancorp Inc.            NA       6,165        NA     NA       408          408      0.17   0.17
EFBI    Enterprise Federal Bancorp          2,195          NA      1.00   1.12       516          501      0.24   0.25
EGFC    Eagle Financial Corp.               7,889       1,981      1.73   1.35     4,898        4,841      0.73   0.74
EGLB    Eagle BancGroup Inc.                  509      10,102      0.31   0.43       109           55      0.05   0.09
EMLD    Emerald Financial Corp.             6,141         363      1.12   1.18     1,592        1,456      0.27   0.30
EQSB    Equitable Federal Savings Bank      2,306       3,559      1.78   1.80       568          556      0.43   0.44
ESBK    Elmira Savings Bank (The)             946       5,832      1.05   1.30       331          174      0.24   0.46
ESX     Essex Bancorp Inc.                    214       2,232     (1.19) (1.21)     (491)        (491)    (0.85) (0.85)
ETFS    East Texas Financial Services         728         766      0.70   0.75       144          130      0.14   0.15
FAB     FIRSTFED AMERICA BANCORP INC.       1,718          45        NA     NA     1,933        1,497      0.19   0.24
FBBC    First Bell Bancorp Inc.             7,575         675      1.20   1.23     1,818        1,818      0.31   0.31
FBCI    Fidelity Bancorp Inc.               1,068       5,451      1.07   0.36       977          963      0.34   0.34
FBCV    1ST Bancorp                         1,968       7,413      1.18   1.80       437          358      0.33   0.40
FBER    1st Bergen Bancorp                  2,026       3,017      0.73   0.73       490          490      0.18   0.18
FBHC    Fort Bend Holding Corp.             2,045       1,300      0.69   0.97       492          292      0.14   0.23
FBNW    FirstBank Corp.                     1,391       2,026        NA     NA       458          259      0.14   0.25
FBSI    First Bancshares Inc.               1,870       1,441      0.83   0.87       493          495      0.23   0.23
FCB     Falmouth Bancorp Inc.                 910         862      0.56   0.67       348          284      0.20   0.25
FCBF    FCB Financial Corp.                 4,813       1,799      1.43   1.39     1,718        1,596      0.42   0.45
FCME    First Coastal Corp.                 6,138         774      4.31   4.48       334          263      0.19   0.24
FDEF    First Defiance Financial            5,407       3,992      0.60   0.62       945          927      0.11   0.11
FED     FirstFed Financial Corp.           23,100       5,903      2.11   2.15     6,613        6,238      0.58   0.61
FESX    First Essex Bancorp Inc.            9,713       5,263      1.12   1.25     2,390        2,371      0.30   0.30
FFBA    First Colorado Bancorp Inc.        19,914      22,676      1.16   1.22     5,894        5,028      0.31   0.36
FFBH    First Federal Bancshares of AR      5,551       8,714      1.15   1.21     1,311        1,311      0.29   0.29
FFBI    First Financial Bancorp Inc.          (64)     18,932      0.91  (0.12)      119           91      0.22   0.29
FFBS    FFBS BanCorp Inc.                   1,824       5,295      1.20   1.20       451          451      0.30   0.30
FFBZ    First Federal Bancorp Inc.          1,922         384      1.05   1.10       373          357      0.20   0.21
FFCH    First Financial Holdings Inc.      14,845       1,824      2.17   2.23     3,872        3,876      0.55   0.55
FFDB    FirstFed Bancorp Inc.               1,705       1,822      1.38   1.38       413          413      0.34   0.34
FFDF    FFD Financial Corp.                 1,607      14,519      0.56   1.19       164          164      0.12   0.12
FFED    Fidelity Federal Bancorp            1,760       1,783      0.61   0.64       408          329      0.10   0.13
FFES    First Federal of East Hartford      5,575         838      2.23   2.02     1,585        1,621      0.58   0.57
FFFC    FFVA Financial Corp.                6,436       1,652      1.62   1.37       530        1,890      0.39   0.11
FFFD    North Central Bancshares Inc.       3,917       6,155      1.16   1.21     1,096          934      0.29   0.34
FFFL    Fidelity Bankshares Inc. (MHC)      6,313       7,598      0.80   0.94     2,010        1,493      0.22   0.30
FFHH    FSF Financial Corp.                 3,148       3,755      1.10   1.10       746          736      0.26   0.26
FFHS    First Franklin Corp.                1,248       5,362      1.21   1.02       409          373      0.30   0.33
FFIC    Flushing Financial Corp.            8,531       3,110      1.13   1.18     2,325        2,174      0.30   0.32
FFKY    First Federal Financial Corp.       6,156       1,476      1.46   1.48     1,452        1,452      0.35   0.35
FFLC    FFLC Bancorp Inc.                   3,754       8,204      0.91   0.96       953          953      0.25   0.25
FFOH    Fidelity Financial of Ohio          4,876       6,080      0.85   0.89     1,231        1,141      0.21   0.23
FFPB    First Palm Beach Bancorp Inc.       9,397       3,551      1.42   1.85     2,314        1,356      0.26   0.45
FFSL    First Independence Corp.              726       4,679      0.72   0.72       180          180      0.18   0.18

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

                                                                            Income
                                        ------------------------------------------------------------------------------
                                        Net Income  Core Income  Core EPS  EPS  Net Income  Core Income  Core EPS  EPS
Ticker  Short Name                          LTM         LTM         LTM    LTM      MRQ          MRQ        MRQ    MRQ
--------------------------------------  ------------------------------------------------------------------------------
FFSX    First Fed SB of Siouxland(MHC)      3,383       7,279      1.15   1.19       817          790      0.27   0.28
FFWC    FFW Corp.                           1,787         726      1.24   1.26       479          462      0.33   0.34
FFWD    Wood Bancorp Inc.                   2,358       3,266      0.76   0.85       579          502      0.18   0.21
FFYF    FFY Financial Corp.                 7,761       1,702      1.93   1.95     1,940        1,906      0.49   0.50
FGHC    First Georgia Holding Inc.          1,755       2,125      0.45   0.54       465          465      0.15   0.15
FIBC    Financial Bancorp Inc.              2,611       7,664      1.68   1.57       700          700      0.42   0.42
FISB    First Indiana Corp.                17,744       1,473      1.10   1.36     4,986        3,673      0.28   0.38
FKFS    First Keystone Financial            2,694       2,783      1.06   1.19       672          589      0.25   0.29
FKKY    Frankfort First Bancorp Inc.          233      14,397      0.60   0.14       381          381      0.24   0.24
FLAG    FLAG Financial Corp.                2,049       2,433      0.80   1.00       502          405      0.20   0.25
FLFC    First Liberty Financial Corp.       9,556         948      1.26   1.23     3,624        2,776      0.35   0.46
FLGS    Flagstar Bancorp Inc.              21,539       1,632      1.75   1.75     6,194        6,194      0.45   0.45
FLKY    First Lancaster Bancshares            504       9,920      0.55   0.55       111          111      0.12   0.12
FMBD    First Mutual Bancorp Inc.             986      21,539      0.26   0.31       198          130      0.04   0.06
FMCO    FMS Financial Corp.                 5,581         504      2.27   2.28     1,394        1,389      0.57   0.57
FMSB    First Mutual Savings Bank           4,519         820      1.05   1.07     1,168        1,194      0.28   0.27
FNGB    First Northern Capital Corp.        6,036       5,540      0.63   0.66     1,606        1,502      0.17   0.18
FOBC    Fed One Bancorp                     3,242       4,428      1.35   1.36       800          791      0.34   0.34
FPRY    First Financial Bancorp             1,313       5,745      1.09   1.45       257          141      0.15   0.28
FSBI    Fidelity Bancorp Inc.               2,764       3,214      1.68   1.72       668          661      0.41   0.41
FSFF    First SecurityFed Financial            NA         985        NA     NA       861          849        NA     NA
FSLA    First Savings Bank (MHC)            9,295       2,705      1.22   1.16     2,535        2,535      0.31   0.31
FSNJ    Bayonne Bancshares Inc.             2,698          NA        NA     NA     1,135        1,135      0.13   0.13
FSPG    First Home Bancorp Inc.             4,718       9,501      1.68   1.72     1,152        1,123      0.41   0.42
FSPT    FirstSpartan Financial Corp.        5,909       3,172        NA     NA     1,759        1,759      0.43   0.43
FSSB    First FS&LA of San Bernardino      (1,202)      4,603     (3.67) (3.67)      (32)         (32)    (0.10) (0.10)
FSTC    First Citizens Corp.                6,149       5,906      1.88   2.08     1,361        1,219      0.41   0.46
FTF     Texarkana First Financial Corp      3,021      (1,205)     1.74   1.77       756          712      0.41   0.44
FTFC    First Federal Capital Corp.        17,390       5,321      1.40   1.77     4,733        3,332      0.34   0.48
FTNB    Fulton Bancorp Inc.                 1,286       2,963      0.62   0.76       323          241      0.15   0.20
FTSB    Fort Thomas Financial Corp.         1,185      13,718      0.82   0.82       306          306      0.21   0.21
FWWB    First SB of Washington Bancorp     12,759       1,080      1.25   1.32     3,205        2,939      0.31   0.34
GAF     GA Financial Inc.                   8,317       1,185      1.09   1.15     2,276        1,964      0.28   0.32
GDVS    Greater Delaware Valley (MHC)       2,037      11,919      0.62   0.62       410          410      0.13   0.13
GDW     Golden West Financial             354,138       7,859      6.04   6.13    93,480       92,161      1.60   1.62
GFCO    Glenway Financial Corp.             2,402       8,517      1.04   1.04       651          651      0.27   0.27
GFED    Guaranty Federal Bcshs Inc.         2,070       2,037        NA     NA       595          583        NA     NA
GFSB    GFS Bancorp Inc.                    1,172     348,810      1.08   1.14       286          226      0.21   0.27
GLMR    Gilmer Financial Svcs, Inc.            23       2,402      0.68   0.12       (54)         (57)    (0.32) (0.30)
GOSB    GSB Financial Corp.                   756       1,880        NA     NA       295          242      0.11   0.14
GPT     GreenPoint Financial Corp.        147,648       1,114      3.60   3.72    36,755       36,267      0.97   0.98
GSB     Golden State Bancorp Inc.         104,614         130      1.80   1.50    28,911       34,108      0.49   0.41
GSBC    Great Southern Bancorp Inc.        13,419         782      1.51   1.63     3,620        3,181      0.39   0.44
GSFC    Green Street Financial Corp.        2,826     142,737      0.68   0.68       689          689      0.17   0.17
GSLA    GS Financial Corp.                  1,396     123,100        NA     NA       529          529      0.17   0.17
GTPS    Great American Bancorp                873      11,980      0.49   0.49       261          261      0.15   0.15
GUPB    GFSB Bancorp Inc.                     866       2,826      1.09   1.09       232          231      0.30   0.30
HALL    Hallmark Capital Corp.              2,761       1,404      0.93   0.95       714          707      0.24   0.24
HARB    Harbor Florida Bancorp (MHC)       14,322         872      2.75   2.85     4,095        3,628      0.72   0.81
HARL    Harleysville Savings Bank           3,435         778      2.01   2.01       820          820      0.48   0.48
HARS    Harris Financial Inc. (MHC)        17,771       2,560      0.37   0.52     2,739        2,129      0.06   0.08
HAVN    Haven Bancorp Inc.                 11,083      13,797      1.25   1.24     3,027        3,015      0.34   0.34
HBBI    Home Building Bancorp                 329       3,442      1.09   1.14        69           64      0.22   0.24
HBEI    Home Bancorp of Elgin Inc.          2,843      13,484      0.42   0.44       612          612      0.10   0.10
HBFW    Home Bancorp                        2,907      11,184      1.21   1.22       665          641      0.27   0.28
HBNK    Highland Bancorp Inc.               6,123         318      2.00   2.58     1,740        1,667      0.69   0.72
HBS     Haywood Bancshares Inc.             1,953       2,725      1.56   1.56       827          827      0.66   0.66
HCBB    HCB Bancshares Inc.                   579       2,883        NA     NA       171          163      0.07   0.07
HCBC    High Country Bancorp Inc.              44       4,737        NA     NA        NA           NA        NA     NA
HCFC    Home City Financial Corp.              NA       1,953        NA     NA       243          243      0.29   0.29
HEMT    HF Bancorp Inc.                       350          NA      0.36   0.04       727          695      0.11   0.11
HFBC    HopFed Bancorp Inc.                 1,575         273        NA     NA       477          477        NA     NA
HFFB    Harrodsburg First Fin Bancorp       1,475         842      0.79   0.79       360          360      0.20   0.20
HFFC    HF Financial Corp.                  6,092       2,190      1.84   1.98     1,622        1,573      0.53   0.55

                                                                            Income
                                        ------------------------------------------------------------------------------
                                        Net Income  Core Income  Core EPS  EPS  Net Income  Core Income  Core EPS  EPS
Ticker  Short Name                          LTM         LTM         LTM    LTM      MRQ          MRQ        MRQ    MRQ
--------------------------------------  ------------------------------------------------------------------------------
HFGI    Harrington Financial Group            988       1,575      0.31   0.31      (609)         (25)    (0.01) (0.19)
HFNC    HFNC Financial Corp.               10,768       1,475      0.53   0.67     2,792        1,822      0.11   0.17
HFSA    Hardin Bancorp Inc.                   814       5,671      0.92   1.00       220          195      0.25   0.28
HFWA    Heritage Financial Corp.               NA       1,022        NA     NA       646          282        NA     NA
HHFC    Harvest Home Financial Corp.          594       8,329      0.66   0.66       124          120      0.14   0.14
HIFS    Hingham Instit. for Savings         2,659         746      2.00   2.00       681          681      0.51   0.51
HMLK    Hemlock Federal Financial Corp        944       1,483        NA     NA       416          416      0.22   0.22
HMNF    HMN Financial Inc.                  5,579         622      1.13   1.41     1,248          915      0.23   0.31
HOMF    Home Federal Bancorp                9,397       2,659      1.56   1.77     2,687        2,164      0.39   0.49
HPBC    Home Port Bancorp Inc.              3,297       1,225      1.75   1.79       874          831      0.45   0.47
HRBF    Harbor Federal Bancorp Inc.         1,627       1,594      0.95   0.99       414          352      0.21   0.25
HRZB    Horizon Financial Corp.             8,140       4,462      1.10   1.11     2,074        2,151      0.29   0.28
HTHR    Hawthorne Financial Corp.           9,126       8,299      1.25   1.32     3,214        3,217      0.47   0.47
HWEN    Home Financial Bancorp                335       3,226      0.29   0.38        79           46      0.06   0.10
HZFS    Horizon Financial Svcs Corp.          709       1,565      0.67   0.84       214          158      0.18   0.25
IBSF    IBS Financial Corp.                 5,793       8,019      0.54   0.54     1,540        1,540      0.14   0.14
IFSB    Independence Federal Svgs Bank      1,393       8,865      0.46   1.09       211           91      0.07   0.16
INBI    Industrial Bancorp Inc.             5,113         299      1.03   1.03     1,380        1,380      0.28   0.28
INCB    Indiana Community Bank SB             488         568      0.52   0.52       140          140      0.15   0.15
IPSW    Ipswich Savings Bank                2,212       5,793      0.72   0.88       616          491      0.19   0.24
ITLA    ITLA Capital Corp.                 12,477         590      1.57   1.57     3,369        3,369      0.42   0.42
IWBK    InterWest Bancorp Inc.             20,507       5,113      2.18   2.51     5,161        4,042      0.49   0.63
JOAC    Joachim Bancorp Inc.                  264         487      0.36   0.36        60           60      0.09   0.09
JSB     JSB Financial Inc.                 29,398       1,813      2.55   2.86     8,554        6,677      0.64   0.82
JSBA    Jefferson Savings Bancorp           9,697      12,477      1.05   1.09     2,359        2,217      0.23   0.25
JXSB    Jacksonville Savings Bk (MHC)         976      17,859      0.40   0.50       184          109      0.06   0.10
JXVL    Jacksonville Bancorp Inc.           3,371         264      1.36   1.36       783          783      0.32   0.32
KFBI    Klamath First Bancorp               8,791      26,164      0.93   0.93     2,146        2,146      0.22   0.22
KNK     Kankakee Bancorp Inc.               3,012       9,416      1.96   2.00       747          711      0.48   0.50
KSAV    KS Bancorp Inc.                     1,221         852      1.30   1.30       252          252      0.27   0.27
KSBK    KSB Bancorp Inc.                    1,549       3,371      1.26   1.30       424          404      0.34   0.36
KYF     Kentucky First Bancorp Inc.           993       8,566      0.77   0.78       207          204      0.16   0.16
LARK    Landmark Bancshares Inc.            2,458       2,952      1.26   1.37       596          560      0.33   0.35
LARL    Laurel Capital Group Inc.           2,925       1,221      1.27   1.27       672          723      0.31   0.29
LFBI    Little Falls Bancorp Inc.           1,728       1,501      0.60   0.67       457          457      0.18   0.18
LFCO    Life Financial Corp.               12,700         983      2.60   2.49     5,005        5,568      0.81   0.73
LFED    Leeds Federal Bankshares (MHC)      3,429       2,234      0.66   0.66       819          819      0.16   0.16
LISB    Long Island Bancorp Inc.           50,668       2,933      1.79   2.16    13,182       10,466      0.45   0.57
LOGN    Logansport Financial Corp.          1,232       1,557      0.96   0.95       360          367      0.30   0.29
LONF    London Financial Corp.                411      13,263      0.80   0.86       121          117      0.24   0.25
LSBI    LSB Financial Corp.                 1,566       3,338      1.59   1.77       434          385      0.43   0.49
LSBX    Lawrence Savings Bank               8,112      12,342      1.80   1.82     3,804        3,757      0.83   0.84
LVSB    Lakeview Financial                  6,981      41,890      0.88   1.40     1,266        1,274      0.26   0.26
LXMO    Lexington B&L Financial Corp.         746       1,249      0.70   0.70       164          161      0.17   0.17
MAFB    MAF Bancorp Inc.                   37,948         381      2.35   2.38     9,256        8,980      0.57   0.59
MARN    Marion Capital Holdings             2,812       1,408      1.52   1.52       503          503      0.28   0.28
MASB    MASSBANK Corp.                     10,167       8,029      2.56   2.77     2,656        2,371      0.64   0.72
MBB     MSB Bancorp Inc.                    4,337       4,373      1.12   1.12     1,230        1,183      0.31   0.33
MBBC    Monterey Bay Bancorp Inc.           1,766         743      0.51   0.56       409          376      0.12   0.13
MBLF    MBLA Financial Corp.                1,792      37,405      1.35   1.33       474          465      0.35   0.36
MBSP    Mitchell Bancorp Inc.                 523       2,812      0.60   0.60       109          109      0.13   0.13
MCBN    Mid-Coast Bancorp Inc.                456       9,412      1.84   1.96       129          116      0.49   0.55
MDBK    Medford Bancorp Inc.               11,390       4,347      2.30   2.39     2,757        3,028      0.64   0.58
MECH    MECH Financial Inc.                13,076       1,717      2.46   2.49     2,003        1,852      0.35   0.38
MERI    Meritrust Federal SB                2,716       1,821      3.32   3.32       652          652      0.79   0.79
METF    Metropolitan Financial Corp.        5,803         523      0.77   0.82     1,810        1,712      0.25   0.26
MFBC    MFB Corp.                           2,028         423      1.18   1.19       502          486      0.29   0.30
MFFC    Milton Federal Financial Corp.      1,275       4,274      0.56   0.58       291          291      0.13   0.13
MFLR    Mayflower Co-operative Bank         1,399      10,981      1.41   1.57       403          334      0.37   0.45
MFSL    Maryland Federal Bancorp            9,523      12,906      1.37   1.45     2,526        2,350      0.35   0.38
MIFC    Mid-Iowa Financial Corp.            1,528       2,716      0.80   0.88       351          351      0.20   0.20
MIVI    Mississippi View Holding Co.          744       5,426      0.94   0.95       177          175      0.24   0.24
MONT    Montgomery Financial Corp.            721       2,011        NA     NA       200          200      0.13   0.13
MRKF    Market Financial Corp.                575       1,221        NA     NA       147          147      0.12   0.12

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

                                                                            Income
                                        ------------------------------------------------------------------------------
                                        Net Income  Core Income  Core EPS  EPS  Net Income  Core Income  Core EPS  EPS
Ticker  Short Name                          LTM         LTM         LTM    LTM      MRQ          MRQ        MRQ    MRQ
--------------------------------------  ------------------------------------------------------------------------------
MSBF    MSB Financial Inc.                  1,123       1,162      0.84   0.91       308          263      0.21   0.25
MSBK    Mutual Savings Bank FSB               495       9,085      0.02   0.12       145           (4)       --   0.03
MWBI    Midwest Bancshares Inc.             1,265       1,384      1.01   1.14       311          286      0.26   0.28
MWBX    MetroWest Bank                      7,555         732      0.53   0.53     1,899        1,892      0.13   0.13
MWFD    Midwest Federal Financial           2,930      10,232      1.30   1.69       777          544      0.32   0.45
MYST    Mystic Financial Inc.                  NA         721        NA     NA       236          228        NA     NA
NASB    North American Savings Bank        12,085         575      4.39   5.38     3,133        2,776      1.24   1.40
NBN     Northeast Bancorp                   1,876       1,038      0.63   0.79       553          482      0.20   0.23
NBSI    North Bancshares Inc.                 636          86      0.39   0.42       120          115      0.08   0.08
NEIB    Northeast Indiana Bancorp           2,085       1,122      1.21   1.21       586          586      0.33   0.33
NHTB    New Hampshire Thrift Bncshrs        2,060       7,509      0.78   0.99       701          383      0.18   0.33
NMSB    NewMil Bancorp Inc.                 2,758       2,247      0.66   0.66       705          819      0.20   0.17
NSLB    NS&L Bancorp Inc.                     456         627      0.64   0.68        68           68      0.14   0.14
NSSY    NSS Bancorp Inc.                    5,928       9,177      0.73   2.46     1,677        1,422      0.59   0.69
NTBK    Net.B@nk Inc.                          NA       1,523        NA     NA    (1,518)      (1,518)       NA     --
NTMG    Nutmeg Federal S&LA                   657         597      0.27   0.41       210          174      0.07   0.09
NWEQ    Northwest Equity Corp.              1,020       2,085      1.30   1.35       285          269      0.35   0.37
NWSB    Northwest Bancorp Inc. (MHC)       19,410       1,630      0.42   0.42     4,941        5,016      0.11   0.11
NYB     New York Bancorp Inc.              52,939       2,775      2.15   2.35    11,992       11,907      0.54   0.54
OCFC    Ocean Financial Corp.              13,550         432      1.64   1.64     3,540        3,539      0.45   0.45
OCN     Ocwen Financial Corp.              78,932       6,408      0.48   1.39    22,934         (512)    (0.01)  0.37
OFCP    Ottawa Financial Corp.              7,527       2,063      1.27   1.33     2,119        1,906      0.33   0.37
OHSL    OHSL Financial Corp.                2,007         486      1.56   1.62       465          416      0.34   0.38
OSFS    Ohio State Financial Services         340         979        NA     NA        80           80        NA     NA
OTFC    Oregon Trail Financial Corp.           NA      19,692        NA     NA       914          914        NA     NA
PBCI    Pamrapo Bancorp Inc.                5,071      48,253      1.66   1.74     1,233        1,072      0.38   0.44
PBCT    People's Bank (MHC)                92,400      13,543      0.88   1.51    25,200       13,305      0.22   0.41
PBHC    Pathfinder Bancorp Inc. (MHC)       1,854      27,114      0.56   0.65       238          137      0.05   0.08
PBKB    People's Bancshares Inc.            5,131       7,183      0.70   1.47     1,328          519      0.16   0.40
PCBC    Perry County Financial Corp.          886       1,928      1.16   1.16       200          200      0.26   0.26
PDB     Piedmont Bancorp Inc.               1,491         340      0.56   0.56       363          362      0.13   0.13
PEDE    Great Pee Dee Bancorp                  NA          NA        NA     NA        46          176        NA     NA
PEEK    Peekskill Financial Corp.           1,993       4,410      0.67   0.67       461          461      0.16   0.16
PERM    Permanent Bancorp Inc.              2,631       4,838      1.20   1.22       705          671      0.31   0.33
PERT    Perpetual Bank (MHC)                1,979      53,595      1.50   1.30       635          628      0.41   0.41
PFDC    Peoples Bancorp                     4,283       1,593      1.25   1.25     1,025        1,025      0.30   0.30
PFED    Park Bancorp Inc.                   1,543       2,448      0.65   0.67       143          182      0.08   0.06
PFFB    PFF Bancorp Inc.                   14,229         886      0.77   0.82     4,752        4,070      0.24   0.28
PFFC    Peoples Financial Corp.               684       1,491      0.49   0.49       122          122      0.09   0.09
PFNC    Progress Financial Corp.            3,872          NA      0.69   0.90       979          729      0.16   0.22
PFSB    PennFed Financial Services Inc     10,685       1,993      1.12   1.13     2,742        2,672      0.28   0.29
PFSL    Pocahontas FS&LA (MHC)              2,371       2,634      1.42   1.44       579          561      0.33   0.34
PHBK    Peoples Heritage Finl Group        73,401       2,028      2.54   2.59    19,997       19,952      0.71   0.71
PHFC    Pittsburgh Home Financial Corp      2,111       4,283      0.99   1.14       571          487      0.26   0.31
PHSB    Peoples Home Savings Bk (MHC)       1,638       1,507        NA     NA       468          430      0.17   0.18
PKPS    Poughkeepsie Financial Corp.        2,429      13,420      0.22   0.18      (953)        (512)    (0.04) (0.08)
PLSK    Pulaski Savings Bank (MHC)          1,121         674        NA     NA       221          221      0.11   0.11
PMFI    Perpetual Midwest Financial         1,931       2,956      0.89   1.01       438          406      0.21   0.23
PRBC    Prestige Bancorp Inc.                 784      10,615      0.90   0.92       154          138      0.16   0.18
PROV    Provident Financial Holdings        4,899       2,336      0.55   1.05     1,153          465      0.10   0.25
PSBK    Progressive Bank Inc.               8,632      71,987      2.15   2.20     2,122        2,083      0.53   0.54
PSFC    Peoples-Sidney Financial Corp.      1,146       1,825        NA     NA       338          338      0.20   0.20
PSFI    PS Financial Inc.                   1,557       1,648        NA     NA       418          417      0.19   0.19
PTRS    Potters Financial Corp.             1,157       2,991      1.15   1.17       274          242      0.25   0.28
PULB    Pulaski Bank, Svgs Bank (MHC)       1,915       1,077      0.80   0.91       473          421      0.20   0.22
PULS    Pulse Bancorp                       5,705       1,722      1.77   1.79     1,362        1,362      0.42   0.42
PVFC    PVF Capital Corp.                   5,039         770      1.73   1.83     1,301        1,232      0.45   0.47
PVSA    Parkvale Financial Corp.           10,591       2,599      2.02   2.02     2,732        2,732      0.52   0.52
PWBC    PennFirst Bancorp Inc.              5,047       8,442      1.04   1.04     1,432        1,405      0.26   0.27
PWBK    Pennwood Bancorp Inc.                 458       1,000      0.86   0.84       112           83      0.16   0.21
QCBC    Quaker City Bancorp Inc.            5,917       1,609      1.24   1.28     1,559        1,536      0.33   0.34
QCFB    QCF Bancorp Inc.                    2,487       1,135      2.04   2.04       654          654      0.57   0.57
QCSB    Queens County Bancorp Inc.         21,681       1,658      1.41   1.43     5,395        5,395      0.38   0.38
RARB    Raritan Bancorp Inc.                3,908       5,640      1.52   1.54       989          986      0.39   0.39

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

                                                                            Income
                                        ------------------------------------------------------------------------------
                                        Net Income  Core Income  Core EPS  EPS  Net Income  Core Income  Core EPS  EPS
Ticker  Short Name                          LTM         LTM         LTM    LTM      MRQ          MRQ        MRQ    MRQ
--------------------------------------  ------------------------------------------------------------------------------
RCBK    Richmond County Financial Corp         NA       4,773        NA     NA     2,811        2,760        NA     NA
REDF    RedFed Bancorp Inc.                10,433      10,591      1.44   1.41     2,865        3,123      0.41   0.38
RELI    Reliance Bancshares Inc.              499       5,053      0.20   0.21       129          126      0.05   0.05
RELY    Reliance Bancorp Inc.              18,089         515      1.86   1.97     4,887        4,806      0.49   0.50
RIVR    River Valley Bancorp                1,076       5,715        NA     NA       315          282      0.26   0.29
ROSE    TR Financial Corp.                 34,728       2,504      1.75   1.96     9,518        8,368      0.47   0.53
RSLN    Roslyn Bancorp Inc.                33,390      21,408        NA     NA     9,425        8,001      0.20   0.24
RVSB    Riverview Bancorp Inc.              3,313       3,808        NA     NA     1,073        1,058        NA     NA
SBFL    SB of the Finger Lakes (MHC)          784      10,683      0.15   0.23       193          157      0.05   0.06
SBOS    Boston Bancorp (The)               37,152         485      3.40   6.98    14,315        5,073      0.95   2.69
SCBS    Southern Community Bancshares         848      17,080      0.87   0.86       216          216      0.22   0.22
SCCB    S. Carolina Community Bancshrs        462         814      0.70   0.70        70           70      0.12   0.12
SFED    SFS Bancorp Inc.                    1,068      31,016      0.90   0.93       279          243      0.23   0.26
SFFC    StateFed Financial Corp.            1,096      38,242      0.72   0.72       273          273      0.18   0.18
SFIN    Statewide Financial Corp.           5,462       3,226      1.27   1.27     1,382        1,382      0.33   0.33
SFSB    SuburbFed Financial Corp.           2,790         518      1.68   2.08       713          530      0.39   0.53
SFSL    Security First Corp.                9,000      18,104      1.07   1.07     2,356        2,329      0.28   0.28
SGVB    SGV Bancorp Inc.                    1,344         792      0.48   0.58       234          225      0.09   0.09
SHEN    First Shenango Bancorp Inc.         4,586         526      2.24   2.24     1,064        1,071      0.52   0.52
SHSB    SHS Bancorp Inc.                     (188)      1,032        NA     NA       147          147        NA     NA
SIB     Staten Island Bancorp Inc.         22,185       1,078        NA     NA     6,037        5,912        NA     NA
SISB    SIS Bancorp Inc.                   11,418       5,461      2.10   1.65       593        3,996      0.61   0.09
SKAN    Skaneateles Bancorp Inc.            1,662       2,258      1.09   1.13       383          378      0.26   0.26
SKBO    First Carnegie Deposit (MHC)          937       9,029        NA     NA       127           92      0.04   0.06
SMBC    Southern Missouri Bancorp Inc.      1,378       1,095      0.82   0.86       293          268      0.16   0.18
SOBI    Sobieski Bancorp Inc.                 497       4,576      0.66   0.66       127          127      0.17   0.17
SOPN    First Savings Bancorp Inc.          5,005         288      1.25   1.25     1,298        1,298      0.32   0.32
SOSA    Somerset Savings Bank               5,967      24,095      0.34   0.35     1,522        1,514      0.09   0.09
SPBC    St. Paul Bancorp Inc.              49,058      14,530      1.41   1.40    12,453       12,294      0.36   0.36
SRN     Southern Banc Co.                     495       1,609      0.42   0.42       103          103      0.09   0.09
SSB     Scotland Bancorp Inc.               1,113         819      0.65   0.65       158          158      0.09   0.09
SSFC    South Street Financial Corp.        2,029       1,457      0.46   0.48      (208)        (236)    (0.06) (0.05)
SSM     Stone Street Bancorp Inc.           1,639         459      0.89   0.89       386          386      0.20   0.20
STFR    St. Francis Capital Corp.          12,359       5,005      2.24   2.33     3,798        2,724      0.52   0.72
STSA    Sterling Financial Corp.            9,636       5,833      1.14   1.25     2,543        2,515      0.33   0.33
SVRN    Sovereign Bancorp Inc.             77,640      49,092      0.91   0.76    30,065       28,764      0.28   0.29
SWBI    Southwest Bancshares                4,111         501      1.49   1.49     1,045        1,165      0.42   0.38
SWCB    Sandwich Bancorp Inc.               4,860       1,108      2.39   2.45     1,428        1,376      0.68   0.71
SZB     SouthFirst Bancshares Inc.            618       1,870      0.84   0.74       250          220      0.24   0.27
THR     Three Rivers Financial Corp.          827       1,639      1.01   1.07       203          186      0.24   0.26
THRD    TF Financial Corp.                  4,874      11,878      1.06   1.25     1,078          929      0.27   0.31
TPNZ    Tappan Zee Financial Inc.           1,032       8,858      0.70   0.72       254          233      0.17   0.18
TRIC    Tri-County Bancorp Inc.               901      92,116      0.77   0.75       218          221      0.18   0.18
TSBK    Timberland Bancorp Inc.             3,329       4,118        NA     NA       779          676        NA     NA
TSBS    Peoples Bancorp Inc. (MHC)          7,462       4,746      0.61   0.82     1,564        1,564      0.17   0.17
TSH     Teche Holding Co.                   3,897         561      1.15   1.20       913          910      0.28   0.28
TWIN    Twin City Bancorp                     903         789      0.60   0.72       290          241      0.19   0.23
UBMT    United Financial Corp.              1,491       4,143      1.22   1.23       402          402      0.33   0.33
UCBC    Union Community Bancorp               886         989        NA     NA        NA           NA        NA     NA
UFRM    United Federal Savings Bank         1,803         924      0.37   0.57       350          179      0.06   0.11
USAB    USABancshares, Inc.                   231       3,109      0.26   0.29       128          122      0.15   0.16
UTBI    United Tennessee Bankshares            NA       5,562        NA     NA       195          195        NA     NA
VABF    Virginia Beach Fed. Financial       3,741       3,689      0.61   0.75     1,099          838      0.17   0.22
WAMU    Washington Mutual Inc.            481,778         759      3.15   1.86   237,900      228,459      0.90   0.94
WAYN    Wayne Savings Bancshares (MHC)      1,889       1,479      0.77   0.83       461          418      0.18   0.20
WBST    Webster Financial Corp.            33,798       1,121      3.53   2.44    14,805       13,868      0.99   1.06
WCBI    Westco Bancorp                      4,708       1,180      1.63   1.75     1,204        1,084      0.41   0.45
WCFB    Webster City Federal SB (MHC)       1,364         206      0.65   0.65       346          346      0.16   0.16
WEFC    Wells Financial Corp.               2,209          NA      1.13   1.16       555          530      0.28   0.29
WEHO    Westwood Homestead Fin. Corp.         883       2,968      0.52   0.33         3          344        NA     --
WES     Westcorp                           36,788     799,978     (0.26)  1.40    10,079       (6,859)    (0.26)  0.38
WFI     Winton Financial Corp.              3,429       1,723      1.44   1.72       960          799      0.40   0.48
WFSL    Washington Federal Inc.           108,033      48,902      2.02   2.04    27,084       26,600      0.50   0.51
WHGB    WHG Bancshares Corp.                  752       4,388      0.56   0.55       153          153      0.12   0.12

                                                                            Income
                                        ------------------------------------------------------------------------------
                                        Net Income  Core Income  Core EPS  EPS  Net Income  Core Income  Core EPS  EPS
Ticker  Short Name                          LTM         LTM         LTM    LTM      MRQ          MRQ        MRQ    MRQ
--------------------------------------  ------------------------------------------------------------------------------
WOFC    Western Ohio Financial Corp.        1,482       1,336      0.80   0.67        60          397      0.20   0.03
WRNB    Warren Bancorp Inc.                 7,285       2,154      1.46   1.83     1,493        1,394      0.35   0.37
WSB     Washington Savings Bank, FSB        2,293       1,389      0.30   0.51       575          258      0.06   0.13
WSBI    Warwick Community Bancorp              NA      (6,707)       NA     NA       694          649        NA     NA
WSFS    WSFS Financial Corp.               16,389       2,863      1.27   1.29     3,872        3,747      0.30   0.31
WSTR    WesterFed Financial Corp.           7,241     106,939      1.30   1.33     2,098        2,022      0.36   0.37
WVFC    WVS Financial Corp.                 3,728         764      2.12   2.11       996        1,030      0.58   0.56
WYNE    Wayne Bancorp Inc.                  2,147       1,712      1.08   1.08       483          483      0.25   0.25
YFCB    Yonkers Financial Corp.             3,093       5,793      1.07   1.09       808          729      0.26   0.29
YFED    York Financial Corp.               11,154       9,400      1.02   1.21     2,911        2,175      0.23   0.31
                                        ------------------------------------------------------------------------------
        Average                            12,531      12,611.20   1.19   1.26     3,479        3,269      0.30   0.32

                                                                            Income
                                        ------------------------------------------------------------------------------
                                        Net Income  Core Income  Core EPS  EPS  Net Income  Core Income  Core EPS  EPS
Ticker  Short Name                          LTM         LTM         LTM    LTM      MRQ          MRQ        MRQ    MRQ
--------------------------------------  ------------------------------------------------------------------------------
        Comparable Thrift Data
CNY     Carver Bancorp Inc.                  (460)        867      0.34  (0.21)      301          179      0.08   0.14
ESBK    Elmira Savings Bank (The)             946       5,832      1.05   1.30       331          174      0.24   0.46
FIBC    Financial Bancorp Inc.              2,611       7,664      1.68   1.57       700          700      0.42   0.42
FKFS    First Keystone Financial            2,694       2,783      1.06   1.19       672          589      0.25   0.29
HRBF    Harbor Federal Bancorp Inc.         1,627       1,594      0.95   0.99       414          352      0.21   0.25
IFSB    Independence Federal Svgs Bank      1,393       8,865      0.46   1.09       211           91      0.07   0.16
PBCI    Pamrapo Bancorp Inc.                5,071      48,253      1.66   1.74     1,233        1,072      0.38   0.44
PHFC    Pittsburgh Home Financial Corp      2,111       4,283      0.99   1.14       571          487      0.26   0.31
SKAN    Skaneateles Bancorp Inc.            1,662       2,258      1.09   1.13       383          378      0.26   0.26
WYNE    Wayne Bancorp Inc.                  2,147       1,712      1.08   1.08       483          483      0.25   0.25
                                        ------------------------------------------------------------------------------
        Average                             1,980       8,411      1.04   1.10       530          451      0.24   0.30
        Median                              1,887       3,533      1.06   1.14       449          431      0.25   0.28
        Maximum                             5,071      48,253      1.68   1.74     1,233        1,072      0.42   0.46
        Minimum                              (460)        867      0.34  (0.21)      211           91      0.07   0.14

                                    Exhibit 6
                               Industry Multiples
                        Pricing Data as of March 3, 1998

                                                           --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                        Current  Current   --------------------------------------------------------------------
                                         Stock    Market                      Price/LTM  Price/               Tangible
                                         Price    Value    Earnings  LTM EPS   Core EPS   Core   Book Value  Book Value  Assets
Ticker  Short Name                        ($)     ($M)       (x)       (x)       (x)      (x)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
%CAL    California Federal Bank             NA         NA       NA       NA        NA        NA        NA          NA        NA
%CCMD   Chevy Chase Bank, FSB               NA         NA       NA       NA        NA        NA        NA          NA        NA
AABC    Access Anytime Bancorp Inc.      10.50      12.53     2.43     8.40      9.37      2.50    139.81      139.81     12.10
AADV    Advantage Bancorp Inc.           68.00     220.02    17.35    20.18     22.97     20.99    213.90      228.65     21.43
ABBK    Abington Bancorp Inc.            21.00      76.38    18.75    19.09     21.65     22.83    210.21      231.02     14.36
ABCL    Alliance Bancorp Inc.            27.75     222.61    21.02    21.68     19.96     22.38    170.04      172.04     16.32
ABCW    Anchor BanCorp Wisconsin         41.88     379.05    18.05    20.23     21.92     20.13    293.86      298.68     19.53
AFBC    Advance Financial Bancorp        20.25      21.96    24.11       NA        NA     26.64    133.58      133.58     20.33
AFCB    Affiliated Community Bancorp     37.38     243.07    20.76    21.00     21.73     22.79    212.24      213.33     21.04
AFED    AFSALA Bancorp Inc.              19.00      26.19    19.79    20.43     20.43     19.79    116.21      116.21     16.39
AHCI    Ambanc Holding Co.               18.25      78.59    24.01    49.32     62.93     32.59    130.54      130.54     14.85
AHM     H.F. Ahmanson & Co.              61.00   6,639.85    17.13    16.99     19.30     17.53    296.55      347.38     12.17
ALBC    Albion Banc Corp.                10.75       8.06    22.40    24.43     25.00     22.40    133.04      133.04     11.39
ALBK    ALBANK Financial Corp.           49.00     632.44    11.04    15.46     15.61     11.14    175.88      226.43     15.49
AMFC    AMB Financial Corp.              17.56      16.93    15.68    15.97     24.74     27.44    114.57      114.57     16.93
ANA     Acadiana Bancshares Inc.         22.13      58.78    19.07    20.68     21.27     20.49    128.56      128.56     21.78
ANDB    Andover Bancorp Inc.             39.63     204.79    15.24    15.91     16.24     15.72    191.24      191.24     15.48
ANE     Alliance Bncp of New England     20.00      32.73    15.15    16.26     23.53     38.46    174.06      179.05     13.24
ASBI    Ameriana Bancorp                 20.13      65.03    16.23    17.97     19.73     17.97    147.65      147.76     16.55
ASBP    ASB Financial Corp.              13.75      22.49    21.48    21.48     21.48     21.48    129.84      129.84     20.08
ASFC    Astoria Financial Corp.          57.25   1,499.82    19.34    18.83     20.23     21.05    176.59      253.77     14.25
ATSB    AmTrust Capital Corp.            14.75       7.53    28.37    25.88     59.00        NM    100.61      101.65     10.89
AVND    Avondale Financial Corp.         15.50      51.52     6.25       NM        NM        NM    112.08      112.08      9.50
BANC    BankAtlantic Bancorp Inc.        13.63     338.73    12.62    13.90     26.72     34.06    169.47      194.09     11.45
BDJI    First Federal Bancorp.           20.75      20.71    19.95    24.13     24.13     19.95    171.35      171.35     17.43
BFD     BostonFed Bancorp Inc.           21.75     120.07    17.54    17.54     19.59     20.91    138.36      143.56     12.32
BFFC    Big Foot Financial Corp.         23.00      57.79    28.75       NA        NA     44.23    152.42      152.42     26.72
BFSB    Bedford Bancshares Inc.          29.25      33.42    22.16    20.60     20.60     22.16    160.01      160.01     24.41
BKC     American Bank of Connecticut     50.00     116.05    14.04    14.75     17.01     18.12    201.45      208.33     18.16
BKCT    Bancorp Connecticut Inc.         19.50      99.30    18.06    18.06     20.31     20.31    211.50      211.50     22.41
BKUNA   BankUnited Financial Corp.       14.25     202.48    29.69    26.89     33.14     50.89    156.08      175.71      6.69
BNKU    Bank United Corp.                47.13   1,488.94    18.70    19.00     21.62     19.00    243.04      249.34     11.89
BPLS    Bank Plus Corp.                  14.75     285.67    40.97    22.35     20.21     14.75    157.59      173.12      6.85
BTHL    Bethel Bancorp                   12.50      15.15    16.45    13.02     16.89     19.53     91.17      108.60      6.89
BVCC    Bay View Capital Corp.           34.63     697.60    96.18    32.67     23.88     24.73    240.79      289.99     12.87
BWFC    Bank West Financial Corp.        14.63      38.37       NM    32.50     44.32     52.23    165.63      165.63     22.62
BYFC    Broadway Financial Corp.         12.75      11.01    28.98    32.69     29.65    159.38     86.32       86.32      8.49
CAFI    Camco Financial Corp.            25.38      81.63    15.86    14.84     18.26     24.40    166.72      179.71     15.68
CAPS    Capital Savings Bancorp Inc.     22.13      41.84    17.29    17.99     18.91     19.07    183.15      183.15     17.28
CASB    Cascade Financial Corp.          15.50      52.62    18.45    20.39     20.95     20.39    179.61      179.61     12.45
CASH    First Midwest Financial Inc.     22.88      61.58    15.89    17.46     18.75     17.33    139.57      156.46     15.11
CATB    Catskill Financial Corp.         18.63      86.24    21.16    21.91     21.91     21.16    120.32      120.32     29.27
CBCI    Calumet Bancorp Inc.             39.00     122.52    13.54    17.03     16.96     12.83    150.12      150.12     25.18
CBES    CBES Bancorp Inc.                25.50      25.83    28.98    21.61     24.76     39.84    149.30      149.30     23.45
CBK     Citizens First Financial Corp.   21.13      50.64    19.56    28.55     42.25     75.45    127.26      127.26     18.51
CBSA    Coastal Bancorp Inc.             32.00     160.29    14.81    14.22     14.29     14.81    154.81      182.13      5.51
CBSB    Charter Financial Inc.           32.69     136.56    35.53    26.58     33.70     38.91    229.55      256.38     35.68
CCFH    CCF Holding Co.                  21.13      19.06       NM   140.83        NM        NM    163.51      163.51     17.43
CEBK    Central Co-operative Bank        31.00      60.92    22.79    21.68     23.66     22.79    168.94      186.86     16.59
CENB    Century Bancorp Inc.             93.75      38.19    25.20    21.65     21.60     25.20    123.84      123.84     37.34
CENF    CENFED Financial Corp.           42.56     255.04    14.78    17.59     19.52     15.42    197.88      198.15     11.01
CFB     Commercial Federal Corp.         35.19   1,418.21    16.29    17.00     17.25     16.92    250.27      277.51     15.96
CFBC    Community First Banking Co.      44.00     106.20       NA       NA        NA        NA    139.73      141.62     26.91
CFCP    Coastal Financial Corp.          20.56      96.11    15.58    16.32     19.58     20.56    285.20      285.20     17.04
CFFC    Community Financial Corp.        29.00      37.04    27.88    19.33     19.33     27.88    152.71      152.71     20.18
CFNC    Carolina Fincorp Inc.            17.63      33.59    23.19    23.19     24.14     24.48    125.36      125.36     28.46
CFSB    CFSB Bancorp Inc.                29.31     223.00    20.94    21.88     23.45     22.90    330.10      330.10     26.15
CFTP    Community Federal Bancorp        18.63      86.21    31.04    29.10     29.10     31.04    126.44      126.44     37.70
CFX     CFX Corp.                        30.75     740.18    48.05    39.42     28.74     27.46    301.18      312.18     25.76
CIBI    Community Investors Bancorp      17.25      15.57    17.25    16.27     16.27     17.25    140.13      140.13     16.24
CKFB    CKF Bancorp Inc.                 19.63      17.01    18.87    15.21     20.23     18.87    114.50      114.50     27.07
CLAS    Classic Bancshares Inc.          20.00      26.00    21.74    22.47     28.57     21.74    130.04      152.44     19.58
CMRN    Cameron Financial Corp           19.50      49.96    22.16    20.31     20.31     22.16    110.42      110.42     23.67
CMSB    Commonwealth Bancorp Inc.        20.38     331.04    19.59    19.98     29.11     29.96    154.12      195.16     14.59
CMSV    Community Savings Bnkshrs(MHC)   36.25     184.69    29.23    33.56     36.62     39.40    223.49      223.49     26.04
CNIT    CENIT Bancorp Inc.               71.50     112.57    17.52    21.67     22.20     18.82    230.57      251.76     16.86
CNSB    CNS Bancorp Inc.                 18.00      29.76    34.62    35.29     34.62     34.62    125.52      125.52     30.54
CNY     Carver Bancorp Inc.              14.75      34.14    26.34       NM     43.38     46.09     96.85      100.68      8.21
COFI    Charter One Financial            60.25   3,846.89       NM    26.31     18.95     19.82    279.45      299.16     19.47
CONE    Conestoga Bancorp, Inc.             NA         NA       NA       NA        NA        NA        NA          NA        NA
COOP    Cooperative Bankshares Inc.      18.00      53.72    25.00    25.71     26.09     26.47    189.87      189.87     14.55
CRSB    Crusader Holding Corp.           14.81      51.85    11.95       NA        NA     13.23        NM          NM     25.87
CRZY    Crazy Woman Creek Bancorp        16.88      16.11    20.09    21.63     21.36     20.09    112.20      112.20     26.51
CSBF    CSB Financial Group Inc.         13.25      11.13    27.60    49.07     53.00     30.11    101.22      107.55     23.37
CTZN    CitFed Bancorp Inc.              51.00     666.43    23.18    25.12     25.12     23.18    315.99      346.00     19.16

                                                           --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                        Current  Current   --------------------------------------------------------------------
                                         Stock    Market                      Price/LTM  Price/               Tangible
                                         Price    Value    Earnings  LTM EPS   Core EPS   Core   Book Value  Book Value  Assets
Ticker  Short Name                        ($)     ($M)       (x)       (x)       (x)      (x)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
CVAL    Chester Valley Bancorp Inc.      32.50      70.77    21.38    22.57     23.90     22.57    245.47      245.47     21.64
DCBI    Delphos Citizens Bancorp Inc.    23.50      45.72    26.70    24.74     24.74     26.70    158.46      158.46     42.43
DIBK    Dime Financial Corp.             31.13     160.73     9.38     9.85      9.91      9.38    202.77      208.19     16.77
DIME    Dime Community Bancorp Inc.      24.00     298.51    25.00    25.53     26.97     26.09    160.32      185.47     20.06
DME     Dime Bancorp Inc.                30.13   3,505.28    41.84    26.90     26.90     34.23    266.59      324.97     16.04
DNFC    D & N Financial Corp.            25.75     234.30    16.09    16.83     18.80     18.93    238.87      241.10     12.91
DSL     Downey Financial Corp.           29.25     782.61    13.80    17.31     17.94     14.06    181.90          NA     13.41
EBI     Equality Bancorp Inc.            15.88      39.46       NA       NA        NA        NA    153.98      153.98     17.21
EBSI    Eagle Bancshares                 20.00     114.37    16.67    22.22     18.35     16.67    155.76      155.76     12.24
EFBC    Empire Federal Bancorp Inc.      17.63      45.69    25.92       NA        NA     25.92    113.64      113.64     41.33
EFBI    Enterprise Federal Bancorp       33.50      66.53    33.50    29.91     33.50     34.90    205.40      205.52     22.08
EGFC    Eagle Financial Corp.            52.81     344.01    17.84    39.12     30.53     18.09    225.79      278.55     15.95
EGLB    Eagle BancGroup Inc.             20.63      24.29    57.29    47.97     66.53    103.13    119.63      119.63     14.19
EMLD    Emerald Financial Corp.          21.50     109.06    17.92    18.22     19.20     19.91    224.90      228.00     18.06
EQSB    Equitable Federal Savings Bank   30.00      36.50    17.05    16.67     16.85     17.44    217.86      217.86     11.33
ESBK    Elmira Savings Bank (The)        29.13      21.60    15.83    22.40     27.74     30.34    145.12      149.05      9.46
ESX     Essex Bancorp Inc.                5.31       5.62       NM       NM        NM        NM        NM          NM      2.93
ETFS    East Texas Financial Services    21.25      21.81    35.42    28.33     30.36     37.95    103.96      103.96     18.16
FAB     FIRSTFED AMERICA BANCORP INC.    19.63     170.88    20.44       NA        NA     25.82    122.58      122.58     14.74
FBBC    First Bell Bancorp Inc.          18.75     122.07    15.12    15.24     15.63     15.12    167.26      167.26     18.07
FBCI    Fidelity Bancorp Inc.            25.38      71.43    18.66    70.49     23.71     18.66    139.27      139.50     14.58
FBCV    1ST Bancorp                      27.50      29.97    17.19    15.28     23.31     20.83    130.46      132.79     11.71
FBER    1st Bergen Bancorp               19.50      55.86    27.08    26.71     26.71     27.08    143.70      143.70     19.62
FBHC    Fort Bend Holding Corp.          20.75      34.75    22.55    21.39     30.07     37.05    168.97      180.28     11.43
FBNW    FirstBank Corp.                  19.63      38.93    19.63       NA        NA     35.04    121.22      121.22     21.24
FBSI    First Bancshares Inc.            16.00      34.97    17.39    18.39     19.28     17.39    150.38      150.38     21.65
FCB     Falmouth Bancorp Inc.            23.50      34.19    23.50    35.07     41.96     29.38    146.33      146.33     35.04
FCBF    FCB Financial Corp.              32.25     124.57    17.92    23.20     22.55     19.20    170.01      170.01     23.96
FCME    First Coastal Corp.              14.63      19.88    15.23     3.26      3.39     19.24    137.20      137.20     13.38
FDEF    First Defiance Financial         15.38     131.11    34.94    24.80     25.63     34.94    122.71      122.71     22.62
FED     FirstFed Financial Corp.         40.81     432.11    16.73    18.98     19.34     17.59    193.98      195.65     10.39
FESX    First Essex Bancorp Inc.         25.13     189.35    20.94    20.10     22.43     20.94    207.99      236.58     15.81
FFBA    First Colorado Bancorp Inc.      27.13     455.93    18.84    22.23     23.38     21.88    217.87      222.34     29.31
FFBH    First Federal Bancshares of AR   25.25     123.63    21.77    20.87     21.96     21.77    151.74      151.74     22.60
FFBI    First Financial Bancorp Inc.     23.25       9.65    20.04       NM     25.55     26.42    128.45      128.45     11.46
FFBS    FFBS BanCorp Inc.                22.25      34.98    18.54    18.54     18.54     18.54    147.64      147.64     25.92
FFBZ    First Federal Bancorp Inc.       23.56      37.11    28.05    21.42     22.44     29.45    257.80      258.08     17.77
FFCH    First Financial Holdings Inc.    53.31     360.43    24.23    23.91     24.57     24.23    312.14      312.14     20.10
FFDB    FirstFed Bancorp Inc.            23.75      27.43    17.46    17.21     17.21     17.46    158.33      172.48     15.34
FFDF    FFD Financial Corp.              19.25      27.81    40.10    16.18     34.38     40.10    125.16      125.16     30.11
FFED    Fidelity Federal Bancorp          9.69      30.30    18.63    15.14     15.88     24.22    192.99      192.99     14.04
FFES    First Federal of East Hartford   38.88     105.18    17.05    19.25     17.43     16.76    157.01      157.01     10.70
FFFC    FFVA Financial Corp.             38.50     176.36    87.50    28.10     23.77     24.68    213.65      217.76     30.42
FFFD    North Central Bancshares Inc.    21.00      68.60    15.44    17.36     18.10     18.10    136.10      136.10     30.91
FFFL    Fidelity Bankshares Inc. (MHC)   32.75     222.21    27.29    34.84     40.94     37.22    258.89      260.54     21.24
FFHH    FSF Financial Corp.              20.50      62.43    19.71    18.64     18.64     19.71    125.46      125.46     15.34
FFHS    First Franklin Corp.             27.00      32.18    20.45    26.47     22.31     22.50    154.37      155.26     13.92
FFIC    Flushing Financial Corp.         24.38     191.70    19.04    20.66     21.57     20.31    140.49      146.22     17.61
FFKY    First Federal Financial Corp.    22.00      90.83    15.71    14.86     15.07     15.71    171.74      181.67     23.48
FFLC    FFLC Bancorp Inc.                19.00      71.14    19.00    19.79     20.88     19.00    138.28      138.28     17.77
FFOH    Fidelity Financial of Ohio       18.19     101.72    19.77    20.44     21.40     21.65    158.29      179.55     19.01
FFPB    First Palm Beach Bancorp Inc.    39.38     199.03    21.88    21.28     27.73     37.86    171.57      175.47     10.93
FFSL    First Independence Corp.         14.75      14.07    20.49    20.49     20.49     20.49    123.85      123.85     12.38
FFSX    First Fed SB of Siouxland(MHC)   35.50     100.62    31.70    29.83     30.87     32.87    247.56      249.47     21.92
FFWC    FFW Corp.                        18.75      27.18    13.79    14.88     15.12     14.20    147.75      162.06     14.14
FFWD    Wood Bancorp Inc.                21.00      55.67    25.00    24.71     27.63     29.17    261.19      261.19     33.43
FFYF    FFY Financial Corp.              35.00     142.45    17.50    17.95     18.13     17.86    170.48      170.48     23.17
FGHC    First Georgia Holding Inc.       10.19      31.10    16.98    18.87     22.64     16.98    224.90      242.57     18.69
FIBC    Financial Bancorp Inc.           26.00      44.45    15.48    16.56     15.48     15.48    161.49      162.20     14.42
FISB    First Indiana Corp.              28.50     361.04    18.75    20.96     25.91     25.45    235.93      238.69     22.38
FKFS    First Keystone Financial         17.25      41.62    14.87    14.50     16.27     17.25    166.18      166.18     11.00
FKKY    Frankfort First Bancorp Inc.     16.38      26.51    17.06   116.96     27.29     17.06    117.64      117.64     19.96
FLAG    FLAG Financial Corp.             20.00      40.74    20.00    20.00     25.00     25.00    187.62      187.62     17.08
FLFC    First Liberty Financial Corp.    32.50     251.83    17.66    26.42     25.79     23.21    260.21      286.34     19.74
FLGS    Flagstar Bancorp Inc.            22.13     302.45    12.29    12.64     12.64     12.29    248.88      259.07     14.87
FLKY    First Lancaster Bancshares       15.13      14.39    31.51    27.50     27.50     31.51    103.45      103.45     30.49
FMBD    First Mutual Bancorp Inc.        19.25      67.51    80.21    62.10     74.04    120.31    114.58      149.46     17.25
FMCO    FMS Financial Corp.              34.75      82.97    15.24    15.24     15.31     15.24    219.94      223.19     14.27
FMSB    First Mutual Savings Bank        18.00      74.25    16.67    16.82     17.14     16.07    242.26      242.26     16.66
FNGB    First Northern Capital Corp.     13.13     116.10    18.23    19.89     20.83     19.30    157.19      157.19     17.39
FOBC    Fed One Bancorp                  36.63      86.99    26.93    26.93     27.13     26.93    207.27      216.33     23.72
FPRY    First Financial Bancorp             NA         NA       NA       NA        NA        NA        NA          NA        NA
FSBI    Fidelity Bancorp Inc.            29.25      45.77    17.84    17.01     17.41     17.84    169.96      169.96     11.62
FSFF    First SecurityFed Financial      15.31      98.13       NA       NA        NA        NA        NA          NA        NA
FSLA    First Savings Bank (MHC)         45.38     363.74    36.59    39.12     37.19     36.59    357.85      391.84     34.66

                                                           --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                        Current  Current   --------------------------------------------------------------------
                                         Stock    Market                      Price/LTM  Price/               Tangible
                                         Price    Value    Earnings  LTM EPS   Core EPS   Core   Book Value  Book Value  Assets
Ticker  Short Name                        ($)     ($M)       (x)       (x)       (x)      (x)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
FSNJ    Bayonne Bancshares Inc.          13.88     126.10    26.68       NA        NA     26.68    130.53      130.53     20.56
FSPG    First Home Bancorp Inc.          30.00      81.25    17.86    17.44     17.86     18.29    225.39      228.83     15.47
FSPT    FirstSpartan Financial Corp.     43.25     191.60    25.15       NA        NA     25.15    146.51      146.51     38.68
FSSB    First FS&LA of San Bernardino     9.63       3.16       NM       NM        NM        NM     70.36       73.03      3.05
FSTC    First Citizens Corp.             32.00      88.72    17.39    15.38     17.02     19.51    248.83      311.28     25.12
FTF     Texarkana First Financial Corp   29.50      51.91    16.76    16.67     16.95     17.99    190.08      190.08     28.80
FTFC    First Federal Capital Corp.      31.63     290.65    16.47    17.87     22.59     23.25    265.76      280.86     18.82
FTNB    Fulton Bancorp Inc.              21.75      37.28    27.19    28.62     35.08     36.25    144.42      144.42     34.63
FTSB    Fort Thomas Financial Corp.      15.50      22.85    18.45    18.90     18.90     18.45    144.72      144.72     22.88
FWWB    First SB of Washington Bancorp   25.25     252.78    18.57    19.13     20.20     20.36    156.64      169.12     22.56
GAF     GA Financial Inc.                19.13     147.60    14.94    16.63     17.55     17.08    127.08      128.27     18.83
GDVS    Greater Delaware Valley (MHC)    31.00     101.45    59.62    50.00     50.00     59.62    347.92      347.92     38.95
GDW     Golden West Financial            88.69   5,061.29    13.69    14.47     14.68     13.86    187.58      187.58     12.78
GFCO    Glenway Financial Corp.          20.50      46.79    18.98    19.71     19.71     18.98    165.19      166.94     15.35
GFED    Guaranty Federal Bcshs Inc.      12.25      76.21       NA       NA        NA        NA    109.57      109.57     33.05
GFSB    GFS Bancorp Inc.                 17.13      17.06    15.86    15.02     15.86     20.39    152.49      152.49     18.05
GLMR    Gilmer Financial Svcs, Inc.      14.13       2.70       NM   117.71     20.77        NM     71.05       71.05      6.41
GOSB    GSB Financial Corp.              16.63      37.38    29.69       NA        NA     37.78    113.40      113.40     32.26
GPT     GreenPoint Financial Corp.       72.25   3,057.62    18.43    19.42     20.07     18.62    212.50      389.70     23.37
GSB     Golden State Bancorp Inc.        35.75   1,824.08    21.80    23.83     19.86     18.24    215.10      238.33     11.38
GSBC    Great Southern Bancorp Inc.      25.50     205.22    14.49    15.64     16.89     16.35    313.65      316.38     27.41
GSFC    Green Street Financial Corp.     17.75      76.29    26.10    26.10     26.10     26.10    120.50      120.50     42.45
GSLA    GS Financial Corp.               20.69      71.14    30.42       NA        NA     30.42    125.84      125.84     54.27
GTPS    Great American Bancorp           20.00      33.44    33.33    40.82     40.82     33.33    108.28      108.28     23.55
GUPB    GFSB Bancorp Inc.                20.38      16.31    16.98    18.69     18.69     16.98    113.76      113.76     14.22
HALL    Hallmark Capital Corp.           16.00      46.94    16.67    16.84     17.20     16.67    148.84      148.84     11.35
HARB    Harbor Florida Bancorp (MHC)     71.75     358.36    22.15    25.18     26.09     24.91    354.50      365.33     31.64
HARL    Harleysville Savings Bank        29.25      48.76    15.23    14.55     14.55     15.23    205.55      205.55     14.01
HARS    Harris Financial Inc. (MHC)      20.75     701.15    64.84    39.90     56.08     86.46    392.25      439.62     31.85
HAVN    Haven Bancorp Inc.               24.75     217.42    18.20    19.96     19.80     18.20    192.61      193.21     11.01
HBBI    Home Building Bancorp            22.50       7.01    23.44    19.74     20.64     25.57    109.17      109.17     16.53
HBEI    Home Bancorp of Elgin Inc.       18.38     125.98    45.94    41.76     43.75     45.94    132.29      132.29     35.73
HBFW    Home Bancorp                     34.13      81.40    30.47    27.97     28.20     31.60    191.39      191.39     23.25
HBNK    Highland Bancorp Inc.            35.75      82.88    12.41    13.86     17.88     12.95    199.72      199.72     15.08
HBS     Haywood Bancshares Inc.          21.88      27.35     8.29    14.02     14.02      8.29    126.23      130.68     17.90
HCBB    HCB Bancshares Inc.              14.50      38.35    51.79       NA        NA     51.79    100.35      103.94     18.71
HCBC    High Country Bancorp Inc.        14.75      19.51       NA       NA        NA        NA        NA          NA        NA
HCFC    Home City Financial Corp.        18.84      17.05    16.24       NA        NA     16.24    123.97      123.97     24.31
HEMT    HF Bancorp Inc.                  18.00     113.42    40.91       NM     50.00     40.91    135.44      161.00     10.65
HFBC    HopFed Bancorp Inc.              16.94      68.32       NA       NA        NA        NA        NA          NA        NA
HFFB    Harrodsburg First Fin Bancorp    16.75      31.23    20.94    21.20     21.20     20.94    105.68      105.68     30.54
HFFC    HF Financial Corp.               29.13      86.72    13.24    14.71     15.83     13.74    155.75      155.75     14.93
HFGI    Harrington Financial Group       12.00      38.95       NM    38.71     38.71        NM    160.00      160.00      7.15
HFNC    HFNC Financial Corp.             14.38     247.14    21.14    21.46     27.12     32.67    148.81      148.81     27.13
HFSA    Hardin Bancorp Inc.              18.75      15.44    16.74    18.75     20.38     18.75    118.00      118.00     13.38
HFWA    Heritage Financial Corp.         14.88     145.05       NA       NA        NA        NA        NA          NA        NA
HHFC    Harvest Home Financial Corp.     14.75      13.15    26.34    22.35     22.35     26.34    126.94      126.94     14.12
HIFS    Hingham Instit. for Savings      33.00      43.02    16.18    16.50     16.50     16.18    201.22      201.22     19.33
HMLK    Hemlock Federal Financial Corp   18.75      38.93    21.31       NA        NA     21.31    127.99      127.99     22.04
HMNF    HMN Financial Inc.               29.00     120.19    23.39    20.57     25.66     31.52    142.30      153.28     17.39
HOMF    Home Federal Bancorp             32.50     166.40    16.58    18.36     20.83     20.83    266.18      273.80     23.42
HPBC    Home Port Bancorp Inc.           26.63      49.04    14.16    14.87     15.21     14.79    223.36      223.36     23.49
HRBF    Harbor Federal Bancorp Inc.      24.50      41.49    24.50    24.75     25.79     29.17    142.28      142.28     17.76
HRZB    Horizon Financial Corp.          17.88     133.28    15.96    16.10     16.25     15.41    157.07      157.07     25.01
HTHR    Hawthorne Financial Corp.        19.69      60.80    10.47    14.92     15.75     10.47    140.53      140.53      6.82
HWEN    Home Financial Bancorp            9.25       8.59    23.13    24.34     31.90     38.54    116.35      116.35     19.75
HZFS    Horizon Financial Svcs Corp.     14.50      12.37    14.50    17.26     21.64     20.14    137.05      137.05     13.93
IBSF    IBS Financial Corp.              17.88     195.63    31.92    33.10     33.10     31.92    151.48      151.48     26.86
IFSB    Independence Federal Svgs Bank   16.25      20.82    25.39    14.91     35.33     58.04    114.20      128.26      8.28
INBI    Industrial Bancorp Inc.          18.38      93.76    16.41    17.84     17.84     16.41    154.02      154.02     25.76
INCB    Indiana Community Bank SB        20.63      19.02    34.38    39.66     39.66     34.38    164.08      164.08     19.94
IPSW    Ipswich Savings Bank             14.25      33.99    14.84    16.19     19.79     18.75    287.30      287.30     14.96
ITLA    ITLA Capital Corp.               19.88     156.45    11.83    12.66     12.66     11.83    157.49          NA     15.40
IWBK    InterWest Bancorp Inc.           41.50     333.54    16.47    16.53     19.04     21.17    250.00      254.29     16.83
JOAC    Joachim Bancorp Inc.             16.63      12.01    46.18    46.18     46.18     46.18    121.35      121.35     35.09
JSB     JSB Financial Inc.               53.63     531.96    16.35    18.75     21.03     20.95    149.33      149.33     34.67
JSBA    Jefferson Savings Bancorp        26.00     260.39    26.00    23.85     24.76     28.26    211.55      269.71     20.70
JXSB    Jacksonville Savings Bk (MHC)    23.00      43.89    57.50    46.00     57.50     95.83    250.82      250.82     26.12
JXVL    Jacksonville Bancorp Inc.        20.25      49.48    15.82    14.89     14.89     15.82    143.72      143.72     21.02
KFBI    Klamath First Bancorp            22.25     222.37    25.28    23.92     23.92     25.28    139.76      152.92     22.80
KNK     Kankakee Bancorp Inc.            33.81      46.38    16.91    16.91     17.25     17.61    122.64      130.10     13.51
KSAV    KS Bancorp Inc.                     NA         NA       NA       NA        NA        NA        NA          NA        NA
KSBK    KSB Bancorp Inc.                 18.50      22.92    12.85    14.23     14.68     13.60    198.29      207.63     15.01
KYF     Kentucky First Bancorp Inc.      13.75      17.23    21.48    17.63     17.86     21.48    121.47      121.47     20.67
LARK    Landmark Bancshares Inc.         22.00      37.15    15.71    16.06     17.46     16.67    112.88      112.88     15.90

                                                           --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                        Current  Current   --------------------------------------------------------------------
                                         Stock    Market                      Price/LTM  Price/               Tangible
                                         Price    Value    Earnings  LTM EPS   Core EPS   Core   Book Value  Book Value  Assets
Ticker  Short Name                        ($)     ($M)       (x)       (x)       (x)      (x)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
LARL    Laurel Capital Group Inc.        21.50      46.76    18.53    16.93     16.93     17.34    207.33      207.33     21.91
LFBI    Little Falls Bancorp Inc.        20.00      52.16    27.78    29.85     33.33     27.78    137.65      149.25     16.08
LFCO    Life Financial Corp.             16.63     108.82     5.69     6.68      6.39      5.13    198.63      198.63     26.58
LFED    Leeds Federal Bankshares (MHC)   22.00     114.01    34.38    33.33     33.33     34.38    235.29      235.29     39.13
LISB    Long Island Bancorp Inc.         61.13   1,468.75    26.81    28.30     34.15     33.96    263.58      265.99     24.19
LOGN    Logansport Financial Corp.       17.38      21.91    14.98    18.29     18.10     14.48    132.43      132.43     25.44
LONF    London Financial Corp.           15.00       7.65    15.00    17.44     18.75     15.63    146.63      146.63     20.18
LSBI    LSB Financial Corp.              29.63      27.15    15.11    16.74     18.63     17.22    143.53      143.53     13.14
LSBX    Lawrence Savings Bank            18.13      77.72     5.39     9.96     10.07      5.46    206.67      206.67     21.60
LVSB    Lakeview Financial               26.00     108.27    25.00    18.57     29.55     25.00    195.64      231.32     20.90
LXMO    Lexington B&L Financial Corp.    16.50      18.49    24.26    23.57     23.57     24.26    111.56      111.56     29.71
MAFB    MAF Bancorp Inc.                 38.00     570.49    16.10    15.97     16.17     16.67    216.52      245.80     16.50
MARN    Marion Capital Holdings          26.50      47.21    23.66    17.43     17.43     23.66    118.41      121.00     24.61
MASB    MASSBANK Corp.                   49.75     177.65    17.27    17.96     19.43     19.43    171.20      173.71     19.20
MBB     MSB Bancorp Inc.                 34.75      98.83    26.33    31.03     31.03     28.02    155.13      291.04     12.77
MBBC    Monterey Bay Bancorp Inc.        20.00      64.59    38.46    35.71     39.22     41.67    126.34      135.50     15.83
MBLF    MBLA Financial Corp.             28.13      35.27    19.53    21.15     20.83     20.09    126.01      126.01     15.98
MBSP    Mitchell Bancorp Inc.            16.63      15.48    31.97    27.71     27.71     31.97    106.84      106.84     42.87
MCBN    Mid-Coast Bancorp Inc.           37.38       8.86    16.99    19.07     20.31     19.07    169.66      169.66     14.14
MDBK    Medford Bancorp Inc.             43.50     197.54    18.75    18.20     18.91     16.99    194.63      206.85     17.40
MECH    MECH Financial Inc.              26.25     138.95    17.27    10.54     10.67     18.75    156.90      156.90     15.57
MERI    Meritrust Federal SB             79.50      61.55    25.16    23.95     23.95     25.16    309.82      309.82     26.32
METF    Metropolitan Financial Corp.     16.00     112.82    15.38    19.51     20.78     16.00    307.69      334.73     12.20
MFBC    MFB Corp.                        27.75      45.14    23.13    23.32     23.52     23.92    134.64      134.64     17.09
MFFC    Milton Federal Financial Corp.   16.13      36.55    31.01    27.80     28.79     31.01    132.06      132.06     16.70
MFLR    Mayflower Co-operative Bank      26.50      23.83    14.72    16.88     18.79     17.91    185.19      188.08     18.07
MFSL    Maryland Federal Bancorp         36.13     234.14    23.77    24.91     26.37     25.80    228.06      230.39     19.75
MIFC    Mid-Iowa Financial Corp.         11.88      20.31    14.84    13.49     14.84     14.84    160.26      160.47     15.00
MIVI    Mississippi View Holding Co.     18.88      13.97    19.66    19.87     20.08     19.66    112.02      112.02     20.36
MONT    Montgomery Financial Corp.       12.75      21.08    24.52       NA        NA     24.52    107.23      107.23     19.94
MRKF    Market Financial Corp.           17.31      23.13    36.07       NA        NA     36.07    114.43      114.43     40.69
MSBF    MSB Financial Inc.               17.13      21.09    17.13    18.82     20.39     20.39    162.17      162.17     27.34
MSBK    Mutual Savings Bank FSB          13.50      57.81   112.50   112.50        NM        NM    136.23      136.23      8.97
MWBI    Midwest Bancshares Inc.          16.63      16.97    14.84    14.58     16.46     15.99    158.94      158.94     11.49
MWBX    MetroWest Bank                    8.00     112.87    15.38    15.09     15.09     15.38    252.37      252.37     18.54
MWFD    Midwest Federal Financial        29.63      48.22    16.46    17.53     22.79     23.14    253.21      261.94     22.78
MYST    Mystic Financial Inc.            17.31      46.94       NA       NA        NA        NA        NA          NA        NA
NASB    North American Savings Bank      65.50     146.70    11.70    12.17     14.92     13.21    235.36      242.41     19.98
NBN     Northeast Bancorp                18.06      40.15    19.63    22.86     28.67     22.58    189.94      215.04     13.20
NBSI    North Bancshares Inc.            17.50      25.02    54.69    41.67     44.87     54.69    150.86      150.86     20.35
NEIB    Northeast Indiana Bancorp        21.75      37.33    16.48    17.98     17.98     16.48    140.23      140.23     20.14
NHTB    New Hampshire Thrift Bncshrs     20.25      42.29    15.34    20.45     25.96     28.13    168.19      195.84     13.16
NMSB    NewMil Bancorp Inc.              13.50      52.37    19.85    20.45     20.45     16.88    158.08      158.08     14.73
NSLB    NS&L Bancorp Inc.                17.38      12.26    31.03    25.55     27.15     31.03    104.61      105.37     20.67
NSSY    NSS Bancorp Inc.                 42.13         NA    15.26    17.12     57.71     17.85    187.31      192.97     15.24
NTBK    Net.B@nk Inc.                    16.75     102.94       NM       NA        NA        NA    294.38      294.38    126.89
NTMG    Nutmeg Federal S&LA              10.38      10.24    28.82    25.30     38.43     37.05    176.45      176.45      9.73
NWEQ    Northwest Equity Corp.           21.50      18.03    14.53    15.93     16.54     15.36    145.07      145.07     18.11
NWSB    Northwest Bancorp Inc. (MHC)     15.63     731.21    35.51    37.20     37.20     35.51    351.91      396.57     32.52
NYB     New York Bancorp Inc.            40.06     855.72    18.55    17.05     18.63     18.55    480.37      480.37     26.21
OCFC    Ocean Financial Corp.            35.50     284.53    19.72    21.65     21.65     19.72    128.48      128.48     19.49
OCN     Ocwen Financial Corp.            30.00   1,816.98    20.27    21.58     62.50        NM    432.90      449.78     59.21
OFCP    Ottawa Financial Corp.           29.81     158.40    20.14    22.42     23.47     22.59    207.47      255.03     17.88
OHSL    OHSL Financial Corp.             36.75      45.61    24.18    22.69     23.56     27.02    170.14      170.14     19.09
OSFS    Ohio State Financial Services    16.00      10.15       NA       NA        NA        NA     97.15       97.15     26.32
OTFC    Oregon Trail Financial Corp.     18.25      79.07       NA       NA        NA        NA    118.97      118.97     30.76
PBCI    Pamrapo Bancorp Inc.             26.63      75.69    15.13    15.30     16.04     17.52    155.98      156.99     20.09
PBCT    People's Bank (MHC)              38.06   2,328.03    23.21    25.21     43.25     43.25    327.85      329.55     28.45
PBHC    Pathfinder Bancorp Inc. (MHC)    21.00      60.37    65.63    32.31     37.50    105.00    256.10      302.16     30.72
PBKB    People's Bancshares Inc.         22.25      73.17    13.91    15.14     31.79     34.77    242.90      252.55      9.59
PCBC    Perry County Financial Corp.     23.88      19.77    22.96    20.58     20.58     22.96    120.82      120.82     23.25
PDB     Piedmont Bancorp Inc.            10.75      29.57    20.67    19.20     19.20     20.67    140.34      140.34     22.72
PEDE    Great Pee Dee Bancorp            16.25      35.78       NA       NA        NA        NA    114.84      114.84     49.21
PEEK    Peekskill Financial Corp.        16.88      52.77    26.37    25.19     25.19     26.37    113.48      113.48     28.65
PERM    Permanent Bancorp Inc.           28.50      60.07    21.59    23.36     23.75     22.98    137.88      139.50     14.28
PERT    Perpetual Bank (MHC)             65.00      98.08    39.63    50.00     43.33     39.63    320.35      320.35     33.58
PFDC    Peoples Bancorp                  22.25      75.24    18.54    17.80     17.80     18.54    167.92      167.92     25.64
PFED    Park Bancorp Inc.                18.88      44.03    78.65    28.17     29.04     58.98    114.05      114.05     24.88
PFFB    PFF Bancorp Inc.                 19.13     343.40    17.08    23.32     24.84     19.92    127.93      129.22     12.42
PFFC    Peoples Financial Corp.          16.50      23.37    45.83    33.67     33.67     45.83    150.27      150.27     28.35
PFNC    Progress Financial Corp.         17.25      70.10    19.60    19.17     25.00     26.95    279.13      332.37     14.21
PFSB    PennFed Financial Services Inc   18.50     178.45    15.95    16.37     16.52     16.52    160.59      187.44     12.09
PFSL    Pocahontas FS&LA (MHC)           44.25      72.23    32.54    30.73     31.16     33.52    291.89      291.89     18.55
PHBK    Peoples Heritage Finl Group      46.81   1,298.47    16.48    18.07     18.43     16.48    273.28      363.74     19.11
PHFC    Pittsburgh Home Financial Corp   18.00      35.45    14.52    15.79     18.18     17.31    143.77      145.51     11.83

                                                           --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                        Current  Current   --------------------------------------------------------------------
                                         Stock    Market                      Price/LTM  Price/               Tangible
                                         Price    Value    Earnings  LTM EPS   Core EPS   Core   Book Value  Book Value  Assets
Ticker  Short Name                        ($)     ($M)       (x)       (x)       (x)      (x)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
PHSB    Peoples Home Savings Bk (MHC)    19.00      52.44    26.39       NA        NA     27.94    183.22      183.22     24.08
PKPS    Poughkeepsie Financial Corp.     10.63     133.98       NM    59.03     48.30        NM    184.78      184.78     15.30
PLSK    Pulaski Savings Bank (MHC)       18.25      38.47    41.48       NA        NA     41.48    177.36      177.36     21.17
PMFI    Perpetual Midwest Financial      29.50      56.52    32.07    29.21     33.15     35.12    159.55      159.55     14.23
PRBC    Prestige Bancorp Inc.            19.00      17.38    26.39    20.65     21.11     29.69    111.24      111.24     12.13
PROV    Provident Financial Holdings     23.00     107.51    23.00    21.90     41.82     57.50    128.85      128.85     14.91
PSBK    Progressive Bank Inc.            41.00     157.10    18.98    18.64     19.07     19.34    200.20      220.79     17.78
PSFC    Peoples-Sidney Financial Corp.   17.88      31.91    22.34       NA        NA     22.34    112.78      112.78     30.04
PSFI    PS Financial Inc.                14.13      29.29    18.59       NA        NA     18.59     95.70       95.70     35.71
PTRS    Potters Financial Corp.          18.75      18.09    16.74    16.03     16.30     18.75    167.26      167.26     14.74
PULB    Pulaski Bank, Svgs Bank (MHC)    49.13     103.01    55.82    53.98     61.41     61.41    425.69      425.69     57.08
PULS    Pulse Bancorp                    26.25      81.17    15.63    14.66     14.83     15.63    183.44      183.44     15.03
PVFC    PVF Capital Corp.                21.75      57.83    11.57    11.89     12.57     12.08    200.46      200.46     14.60
PVSA    Parkvale Financial Corp.         31.19     159.95    14.99    15.44     15.44     14.99    197.52      198.65     15.63
PWBC    PennFirst Bancorp Inc.           19.13     101.57    17.71    18.39     18.39     18.39    147.57      166.02     12.35
PWBK    Pennwood Bancorp Inc.            22.00      12.11    26.19    26.19     25.58     34.38    131.26      131.26     25.66
QCBC    Quaker City Bancorp Inc.         20.00      93.16    14.71    15.63     16.13     15.15    127.15      127.15     10.97
QCFB    QCF Bancorp Inc.                 28.13      38.86    12.34    13.79     13.79     12.34    144.90      144.90     25.46
QCSB    Queens County Bancorp Inc.       39.50     589.06    25.99    27.62     28.01     25.99    297.89      297.89     38.73
RARB    Raritan Bancorp Inc.             27.44      65.09    17.59    17.82     18.05     17.59    210.90      213.86     15.94
RCBK    Richmond County Financial Corp   16.94     414.41       NA       NA        NA        NA        NA          NA        NA
REDF    RedFed Bancorp Inc.              19.75     142.84    12.99    14.01     13.72     12.04    169.53      170.11     14.15
RELI    Reliance Bancshares Inc.          8.88      22.74    44.38    42.26     44.38     44.38    101.89      101.89     51.06
RELY    Reliance Bancorp Inc.            36.88     355.25    18.44    18.72     19.83     18.81    185.12      271.74     15.84
RIVR    River Valley Bancorp             19.75      23.51    17.03       NA        NA     18.99    133.45      135.37     16.98
ROSE    TR Financial Corp.               34.25     602.73    16.16    17.47     19.57     18.22    235.56      235.56     15.68
RSLN    Roslyn Bancorp Inc.              22.25     971.04    23.18       NA        NA     27.81    154.51      155.27     26.97
RVSB    Riverview Bancorp Inc.           16.00      98.13       NA       NA        NA        NA    164.10      170.03     37.30
SBFL    SB of the Finger Lakes (MHC)     15.50      55.34    64.58    67.39    103.33     77.50    260.07      260.07     24.27
SBOS    Boston Bancorp (The)                NA         NA       NA       NA        NA        NA        NA          NA        NA
SCBS    Southern Community Bancshares    18.00      20.47    20.45    20.93     20.69     20.45    145.16      145.16     28.88
SCCB    S. Carolina Community Bancshrs   21.50      12.54    44.79    30.71     30.71     44.79    134.46      134.46     27.81
SFED    SFS Bancorp Inc.                 23.00      27.79    22.12    24.73     25.56     25.00    129.72      129.72     15.93
SFFC    StateFed Financial Corp.         14.25      22.22    19.79    19.79     19.79     19.79    141.93      141.93     25.05
SFIN    Statewide Financial Corp.        22.63     102.02    17.14    17.81     17.81     17.14    157.78      158.00     14.77
SFSB    SuburbFed Financial Corp.        48.75      61.70    23.00    23.44     29.02     31.25    209.14      209.77     14.07
SFSL    Security First Corp.             21.75     163.74    19.42    20.33     20.33     19.42    259.55      263.64     24.29
SGVB    SGV Bancorp Inc.                 17.63      41.34    48.96    30.39     36.72     48.96    134.23      136.21     10.14
SHEN    First Shenango Bancorp Inc.      43.25      89.48    20.79    19.31     19.31     20.79    186.99      186.99     23.86
SHSB    SHS Bancorp Inc.                 18.00      14.76       NA       NA        NA        NA        NA          NA        NA
SIB     Staten Island Bancorp Inc.       20.13     908.25       NA       NA        NA        NA        NA          NA        NA
SISB    SIS Bancorp Inc.                 37.38     259.67   103.82    22.65     17.80     15.32    205.70      205.70     14.98
SKAN    Skaneateles Bancorp Inc.         19.13      27.48    18.39    16.92     17.55     18.39    155.49      159.77     10.73
SKBO    First Carnegie Deposit (MHC)     18.63      42.84    77.60       NA        NA    116.41    173.42      173.42     29.82
SMBC    Southern Missouri Bancorp Inc.   22.25      35.52    30.90    25.87     27.13     34.77    135.09      135.09     22.43
SOBI    Sobieski Bancorp Inc.            21.50      16.86    31.62    32.58     32.58     31.62    121.13      121.13     18.76
SOPN    First Savings Bancorp Inc.       23.50      87.07    18.36    18.80     18.80     18.36    126.96      126.96     28.91
SOSA    Somerset Savings Bank             4.88      81.21    13.54    13.93     14.34     13.54    226.74      226.74     15.05
SPBC    St. Paul Bancorp Inc.            26.81     917.13    18.62    19.15     19.02     18.62    219.42      219.96     20.12
SRN     Southern Banc Co.                16.88      20.76    46.88    40.18     40.18     46.88    113.71      114.64     19.75
SSB     Scotland Bancorp Inc.            10.13      19.38    28.13    15.58     15.58     28.13    130.98      130.98     31.52
SSFC    South Street Financial Corp.     13.00      60.79       NM    27.08     28.26        NM    165.61      165.61     26.61
SSM     Stone Street Bancorp Inc.        20.38      38.67    25.47    22.89     22.89     25.47    124.85      124.85     36.91
STFR    St. Francis Capital Corp.        43.88     230.40    15.23    18.83     19.59     21.09    177.42      198.98     14.42
STSA    Sterling Financial Corp.         23.69     179.31    17.95    18.95     20.78     17.95    174.30      188.60      9.56
SVRN    Sovereign Bancorp Inc.           20.38   1,903.92    17.56    26.81     22.39     18.19    267.74      322.39     13.28
SWBI    Southwest Bancshares             31.50      85.51    20.72    21.14     21.14     18.75    194.20      194.20     23.22
SWCB    Sandwich Bancorp Inc.            58.00     112.65    20.42    23.67     24.27     21.32    268.15      277.78     21.72
SZB     SouthFirst Bancshares Inc.       21.75      21.22    20.14    29.39     25.89     22.66    132.62      132.62     12.83
THR     Three Rivers Financial Corp.     23.00      18.96    22.12    21.50     22.77     23.96    144.47      144.93     19.45
THRD    TF Financial Corp.               25.75      82.07    20.77    20.60     24.29     23.84    148.33      177.71     13.75
TPNZ    Tappan Zee Financial Inc.        18.50      27.34    25.69    25.69     26.43     27.21    127.06      127.06     21.62
TRIC    Tri-County Bancorp Inc.          14.00      16.34    19.44    18.67     18.18     19.44    118.24      118.24     18.16
TSBK    Timberland Bancorp Inc.          17.81     117.79       NA       NA        NA        NA        NA          NA        NA
TSBS    Peoples Bancorp Inc. (MHC)       42.75     386.74    62.87    52.13     70.08     62.87    351.56      389.34     60.39
TSH     Teche Holding Co.                21.00      72.19    18.75    17.50     18.26     18.75    130.52      130.52     17.67
TWIN    Twin City Bancorp                14.75      18.77    16.03    20.49     24.58     19.41    135.69      135.69     17.55
UBMT    United Financial Corp.           27.00      33.03    20.45    21.95     22.13     20.45    133.40      133.40     32.04
UCBC    Union Community Bancorp          14.63      44.49       NA       NA        NA        NA        NA          NA        NA
UFRM    United Federal Savings Bank      18.25      57.84    41.48    32.02     49.32     76.04    263.35      263.35     19.02
USAB    USABancshares, Inc.              10.50       7.69    16.41    36.21     40.38     17.50    156.02      158.37     11.97
UTBI    United Tennessee Bankshares      14.13      20.55       NA       NA        NA        NA        NA          NA        NA
VABF    Virginia Beach Fed. Financial    19.88      98.99    22.59    26.50     32.58     29.23    228.45      228.45     16.34
WAMU    Washington Mutual Inc.           68.19  17,562.50    18.14    36.66     21.65     18.94    327.83      352.03     18.09
WAYN    Wayne Savings Bancshares (MHC)   29.50      66.59    36.88    35.54     38.31     40.97    275.19      275.19     26.10

                                                           --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                        Current  Current   --------------------------------------------------------------------
                                         Stock    Market                      Price/LTM  Price/               Tangible
                                         Price    Value    Earnings  LTM EPS   Core EPS   Core   Book Value  Book Value  Assets
Ticker  Short Name                        ($)     ($M)       (x)       (x)       (x)      (x)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
WBST    Webster Financial Corp.          64.25     877.22    15.15    26.33     18.20     16.22    229.55      263.21     12.50
WCBI    Westco Bancorp                   29.00      71.47    16.11    16.57     17.79     17.68    147.06      147.06     22.62
WCFB    Webster City Federal SB (MHC)    20.50      43.24    32.03    31.54     31.54     32.03    193.40      193.40     45.46
WEFC    Wells Financial Corp.            18.88      36.98    16.27    16.27     16.70     16.85    124.75      124.75     18.36
WEHO    Westwood Homestead Fin. Corp.    14.75      41.94       NM    44.70     28.37        NA    139.15      139.15     31.24
WES     Westcorp                         18.69     491.09    12.29    13.35        NM        NM    140.83      141.15     13.17
WFI     Winton Financial Corp.           27.50      55.20    14.32    15.99     19.10     17.19    226.15      230.32     16.72
WFSL    Washington Federal Inc.          28.00   1,464.00    13.73    13.73     13.86     14.00    198.72      215.55     25.62
WHGB    WHG Bancshares Corp.             18.50      25.70    38.54    33.64     33.04     38.54    129.01      129.01     25.36
WOFC    Western Ohio Financial Corp.     25.88      62.86   215.63    38.62     32.34     32.34    110.58      118.48     15.34
WRNB    Warren Bancorp Inc.              23.25      88.49    15.71    12.70     15.92     16.61    221.01      221.01     23.85
WSB     Washington Savings Bank, FSB      8.38      36.81    16.11    16.42     27.92     34.90    163.26      163.26     13.89
WSBI    Warwick Community Bancorp        16.19     106.95       NA       NA        NA        NA        NA          NA        NA
WSFS    WSFS Financial Corp.             20.50     255.43    16.53    15.89     16.14     17.08    294.54      296.24     16.86
WSTR    WesterFed Financial Corp.        25.94     144.78    17.53    19.50     19.95     18.01    134.32      165.32     13.98
WVFC    WVS Financial Corp.              38.00      68.71    16.96    18.01     17.92     16.38    214.08      214.08     22.81
WYNE    Wayne Bancorp Inc.               25.75      51.86    25.75    23.84     23.84     25.75    156.16      156.16     19.40
YFCB    Yonkers Financial Corp.          19.00      57.39    16.38    17.43     17.76     18.27    127.77      127.77     17.30
YFED    York Financial Corp.             25.00     221.29    20.16    20.66     24.51     27.17    211.15      211.15     18.72

                                                           --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                        Current  Current   --------------------------------------------------------------------
                                         Stock    Market                      Price/LTM  Price/               Tangible
                                         Price    Value    Earnings  LTM EPS   Core EPS   Core   Book Value  Book Value  Assets
Ticker  Short Name                        ($)     ($M)       (x)       (x)       (x)      (x)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
        New Jersey
FBER    1st Bergen Bancorp               19.50      55.86    27.08    26.71     26.71     27.08    143.70      143.70     19.62
FMCO    FMS Financial Corp.              34.75      82.97    15.24    15.24     15.31     15.24    219.94      223.19     14.27
FSLA    First Savings Bank (MHC)         45.38     363.74    36.59    39.12     37.19     36.59    357.85      391.84     34.66
FSNJ    Bayonne Bancshares Inc.          13.88     126.10    26.68       NA        NA     26.68    130.53      130.53     20.56
FSPG    First Home Bancorp Inc.          30.00      81.25    17.86    17.44     17.86     18.29    225.39      228.83     15.47
IBSF    IBS Financial Corp.              17.88     195.63    31.92    33.10     33.10     31.92    151.48      151.48     26.86
LFBI    Little Falls Bancorp Inc.        20.00      52.16    27.78    29.85     33.33     27.78    137.65      149.25     16.08
LVSB    Lakeview Financial               26.00     108.27    25.00    18.57     29.55     25.00    195.64      231.32     20.90
OCFC    Ocean Financial Corp.            35.50     284.53    19.72    21.65     21.65     19.72    128.48      128.48     19.49
PBCI    Pamrapo Bancorp Inc.             26.63      75.69    15.13    15.30     16.04     17.52    155.98      156.99     20.09
PFSB    PennFed Financial Services Inc   18.50     178.45    15.95    16.37     16.52     16.52    160.59      187.44     12.09
PLSK    Pulaski Savings Bank (MHC)       18.25      38.47    41.48       NA        NA     41.48    177.36      177.36     21.17
PULS    Pulse Bancorp                    26.25      81.17    15.63    14.66     14.83     15.63    183.44      183.44     15.03
RARB    Raritan Bancorp Inc.             27.44      65.09    17.59    17.82     18.05     17.59    210.90      213.86     15.94
SFIN    Statewide Financial Corp.        22.63     102.02    17.14    17.81     17.81     17.14    157.78      158.00     14.77
TSBS    Peoples Bancorp Inc. (MHC)       42.75     386.74    62.87    52.13     70.08     62.87    351.56      389.34     60.39
WYNE    Wayne Bancorp Inc.               25.75      51.86    25.75    23.84     23.84     25.75    156.16      156.16     19.40

        New Jersey Average                         137.06    25.85    23.97     26.12     26.05    190.85      200.07     21.58
        New Jersey Median                           82.97    25.00    18.57     21.65     25.00    160.59      177.36     19.49

                                                           --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                        Current  Current   --------------------------------------------------------------------
                                         Stock    Market                      Price/LTM  Price/               Tangible
                                         Price    Value    Earnings  LTM EPS   Core EPS   Core   Book Value  Book Value  Assets
Ticker  Short Name                        ($)     ($M)       (x)       (x)       (x)      (x)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
        Comparable Group
CNY     Carver Bancorp Inc.              14.75      34.14    26.34       NM     43.38     46.09     96.85      100.68      8.21
ESBK    Elmira Savings Bank (The)        29.13      21.60    15.83    22.40     27.74     30.34    145.12      149.05      9.46
FIBC    Financial Bancorp Inc.           26.00      44.45    15.48    16.56     15.48     15.48    161.49      162.20     14.42
FKFS    First Keystone Financial         17.25      41.62    14.87    14.50     16.27     17.25    166.18      166.18     11.00
HRBF    Harbor Federal Bancorp Inc.      24.50      41.49    24.50    24.75     25.79     29.17    142.28      142.28     17.76
IFSB    Independence Federal Svgs Bank   16.25      20.82    25.39    14.91     35.33     58.04    114.20      128.26      8.28
PBCI    Pamrapo Bancorp Inc.             26.63      75.69    15.13    15.30     16.04     17.52    155.98      156.99     20.09
PHFC    Pittsburgh Home Financial Corp   18.00      35.45    14.52    15.79     18.18     17.31    143.77      145.51     11.83
SKAN    Skaneateles Bancorp Inc.         19.13      27.48    18.39    16.92     17.55     18.39    155.49      159.77     10.73
WYNE    Wayne Bancorp Inc.               25.75      51.86    25.75    23.84     23.84     25.75    156.16      156.16     19.40

        Comparable Average                          39.46    19.62    18.33     23.96     27.53    143.75      146.71     13.12
        Comparable Median                           38.47    17.11    16.56     21.01     22.07    150.31      152.61     11.42

        All Public Average                         257.62    24.24    23.93     24.85     26.31    176.79      184.17     20.72
        All Public Median                           61.70    19.60    20.41     21.59     21.05    157.54      162.12     18.70

        New Jersey Average                         137.06    25.85    23.97     26.12     26.05    190.85      200.07     21.58
        New Jersey Median                           82.97    25.00    18.57     21.65     25.00    160.59      177.36     19.49

                                         Current       LTM
                                        Dividend    Dividend
                                          Yield   Payout Ratio
Ticker  Short Name                         (%)         (%)
--------------------------------------------------------------
%CAL    California Federal Bank             NA           NA
%CCMD   Chevy Chase Bank, FSB               NA           NA
AABC    Access Anytime Bancorp Inc.       0.00         0.00
AADV    Advantage Bancorp Inc.            0.59        11.87
ABBK    Abington Bancorp Inc.             0.95        18.18
ABCL    Alliance Bancorp Inc.             1.59        30.86
ABCW    Anchor BanCorp Wisconsin          0.76        14.13
AFBC    Advance Financial Bancorp         1.58           NA
AFCB    Affiliated Community Bancorp      1.61        28.65
AFED    AFSALA Bancorp Inc.               1.47        15.05
AHCI    Ambanc Holding Co.                1.32        13.51
AHM     H.F. Ahmanson & Co.               1.44        24.51
ALBC    Albion Banc Corp.                 0.99        35.59
ALBK    ALBANK Financial Corp.            1.47        20.82
AMFC    AMB Financial Corp.               1.59        22.73
ANA     Acadiana Bancshares Inc.          1.99        33.64
ANDB    Andover Bancorp Inc.              1.92        27.31
ANE     Alliance Bncp of New England      1.00        14.23
ASBI    Ameriana Bancorp                  3.18        54.46
ASBP    ASB Financial Corp.               2.91        62.50
ASFC    Astoria Financial Corp.           1.40        18.42
ATSB    AmTrust Capital Corp.             1.36        35.09
AVND    Avondale Financial Corp.          0.00         0.00
BANC    BankAtlantic Bancorp Inc.         0.97       838.57
BDJI    First Federal Bancorp.            0.00         0.00
BFD     BostonFed Bancorp Inc.            1.29        20.97
BFFC    Big Foot Financial Corp.          0.00           NA
BFSB    Bedford Bancshares Inc.           1.92        38.73
BKC     American Bank of Connecticut      3.04        46.61
BKCT    Bancorp Connecticut Inc.          2.67        42.82
BKUNA   BankUnited Financial Corp.        0.00         0.00
BNKU    Bank United Corp.                 1.36        23.39
BPLS    Bank Plus Corp.                   0.00         0.00
BTHL    Bethel Bancorp                    2.56        20.83
BVCC    Bay View Capital Corp.            1.16        32.08
BWFC    Bank West Financial Corp.         1.64        43.42
BYFC    Broadway Financial Corp.          1.57        51.28
CAFI    Camco Financial Corp.             2.13        29.70
CAPS    Capital Savings Bancorp Inc.      1.09        19.51
CASB    Cascade Financial Corp.           0.00         0.00
CASH    First Midwest Financial Inc.      2.10        29.77
CATB    Catskill Financial Corp.          1.72        34.12
CBCI    Calumet Bancorp Inc.              0.00         0.00
CBES    CBES Bancorp Inc.                 1.57        33.90
CBK     Citizens First Financial Corp.    0.00         0.00
CBSA    Coastal Bancorp Inc.              1.50        20.44
CBSB    Charter Financial Inc.            0.98        26.02
CCFH    CCF Holding Co.                   2.58       469.73
CEBK    Central Co-operative Bank         1.03        22.38
CENB    Century Bancorp Inc.              2.13        34.64
CENF    CENFED Financial Corp.            0.85        13.86
CFB     Commercial Federal Corp.          0.63         9.43
CFBC    Community First Banking Co.       1.36           NA
CFCP    Coastal Financial Corp.           1.75        27.98
CFFC    Community Financial Corp.         1.93        36.67
CFNC    Carolina Fincorp Inc.             1.36        22.37
CFSB    CFSB Bancorp Inc.                 1.64        31.66
CFTP    Community Federal Bancorp         1.72       438.28
CFX     CFX Corp.                         2.86       112.82
CIBI    Community Investors Bancorp       1.86        27.68
CKFB    CKF Bancorp Inc.                  2.55       113.95
CLAS    Classic Bancshares Inc.           1.40        31.46
CMRN    Cameron Financial Corp            1.44        29.17
CMSB    Commonwealth Bancorp Inc.         1.37        27.45
CMSV    Community Savings Bnkshrs(MHC)    2.48        81.02
CNIT    CENIT Bancorp Inc.                1.68        30.30
CNSB    CNS Bancorp Inc.                  1.33        41.18
CNY     Carver Bancorp Inc.               0.00           NM
COFI    Charter One Financial             1.66        41.28
CONE    Conestoga Bancorp, Inc.             NA        28.17
COOP    Cooperative Bankshares Inc.       0.00         0.00
CRSB    Crusader Holding Corp.            0.00           NA
CRZY    Crazy Woman Creek Bancorp         2.37        51.28
CSBF    CSB Financial Group Inc.          0.00         0.00
CTZN    CitFed Bancorp Inc.               0.71        11.16

                                         Current       LTM
                                        Dividend    Dividend
                                          Yield   Payout Ratio
Ticker  Short Name                         (%)         (%)
--------------------------------------------------------------
CVAL    Chester Valley Bancorp Inc.       1.35        31.49
DCBI    Delphos Citizens Bancorp Inc.     1.02         0.00
DIBK    Dime Financial Corp.              1.54        12.66
DIME    Dime Community Bancorp Inc.       1.33        11.17
DME     Dime Bancorp Inc.                 0.53        10.71
DNFC    D & N Financial Corp.             0.71         5.95
DSL     Downey Financial Corp.            1.09        18.71
EBI     Equality Bancorp Inc.             1.51           NA
EBSI    Eagle Bancshares                  3.00        66.67
EFBC    Empire Federal Bancorp Inc.       1.70           NA
EFBI    Enterprise Federal Bancorp        2.99        89.29
EGFC    Eagle Financial Corp.             1.89        71.11
EGLB    Eagle BancGroup Inc.              0.00         0.00
EMLD    Emerald Financial Corp.           1.30        20.34
EQSB    Equitable Federal Savings Bank    0.00         0.00
ESBK    Elmira Savings Bank (The)         2.20        46.89
ESX     Essex Bancorp Inc.                0.00         0.00
ETFS    East Texas Financial Services     0.94        26.67
FAB     FIRSTFED AMERICA BANCORP INC.     0.00           NA
FBBC    First Bell Bancorp Inc.           2.13        32.52
FBCI    Fidelity Bancorp Inc.             1.58        88.89
FBCV    1ST Bancorp                       0.97        14.29
FBER    1st Bergen Bancorp                1.03        19.18
FBHC    Fort Bend Holding Corp.           1.93        22.68
FBNW    FirstBank Corp.                   1.43           NA
FBSI    First Bancshares Inc.             0.63        11.49
FCB     Falmouth Bancorp Inc.             1.02        29.85
FCBF    FCB Financial Corp.               2.48        54.68
FCME    First Coastal Corp.               0.00         0.00
FDEF    First Defiance Financial          2.34        53.23
FED     FirstFed Financial Corp.          0.00         0.00
FESX    First Essex Bancorp Inc.          2.23        40.00
FFBA    First Colorado Bancorp Inc.       1.92        37.70
FFBH    First Federal Bancshares of AR    1.11        13.22
FFBI    First Financial Bancorp Inc.      0.00         0.00
FFBS    FFBS BanCorp Inc.                 2.25       208.33
FFBZ    First Federal Bancorp Inc.        1.19        22.73
FFCH    First Financial Holdings Inc.     1.58        33.63
FFDB    FirstFed Bancorp Inc.             2.11        41.67
FFDF    FFD Financial Corp.               1.56        23.11
FFED    Fidelity Federal Bancorp          4.13        62.50
FFES    First Federal of East Hartford    1.75        29.70
FFFC    FFVA Financial Corp.              1.56        37.23
FFFD    North Central Bancshares Inc.     1.52        20.66
FFFL    Fidelity Bankshares Inc. (MHC)    2.75        87.77
FFHH    FSF Financial Corp.               2.44        45.45
FFHS    First Franklin Corp.              1.48        33.33
FFIC    Flushing Financial Corp.          1.31        18.64
FFKY    First Federal Financial Corp.     2.55        36.49
FFLC    FFLC Bancorp Inc.                 1.90        30.00
FFOH    Fidelity Financial of Ohio        1.54       143.82
FFPB    First Palm Beach Bancorp Inc.     1.78        33.78
FFSL    First Independence Corp.          2.03        34.72
FFSX    First Fed SB of Siouxland(MHC)    1.35        40.34
FFWC    FFW Corp.                         1.92        27.38
FFWD    Wood Bancorp Inc.                 1.62        31.39
FFYF    FFY Financial Corp.               2.29        37.18
FGHC    First Georgia Holding Inc.        3.93         0.00
FIBC    Financial Bancorp Inc.            1.92        25.48
FISB    First Indiana Corp.               1.68        29.41
FKFS    First Keystone Financial          1.16         8.40
FKKY    Frankfort First Bancorp Inc.      4.89           NM
FLAG    FLAG Financial Corp.              1.70        34.00
FLFC    First Liberty Financial Corp.     1.35        33.33
FLGS    Flagstar Bancorp Inc.             1.09         0.00
FLKY    First Lancaster Bancshares        3.31        45.45
FMBD    First Mutual Bancorp Inc.         1.66       103.23
FMCO    FMS Financial Corp.               0.81         9.65
FMSB    First Mutual Savings Bank         1.11        46.44
FNGB    First Northern Capital Corp.      2.74        48.48
FOBC    Fed One Bancorp                   1.69        44.12
FPRY    First Financial Bancorp             NA        39.66
FSBI    Fidelity Bancorp Inc.             1.23        20.45
FSFF    First SecurityFed Financial       0.00           NA
FSLA    First Savings Bank (MHC)          1.06        36.99

                                         Current       LTM
                                        Dividend    Dividend
                                          Yield   Payout Ratio
Ticker  Short Name                         (%)         (%)
--------------------------------------------------------------
FSNJ    Bayonne Bancshares Inc.           1.23           NA
FSPG    First Home Bancorp Inc.           1.33        23.26
FSPT    FirstSpartan Financial Corp.      1.39           NA
FSSB    First FS&LA of San Bernardino     0.00         0.00
FSTC    First Citizens Corp.              1.00        14.42
FTF     Texarkana First Financial Corp    1.90        30.08
FTFC    First Federal Capital Corp.       1.52        26.37
FTNB    Fulton Bancorp Inc.               0.92        26.32
FTSB    Fort Thomas Financial Corp.       1.61        36.59
FWWB    First SB of Washington Bancorp    1.43        21.21
GAF     GA Financial Inc.                 2.51        36.52
GDVS    Greater Delaware Valley (MHC)     1.16        58.06
GDW     Golden West Financial             0.56         7.42
GFCO    Glenway Financial Corp.           1.95        35.58
GFED    Guaranty Federal Bcshs Inc.       1.86           NA
GFSB    GFS Bancorp Inc.                  1.52        21.49
GLMR    Gilmer Financial Svcs, Inc.       0.00         0.00
GOSB    GSB Financial Corp.               0.00           NA
GPT     GreenPoint Financial Corp.        1.77        26.88
GSB     Golden State Bancorp Inc.         0.00         0.00
GSBC    Great Southern Bancorp Inc.       1.73        25.15
GSFC    Green Street Financial Corp.      2.48        85.29
GSLA    GS Financial Corp.                1.35           NA
GTPS    Great American Bancorp            2.00        81.63
GUPB    GFSB Bancorp Inc.                 1.96        36.70
HALL    Hallmark Capital Corp.            0.00         0.00
HARB    Harbor Florida Bancorp (MHC)      1.95        49.12
HARL    Harleysville Savings Bank         1.50        20.40
HARS    Harris Financial Inc. (MHC)       1.06        38.44
HAVN    Haven Bancorp Inc.                1.21        24.19
HBBI    Home Building Bancorp             1.33        26.32
HBEI    Home Bancorp of Elgin Inc.        2.18        68.18
HBFW    Home Bancorp                      0.59        16.39
HBNK    Highland Bancorp Inc.             0.00         0.00
HBS     Haywood Bancshares Inc.           2.74        35.90
HCBB    HCB Bancshares Inc.               1.38           NA
HCBC    High Country Bancorp Inc.         0.00           NA
HCFC    Home City Financial Corp.         1.91           NA
HEMT    HF Bancorp Inc.                   0.00         0.00
HFBC    HopFed Bancorp Inc.               0.00           NA
HFFB    Harrodsburg First Fin Bancorp     2.39        75.95
HFFC    HF Financial Corp.                1.44        19.70
HFGI    Harrington Financial Group        1.00        29.03
HFNC    HFNC Financial Corp.              2.23       788.06
HFSA    Hardin Bancorp Inc.               2.56        46.00
HFWA    Heritage Financial Corp.          0.00           NA
HHFC    Harvest Home Financial Corp.      2.98        62.12
HIFS    Hingham Instit. for Savings       1.46        29.50
HMLK    Hemlock Federal Financial Corp    1.49           NA
HMNF    HMN Financial Inc.                0.00         0.00
HOMF    Home Federal Bancorp              1.23        18.12
HPBC    Home Port Bancorp Inc.            3.01        44.69
HRBF    Harbor Federal Bancorp Inc.       1.96        44.44
HRZB    Horizon Financial Corp.           2.46        36.67
HTHR    Hawthorne Financial Corp.         0.00         0.00
HWEN    Home Financial Bancorp            1.08        26.32
HZFS    Horizon Financial Svcs Corp.      1.24        19.64
IBSF    IBS Financial Corp.               2.24        64.74
IFSB    Independence Federal Svgs Bank    6.15        20.18
INBI    Industrial Bancorp Inc.           3.05        46.60
INCB    Indiana Community Bank SB         1.75        69.23
IPSW    Ipswich Savings Bank              1.12        14.20
ITLA    ITLA Capital Corp.                0.00         0.00
IWBK    InterWest Bancorp Inc.            1.74        25.10
JOAC    Joachim Bancorp Inc.              3.01       138.89
JSB     JSB Financial Inc.                2.98        47.20
JSBA    Jefferson Savings Bancorp         1.08        17.43
JXSB    Jacksonville Savings Bk (MHC)     1.30        55.02
JXVL    Jacksonville Bancorp Inc.         2.47        36.76
KFBI    Klamath First Bancorp             1.44        33.33
KNK     Kankakee Bancorp Inc.             1.42        24.00
KSAV    KS Bancorp Inc.                     NA        63.46
KSBK    KSB Bancorp Inc.                  0.54         5.64
KYF     Kentucky First Bancorp Inc.       3.64        64.10
LARK    Landmark Bancshares Inc.          1.82        29.20

                                         Current       LTM
                                        Dividend    Dividend
                                          Yield   Payout Ratio
Ticker  Short Name                         (%)         (%)
--------------------------------------------------------------
LARL    Laurel Capital Group Inc.         1.61        25.20
LFBI    Little Falls Bancorp Inc.         1.00        19.40
LFCO    Life Financial Corp.              0.00         0.00
LFED    Leeds Federal Bankshares (MHC)    2.55        78.80
LISB    Long Island Bancorp Inc.          0.98        27.78
LOGN    Logansport Financial Corp.        2.30        42.11
LONF    London Financial Corp.            1.60       609.30
LSBI    LSB Financial Corp.               1.35        18.49
LSBX    Lawrence Savings Bank             0.00         0.00
LVSB    Lakeview Financial                0.48         8.94
LXMO    Lexington B&L Financial Corp.     1.82        21.43
MAFB    MAF Bancorp Inc.                  0.74        11.34
MARN    Marion Capital Holdings           3.32        56.58
MASB    MASSBANK Corp.                    2.01        31.95
MBB     MSB Bancorp Inc.                  1.73        53.57
MBBC    Monterey Bay Bancorp Inc.         0.70        19.64
MBLF    MBLA Financial Corp.              1.42        30.08
MBSP    Mitchell Bancorp Inc.             2.41        66.67
MCBN    Mid-Coast Bancorp Inc.            1.39        26.53
MDBK    Medford Bancorp Inc.              1.84        37.66
MECH    MECH Financial Inc.               0.00         0.00
MERI    Meritrust Federal SB              0.88        21.08
METF    Metropolitan Financial Corp.      0.00         0.00
MFBC    MFB Corp.                         1.23        26.89
MFFC    Milton Federal Financial Corp.    3.72       103.45
MFLR    Mayflower Co-operative Bank       3.02        40.76
MFSL    Maryland Federal Bancorp          1.25        28.79
MIFC    Mid-Iowa Financial Corp.          0.67         9.09
MIVI    Mississippi View Holding Co.      1.70        16.84
MONT    Montgomery Financial Corp.        1.73           NA
MRKF    Market Financial Corp.            1.62           NA
MSBF    MSB Financial Inc.                1.75        29.95
MSBK    Mutual Savings Bank FSB           0.00         0.00
MWBI    Midwest Bancshares Inc.           1.44        18.42
MWBX    MetroWest Bank                    1.50        32.08
MWFD    Midwest Federal Financial         1.15        19.53
MYST    Mystic Financial Inc.             0.00           NA
NASB    North American Savings Bank       1.53        14.87
NBN     Northeast Bancorp                 1.17        26.99
NBSI    North Bancshares Inc.             2.29        76.19
NEIB    Northeast Indiana Bancorp         1.56        26.45
NHTB    New Hampshire Thrift Bncshrs      2.96        50.51
NMSB    NewMil Bancorp Inc.               2.37        39.39
NSLB    NS&L Bancorp Inc.                 2.88        73.53
NSSY    NSS Bancorp Inc.                  0.95        12.20
NTBK    Net.B@nk Inc.                     0.00           NA
NTMG    Nutmeg Federal S&LA               1.93         6.85
NWEQ    Northwest Equity Corp.            2.79        37.04
NWSB    Northwest Bancorp Inc. (MHC)      1.02        38.10
NYB     New York Bancorp Inc.             1.50        23.94
OCFC    Ocean Financial Corp.             2.25        24.39
OCN     Ocwen Financial Corp.             0.00         0.00
OFCP    Ottawa Financial Corp.            1.34        27.34
OHSL    OHSL Financial Corp.              2.40        54.32
OSFS    Ohio State Financial Services     0.00           NA
OTFC    Oregon Trail Financial Corp.      1.10           NA
PBCI    Pamrapo Bancorp Inc.              4.21        57.47
PBCT    People's Bank (MHC)               2.00        44.60
PBHC    Pathfinder Bancorp Inc. (MHC)     0.89        26.66
PBKB    People's Bancshares Inc.          2.16        28.57
PCBC    Perry County Financial Corp.      1.68        34.48
PDB     Piedmont Bancorp Inc.             3.72        71.43
PEDE    Great Pee Dee Bancorp             0.00           NA
PEEK    Peekskill Financial Corp.         2.13        53.73
PERM    Permanent Bancorp Inc.            1.54        28.69
PERT    Perpetual Bank (MHC)              2.15       103.85
PFDC    Peoples Bancorp                   1.98        33.34
PFED    Park Bancorp Inc.                 0.00         0.00
PFFB    PFF Bancorp Inc.                  0.00         0.00
PFFC    Peoples Financial Corp.           3.03           NM
PFNC    Progress Financial Corp.          0.70        10.73
PFSB    PennFed Financial Services Inc    0.76        12.39
PFSL    Pocahontas FS&LA (MHC)            2.03        62.50
PHBK    Peoples Heritage Finl Group       1.88        29.34
PHFC    Pittsburgh Home Financial Corp    1.33       240.35

                                         Current       LTM
                                        Dividend    Dividend
                                          Yield   Payout Ratio
Ticker  Short Name                         (%)         (%)
--------------------------------------------------------------
PHSB    Peoples Home Savings Bk (MHC)     1.26           NA
PKPS    Poughkeepsie Financial Corp.      2.26        69.44
PLSK    Pulaski Savings Bank (MHC)        1.64           NA
PMFI    Perpetual Midwest Financial       1.02        29.70
PRBC    Prestige Bancorp Inc.             1.05        13.04
PROV    Provident Financial Holdings      0.00         0.00
PSBK    Progressive Bank Inc.             1.95        30.91
PSFC    Peoples-Sidney Financial Corp.    1.57           NA
PSFI    PS Financial Inc.                 3.40           NA
PTRS    Potters Financial Corp.           1.07        13.68
PULB    Pulaski Bank, Svgs Bank (MHC)     2.24       115.38
PULS    Pulse Bancorp                     3.05        40.50
PVFC    PVF Capital Corp.                 0.00         0.00
PVSA    Parkvale Financial Corp.          1.67        23.17
PWBC    PennFirst Bancorp Inc.            1.88        32.25
PWBK    Pennwood Bancorp Inc.             1.64        38.10
QCBC    Quaker City Bancorp Inc.          0.00         0.00
QCFB    QCF Bancorp Inc.                  0.00         0.00
QCSB    Queens County Bancorp Inc.        2.03        36.52
RARB    Raritan Bancorp Inc.              2.19        30.74
RCBK    Richmond County Financial Corp    0.00           NA
REDF    RedFed Bancorp Inc.               0.00         0.00
RELI    Reliance Bancshares Inc.          0.00         0.00
RELY    Reliance Bancorp Inc.             1.74        32.49
RIVR    River Valley Bancorp              1.01           NA
ROSE    TR Financial Corp.                1.99        28.06
RSLN    Roslyn Bancorp Inc.               1.44           NA
RVSB    Riverview Bancorp Inc.            0.75           NA
SBFL    SB of the Finger Lakes (MHC)      1.29        86.96
SBOS    Boston Bancorp (The)                NA        10.89
SCBS    Southern Community Bancshares     1.67        34.88
SCCB    S. Carolina Community Bancshrs    2.98        88.57
SFED    SFS Bancorp Inc.                  1.39        29.03
SFFC    StateFed Financial Corp.          1.40        27.78
SFIN    Statewide Financial Corp.         1.95        32.28
SFSB    SuburbFed Financial Corp.         0.66        15.38
SFSL    Security First Corp.              1.47        29.28
SGVB    SGV Bancorp Inc.                  0.00         0.00
SHEN    First Shenango Bancorp Inc.       1.39        25.45
SHSB    SHS Bancorp Inc.                  0.00           NA
SIB     Staten Island Bancorp Inc.        0.00           NA
SISB    SIS Bancorp Inc.                  1.71        31.52
SKAN    Skaneateles Bancorp Inc.          1.46        23.61
SKBO    First Carnegie Deposit (MHC)      1.61           NA
SMBC    Southern Missouri Bancorp Inc.    2.25        58.14
SOBI    Sobieski Bancorp Inc.             1.49        45.45
SOPN    First Savings Bancorp Inc.        3.75        67.20
SOSA    Somerset Savings Bank             0.00         0.00
SPBC    St. Paul Bancorp Inc.             1.49        25.71
SRN     Southern Banc Co.                 2.07        83.33
SSB     Scotland Bancorp Inc.             1.98       965.38
SSFC    South Street Financial Corp.      3.08           NM
SSM     Stone Street Bancorp Inc.         2.26       512.08
STFR    St. Francis Capital Corp.         1.28        21.46
STSA    Sterling Financial Corp.          0.00         0.00
SVRN    Sovereign Bancorp Inc.            0.39        10.53
SWBI    Southwest Bancshares              2.54        51.68
SWCB    Sandwich Bancorp Inc.             2.41        51.02
SZB     SouthFirst Bancshares Inc.        2.76        67.57
THR     Three Rivers Financial Corp.      1.91        35.51
THRD    TF Financial Corp.                1.86        32.00
TPNZ    Tappan Zee Financial Inc.         1.51        33.33
TRIC    Tri-County Bancorp Inc.           2.86        43.33
TSBK    Timberland Bancorp Inc.           0.00           NA
TSBS    Peoples Bancorp Inc. (MHC)        0.82        42.68
TSH     Teche Holding Co.                 2.38        41.67
TWIN    Twin City Bancorp                 2.71        59.28
UBMT    United Financial Corp.            3.70        77.24
UCBC    Union Community Bancorp           0.00           NA
UFRM    United Federal Savings Bank       1.32        40.35
USAB    USABancshares, Inc.               0.00         0.00
UTBI    United Tennessee Bankshares       0.00           NA
VABF    Virginia Beach Fed. Financial     1.21        25.33
WAMU    Washington Mutual Inc.            1.70        56.99
WAYN    Wayne Savings Bancshares (MHC)    2.10        74.49

                                         Current       LTM
                                        Dividend    Dividend
                                          Yield   Payout Ratio
Ticker  Short Name                         (%)         (%)
--------------------------------------------------------------
WBST    Webster Financial Corp.           1.25        31.97
WCBI    Westco Bancorp                    2.35        35.43
WCFB    Webster City Federal SB (MHC)     3.90       123.08
WEFC    Wells Financial Corp.             2.54        20.69
WEHO    Westwood Homestead Fin. Corp.     2.44           NM
WES     Westcorp                          2.14        28.57
WFI     Winton Financial Corp.            1.82        27.33
WFSL    Washington Federal Inc.           3.12        41.00
WHGB    WHG Bancshares Corp.              1.73        41.82
WOFC    Western Ohio Financial Corp.      3.87       149.25
WRNB    Warren Bancorp Inc.               2.24        47.54
WSB     Washington Savings Bank, FSB      1.19        19.61
WSBI    Warwick Community Bancorp         0.00           NA
WSFS    WSFS Financial Corp.              0.00         0.00
WSTR    WesterFed Financial Corp.         1.85        35.41
WVFC    WVS Financial Corp.               3.16       255.92
WYNE    Wayne Bancorp Inc.                0.78        13.89
YFCB    Yonkers Financial Corp.           1.47        20.18
YFED    York Financial Corp.              2.08        39.67

                                         Current       LTM
                                        Dividend    Dividend
                                          Yield   Payout Ratio
Ticker  Short Name                         (%)         (%)
--------------------------------------------------------------
        New Jersey
FBER    1st Bergen Bancorp                1.03        19.18
FMCO    FMS Financial Corp.               0.81         9.65
FSLA    First Savings Bank (MHC)          1.06        36.99
FSNJ    Bayonne Bancshares Inc.           1.23           NA
FSPG    First Home Bancorp Inc.           1.33        23.26
IBSF    IBS Financial Corp.               2.24        64.74
LFBI    Little Falls Bancorp Inc.         1.00        19.40
LVSB    Lakeview Financial                0.48         8.94
OCFC    Ocean Financial Corp.             2.25        24.39
PBCI    Pamrapo Bancorp Inc.              4.21        57.47
PFSB    PennFed Financial Services Inc    0.76        12.39
PLSK    Pulaski Savings Bank (MHC)        1.64           NA
PULS    Pulse Bancorp                     3.05        40.50
RARB    Raritan Bancorp Inc.              2.19        30.74
SFIN    Statewide Financial Corp.         1.95        32.28
TSBS    Peoples Bancorp Inc. (MHC)        0.82        42.68
WYNE    Wayne Bancorp Inc.                0.78        13.89

        New Jersey Average                1.58        29.10
        New Jersey Median                 1.23        24.39

                                         Current       LTM
                                        Dividend    Dividend
                                          Yield   Payout Ratio
Ticker  Short Name                         (%)         (%)
--------------------------------------------------------------
        Comparable Group
CNY     Carver Bancorp Inc.               0.00           NM
ESBK    Elmira Savings Bank (The)         2.20        46.89
FIBC    Financial Bancorp Inc.            1.92        25.48
FKFS    First Keystone Financial          1.16         8.40
HRBF    Harbor Federal Bancorp Inc.       1.96        44.44
IFSB    Independence Federal Svgs Bank    6.15        20.18
PBCI    Pamrapo Bancorp Inc.              4.21        57.47
PHFC    Pittsburgh Home Financial Corp    1.33       240.35
SKAN    Skaneateles Bancorp Inc.          1.46        23.61
WYNE    Wayne Bancorp Inc.                0.78        13.89

        Comparable Average                2.12        53.41
        Comparable Median                 1.69        25.48

        All Public Average                1.51        46.94
        All Public Median                 1.50        29.41

        New Jersey Average                1.58        29.10
        New Jersey Median                 1.23        24.39

                                    Exhibit 7
                             MHC Industry Multiples
                        Pricing Data as of March 3, 1998

                                                           --------------------------------------------------------------------
                                                                               Current Price in Relation to
                                        Current  Current   --------------------------------------------------------------------
                                         Stock    Market                      Price/LTM  Price/               Tangible
                                         Price    Value    Earnings  LTM EPS   Core EPS   Core   Book Value  Book Value  Assets
Ticker  Short Name                        ($)     ($M)       (x)       (x)       (x)      (x)       (%)         (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
        MHCs
CMSV    Community Savings Bnkshrs (MHC)  36.25     184.69    29.23    33.56     36.62     39.40    223.49      223.49     26.04
FFFL    Fidelity Bankshares Inc. (MHC)   32.75     222.21    27.29    34.84     40.94     37.22    258.89      260.54     21.24
SKBO    First Carnegie Deposit (MHC)     18.63      42.84    77.60       NA        NA    116.41    173.42      173.42     29.82
FFSX    First Fed SB of Siouxland (MHC)  35.50     100.62    31.70    29.83     30.87     32.87    247.56      249.47     21.92
FSLA    First Savings Bank (MHC)         45.38     363.74    36.59    39.12     37.19     36.59    357.85      391.84     34.66
GDVS    Greater Delaware Valley (MHC)    31.00     101.45    59.62    50.00     50.00     59.62    347.92      347.92     38.95
HARB    Harbor Florida Bancorp (MHC)     71.75     358.36    22.15    25.18     26.09     24.91    354.50      365.33     31.64
HARS    Harris Financial Inc. (MHC)      20.75     701.15    64.84    39.90     56.08     86.46    392.25      439.62     31.85
JXSB    Jacksonville Savings Bk (MHC)    23.00      43.89    57.50    46.00     57.50     95.83    250.82      250.82     26.12
LFED    Leeds Federal Bankshares (MHC)   22.00     114.01    34.38    33.33     33.33     34.38    235.29      235.29     39.13
NWSB    Northwest Bancorp Inc. (MHC)     15.63     731.21    35.51    37.20     37.20     35.51    351.91      396.57     32.52
PBHC    Pathfinder Bancorp Inc. (MHC)    21.00      60.37    65.63    32.31     37.50    105.00    256.10      302.16     30.72
PBCT    People's Bank (MHC)              38.06   2,328.03    23.21    25.21     43.25     43.25    327.85      329.55     28.45
TSBS    Peoples Bancorp Inc. (MHC)       42.75     386.74    62.87    52.13     70.08     62.87    351.56      389.34     60.39
PHSB    Peoples Home Savings Bk (MHC)    19.00      52.44    26.39       NA        NA     27.94    183.22      183.22     24.08
PERT    Perpetual Bank (MHC)             65.00      98.08    39.63    50.00     43.33     39.63    320.35      320.35     33.58
PFSL    Pocahontas FS&LA (MHC)           44.25      72.23    32.54    30.73     31.16     33.52    291.89      291.89     18.55
PULB    Pulaski Bank, Svgs Bank (MHC)    49.13     103.01    55.82    53.98     61.41     61.41    425.69      425.69     57.08
PLSK    Pulaski Savings Bank (MHC)       18.25      38.47    41.48       NA        NA     41.48    177.36      177.36     21.17
SBFL    SB of the Finger Lakes (MHC)     15.50      55.34    64.58    67.39    103.33     77.50    260.07      260.07     24.27
WAYN    Wayne Savings Bancshares (MHC)   29.50      66.59    36.88    35.54     38.31     40.97    275.19      275.19     26.10
WCFB    Webster City Federal SB (MHC)    20.50      43.24    32.03    31.54     31.54     32.03    193.40      193.40     45.46

        MHC Average                                278.38    43.52    40.34     45.70     52.95    280.00      289.88     31.26
        MHC Median                                 101.45    36.74    36.37     39.63     40.30    260.00      275.19     29.82

                                         Current       LTM
                                        Dividend    Dividend
                                          Yield   Payout Ratio
Ticker  Short Name                         (%)         (%)
--------------------------------------------------------------
        MHCs
CMSV    Community Savings Bnkshrs (MHC)   2.48        81.02
FFFL    Fidelity Bankshares Inc. (MHC)    2.75        87.77
SKBO    First Carnegie Deposit (MHC)      1.61           NA
FFSX    First Fed SB of Siouxland (MHC)   1.35        40.34
FSLA    First Savings Bank (MHC)          1.06        36.99
GDVS    Greater Delaware Valley (MHC)     1.16        58.06
HARB    Harbor Florida Bancorp (MHC)      1.95        49.12
HARS    Harris Financial Inc. (MHC)       1.06        38.44
JXSB    Jacksonville Savings Bk (MHC)     1.30        55.02
LFED    Leeds Federal Bankshares (MHC)    2.55        78.80
NWSB    Northwest Bancorp Inc. (MHC)      1.02        38.10
PBHC    Pathfinder Bancorp Inc. (MHC)     0.89        26.66
PBCT    People's Bank (MHC)               2.00        44.60
TSBS    Peoples Bancorp Inc. (MHC)        0.82        42.68
PHSB    Peoples Home Savings Bk (MHC)     1.26           NA
PERT    Perpetual Bank (MHC)              2.15       103.85
PFSL    Pocahontas FS&LA (MHC)            2.03        62.50
PULB    Pulaski Bank, Svgs Bank (MHC)     2.24       115.38
PLSK    Pulaski Savings Bank (MHC)        1.64           NA
SBFL    SB of the Finger Lakes (MHC)      1.29        86.96
WAYN    Wayne Savings Bancshares (MHC)    2.10        74.49
WCFB    Webster City Federal SB (MHC)     3.90       123.08

        MHC Average                       1.78        65.67
        MHC Median                        1.64        60.28

Exhibit 8                                                          No Foundation

                            Axia Federal Savings Bank
                 Pro-Forma Analysis Sheet - Twelve Months Ended
                                December 31, 1997
                                Includes SOP 93-6


                                            Bank     Comparables          State            National
                                           -----   ---------------   ---------------   ---------------
                                                    Mean    Median    Mean    Median    Mean    Median
                                                   ------   ------   ------   ------   ------   ------
                                    Min    11.24
Price-Earnings Ratio P/E            Mid    12.66    18.33    16.56    23.97    18.57    23.93    20.41
------------------------            Max    13.89
                                    Smax   15.15

                                    Min    65.96%
Price-to-Book Ratio P/B             Mid    70.37%  143.75%  150.31%  190.85%  160.59%  176.79%  157.54%
-----------------------             Max    74.07%
                                    Smax   77.58%

                                    Min    65.96%
Price-to-Tangible Book Ratio P/TB   Mid    70.37%  146.71%  152.61%  200.07%  177.36%  184.17%  162.12%
---------------------------------   Max    74.07%
                                    Smax   77.58%

                                    Min    10.50%
Price-to-Assets Ratio P/A           Mid    12.15%   13.12%   11.42%   21.58%   19.49%   20.72%   18.70%
-------------------------           Max    13.75%
                                    Smax   15.53%

Exhibit 8 (continued)                                              No Foundation

Valuation Parameters
--------------------------------------------------------------------------------
Prior Twelve Mos. Earning Base                Y
Period Ended December 31, 1997                                 $  1,553 (1)
--------------------------------------------------------------------------------
Pre-Conversion Book Value                     B
As of December 31, 1997                                        $ 16,541
--------------------------------------------------------------------------------
Pre-Conversion Assets                         A
As of December 31, 1997                                        $217,437
--------------------------------------------------------------------------------
Return on Money                               R                    3.50%(2)
--------------------------------------------------------------------------------
Conversion Expenses                                            $    600
                                              X                    2.03%(3)
--------------------------------------------------------------------------------
Proceeds Not Invested                                          $  3,540 (4)
--------------------------------------------------------------------------------
Estimated ESOP Borrowings                                      $  2,360
ESOP Purchases                                E                    8.00%(5)
Cost of ESOP Borrowings                                        $    236 (5)
Cost of ESOP Borrowings                       S                    0.00%(5)
Amort of ESOP Borrowings                      T                   10 Years
--------------------------------------------------------------------------------
Amort of MRP Amount                           N                    5 Years
Estimated MRP Amount                                           $  1,180 (6)
MRP Purchases                                 M                    4.00%
MRP Expense                                                    $    236
--------------------------------------------------------------------------------
Foundation Amount                                              $     -- (7)
Foundation Amount                             F                 0.00 0.00%
Foundation Opportunity Cost                                    $     --
Tax Benefit                                   Z                $     -- (8)
--------------------------------------------------------------------------------
Tax Rate                                     TAX                  37.00%
--------------------------------------------------------------------------------
Percentage Sold                              PCT                 100.00%
--------------------------------------------------------------------------------
Amount to be issued to Public                                  $ 29,500 (9)
--------------------------------------------------------------------------------
Earnings Multiple (1 if stub period, 0 if full twelve months)        12        0
--------------------------------------------------------------------------------

(1)  Net income for the twelve months ended December 31, 1997.
(2) Net Return assumes a reinvestment rate of 5.55 percent (the 1 year Treasury at December 31, 1997), and a tax rate of 37%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4)  Includes Stock from ESOP and MRP.
(5)  Assumes ESOP is amortized straight line over 10 years.
(6)  Assumes MRP is amortized straight line over 5 years.
(7)  Not applicable.
(8)  Not Applicable.
(9)  The amount to be offered to public.

Exhibit 8 (continued)                                              No Foundation


                              Pro Forma Calculation


Calculation of Estimated Value (V) at Midpoint Value

3. V=                  P/E*Y                          =  $29,500,000
                       -----
   1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2. V=                P/B*(B+Z)                        =  $29,500,000
                     ---------
               1-P/B*PCT*(1-X-E-M-F)

1. V=                  P/A*A                          =  $29,500,000
                       -----
               1-P/A*PCT*(1-X-E-M-F)


                                  Total Shares         Price            Total
Conclusion                           Shares          Per Share          Value
----------                        ------------       ---------          -----
Appraised Value - Midpoint          2,950,000           $10          $29,500,000

Range:
  - Minimum                         2,507,500           $10           25,075,000
  - Maximum                         3,392,500            10           33,925,000
  - Super Maximum                   3,901,375            10           39,013,750


                                              Pre Foundation
                          ------------------------------------------------------
                                              Appraised Value
                          ------------------------------------------------------
Conclusion                  Minimum       Midpoint      Maximum    SuperMaximum*
                          -----------   -----------   -----------  -------------
  Total Shares              2,507,500     2,950,000     3,392,500     3,901,375
  Price per Share         $        10   $        10   $        10   $        10
  Full Conversion Value   $25,075,000   $29,500,000   $33,925,000   $39,013,750
  Exchange Shares                   0             0             0             0
  Exchange Percent               0.00%         0.00%         0.00%         0.00%
  Conversion Shares         2,507,500     2,950,000     3,392,500     3,901,375
  Conversion Percent           100.00%       100.00%       100.00%       100.00%
  Gross Proceeds          $25,075,000   $29,500,000   $33,925,000   $39,013,750
  Exchange Value          $        --   $        --   $        --   $        --
  Exchange Ratio               0.0000        0.0000        0.0000        0.0000
                          ------------------------------------------------------
* SuperMaximum is an overallotment option that is 15% above the maximum amount.

Exhibit 8 (continued)                                              No Foundation

                     Proforma Effect of Conversion Proceeds
                             As of December 31, 1997
                             (Dollars in Thousands)

                                     -------------------------------------------
                                      Minimum    Midpoint   Maximum    SuperMax
-----------------------------------  -------------------------------------------
Conversion Proceeds
-----------------------------------
Total Shares Offered                 2,507,500  2,950,000  3,392,500  3,901,375
Conversion Shares Offered            2,507,500  2,950,000  3,392,500  3,901,375
Price Per Share                      $      10  $      10  $      10  $      10
                                     -------------------------------------------
Gross Proceeds                       $  25,075  $  29,500  $  33,925  $  39,014
Plus: Value issued to Foundation (9)        --         --         --         --
                                     -------------------------------------------
Pro Forma Market Capitalization         25,075     29,500     33,925     39,014
                                     ===========================================
Gross Proceeds                          25,075     29,500     33,925     39,014
Less: Est. Conversion Expenses             600        600        600        600
                                     -------------------------------------------
Net Proceeds                         $  24,475  $  28,900  $  33,325  $  38,414
                                     ===========================================
-----------------------------------
Estimated Income from Proceeds
-----------------------------------
Net Conversion Proceeds              $  24,475  $  28,900  $  33,325  $  38,414
Less: ESOP Adjustment            (3)     2,006      2,360      2,714      3,121
Less: MRP Adjustment             (3)     1,003      1,180      1,357      1,561
                                     -------------------------------------------
Net Proceeds Reinvested              $  21,466  $  25,360  $  29,254  $  33,732
Estimated Incremental Rate of Return      3.50%      3.50%      3.50%      3.50%
                                     -------------------------------------------
Estimated Incremental Return         $     751  $     888  $   1,024  $   1,181
Less: Cost of ESOP               (4)        --         --         --         --
Less: Amortization of ESOP       (7)       126        149        171        197
Less: MRP Adjustment             (7)       126        149        171        197
                                     -------------------------------------------
Pro-forma Net Income                       499        590        682        787
Earnings Before Conversion               1,553      1,553      1,553      1,553
                                     -------------------------------------------
Earnings Excluding Adjustment            2,052      2,143      2,235      2,340
Earnings Adjustment              (6)        --         --         --         --
                                     -------------------------------------------
Earnings After Conversion             $  2,052  $   2,143  $   2,235  $   2,340
                                     -------------------------------------------

Exhibit 8 (continued)                                              No Foundation

                     Proforma Effect of Conversion Proceeds
                             As of December 31, 1997
                             (Dollars in Thousands)

                                     -------------------------------------------
                                      Minimum    Midpoint   Maximum    SuperMax
-----------------------------------  -------------------------------------------
Pro-forma Net Worth
-----------------------------------

Net Worth at December 31, 1997       $  16,541  $  16,541  $  16,541  $  16,541
Net Conversion Proceeds                 24,475     28,900     33,325     38,414
Plus: MHC Adjustment             (7)        --         --         --         --
Plus: After tax Foundation Contribution     --         --         --         --
Less: ESOP Adjustment            (1)    (2,006)    (2,360)    (2,714)    (3,121)
Less: MRP Adjustment             (2)    (1,003)    (1,180)    (1,357)    (1,561)
                                     -------------------------------------------
Pro-forma Net Worth                  $  38,007  $  41,901  $  45,795  $  50,273
---------------------------------
Pro-forma Tangible Net Worth
---------------------------------
Pro-forma Net Worth                  $  38,007  $  41,901  $  45,795  $  50,273
Less: Intangible                 (5)        --         --         --         --
                                     -------------------------------------------
Pro-forma Tangible Net Worth         $  38,007  $  41,901  $  45,795  $  50,273
---------------------------------
Pro-forma Assets
---------------------------------
Total Assets at December 31, 1997    $ 217,437  $ 217,437  $ 217,437  $ 217,437
Net Conversion Proceeds                 24,475     28,900     33,325     38,414
Plus: MHC Adjustment             (7)        --         --         --         --
Plus: Tax Benefit of Foundation             --         --         --         --
Less: ESOP Adjustment            (1)    (2,006)    (2,360)    (2,714)    (3,121)
Less: MRP Adjustment             (2)    (1,003)    (1,180)    (1,357)    (1,561)
                                     -------------------------------------------
Pro-forma Assets Excluding Adjustment  238,903    242,797    246,691    251,169
Plus: Adjustment                 (6)        --         --         --         --
                                     -------------------------------------------
Pro-forma Total Assets               $ 238,903  $ 242,797  $ 246,691  $ 251,169
                                     -------------------------------------------
---------------------------------
Stockholder's Equity Per Share
---------------------------------
Net Worth at December 31, 1997       $    6.60  $    5.61  $    4.88  $    4.24
Estimated Net Proceeds                    9.76       9.80       9.82       9.85
Plus: MHC Adjustment                        --         --         --         --
Plus: Foundation Contribution               --         --         --         --
Less: ESOP Stock                         (0.80)     (0.80)     (0.80)     (0.80)
Less: MRP Stock                          (0.40)     (0.40)     (0.40)     (0.40)
                                     -------------------------------------------
Pro-forma Net Worth Per Share            15.16      14.21      13.50      12.89
Less: Intangible                            --         --         --         --
                                     -------------------------------------------
Pro-forma Tangible Net Worth
  Per Share                          $   15.16  $   14.21  $   13.50  $   12.89
                                     -------------------------------------------

Exhibit 8 (continued)                                              No Foundation

                     Proforma Effect of Conversion Proceeds
                             As of December 31, 1997
                             (Dollars in Thousands)

                                     -------------------------------------------
                                      Minimum    Midpoint   Maximum    SuperMax
-----------------------------------  -------------------------------------------
Net Earnings Per Share
-----------------------------------
Historical Earnings Per Share    (8) $    0.67  $    0.57  $    0.49  $    0.43
Incremental return Per Share     (8)      0.32       0.32       0.33       0.33
ESOP Adjustment Per Share        (8)     (0.05)     (0.05)     (0.05)     (0.05)
MRP Adjustment Per Share         (8)     (0.05)     (0.05)     (0.05)     (0.05)
Normalizing Adjustment Per Share            --         --         --         --
                                     -------------------------------------------
Proforma Earnings Per Share      (8) $    0.89  $    0.79  $    0.72  $    0.66
---------------------------------
Shares Utilized
---------------------------------
Shares Utilized                          2,327      2,738      3,149      3,620
---------------------------------
Pro-forma Ratios
---------------------------------
Price/EPS without Adjustment             11.24      12.66      13.89      15.15
Price/EPS with Adjustment                11.24      12.66      13.89      15.15
Price/Book Value per Share               65.96%     70.37%     74.07%     77.58%
Price/Tangible Book Value                65.96%     70.37%     74.07%     77.58%
Market Value/Assets                      10.50%     12.15%     13.75%     15.53%
                                     -------------------------------------------

(1) ESOP Borrowings are deducted from net worth and assets, and amortized over 10 years.
(2) MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.
(3)  Consists of ESOP and MRP amortization.
(4) The ESOP loan is from the Holding Company and therefore, there are no costs.
(5)  Not applicable.
(6)  Not applicable.
(7) ESOP and MRP are amortized over 10 and 5 years respectively, and tax impacted at 37%.
(8)  All EPS computations are done in accordance with SOP 93-6.
(9)  Not applicable.

Exhibit 8 (continued)                                              No Foundation


---------------------------------
Expense Calculations
---------------------------------
Total Shares Offered                     2,508      2,950      3,393      3,901
Price Per Share                      $      10  $      10  $      10  $      10
                                     -------------------------------------------
Gross Proceeds                       $  25,075  $  29,500  $  33,925  $  39,014
Estimated Insider Purchases                 --         --         --         --
ESOP Purchases                          (2,006)    (2,360)    (2,714)    (3,121)
                                     -------------------------------------------
Proceeds to Base Fee On              $  23,069  $  27,140  $  31,211     35,893
Underwriters Percentage                   0.00%      0.00%      0.00%      0.00%
                                     -------------------------------------------
Underwriters Fee                     $      --  $      --  $      --  $      --
Advisory Fee                                --         --         --         --
                                     -------------------------------------------
Total Underwriters Fee                      --         --         --         --
All Other Expenses                         600        600        600        600
                                     -------------------------------------------
Total Expense                        $     600  $     600  $     600  $     600
---------------------------------
Shares Calculations
---------------------------------
Shares Outstanding                       2,508      2,950      3,393      3,901
Less: New ESOP Adjustment                  201        236        271        312
Less: Old ESOP Adjustment        (1)         0          0          0          0
Plus: New SOP 93-6 ESOP Shares   (2)        20         24         27         31
Plus: Old SOP 93-6 ESOP Shares   (2)         0          0          0          0
                                            --         --         --         --
Shares for all EPS Calculations          2,327      2,738      3,149      3,620


                                                 Post Foundation
                             ---------------------------------------------------
                                                 Appraised Value
                             ---------------------------------------------------
Conclusion                     Minimum      Midpoint     Maximum    SuperMaximum
                             -----------  -----------  -----------  ------------
 Shares Issued and Exchanged   2,507,500    2,950,000    3,392,500    3,901,375
 Price per Share             $        10  $        10  $        10  $        10
 Shares Issued to Foundation          --           --           --           --
 Total Shares                  2,507,500    2,950,000    3,392,500    3,901,375
 Exchange Shares                      --           --           --           --
 Conversion Shares             2,507,500    2,950,000    3,392,500    3,901,375
 Implied Exhange Ratio                --           --           --           --
 Gross Proceeds              $25,075,000  $29,500,000  $33,925,000  $39,013,750
 Exchange Value              $        --  $        --  $        --  $        --
                             ---------------------------------------------------

Exhibit 8 (continued)                                              No Foundation


---------------------------------
MRP Dilution
--------------------------------------------------------------------------------
Shares Outstanding                       2,508      2,950      3,393      3,901
Less: New ESOP Adjustment                  201        236        271        312
Less: Old ESOP Adjustment                    0          0          0          0
Plus: New MRP issued             (1)       100        118        136        156
Plus: New SOP 93-6 ESOP Shares   (2)        20         24         27         31
Plus: Old SOP 93-6 ESOP Shares               0          0          0          0
                                 (2)
Shares for all EPS Calculations          2,427      2,856      3,284      3,776
EPS                                  $    0.86  $    0.76  $    0.69  $    0.63

BV/Share                             $   14.57  $   13.66  $   12.98  $   12.39
Voting Dilution                           4.31%      4.31%      4.31%      4.31%
--------------------------------------------------------------------------------

---------------------------------
Option Dilution
--------------------------------------------------------------------------------
Shares Outstanding                       2,508      2,950      3,393      3,901
Less: New ESOP Adjustment                  201        236        271        312
Less: Old ESOP Adjustment                    0          0          0          0
Plus: Options                    (1)       251        295        339        390
Plus: New SOP 93-6 ESOP Shares   (2)        20         24         27         31
Plus: Old SOP 93-6 ESOP Shares   (2)         0          0          0          0
Shares for all EPS Calculations          2,577      3,033      3,488      4,011
EPS                                  $    0.80  $    0.71  $    0.64  $    0.58

BV/Share                             $   14.69  $   13.82  $   13.18  $   12.62
Voting Dilution                          10.78%     10.77%     10.77%     10.78%
--------------------------------------------------------------------------------

Exhibit 9                                                                    MHC

                            Axia Federal Savings Bank
                 Pro-Forma Analysis Sheet - Twelve Months Ended
                                December 31, 1997
                                Includes SOP 93-6

                                                   Bank      Comparables          State            National
                                                  -----    ---------------   ---------------   ---------------
                                                            Mean    Median    Mean    Median    Mean    Median
                                                           ------   ------   ------   ------   ------   ------
                                    $25,075,000    13.51
Price-Earnings Ratio P/E            $29,500,000    15.63    18.33    16.56    23.97    18.57    23.93    20.41
------------------------            $29,500,000    15.63
                                    $33,925,000    17.54
                                    $39,013,750    19.61

                                    $25,075,000    95.33%
Price-to-Book Ratio P/B             $29,500,000   104.82%  143.75%  150.31%  190.85%  160.59%  176.79%  157.54%
-----------------------             $29,500,000   104.82%
                                    $33,925,000   113.25%
                                    $39,013,750   121.65%

                                    $25,075,000    95.33%
Price-to-Tangible Book Ratio P/TB   $29,500,000   104.82%  146.71%  152.61%  200.07%  177.36%  184.17%  162.12%
---------------------------------   $29,500,000   104.82%
                                    $33,925,000   113.25%
                                    $39,013,750   121.65%

                                    $25,075,000    11.04%
Price-to-Assets Ratio P/A           $29,500,000    12.88%   13.12%   11.42%   21.58%   19.49%   20.72%   18.70%
-------------------------           $29,500,000    12.88%
                                    $33,925,000    14.70%
                                    $39,013,750    16.74%

Exhibit 9 (continued)                                                        MHC

Valuation Parameters
--------------------------------------------------------------------------------
Twelve Months Ended                           Y
Period Ended December 31, 1997                                 $  1,553 (1)
--------------------------------------------------------------------------------
Pre-Conversion Book Value                     B
As of December 31, 1997                                        $ 16,541
--------------------------------------------------------------------------------
Pre-Conversion Assets                         A
As of December 31, 1997                                        $217,437
--------------------------------------------------------------------------------
Return on Money                               R                    3.50%(2)
--------------------------------------------------------------------------------
Conversion Expenses                                            $    600
                                              X                    4.33%(3)
--------------------------------------------------------------------------------
Proceeds Not Invested                                          $  1,664 (4)
--------------------------------------------------------------------------------
Estimated ESOP Borrowings                                      $  1,109
ESOP Purchases                                E                    8.00%(5)
Cost of ESOP Borrowings                                        $    111 (5)
Cost of ESOP Borrowings                       S                    0.00%(5)
Amort of ESOP Borrowings                      T                   10 Years
--------------------------------------------------------------------------------
Amort of MRP Amount                           N                    5 Years
Estimated MRP Amount                                           $    555 (6)
MRP Purchases                                 M                    4.00%
MRP Expense                                                    $    111
--------------------------------------------------------------------------------
Foundation Amount                                              $     --
Foundation Amount                             F                    0.00%
--------------------------------------------------------------------------------
Tax Rate                                     TAX                  37.00%
--------------------------------------------------------------------------------
Percentage Sold                              PCT                  47.00%
--------------------------------------------------------------------------------
Tax Benefit                                   Z                $      0
--------------------------------------------------------------------------------
Earnings Multiple (1 if stub period, 0 if full twelve months)        12        0
--------------------------------------------------------------------------------

(1)  Net income for the twelve months ended December 31, 1997.
(2) Net Return assumes a reinvestment rate of 5.55 percent (the 1 year Treasury at December 31, 1997), and a tax rate of 37%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4)  Includes Stock from ESOP and MRP.
(5)  Assumes ESOP is amortized straight line over 10 years at a cost of 0.00%.
(6)  Assumes MRP is amortized straight line over 5 years.

Exhibit 9 (continued)                                                        MHC


                              Pro Forma Calculation


Calculation of Estimated Value (V) at Midpoint Value

3. V=                  P/E*Y                          =  $13,865,000
                       -----
   1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2. V=                P/B*(B+Z)                        =  $13,865,000
                     ---------
               1-P/B*PCT*(1-X-E-M-F)

1. V=                  P/A*A                          =  $13,865,000
                       -----
               1-P/A*PCT*(1-X-E-M-F)


                                           Total         Price          Total
Conclusion                                Shares       Per Share        Value
----------                               ---------     ---------     -----------
Appraised Value - $25,075,000 at 47%     1,178,525        $10        $11,785,250
Appraised Value - $29,500,000 at 47%     1,386,500        $10        $13,865,000
Appraised Value - $29,500,000 at 47%     1,386,500        $10        $13,865,000
Appraised Value - $33,925,000 at 47%     1,594,475        $10        $15,944,750
Appraised Value - $39,013,750 at 47%     1,833,646        $10        $18,336,463

Exhibit 9 (continued)                                                        MHC

                     Proforma Effect of Conversion Proceeds
                             As of December 31, 1997

                                        $25,075,000  $29,500,000  $29,500,000  $33,925,000  $39,013,750
                                        Independent  Independent  Independent  Independent  Independent
                                         Valuation    Valuation    Valuation    Valuation    Valuation
                                               (Dollars in Thousands, Except Per Share Amounts)
                                        ---------------------------------------------------------------
Minority %                                      47%          47%          47%          47%          47%
                                        ---------------------------------------------------------------
Minority Shares                          1,178,525    1,386,500     1,386,500   1,594,475    1,833,646
-----------------------------------     ---------------------------------------------------------------
Conversion Proceeds                          2,508        2,950         2,950       3,393        3,901
-----------------------------------     ---------------------------------------------------------------
Shares Offered                               1,179        1,387         1,387       1,594        1,834
Price Per Share                            $    10      $    10       $    10     $    10      $    10
                                        ---------------------------------------------------------------
Gross Proceeds                             $11,785      $13,865       $13,865     $15,945      $18,336
Plus: Value issued to Foundation    (9)    $     0      $     0       $     0     $     0      $     0
                                        ---------------------------------------------------------------
Pro Forma Market Capitalization            $11,785      $13,865       $13,865     $15,945      $18,336
                                        ===============================================================
Gross Proceeds                             $11,785      $13,865       $13,865     $15,945      $18,336
Less: Est. Conversion Expenses             $   600      $   600       $   600     $   600      $   600
                                        ---------------------------------------------------------------
Net Proceeds                               $11,185      $13,265       $13,265     $15,345      $17,736
-----------------------------------
Estimated Income from Proceeds
-----------------------------------
Net Conversion Proceeds                    $11,185      $13,265       $13,265     $15,345      $17,736
Less: ESOP Adjustment               (3)    $   943      $ 1,109       $ 1,109     $ 1,276      $ 1,467
Less: MRP Adjustment                (3)    $   471      $   555       $   555     $   638      $   733
                                        ---------------------------------------------------------------
Net Proceeds Reinvested                    $ 9,771      $11,601       $11,601     $13,431      $15,536
Estimated Incremental Rate of Return          3.50%        3.50%         3.50%       3.50%        3.50%
                                        ---------------------------------------------------------------
Estimated Incremental Return               $   342      $   406       $   406     $   470      $   543
Less: Interest Cost of ESOP         (4)    $     0      $     0       $     0     $     0      $     0
Less: Amortization of ESOP          (7)    $    59      $    70       $    70     $    80      $    92
Less: Amortization of MRP           (8)    $    59      $    70       $    70     $    80      $    92
                                        ---------------------------------------------------------------
Pro-forma Net Income                       $   224      $   266       $   266     $   310      $   359
Earnings Before Conversion                 $ 1,553      $ 1,553       $ 1,553     $ 1,553      $ 1,553
                                        ---------------------------------------------------------------
Earnings Excluding Adjustment              $ 1,777      $ 1,819       $ 1,819     $ 1,863      $ 1,912
Earnings Adjustment                 (6)    $     0      $     0       $     0     $     0      $     0
                                        ---------------------------------------------------------------
Earnings After Conversion                  $ 1,777      $ 1,819       $ 1,819     $ 1,863      $ 1,912
                                        ---------------------------------------------------------------

Exhibit 9 (continued)                                                        MHC

                     Proforma Effect of Conversion Proceeds
                             As of December 31, 1997

                                          $25,075,000  $29,500,000  $29,500,000  $33,925,000  $39,013,750
                                          Independent  Independent  Independent  Independent  Independent
                                           Valuation    Valuation    Valuation    Valuation    Valuation
                                                 (Dollars in Thousands, Except Per Share Amounts)
                                          ---------------------------------------------------------------
-----------------------------------
Pro-forma Net Worth
-----------------------------------
Net Worth at December 31, 1997              $ 16,541     $ 16,541     $ 16,541     $ 16,541     $ 16,541
Net Conversion Proceeds                     $ 11,185     $ 13,265     $ 13,265     $ 15,345     $ 17,736
Less: ESOP Adjustment                 (1)       (943)      (1,109)      (1,109)      (1,276)      (1,467)
Less: MRP Adjustment                  (2)       (471)        (555)        (555)        (638)        (733)
                                          ---------------------------------------------------------------
Pro-forma Net Worth                         $ 26,312     $ 28,142     $ 28,142     $ 29,972     $ 32,077
-----------------------------------
Pro-forma Tangible Net Worth
-----------------------------------
Pro-forma Net Worth                         $ 26,312     $ 28,142     $ 28,142     $ 29,972     $ 32,077
Less: Intangible                      (5)   $      0     $      0     $      0     $      0     $      0
                                          ---------------------------------------------------------------
Pro-forma Tangible Net Worth                $ 26,312     $ 28,142     $ 28,142     $ 29,972     $ 32,077
-----------------------------------       ---------------------------------------------------------------
Pro-forma Assets
-----------------------------------
Total Assets at December 31, 1997           $217,437     $217,437     $217,437     $217,437     $217,437
Net Conversion Proceeds                     $ 11,185     $ 13,265     $ 13,265     $ 15,345     $ 17,736
Less: ESOP Adjustment                 (1)       (943)      (1,109)      (1,109)      (1,276)      (1,467)
Less: MRP Adjustment                  (2)       (471)        (555)        (555)        (638)        (733)
                                          ---------------------------------------------------------------
Pro-forma Assets Excluding Adjustment        227,208      229,038      229,038      230,868      232,973
Plus: Adjustment                      (6)          0            0            0            0            0
                                          ---------------------------------------------------------------
Pro-forma Total Assets                      $227,208     $229,038     $229,038     $230,868     $232,973
-----------------------------------
Per Share Data
-----------------------------------
Net Worth at December 31, 1997                $ 6.60       $ 5.61       $ 5.61       $ 4.88       $ 4.24
Estimated Net Proceeds                        $ 4.46       $ 4.50       $ 4.50       $ 4.52       $ 4.55
Less: ESOP Stock                              $(0.38)      $(0.38)      $(0.38)      $(0.38)      $(0.38)
Less: MRP Stock                               $(0.19)      $(0.19)      $(0.19)      $(0.19)      $(0.19)
                                              ------       ------       ------       ------       ------
Pro-forma Net Worth Per Share                 $10.49       $ 9.54       $ 9.54       $ 8.83       $ 8.22
Less: Intangible                              $ 0.00       $ 0.00       $ 0.00       $ 0.00       $ 0.00
                                              ------       ------       ------       ------       ------
Pro-forma Tangible Net Worth Per Share        $10.49       $ 9.54       $ 9.54       $ 8.83       $ 8.22
                                          ---------------------------------------------------------------

Exhibit 9 (continued)                                                        MHC

                     Proforma Effect of Conversion Proceeds
                             As of December 31, 1997

                                            $25,075,000  $29,500,000  $29,500,000  $33,925,000  $39,013,750
                                            Independent  Independent  Independent  Independent  Independent
                                             Valuation    Valuation    Valuation    Valuation    Valuation
                                                   (Dollars in Thousands, Except Per Share Amounts)
                                            ---------------------------------------------------------------
Historical Earnings Per Share           (8)    $ 0.64       $ 0.54       $ 0.54       $ 0.47       $ 0.41
Incremental return Per Share            (8)    $ 0.14       $ 0.14       $ 0.14       $ 0.14       $ 0.14
ESOP Adjustment Per Share               (8)    $(0.02)      $(0.02)      $(0.02)      $(0.02)      $(0.02)
MRP Adjustment Per Share                (8)    $(0.02)      $(0.02)      $(0.02)      $(0.02)      $(0.02)
Normalizing Adjustment Per Share               $ 0.00       $ 0.00       $ 0.00       $ 0.00       $ 0.00
                                               ------       ------       ------       ------       ------
Proforma Earnings Per Share             (8)    $ 0.74       $ 0.64       $ 0.64       $ 0.57       $ 0.51

Shares Utilized for EPS                 (8)     2,423        2,850        2,850        3,278        3,769
Shares Utilized for Stockholders Equity (9)     2,508        2,950        2,950        3,393        3,901
---------------------------------------
Pro-forma Ratios
---------------------------------------
Price/EPS without Adjustment                    13.51        15.63        15.63        17.54        19.61
Price/EPS with Adjustment                       13.51        15.63        15.63        17.54        19.61
Price/Book Value per Share                      95.33%      104.82%      104.82%      113.25%      121.65%
Price/Tangible Book Value                       95.33%      104.82%      104.82%      113.25%      121.65%
Market Value/Assets                             11.04%       12.88%       12.88%       14.70%       16.74%
                                            ---------------------------------------------------------------

(1) ESOP Borrowings are deducted from net worth and assets, and amortized over 10 years.
(2) MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.
(3)  Consists of ESOP and MRP amortization.
(4) The ESOP loan is from the Holding Company and therefore, there are no costs.
(5)  Not applicable.
(6)  Not applicable.
(7) ESOP and MRP are amortized over 10 and 5 years respectively, and tax impacted at 37%.
(8)  All EPS computations are done in accordance with SOP 93-6.
(9) All other per share computations assume the MRP plan is issued, not bought in the open market.

Exhibit 9 (continued)                                                        MHC


Shares Offered                    1,179     1,387     1,387     1,594     1,834
Price Per Share                      10        10        10        10        10
                                 ----------------------------------------------
Gross Proceeds                   11,790    13,870    13,870    15,940    18,340
Estimated Insider Purchases           0         0         0         0         0
ESOP Purchases                     -943    -1,109    -1,109    -1,276    -1,467
                                 ----------------------------------------------
Proceeds to Base Fee On          10,847    12,761    12,761    14,664    16,873
Underwriters Percentage            0.00%     0.00%     0.00%     0.00%     0.00%
                                 ----------------------------------------------
Underwriters Fee                      0         0         0         0         0
Advisory Fee                          0         0         0         0         0
                                 ----------------------------------------------
Total Underwriters Fee                0         0         0         0         0
All Other Expenses                  600       600       600       600       600
                                 ----------------------------------------------
Total Expense                       600       600       600       600       600

Full Shares                       2,508     2,950     2,950     3,393     3,901
Shares Outstanding                1,179     1,387     1,387     1,594     1,834
Less: ESOP Adjustment                94       111       111       128       147
Plus: SOP 93-6 ESOP Shares            9        11        11        13        15
                                 ----------------------------------------------
Shares for all EPS Calculations   2,423     2,850     2,850     3,278     3,769


                                                        Post Foundation
                              ---------------------------------------------------------------
                                                        Appraised Value
                              ---------------------------------------------------------------
                              $25,075,000  $29,500,000  $29,500,000  $33,925,000  $39,013,750
                              ---------------------------------------------------------------
Conclusion                        47%          47%          47%          47%          47%
                              ---------------------------------------------------------------
 Shares Issued and Exchanged      25,075       29,500       29,500       33,925       39,014
 Price per Share                $     10     $     10     $     10     $     10     $     10
 Shares Issued to Foundation          --           --           --           --           --
 Total Shares                     25,075       29,500       29,500       33,925       39,014
 Exchange Shares           1          --           --           --           --           --
 Conversion Shares                25,075       29,500       29,500       33,925       39,014
 Implied Exhange Ratio                --           --           --           --           --
 Gross Proceeds                 $250,750     $295,000     $295,000     $339,250     $390,138
 Exchange Value                 $      0     $      0     $      0     $      0     $      0
                              ---------------------------------------------------------------

Exhibit 9 (continued)                                                        MHC


---------------------------------
MRP Dilution
--------------------------------------------------------------------------------
Shares Outstanding                    2,508    2,950    2,950    3,393    3,901
Less: New ESOP Adjustment                94      111      111      128      147
Plus: New MRP issued             (1)     47       56       56       64       73
Plus: New SOP 93-6 ESOP Shares   (2)      9       11       11       13       15

Shares for all EPS Calculations       2,470    2,906    2,906    3,342    3,842
EPS                                  $ 0.72   $ 0.63   $ 0.63   $ 0.56   $ 0.50

BV/Share                             $10.30   $ 9.36   $ 9.36   $ 8.67   $ 8.07
Voting Dilution                        1.94%    1.96%    1.96%    1.95%    1.94%
--------------------------------------------------------------------------------

---------------------------------
Option Dilution
--------------------------------------------------------------------------------
Shares Outstanding                    2,508    2,950    2,950    3,393    3,901
Less: New ESOP Adjustment                94      111      111      128      147
Plus: Options                    (1)    118      139      139      159      183
Plus: New SOP 93-6 ESOP Shares   (2)      9       11       11       13       15

Shares for all EPS Calculations       2,541    2,989    2,989    3,437    3,952
EPS                                  $ 0.70   $ 0.61   $ 0.61   $ 0.54   $ 0.48

BV/Share                             $10.02   $ 0.59   $ 0.59   $ 0.52   $ 0.47
Voting Dilution                        4.87%    4.88%    4.88%    4.85%    4.86%
--------------------------------------------------------------------------------

                                   Exhibit 10


                                 [LOGO OMITTED]
------------------------
     About the Firm
------------------------

FinPro, Inc. was established in 1988 as a full service management consulting firm specializing in providing advisory services to the Financial Institutions Industry. FinPro provides management advisory services for Banks, Thrifts, Finance Companies and NonBank Banks. Additionally, FinPro has performed work for the Federal Bankruptcy Court, Federal Deposit Insurance Corporation, Office of Thrift Supervision and the Resolution Trust Corporation. FinPro is recognized as an expert in banking and in loan analysis by the Federal Bankruptcy Court.

FinPro is independently owned, not associated or affiliated with any transaction oriented firm. This provides FinPro with an unbiased platform from which to make analytical recommendations. FinPro believes that a client deserves to be told all of the alternatives, along with their associated benefits and downsides and that a decision should be made on its merits. This uniquely positions FinPro as an objective third party willing to suggest the unpopular strategies, unlike its competitors who rely on a transaction to get paid.

FinPro is headquartered in Liberty Corner, New Jersey and has a branch office in Buffalo, New York. FinPro focuses geographically on the Mid-Atlantic region, but has performed work in all other regions across the nation.

FinPro principals are frequent speakers and presenters at financial institution trade association functions. In addition, FinPro designed the Statistical Report Analysis currently produced quarterly by the New Jersey Savings League for its members. FinPro also hosts a tri-annual President's Breakfast for Presidents of New Jersey Community Banks.

FinPro maintains a library of databases encompassing bank and thrift capital markets data, census data, branch deposit data, national peer data, market research data along with many other related topics. As such, FinPro can provide quick, current and precise analytical assessments based on timely data. In addition, FinPro's geographic mapping capabilities give it a unique capability to thematically illustrate multiple issues and to provide targeted marketing opportunities to its clients.

FinPro, Inc.
About the Firm                                                           Page: 2
--------------------------------------------------------------------------------

FinPro has also designed and built PC-based software programs to utilize as tools in its work. Examples include:

     o A proprietary software program (LaRS (R)) to perform loan review analytics.

     o    A duration based asset/liability model.

     o A five year strategic planning, three year business planning, and one year budgetary model that completely simulates an entire institution.

     o    A branch and product profitability model.

     o    A market performance grid and branch improvement grid model.

Using systems such as these, FinPro provides state-of-the-art end products in all of its product and service areas.

FinPro, Inc.
About the Firm                                                           Page: 3
--------------------------------------------------------------------------------

--------------------------------
     Key Player Biographies
--------------------------------

Donald J. Musso - Managing Director and President

     Donald founded FinPro, Inc. in 1987 as a consulting and investment banking firm located in New Jersey that specializes in providing advisory services to the financial institutions industry. Mr. Musso has a broad background in capital markets, bank valuations, enhancing franchise value, corporate finance, mergers and acquisitions, asset/liability management, strategic planning, market feasibility and differentiation, branch acquisition, sales, consolidation and profitability, financial modeling and analysis, balance sheet restructuring, product and segment profitability, business development and project management. Besides his consulting experience, he has solid industry experience, having worked for two $10 billion plus east coast financial institutions.

     Mr. Musso has provided expert testimony on financial institutions matters for the Federal Bankruptcy Court, the Office of Thrift Supervision and the United States Attorney's Office.

     He is a frequent speaker on Financial Institution related topics and has assisted trade groups in various activities.

     Prior to establishing FinPro, Donald had direct industry experience having managed the Corporate Planning and Mergers and Acquisitions departments for Meritor Financial Group, a $20 billion institution in Philadelphia. Before that, he had responsibility for the banking, thrift and real estate consulting practice in the State of New Jersey for Deloitte Haskins & Sells.

     Donald has a B.S. in Finance from Villanova University and a M.B.A. in Finance from Fairleigh Dickenson University.

FinPro, Inc.
About the Firm                                                           Page: 4
--------------------------------------------------------------------------------

Steven P. Musso - Managing Director

     Steve joined FinPro in 1989 and is one of the founding members of the firm. He has extensive experience in performing a wide array of market feasibility studies, branch profitability analysis, CRA analysis, loan reviews and work-outs and strategic planning engagements.

     Steve manages the FinPro office in Western New York. Additionally, he is responsible for managing many strategic planning, loan reviews, market feasibility and CRA engagements.

     Steve  is  responsible   for  the   development  of  FinPro's  CRA,  market
     feasibility and Loan Review products.

     Steve is currently a licensed real estate agent in New Jersey. Prior to joining FinPro he practiced real estate in Philadelphia, Pennsylvania.

     Mr. Musso has a B.S. in Finance from Syracuse University.

FinPro, Inc.
About the Firm                                                           Page: 5
--------------------------------------------------------------------------------

Kenneth G. Emerson, CPA - Director

     Ken joined FinPro in October 1996 and has concentrated on bank valuations, strategic plans, and branch profitability. His twelve years of experience at banks and brokerage firms, with respect to accounting, reporting, and information systems serve him well in this capacity. Ken's prior employers include Summit Bancorp, Valley Savings Bank, Howard Savings Bank, Carteret Mortgage Company, CIT Data Corp., and Mahler & Emerson Inc. While at those institutions his responsibilities included asset/liability, cash, back office, operations, objective, and LAN management, in addition to regulatory reporting (FRB, FDIC, OTS, State of New Jersey Department of Banking, and NASD), SEC reporting, shareholder reporting, budgeting, acquisitions, sales, conversions, interfaces, and FASB implementation.

     Mr. Emerson has a B.A. in Accounting from Franklin & Marshall College.

FinPro, Inc.
About the Firm                                                           Page: 6
--------------------------------------------------------------------------------

Dennis E. Gibney - Senior Financial Analyst

     Dennis has been concentrating on the firm's asset/liability products. Market feasibility, competitive analysis, branch profitability and branch sales/acquisitions are other areas of specialization.

     Dennis joined the firm in June of 1996. He received a B.S. from Babson College with a triple-major in Finance, Investments and Economics. Prior to joining the firm, Dennis received broad based experience in the securities industry.

     Dennis worked for Merrill Lynch & Co. supporting their Mortgage-Backed trading desk in New York as an Allocations Specialist and for Sandler O'Neill & Partners, where he provided sales and trade support.

                                                    Income Reconciliation to TFR
--------------------------------------------------------------------------------
                                   Exhibit 11
--------------------------------------------------------------------------------

Axia Federal Savings Bank
OTS Docket # : 01773
TFR Schedule SO and Audited Income Statement Reconciliation
For the Twelve Months Ended December 31, 1997
(Dollars in thousands)
                                                                       Financial
                                                                       Statement
Description                      TFR       Description                   Income
-----------                      ---       -----------                   ------
    3/31/97 SO Net Income      $  380      Twelve Months Ended 12/31/97  $1,553
    6/30/97 SO Net Income         421
    9/30/97 SO Net Income         477
   12/31/97 SO Net Income         275
                               ------                                    ------
Twelve Months Ended 12/31/97   $1,553      Twelve Months Ended 12/31/97  $1,553



Rounding difference                --
--------------------------------------------------------------------------------

March 16, 1998


Board of Directors
Axia Federal Savings Bank
1410 St. Georges Avenue
Avenel, New Jersey 07001


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Application for approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on "Form MHC-2" filed by Axia Bancorp, Inc., and any amendments thereto, and the Conversion Valuation Appraisal Report ("Report") regarding the valuation of the Association provided by FinPro, and our opinion regarding subscription rights filed as an exhibit to the MHC-2. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and Opinion in the Offering Circular included in the Form MHC-2, and any amendments thereto.


                                     Very Truly Yours,



                                     Donald J. Musso

Liberty Corner, New Jersey
March 16, 1998

March 16, 1998


Board of Directors
Axia Federal Savings Bank
1410 St. Georges Avenue
Avenel, New Jersey 07001


Dear Board Members:

All capitalized terms not otherwise defined in this letter have the meanings given such terms in the Plan of Mutual Holding Company Reorganization and Stock Issuance (the "Plan") adopted by the Board of Directors of Axia Federal Savings Bank (the "Bank"), whereby the Bank will reorganize into the Mutual Holding Company form of organization by converting from a federally chartered mutual savings association to a federally chartered stock savings bank and issuing in excess of 50% of the Bank's outstanding capital stock to Axia Bancorp, Inc. (the "Company") so long as the Company remains in the mutual form.

We understand that in accordance with the Plan, Subscription Rights to purchase shares of the Conversion Stock are to be issued to (i) Eligible Account Holders;
(ii) the ESOP; (iii) Supplemental Eligible Account Holders; and (iv) Other Members, collectively referred to as the "Recipients". Based solely on our observation that the Subscription Rights will be available to such Recipients without cost, will be legally non-transferable and of short duration, and will afford the Recipients the right only to purchase shares of Conversion Stock at the same price as will be paid by members of the general public in the Selected Community Offering, but without undertaking any independent investigation of state or federal law or the position of the Internal Revenue Service with respect to this issue, we are of the belief that:

     (1)  the Subscription Rights will have no ascertainable market value; and

     (2) the price at which the Subscription Rights are excercisable will not be more or less than the pro forma market value of the shares upon issuance.

Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Company's value alone. Accordingly, no assurance can be given that persons who subscribe to shares of Conversion Stock in the conversion will thereafter be able to buy or sell such shares at the same price paid in the Subscription Offering.

                                     Very Truly Yours,
                                     FinPro, Inc.




                                     Donald J. Musso
                                     President

November 21, 1997

Mr. John R. Bowen
Chairman of the Board/President and CEO
Axia Federal Savings Bank
1410 St. Georges Avenue
Avenel, NJ 07001

Dear Mr. Bowen:

FinPro,  Inc.  ("FinPro")  is pleased to submit  this  proposal  to assist  Axia
Federal Savings Bank ("the Bank") and a mutual holding company formed to hold the majority of the stock of the Bank (the "Company") in compiling a business plan and in performing an appraisal on the Bank and the Company in connection with its conversion to the mutual holding company form of organization and concurrent minority stock offering (the "conversion"). It is FinPro's understanding that the Bank intends to use December 31, 1997 financials for this purpose. FinPro has performed similar plans and appraisals for:

Standard Conversions                        Mutual Holding Companies
--------------------                        ------------------------
Little Falls Savings Bank                   Pulaski Savings Bank
South Bergen Savings Bank                   First Carnegie Deposit
Wayne Savings Bank                          Roebling Savings Bank
Rosyln Savings Bank
Dollar Savings Bank                         Step Two Conversions
Landmark Community Bank                     --------------------
First Security Federal Savings Bank         Westwood Savings Bank
Ninth Ward Savings Bank (in process)        First Savings of New Jersey
Elgin Financial Center (in process)         Peoples Bancorp, Inc. (in process)
The Warwick Savings Bank (in process)       First Savings Bank, MHC (in process)
Quitman Federal Savings Bank (in process)
Stanton Federal Savings (in process)

The Little Falls appraisal was unique in that it was the first appraisal done with a concurrent acquisition included in the pro-forma analysis. The Westwood Savings appraisal was unique in that it was the first New Jersey State Chartered thrift to undertake a second step conversion and to involve the Federal Reserve in the appraisal process. The Roslyn Savings Bank appraisal included a foundation. The Pulaski, Carnegie and Roebling appraisals were for the formulation of MHC's.

FinPro would welcome the opportunity to meet with you to show you our work product. We urge you to compare it with any others offered.

Axia Federal Savings Bank
November 21, 1997                                                        Page: 2
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Section 1: Services to be Rendered

As part of the Strategic Plan compilation, the following major tasks will be included:

     o    assist the Bank in the potential acquisition of a Summit branch(s);

     o compile a historical trend analysis utilizing the past five year ends of Regulatory Reports;

     o    perform detailed peer analysis;

     o    assess competitive situation;

     o    analyze the Bank markets and customers from a demographic standpoint;

     o conduct branch market tour and identify competitive positioning, branching opportunities and market threats;

     o    assess the regulatory, social, political and economic environment;

     o    document the internal situation assessment;

     o    analyze the current ALM position;

     o    analyze the CRA position;

     o    identify and document strengths and weaknesses;

     o    document the Bank's mission statement;

     o    document the objectives and goals;

     o    document strategies;

     o    compile five year projections of performance;

     o    prepare assessment of strategic alternatives;

     o conduct one or two planning retreats with the Board and Management to review strategies;

     o map the Bank's general ledger to FinPro's planning model and to the Regulatory Reports;

     o    assess  the  Bank  from  a  capital  markets   perspective   including
          comparison   to   national,   regional,   state   and   similar   size
          organizations;

     o prepare a written business plan in form and substance satisfactory to all applicable regulatory authorities for purposes of submission and dissemination in connection with the application for conversion and related proxy, offering circular and other documents concerning the mutual-to-stock conversion of the Bank;

     o prepare and deliver an opinion, in form and substance acceptable to legal and tax counsel of the Bank, to the effect that the subscription rights granted to eligible account holders, the applicable stock benefit plans and others in connection with the conversion of the Bank from a mutual-to-stock form, have no value.

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                                - Confidential -
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Axia Federal Savings Bank
November 21, 1997                                                        Page: 3
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Appraisal

As part of the conversion appraisal services, the following major tasks will be included:

     o conduct financial due diligence, including on-site interviews of senior management and reviews of financial and other records;

     o    gather   an   understanding   of  the   banks   financial   condition,
          profitability, risk characteristics, operations and external factors that might influence or impact the bank;

     o prepare a written detailed valuation report of the Bank and the Company that is consistent with applicable regulatory guidelines and standard valuation practices.

The valuation report will:

     o include an in-depth analysis of the operating results and financial condition of the Bank;

     o    assess the interest rate risk, credit risk and liquidity risk;

     o describe the business strategies of the Bank and the Company, the market area, competition and potential for the future;

     o    include  a  detailed   peer  analysis  of  publicly   traded   savings
          institutions for use in determining appropriate valuation adjustments based upon multiple factors;

     o include a midpoint proforma valuation along with a range of value around the midpoint value;

     o comply, in form and substance to all applicable requirements of regulatory authorities for purposes of its use to establish the estimated pro-forma market value of the common stock of the Company following the conversion.

The valuation report may be periodically updated throughout the conversion process and will be updated at the time of the closing of the stock offering.

FinPro will perform such other services as are necessary or required in connection with the regulatory review of the appraisal and will respond to the regulatory comments, if any, regarding the valuation appraisal and any subsequent updates.

Section 2: Information Requirements of the Bank

To accomplish the tasks set forth in Section 1 of this proposal, the following information and work effort is expected of the Bank:

     o provide FinPro with all financial and other information, whether or not publicly available, necessary to familiarize FinPro with the business and operations of the Bank;

     o allow FinPro the opportunity, from time to time, to discuss the operation of the Bank business with bank personnel;

     o promptly advise FinPro of any material or contemplated material transactions which may have an effect on the day-to-day operations of the Bank;

     o    provide  FinPro  with  all  support  schedules   required  to  compile
          Regulatory, Board and Management reports;

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                                - Confidential -

Axia Federal Savings Bank
November 21, 1997                                                        Page: 4
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     o    provide  FinPro  with  offering  circular,  prospectus  and all  other materials relevant to the appraisal function for the conversion;

     o    have system download capability;

     o promptly review all work products of FinPro and provide necessary sign-offs on each work product so that FinPro can move on to the next phase;

     o provide FinPro with office space to perform its daily tasks. The office space requirements consists of a table with at least two chairs along with access to electrical outlets for FinPro's computers;

Section 3: Project Deliverables

The following is a list of deliverables that will result from FinPro's effort:

     1.   Mapping of data from general ledger to plan model

     2.   Institution Valuation

     3.   Strategic Business Plan document

Section 4: Term of the Agreement and Staffing

It is anticipated that it will take approximately four weeks of elapsed time to complete the tasks outlined in this proposal. During this time, FinPro will be on-site at the Bank's facilities on a regular basis, during normal business hours.

FinPro will assign Donald J. Musso and Kenneth Emerson to this engagement. Although some back office analytics may be performed by other FinPro staff, Donald Musso will be the firms point man on this engagement and will be active in all aspects of this engagement.

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                                - Confidential -

Axia Federal Savings Bank
November 21, 1997                                                        Page: 5
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Section 5: Fees and Expenses

Based on FinPro's understanding of the Bank's situation, FinPro's fees for providing the services outlined in this proposal will be:

     $11,000 for the business plan component.

     $13,500 for the appraisal.

Any work done in compiling tables and schedules will be billed on an hourly per diem basis.

This fee is payable according to the following schedule:

     o    prior to starting, a retainer of $5,000; plus

     o upon the submission of the business plan to the regulators, a non-refundable fee of $6,000; plus

     o upon submission of the appraisal to the regulators, a non-refundable fee of $7,000; plus

     o upon completion of the offering, a non-refundable fee equal to the remainder, unless only the plan is selected in which case the remainder would be due upon regulatory approval of the business plan.

In addition to any fees that may be payable to FinPro hereunder, the Bank hereby agrees to reimburse FinPro for all of FinPro's travel and other out-of-pocket expenses incurred in connection with FinPro's engagement up to a limit of $1,500, excluding color copies which will be billed on an actual $.89 per page basis. Such out-of-pocket expenses will consist of travel to and from the Bank's facilities from FinPro's offices, normal delivery charges such as Federal Express, and costs associated with the actual Plan document such as black and white copying. The out-of-pocket expenses will not include expenses such as food or lodging as FinPro is local. It is FinPro policy to provide you with an itemized accounting of the out-of-pocket expenditures so that you can control them.

In the event that the Bank shall, for any reason, discontinue the proposed conversion prior to delivery of the completed documents set forth above, the Bank agrees to compensate FinPro according to FinPro's standard billing rates for consulting services based on accumulated time and expenses, not to exceed the respective fee caps noted above. FinPro's standard hourly rates are as follows:

     o    Managing Director Level       $250

     o    Staff Consultant Level        $125

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                                - Confidential -

Axia Federal Savings Bank
November 21, 1997                                                        Page: 6
--------------------------------------------------------------------------------

If during the course of the proposed transaction, unforeseen events occur so as to materially change the nature or the work content of the services described in this contract, the terms of said contract shall be subject to renegotiations by the Bank and FinPro. Such unforeseen events shall include, but not be limited to, major changes in the conversion regulations, appraisal guidelines or processing procedures as they relate to conversion appraisals, major changes in management or procedures, operating policies or philosophies, and excessive delays or suspension of processing of conversion applications by the regulators such that completion of the conversion transaction requires the preparation by FinPro of a new or updated appraisal.

FinPro agrees to execute a suitable confidentiality agreement with the Bank. The Bank acknowledges that all opinions, valuations and advice (written or oral) given by FinPro to the Bank in connection with FinPro's engagement are intended solely for the benefit and use of the Bank (and it's directors, management, and attorneys) in connection with the matters contemplated hereby and the Bank agrees that no such opinion, valuation, or advice shall be used for any other purpose, except with respect to the opinion and valuation which may be used for the proper corporate purposes of the client, or reproduced, or disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to FinPro be made by the Bank (or such persons), without the prior written consent of FinPro, which consent shall not be unreasonably withheld.

Section 6: Representations and Warranties

FinPro, the Bank and the Company agree to the following:

     1.) The Bank agrees to make available or to supply to FinPro the information set forth in Section 2 of this agreement.

     2.) The Bank hereby represents and warrants to FinPro that any information provided to FinPro does not and will not, to the best of the Bank's knowledge, at the times it is provided to FinPro, contain any untrue statement of a material fact or fail to state a material fact necessary to make the statements therein not false or misleading in light of the circumstances under which they were made.

     3.) (a) The Bank agrees that it will indemnify and hold harmless FinPro, its directors, officers, agents and employees of FinPro or its successors who act for or on behalf of FinPro in connection with the services called for under this agreement ( hereinafter referred to as "The Agreement"), from and against any and all losses, claims, damages and liabilities (including, but not limited to, all losses and expenses in connection with claims under the federal securities laws) arising out of or in any way related to the services provided by FinPro under this agreement, except to the extent arising out of or attributable to the negligence or willful misconduct of FinPro, its directors, officers, agents or employees.

               (b) FinPro shall give written notice to the Bank of such claim or facts within thirty days of the assertion of any claim or discovery of material facts upon which FinPro intends to base a claim for indemnification hereunder. In the event the Bank elects, within seven days of the

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                                - Confidential -

Axia Federal Savings Bank
November 21, 1997                                                        Page: 7
--------------------------------------------------------------------------------

          receipt of the original notice thereof, to contest such claim by written notice to FinPro, FinPro will be entitled to be paid any amounts payable by the Bank hereunder, together with interest on such costs from the date incurred at the rate of ten percent (10%) per annum within five days after the final determination of such contest either by written acknowledgment of the Bank or a final judgment of a court of competent jurisdiction. If the Bank does not so elect, FinPro shall be paid promptly and in any event within thirty days after receipt by the bank of the notice of the claim.

               (c) The Bank shall pay for or reimburse the reasonable expenses, including attorneys' fees, incurred by FinPro in connection with the contest of any claim subject to indemnification hereunder in advance of the final determination of any proceeding within thirty days of the receipt of such request if FinPro furnishes the Bank:

               1. a written statement of FinPro's good faith belief that it is entitled to indemnification hereunder; and

               2. a written undertaking by FinPro to repay the advance if its ultimately is determined in a final adjudication of such proceeding that it or he is not entitled to such indemnification.

               (d) In the event that the Bank elects to contest the claim, (I) FinPro will cooperate in Good Faith with the contest, (ii) FinPro will provide the Bank with an irrevocable power-of-attorney permitting the Bank to pursue the claim in the name of FinPro, and (iii) FinPro will be prohibited from settling or compromising the claim without written consent of the Bank.

               (e) In the event the Bank does not pay any indemnified loss or make advance reimbursements of expenses in accordance with the terms of this agreement, FinPro shall have all remedies available at law or in equity to enforce such obligation.

It is understood that, in connection with FinPro's above mentioned engagement, FinPro may also be engaged to act for the Bank in one or more additional capacities, and that the terms of the original engagement may be embodied in one or more separate agreements. The provisions of paragraph 3 herein shall apply to the original engagement, any such additional engagement, any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of FinPro's engagement(s). This agreement constitutes the entire understanding of the Bank and FinPro concerning the subject matter addressed herein, and such contract shall be governed and construed in accordance with the laws of the State of New Jersey. This agreement may not be modified, supplemented or amended except by written agreement executed by both parties.

The Bank and FinPro are not affiliated, and neither the Bank nor FinPro has an economic interest in, or is held in common with, the other and has not derived a significant portion of its gross revenues, receipts or net income for any period from transactions with the other.

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                                - Confidential -

Axia Federal Savings Bank
November 21, 1997                                                        Page: 8
--------------------------------------------------------------------------------

Please confirm that the foregoing is in accordance with your understanding and agreement with FinPro by signing and returning to FinPro the duplicate of the letter enclosed herewith.


Sincerely:
FinPro, Inc.
By:



------------------------------------     ---------------------------------------
Donald J. Musso                          John R. Bowen
Managing Director                        Chairman of the Board/President and CEO



------------------------------------     ---------------------------------------
Date                                     Date





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                                - Confidential -